As filed with the Securities and Exchange Commission on September 24, 2009
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

Enterprise Products Partners L.P.

Enterprise Products Operating LLC
(Exact name of registrant as specified in its charter)

Delaware Texas	1321 1321	76-0568219 26-0430539
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1100 Louisiana St., Suite 1000
Houston, Texas 77002
(713) 381-6500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard H. Bachmann, Esq.
1100 Louisiana St., Suite 1000
Houston, Texas 77002
(713) 381-6500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David C. Buck, Esq. Andrews Kurth LLP 600 Travis Suite 4200 Houston, Texas 77002 (713) 220-4200	Douglas E. McWilliams Vinson & Elkins L.L.P. 1001 Fannin Street Suite 2500 Houston, Texas 77002-6760 (713) 758-2222

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

		Proposed Maximum	Proposed Maximum	Amount of
Title of Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered	Price per Security	Offering Price(1)	Fee
7.625% Senior Notes due 2012	$500,000,000	100%	$500,000,000	$27,900
6.125% Senior Notes due 2013	$200,000,000	100%	$200,000,000	$11,160
5.90% Senior Notes due 2013	$250,000,000	100%	$250,000,000	$13,950
6.65% Senior Notes due 2018	$350,000,000	100%	$350,000,000	$19,530
7.55% Senior Notes due 2038	$400,000,000	100%	$400,000,000	$22,320
Junior Fixed/Floating Subordinated Notes due 2067	$300,000,000	100%	$300,000,000	$16,740
Guarantees of 7.625% Senior Notes due 2012	N/A	N/A	N/A	N/A(2)
Guarantees of 6.125% Senior Notes due 2013	N/A	N/A	N/A	N/A(2)
Guarantees of 5.90% Senior Notes due 2013	N/A	N/A	N/A	N/A(2)
Guarantees of 6.65% Senior Notes due 2018	N/A	N/A	N/A	N/A(2)
Guarantees of 7.55% Senior Notes due 2038	N/A	N/A	N/A	N/A(2)
Guarantees of 7.000% Fixed/Floating Rate Junior Subordinated Notes due 2067	N/A	N/A	N/A	N/A(2)
Total	$2,000,000,000	100%	$2,000,000,000	$111,600

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required with respect to the guarantees of the debt securities being registered.

Each Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Enterprise Products Partners L.P. or Enterprise Products Operating LLC may not distribute or issue the securities being registered pursuant to this registration statement until the registration statement, as filed with the Securities and Exchange Commission (of which this prospectus is a part), is effective. This prospectus is not an offer to sell nor should it be considered a solicitation of an offer to buy the securities described herein in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 24, 2009

PROSPECTUS

Enterprise Products Operating LLC

Unconditionally Guaranteed by
Enterprise Products Partners L.P.

Offers to Exchange
All Outstanding Notes of the Series Specified Below
and Solicitation of Consents to Amend the Related Indentures

Expiration Date: 9:00 a.m., New York City Time, October 26, 2009, unless extended

We are conducting the exchange offers and solicitation of consents set forth in this prospectus and related letter of transmittal and consent in connection with, and subject to the consummation of, the planned acquisition of TEPPCO Partners, L.P. (“TEPPCO”) by Enterprise Products Partners L.P. (“Enterprise”) pursuant to the agreement and plan of merger referred to below. We are offering to exchange all validly tendered and accepted notes that were issued by TEPPCO with notes to be issued by Enterprise Products Operating LLC (“EPO”), the operating subsidiary of Enterprise, and guaranteed by Enterprise, each as described in the table below.

Aggregate	Series of Notes Issued by		Series of Notes to be
Principal	TEPPCO to be Exchanged	CUSIP No. [ISIN] of	Issued by EPO (Collectively,
Amount	(Collectively, the ‘‘TEPPCO Notes”)	TEPPCO Notes	the ‘‘Enterprise Notes”)(1)

$500,000,000	7.625% Senior Notes due February 15, 2012, and the guarantees thereof	872384AA0	7.625% Senior Notes due February 15, 2012

$200,000,000	6.125% Senior Notes due February 1, 2013, and the guarantees thereof	872384AB8	6.125% Senior Notes due February 1, 2013

$250,000,000	5.90% Senior Notes due April 15, 2013, and the guarantees thereof	872384AD4	5.90% Senior Notes due April 15, 2013

$350,000,000	6.65% Senior Notes due April 15, 2018, and the guarantees thereof	872384AE2	6.65% Senior Notes due April 15, 2018

$400,000,000	7.55% Senior Notes due April 15, 2038, and the guarantees thereof	872384AF9	7.55% Senior Notes due April 15, 2038

$300,000,000	7.000% Fixed/Floating Rate Junior Subordinated Notes due June 1, 2067, and the guarantees thereof	872384AC6 [US872384AC61]	7.000% Fixed/Floating Rate Junior Subordinated Notes due June 1, 2067

(1)	The Enterprise Notes will be issued by EPO and will be fully and unconditionally guaranteed on an unsecured basis by its parent entity, Enterprise.

In exchange for each TEPPCO Note that is validly tendered and accepted, holders will receive a new Enterprise Note in a principal amount equal to the exchange price of such tendered TEPPCO Note. The principal amount of each new Enterprise Note will be rounded down, if necessary, to the nearest whole multiple of $1,000, and we will pay cash equal to the remaining portion, if any, of the exchange price of such TEPPCO Note. The exchange price for each TEPPCO Note will be (i) 100% of its principal amount if it is validly tendered (and not validly withdrawn) prior to 5:00 p.m., New York City time, on October 6, 2009 (the “Early Consent Date”), and (ii) 97% of its principal amount if it is properly tendered (and not validly withdrawn) after the Early Consent Date and prior to the expiration date (as defined below) of the exchange offers. Each new Enterprise Note issued in exchange for a TEPPCO Note will have an identical interest rate, interest payment dates, redemption terms and maturity as the corresponding TEPPCO Note for which it is offered in exchange, and will accrue interest from the most recent interest payment date of the tendered TEPPCO Note. The Enterprise Notes will be issued by EPO and be fully and unconditionally guaranteed on an unsecured basis by Enterprise as compared with the TEPPCO Notes, which are guaranteed by certain subsidiaries of TEPPCO. The exchange offers will expire immediately following 9:00 a.m., New York City time, on October 26, 2009, unless extended (the “expiration date”). You may withdraw tendered TEPPCO Notes at any time prior to the expiration date. As of the date of this prospectus, there was $2,000,000,000 principal amount of outstanding TEPPCO Notes.

Concurrently with the exchange offers, we are also soliciting consents from each holder of the TEPPCO Notes, on behalf of TEPPCO and upon the terms and conditions set forth in this prospectus and the related letter of transmittal and consent (“letter of transmittal”), to certain proposed amendments (the “proposed amendments”) to, as applicable:

•	the indenture, dated as of February 20, 2002, as amended, by and among TEPPCO as issuer, TE Products Pipeline Company, LLC (f/k/a TE Products Pipeline Company, Limited Partnership), TCTM, L.P., TEPPCO Midstream Companies, LLC (f/k/a TEPPCO Midstream Companies, L.P.) and Val Verde Gas Gathering Company, L.P. as subsidiary guarantors, and U.S. Bank National Association (successor in interest to Wachovia Bank, National Association and First Union National Bank) as trustee (the “2002 TEPPCO Indenture”); or

•	the indenture, dated as of May 14, 2007, as amended, by and among TEPPCO as issuer, TE Products Pipeline Company, LLC (f/k/a TE Products Pipeline Company, Limited Partnership), TCTM, L.P., TEPPCO Midstream Companies, LLC (f/k/a TEPPCO Midstream Companies, L.P.) and Val Verde Gas Gathering Company, L.P. as subsidiary guarantors, and The Bank of New York Mellon Trust Company, N.A. (successor in name to The Bank of New York Trust Company, N.A.) as trustee (the “2007 TEPPCO Indenture”).

The 2002 TEPPCO Indenture and the 2007 TEPPCO Indenture are referred to collectively as the “TEPPCO Indentures.”

A holder validly tendering TEPPCO Notes for exchange will, by tendering those notes, be deemed to have validly delivered its consent to the proposed amendments to the applicable TEPPCO Indenture under which those notes were issued, as further described under “The Proposed Amendments.” You may revoke your consent at any time prior to the Early Consent Date, but you may not do so after the Early Consent Date. If the requisite consents of the holders of a majority in aggregate principal amount of each series of TEPPCO Notes issued under the relevant TEPPCO Indenture, as described more fully herein, are received, it is anticipated that TEPPCO, the trustee for the respective TEPPCO Indenture and the other parties to the respective TEPPCO Indenture will enter into supplemental indentures with respect to the affected notes that will, subject to the successful completion of the applicable exchange offer, have the effect of eliminating all of the restrictive covenants contained in the applicable TEPPCO Indenture.

Our obligations to complete the exchange offers and consent solicitations are conditioned upon, among other things, consummation of the merger referred to below and receipt of valid consents sufficient to effect all of the proposed amendments to the TEPPCO Indentures. The merger and related transactions are not conditioned upon the commencement or completion of the exchange offers or consent solicitations.

On June 28, 2009, the board of directors of Enterprise Products GP, LLC (“Enterprise GP”), the general partner of Enterprise, and the board of directors of Texas Eastern Products Pipeline Company, LLC (“TEPPCO GP”), the general partner of TEPPCO, agreed to combine the businesses of Enterprise and TEPPCO by merger (the “merger”) pursuant to an Agreement and Plan of Merger dated as of June 28, 2009, by and among Enterprise, Enterprise GP, Enterprise Sub B LLC, TEPPCO and TEPPCO GP (the “merger agreement”). Immediately prior to and as a condition to the merger, TEPPCO GP will merge with a wholly owned subsidiary of Enterprise (“GP Merger”). As a result of the merger, the outstanding limited partner interests in TEPPCO will be extinguished, TEPPCO will merge with a wholly owned subsidiary of Enterprise, and TEPPCO and its operating subsidiaries will become directly or indirectly owned by Enterprise. TEPPCO and Enterprise are affiliated partnerships controlled by Dan L. Duncan. In the merger, TEPPCO unitholders, except for a privately held affiliate of EPCO, Inc. (“EPCO,” a private company controlled by Mr. Duncan), will receive 1.24 common units of Enterprise for each TEPPCO unit. The privately held affiliate of EPCO will exchange its 11,486,711 TEPPCO units for 14,243,521 Enterprise units, based on the 1.24 exchange ratio, which will consist of 9,723,090 Enterprise common units and 4,520,431 Enterprise Class B units. The Class B units will not be entitled to regular quarterly cash distributions for the first 16 quarters following the closing of the merger and will convert automatically into the same number of Enterprise common units on the date immediately following the payment date of the sixteenth quarterly distribution following the closing of the merger. Enterprise common unitholders will continue to own their existing common units, which will not be affected by the merger.

In order to complete the merger, the merger agreement and the merger must be approved by the affirmative vote of the TEPPCO unitholders holding at least a majority of the outstanding TEPPCO units. In addition, the number of votes actually cast in favor of the proposal by “Unaffiliated TEPPCO Unitholders,” which consist of TEPPCO unitholders other than Mr. Duncan, EPCO, certain other privately held affiliates of Mr. Duncan, TEPPCO GP, Enterprise, Enterprise GP and specified officers and directors of TEPPCO GP, Enterprise GP and the general partners of Enterprise GP Holdings L.P., the 100% owner of TEPPCO GP (“Enterprise GP Holdings”), must exceed the number of votes actually cast against the proposal by the Unaffiliated TEPPCO Unitholders in order for the proposal to be approved. The obligations of Enterprise and TEPPCO to complete the merger are also subject to the satisfaction or waiver of several other conditions to the merger, including receiving approvals from regulatory agencies. If the merger agreement is terminated for any reason, Enterprise intends promptly to terminate the exchange offers and the solicitation of consents.

We plan to issue new Enterprise Notes as soon as practicable after the consummation of the merger and the expiration of the exchange offers (in exchange for TEPPCO Notes that are validly tendered and not withdrawn before the expiration date). The TEPPCO Notes are not, and the Enterprise Notes will not be, listed on any securities exchange.

This investment involves risks. Prior to participating in any of the exchange offers and consenting to the proposed amendments to a TEPPCO Indenture, please see the section entitled “Risk Factors” beginning on page 19 of this prospectus for a discussion of the risks that you should consider in connection with your investment in the Enterprise Notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

None of Enterprise, EPO or their subsidiaries, TEPPCO, the exchange agent, the information agent, the trustee under either of the TEPPCO Indentures, the trustee under the Enterprise indentures or the dealer managers makes any recommendation as to whether holders of TEPPCO Notes should exchange their notes in the exchange offers or deliver consents to the proposed amendments to the TEPPCO Indentures.

The dealer managers for the exchange offers and solicitation agents for consent solicitations are :

Citi	J.P. Morgan

The date of this prospectus is September   , 2009

ABOUT THIS PROSPECTUS

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC or the Commission. You should read this prospectus and any prospectus supplement together with the registration statement, the exhibits thereto and the additional information described under the heading “Where You Can Find More Information.”

i

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain various forward-looking statements and information that are based on the beliefs of Enterprise and TEPPCO and those of their respective general partners, as well as assumptions made by Enterprise and TEPPCO and information currently available to them. When used in this prospectus, words such as “anticipate,” “project,” “expect,” “plan,” “goal,” “forecast,” “intend,” “could,” “believe,” “may,” and similar expressions and statements regarding plans and objectives for future operations, are intended to identify forward-looking statements. They include statements regarding the timing and expected benefits of the business combination transaction involving Enterprise and TEPPCO, and also include statements relating to or regarding:

•	expected commercial and operational synergies over time;

•	cash flow growth and accretion;

•	future distribution increases and growth;

•	internal growth projects;

•	future issuances of debt and equity securities; and

•	other objectives, expectations and intentions and other statements that are not historical facts.

These statements are based on the current expectations and estimates of the management of Enterprise and TEPPCO and their respective general partners; actual results may differ materially due to certain risks and uncertainties. Although Enterprise, TEPPCO and their respective general partners believe that the expectations reflected in such forward-looking statements are reasonable, they cannot give assurances that such expectations will prove to be correct. For instance, although Enterprise and TEPPCO have signed a merger agreement, there is no assurance that they will complete the proposed merger. The merger agreement will terminate if TEPPCO does not receive the necessary approval of its unitholders, and also may be terminated if any conditions to closing are not satisfied, in any of which cases the exchange offers and consent solicitations will also terminate. Other risks and uncertainties that may affect actual results include:

•	Enterprise’s failure to successfully integrate the respective business operations of Enterprise and TEPPCO upon completion of the merger or its failure to successfully integrate any future acquisitions, maintain key personnel and customer relationships and obtain favorable contract renewals;

•	the failure to realize the anticipated cost savings, synergies and other benefits of the proposed merger;

•	the failure of risk management activities;

•	environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves;

•	maintenance of the combined company’s credit rating and ability to receive open credit from its suppliers and trade counterparties;

•	declines in volumes transported on the combined company’s pipelines or barges;

•	reduction in demand for natural gas, various grades of crude oil, refined products, NGLs and petrochemicals and resulting changes in pricing conditions or pipeline throughput requirements;

•	fluctuations in refinery capacity;

•	the availability of, and the combined company’s ability to consummate, acquisition or combination opportunities;

•	Enterprise’s access to capital to fund additional acquisitions and Enterprise’s ability to obtain debt or equity financing on satisfactory terms;

•	unanticipated changes in crude oil market structure and volatility (or lack thereof);

•	the impact of current and future laws, rulings and governmental regulations;

•	the effects of competition;

•	continued creditworthiness of, and performance by, the combined company’s counterparties;

•	interruptions in service and fluctuations in rates of third party pipelines that affect the combined company’s assets;

•	increased costs or lack of availability of insurance;

•	fluctuations in crude oil, natural gas, NGL and related hydrocarbon prices and production due to weather and other natural and economic forces;

•	shortages or cost increases of power supplies, materials or labor;

•	weather interference with business operations or project construction;

•	terrorist attacks aimed at Enterprise’s or TEPPCO’s facilities;

•	general economic, market or business conditions; and

•	other factors and uncertainties discussed in this prospectus and Enterprise’s and TEPPCO’s respective filings with the SEC, including their Annual Reports on Form 10-K for the year ended December 31, 2008 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009.

You should not put undue reliance on any forward-looking statements. When considering forward-looking statements, please review carefully the risk factors described under “Risk Factors” in this prospectus and incorporated by reference into this document.

WHERE YOU CAN FIND MORE INFORMATION

Enterprise and TEPPCO file annual, quarterly and current reports, and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy any document filed with the SEC at its public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information regarding the public reference room. The filings are also available to the public at the SEC’s web site at http://www.sec.gov. In addition, documents filed by Enterprise and TEPPCO can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

The SEC allows Enterprise to incorporate by reference information about Enterprise and TEPPCO into this prospectus, which means that Enterprise can disclose important information to you about Enterprise and TEPPCO by referring you to those documents. The information about Enterprise and TEPPCO incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this prospectus. Any later information filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act by Enterprise or TEPPCO up until the expiration of the exchange offers shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede this information. Therefore, before you tender your TEPPCO Notes, you should always check for reports that Enterprise and TEPPCO may have filed with the SEC after the date of this prospectus.

This prospectus incorporates by reference the documents listed below that Enterprise and TEPPCO have previously filed with the SEC, excluding any information in a Form 8-K furnished pursuant to Items 2.02 or 7.01 (unless otherwise indicated), which is not deemed filed under the Exchange Act.

Enterprise’s Filings (Commission File No. 1-14323)

•	Annual Report on Form 10-K for the year ended December 31, 2008 (retrospectively adjusted by our Current Report on Form 8-K as filed with the SEC on July 8, 2009 for the adoption of SFAS 160 and EITF 07-4);

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009; and

•	Current Reports on Form 8-K filed with the SEC on January 12, 2009, January 16, 2009, January 23, 2009, February 5, 2009, March 12, 2009 (retrospectively adjusted by our Current Report on Form 8-K as filed with the SEC on July 8, 2009 for the adoption of SFAS 160), April 2, 2009, April 21, 2009, May 11, 2009, June 5, 2009, June 10, 2009, June 29, 2009, July 8, 2009, August 10, 2009, September 4, 2009, September 18, 2009, September 21, 2009 and September 23, 2009.

You may request a copy of these filings at no cost by making written or telephone requests for copies to: Enterprise Products Partners L.P., Attention: Investor Relations, 1100 Louisiana, Suite 1000, Houston, Texas 77002; Telephone: (713) 381-6500.

Enterprise also makes available free of charge on its internet web site at http://www.epplp.com its annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and any amendments to those reports, as soon as reasonably practicable after it electronically files such material with, or furnishes it to, the SEC. Information contained on Enterprise’s web site is not part of this prospectus.

TEPPCO’s Filings (Commission File No. 1-10403)

•	Annual Report on Form 10-K for the year ended December 31, 2008;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009; and

•	Current Reports on Form 8-K filed with the SEC on January 16, 2009, January 23, 2009, February 5, 2009, March 5, 2009 (retrospectively adjusted by our Current Report on Form 8-K as filed with the SEC on July 8, 2009 for the adoption of SFAS 160), March 12, 2009, April 21, 2009, April 23, 2009, April 29, 2009, May 12, 2009, June 29, 2009, July 8, 2009, August 10, 2009, September 3, 2009 and September 18, 2009.

You may request a copy of these filings at no cost by making written or telephone requests for copies to: TEPPCO Partners, L.P., Attention: Investor Relations, 1100 Louisiana, Suite 1600, Houston, Texas 77002; Telephone: (713) 381-3636.

TEPPCO also makes available free of charge on its internet web site at http://www.teppco.com its annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and any amendments to those reports, as soon as reasonably practicable after it electronically files such material with, or furnishes it to, the SEC. Information contained on TEPPCO’s web site is not part of this prospectus.

Documents incorporated by reference and made available by Enterprise and TEPPCO exclude any exhibits to those documents unless the exhibit is specifically incorporated by reference into this prospectus.

We have not authorized anyone to give any information or make any representation about the merger, the exchange offers, the consent solicitations, Enterprise or TEPPCO, that is different from, or in addition to, the information contained in this prospectus or in any materials that have been incorporated into this prospectus by reference. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this prospectus is unlawful, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

SUMMARY

This summary highlights some of the information in this prospectus. It may not contain all of the information that is important to you. To understand the exchange offers and consent solicitations fully and for a more complete description of the terms of the merger, you should read carefully this prospectus and the documents we incorporate by reference. Please also read “Where You Can Find More Information.” We have included references to other portions of this prospectus to direct you to a more complete description of the topics presented in this summary. You should also read “Risk Factors” in this prospectus as well as Item 1A “Risk Factors” incorporated by reference into this prospectus from Enterprise and TEPPCO’s respective most recent Annual Reports on Form 10-K and subsequent quarterly reports on Form 10-Q, for more information about important risks that you should consider before making an investment decision in any of the exchange offers and consent solicitations.

The Enterprise Notes are solely the obligations of EPO and, to the extent described in this prospectus, are guaranteed by Enterprise. Accordingly, unless the context otherwise indicates, references to “EPO,” “us,” “we,” “our” and like terms refer to Enterprise Products Operating LLC and do not include any of its subsidiaries or unconsolidated affiliates or Enterprise. Likewise, unless the context otherwise indicates, including with respect to financial and operating information that is presented on a consolidated basis, “Enterprise” and “Parent Guarantor” refer to Enterprise Products Partners L.P. and not its subsidiaries or unconsolidated affiliates.

Unless otherwise indicated, pro forma financial results presented in this prospectus give effect to (i) the completion of the merger with TEPPCO, (ii) the consummation of the exchange offers with respect to all of the TEPPCO Notes and (iii) the planned contribution of TEPPCO and its general partner to EPO promptly following the merger and the exchange offers. Based on the foregoing, there will be no difference in the net debt of Enterprise or EPO whether or not the exchange offers contemplated by this prospectus occur. The pro forma financial statements do not include the issuance of 5,940,594 common units by Enterprise in a private placement to an affiliate of Dan Duncan on September 8, 2009, the assumed issuance of 7,250,000 common units by Enterprise on September 25, 2009 in a public offering, or the net proceeds received by Enterprise in connection with these common unit offerings.

The Companies

EPO and Enterprise.  Enterprise is a North American midstream energy company that provides a wide range of services to producers and consumers of natural gas, NGLs, crude oil and certain petrochemicals. Enterprise is an industry leader in the development of pipeline and other midstream infrastructure in the continental United States and Gulf of Mexico. Enterprise’s midstream asset network links producers of natural gas, NGLs and crude oil from some of the largest supply basins in the United States, Canada and the Gulf of Mexico with domestic consumers and international markets. Enterprise operates an integrated midstream asset network within the United States that includes: natural gas gathering, treating, processing, transportation and storage; NGL fractionation (or separation), transportation, storage, and import and export terminaling; crude oil transportation; offshore production platform services; and petrochemical transportation and services. NGL products (ethane, propane, normal butane, isobutane and natural gasoline) are used as raw materials by the petrochemical industry, as feedstocks by refiners in the production of motor gasoline and as fuel by industrial and residential users.

Enterprise is a publicly traded Delaware limited partnership formed in 1998 and Enterprise’s common units are listed on the New York Stock Exchange, or NYSE, under the ticker symbol “EPD.” Enterprise is owned 98.0% by its limited partners and 2.0% by its general partner, Enterprise GP. Enterprise GP is owned by a publicly traded affiliate, Enterprise GP Holdings, the common units of which are listed on the NYSE under the ticker symbol “EPE.”

EPO is a wholly owned subsidiary of Enterprise. Immediately after giving effect to the proposed mergers, TEPPCO’s general partner and TEPPCO will also be direct and indirect wholly owned subsidiaries of Enterprise. Enterprise currently plans to convey its interests in TEPPCO’s general partner and TEPPCO subsidiaries to EPO following the consummation of the mergers.

Enterprise’s principal executive offices are located at 1100 Louisiana, Suite 1000, Houston, Texas 77002, Enterprise’s telephone number is (713) 381-6500 and Enterprise’s web site is www.epplp.com.

TEPPCO Partners, L.P.  TEPPCO is a publicly traded, diversified energy logistics company with operations that span much of the continental United States. TEPPCO’s limited partner units are listed on the NYSE under the ticker symbol “TPP.” TEPPCO was formed in March 1990 as a Delaware limited partnership.

TEPPCO owns and operates an extensive network of assets that facilitate the movement, marketing, gathering and storage of various commodities and energy-related products. TEPPCO’s pipeline network is comprised of approximately 12,500 miles of pipelines that gather and transport refined petroleum products, crude oil, natural gas, liquefied petroleum gases, referred to as LPGs, and natural gas liquids, referred to as NGLs, including one of the largest common carrier pipelines for refined petroleum products and LPGs in the United States. TEPPCO also owns a marine transportation business that transports petroleum products and provides marine vessel fueling and other ship-assist services. In addition, TEPPCO owns interests in Seaway Crude Pipeline Company, Centennial Pipeline LLC and Jonah Gas Gathering Company, and an undivided ownership interest in the Basin Pipeline.

TEPPCO’s principal executive offices are located at 1100 Louisiana, Suite 1600, Houston, Texas 77002, and its phone number is (713) 381-3636.

Structure of the Merger and the GP Merger

Pursuant to the merger agreement, at the effective time of the merger, TEPPCO will merge with a wholly owned subsidiary of Enterprise, and the outstanding units of TEPPCO will be converted into the right to receive Enterprise units and cash in lieu of fractional units, if applicable. Each TEPPCO unitholder, except for a privately held affiliate of EPCO, will receive 1.24 Enterprise common units for each TEPPCO unit that the unitholder owns at the effective time of the merger. An affiliate of EPCO will exchange its 11,486,711 TEPPCO units for 14,243,521 Enterprise units, based on the 1.24 exchange ratio, which will consist of 9,723,090 Enterprise common units and 4,520,431 Class B units. The Class B units will not be entitled to regular quarterly cash distributions for the first 16 quarters following the closing of the merger. Otherwise, the Class B units will have the same rights as common units. The Class B units will convert automatically into the same number of Enterprise common units on the date immediately following the payment date of the sixteenth quarterly distribution following the closing of the merger.

If the exchange ratio would result in a TEPPCO unitholder being entitled to receive a fraction of an Enterprise common unit, that unitholder will receive cash from Enterprise in lieu of such fractional interest in an amount equal to such fractional interest multiplied by the average of the daily high and low sale price of Enterprise common units for the ten consecutive NYSE trading days ending on the day before the merger closes.

Immediately prior and as a condition to the merger, TEPPCO GP will merge with a wholly owned subsidiary of Enterprise pursuant to the terms of the Agreement and Plan of Merger dated as of June 28, 2009 by and among Enterprise, Enterprise GP, Enterprise Sub A LLC, TEPPCO and TEPPCO GP (the “GP merger agreement”). In connection with the GP merger, Enterprise GP Holdings, the owner of TEPPCO GP and Enterprise GP, will receive 1,331,681 Enterprise common units and an increase in the capital account of Enterprise GP in Enterprise sufficient to maintain its 2% general partner interest therein.

Once the merger is completed and TEPPCO units are exchanged for Enterprise units (and cash in lieu of fractional units), when distributions are declared by Enterprise GP and paid by Enterprise, former TEPPCO unitholders will receive distributions on their Enterprise common units in accordance with Enterprise’s partnership agreement.

TEPPCO’s special meeting of unitholders regarding the merger has been scheduled to take place on October 23, 2009. Subject to unitholder approval and other conditions, including regulatory approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, we expect to consummate the merger and the exchange offers after the special meeting date. The consummation of the exchange offers and consent solicitations are not a condition to the closing of the merger.

Recent Developments

Equity Issuances

On September 8, 2009, Enterprise issued 5,940,594 common units of Enterprise in a private placement to EPCO Holdings, Inc., an affiliate of Dan Duncan, for a purchase price of approximately $150.0 million.

On September 22, 2009, Enterprise priced a public offering of 7,250,000 common units representing limited partner interests at a public offering price of $28.00 per common unit. Enterprise also granted the underwriters a 30-day option to purchase up to 1,087,500 additional common units to cover over-allotments, if any. The common units offering is expected to close on September 25, 2009. Enterprise intends to use the net proceeds, after expenses, of approximately $201 million (including a net capital contribution of approximately $4.0 million from its general partner to maintain a 2% general partner interest), together with proceeds from the earlier private placement to temporarily reduce borrowings outstanding under our multi-year revolving credit facility and for general partnership purposes. We expect to use some of the increased availability under the facility to finance capital expenditures and other growth projects.

Loan Agreement with TEPPCO

On August 5, 2009, EPO entered into a loan agreement with TEPPCO under which EPO agreed to make an unsecured revolving loan to TEPPCO in an aggregate maximum outstanding principal amount not to exceed $100.0 million. Borrowings under the loan agreement mature on the earliest to occur of (i) the consummation of our proposed merger with TEPPCO, (ii) the termination of the related merger agreement in accordance with the provisions thereof, (iii) December 31, 2009, (iv) the date upon which the maturity of the loan is otherwise accelerated upon an event of default, or (v) the date upon which EPO’s commitment to make the loan is terminated by TEPPCO pursuant to the loan agreement. Borrowings under the loan agreement will bear interest at a floating rate equivalent to the one-month LIBOR Rate (as defined in the loan agreement) plus 2%. Interest is payable monthly.

The loan agreement provides that amounts borrowed are non-recourse to TEPPCO GP and TEPPCO’s limited partners. The loan agreement contains customary events of default, including (i) nonpayment of principal when due or nonpayment of interest or other amounts within three business days of when due, (ii) bankruptcy or insolvency with respect to TEPPCO, (iii) a change of control, or (iv) an event of default under TEPPCO’s revolving credit facility. Any amounts due by TEPPCO under the loan agreement will be unconditionally and irrevocably guaranteed by each TEPPCO subsidiary that guarantees TEPPCO’s obligations under its revolving credit facility. EPO’s obligation to fund any borrowings under the loan agreement is subject to specified conditions, including the condition that, on and as of the applicable date of funding, no additional amounts are available to TEPPCO pursuant to TEPPCO’s revolving credit facility (either as borrowings or under any letters of credit).

The execution of the loan agreement was unanimously approved by the ACG Committees of Enterprise GP and TEPPCO GP.

TOPS Settlement

As previously disclosed, in August 2008, a subsidiary of Enterprise, a subsidiary of TEPPCO and a subsidiary of Oiltanking Holding Americas, Inc. (“Oiltanking”) formed the Texas Offshore Port System (“TOPS”) to design, construct, own and operate a Texas offshore crude oil port and pipeline system to facilitate delivery of waterborne crude oil to refining centers along the upper Texas Gulf Coast. The total cost of the project was estimated at $1.8 billion.

In April 2009, the Enterprise and TEPPCO subsidiaries each elected to dissociate from the TOPS partnership. In response, Oiltanking filed an original petition against certain affiliates of Enterprise and TEPPCO in the District Court of Harris County, Texas, 61st Judicial District (Cause No. 2009-31367), asserting, among other things, that the dissociation was wrongful and in breach of the TOPS partnership agreement.

On September 17, 2009, the Enterprise and TEPPCO affiliate parties to the suit entered into a settlement with Oiltanking and TOPS, which resolved all disputes between the parties related to the business and affairs of the TOPS project (including the litigation described above). As a result, each of Enterprise and TEPPCO expects to recognize approximately $33.5 million in expense during the third quarter of 2009 in connection with the settlement.

Questions and Answers about the Exchange Offers and Consent Solicitations

Q:	Why is Enterprise making the exchange offers and consent solicitations?

A:	Enterprise is conducting the exchange offers in order to simplify the capital structure of Enterprise and its consolidated subsidiaries, and to provide TEPPCO noteholders the option to obtain securities with the same guarantees as the notes Enterprise currently has outstanding and those notes that Enterprise may offer in the future. The Enterprise Notes will be guaranteed by Enterprise as compared with the subsidiary guarantees with respect to the TEPPCO Notes. By commencing the exchange offers near the time of the merger, Enterprise intends to help achieve these benefits as soon as practicable after consummation of the merger.

The principal purpose of the consent solicitations and the proposed amendments to the TEPPCO Indentures is to eliminate substantially all of the restrictive covenants in the TEPPCO Indentures. Completion of the exchange offers and consent solicitations should help make the overall long-term debt of Enterprise and its subsidiaries more uniform in character and easier to administer.

Q:	What will I receive if I tender my TEPPCO Notes in the exchange offers and consent solicitations?

A:	Subject to certain conditions described below, for each TEPPCO Note validly tendered (and concurrent consent to the proposed amendments delivered) and not validly withdrawn prior to 9:00 a.m., New York City time, on October 26, 2009, unless extended or earlier terminated (the “expiration date”), and accepted for exchange, you will be eligible to receive an Enterprise Note (as designated in the table below), which will accrue interest at the same annual interest rate, have the same interest payment dates, same redemption terms and same maturity date as the TEPPCO Note for which it was exchanged. The exchange price for the tendered TEPPCO Notes that are not validly withdrawn will be (i) 100% of their aggregate principal amount if such notes are validly tendered prior to 5:00 p.m., New York City time, on October 6, 2009 (the “Early Consent Date”), and (ii) 97% of their aggregate principal amount if such notes are validly tendered after such Early Consent Date and prior to the expiration date of the exchange offers.

Notwithstanding the foregoing, the Enterprise Notes will be issued only in denominations of $1,000 and whole multiples of $1,000. See “Description of the Enterprise Notes — Description of Enterprise Senior Notes — General,” and “Description of Enterprise Notes — Description of Enterprise Subordinated Notes — General.” If EPO would otherwise be required to issue an Enterprise Note in a denomination other than $1,000 or a whole multiple of $1,000, EPO will, in lieu of such issuance:

• issue an Enterprise Note in a principal amount that has been rounded down to the nearest lesser whole multiple of $1,000; and

• pay cash, which we refer to as “cash exchange consideration”, in an amount equal to:

• the difference between (i) the principal amount yielded by such formula and (ii) the principal amount of the Enterprise Note actually issued in accordance with this paragraph; plus

• accrued and unpaid interest on the principal amount representing such difference to the date of the exchange.

The Enterprise Notes will be issued under and governed by the terms of the relevant Enterprise indenture described under “The Exchange Offers and Consent Solicitations.” Except as otherwise set forth above, instead of receiving a payment for accrued interest on TEPPCO Notes that you exchange, the Enterprise Notes you receive in exchange for those TEPPCO Notes will accrue interest from the most recent date to which interest has been paid on those TEPPCO Notes.

As a holder of TEPPCO Notes, you may give your consent to the proposed amendments to the relevant TEPPCO Indenture only by tendering your TEPPCO Notes in the appropriate exchange offer. By tendering your TEPPCO Notes for exchange, you will be deemed to have given a consent to the proposed amendments with respect to the TEPPCO Indenture under which the tendered TEPPCO Notes were issued.

Series of Notes Issued by TEPPCO to be Exchanged	Series of Notes to be Issued by EPO(1)
7.625% Senior Notes due February 15, 2012, and the guarantees thereof (the “TEPPCO 2012 Notes”)	7.625% Senior Notes due February 15, 2012 (the “Enterprise 2012 Notes”)
6.125% Senior Notes due February 1, 2013, and the guarantees thereof (the “TEPPCO 6.125% 2013 Notes”)	6.125% Senior Notes due February 1, 2013 (the “Enterprise 6.125% 2013 Notes”)
5.90% Senior Notes due April 15, 2013, and the guarantees thereof (the “TEPPCO 5.90% 2013 Notes”)	5.90% Senior Notes due April 15, 2013 (the “Enterprise 5.90% 2013 Notes”)
6.65% Senior Notes due April 15, 2018, and the guarantees thereof (the “TEPPCO 2018 Notes”)	6.65% Senior Notes due April 15, 2018 (the “Enterprise 2018 Notes”)
7.55% Senior Notes due April 15, 2038, and the guarantees thereof (the “TEPPCO 2038 Notes” and, together with the TEPPCO 2012 Notes, the TEPPCO 6.125% 2013 Notes, the TEPPCO 5.90% 2013 Notes and the TEPPCO 2018 Notes, the “TEPPCO Senior Notes”)
7.55% Senior Notes due April 15, 2038 (the “Enterprise 2038 Notes” and, together with the Enterprise 2012 Notes, the Enterprise 6.125% 2013 Notes, the Enterprise 5.90% 2013 Notes and the Enterprise 2018 Notes, the “Enterprise Senior Notes”)
7.000% Fixed/Floating Rate Junior Subordinated Notes due June 1, 2067, and the guarantees thereof (the “TEPPCO Subordinated Notes” and, together with the TEPPCO Senior Notes, the “TEPPCO Notes” or singularly, a “TEPPCO Note”)
7.000% Fixed/Floating Rate Junior Subordinated Notes due June 1, 2067 (the “Enterprise Subordinated Notes” and, together with the Enterprise Senior Notes, the “Enterprise Notes” or singularly, an “Enterprise Note”)

(1)	The Enterprise Notes will be issued by EPO and will be fully and unconditionally guaranteed on an unsecured basis by its parent entity, Enterprise.

Q:	What are the consequences of not consenting in the consent solicitations prior to the Early Consent Date?

A:	Holders that fail to tender their TEPPCO Notes (and thereby fail to deliver valid and unrevoked consents) prior to the Early Consent Date but do so prior to the expiration date will receive an exchange price equal to 97% of the aggregate principal amount of such tendered notes, rather than 100% of such amount.

Q:	What are the consequences of not tendering in the exchange offers?

A:	If the proposed amendments to the TEPPCO Indentures have been adopted, the amendments will apply to all TEPPCO Notes governed by such indentures that are not acquired in the exchange offers. Thereafter, all such TEPPCO Notes will be governed by the respective TEPPCO Indenture as amended by the proposed amendments, which will have less restrictive terms and afford reduced protections to the holders of such securities compared to those currently in the TEPPCO Indentures. See “Risk Factors — Risks Related to the Exchange Offers, the Consent Solicitations and the Enterprise Notes — The proposed amendments to the TEPPCO Indentures will afford reduced protection to remaining holders of TEPPCO Notes.”

Q:	How do the TEPPCO Notes differ from the Enterprise Notes to be issued in the exchange offers?

A:	The TEPPCO Notes are the obligations solely of TEPPCO and its subsidiary guarantors and are governed by the relevant TEPPCO Indenture. The Enterprise Notes will initially be the obligations solely of EPO and Enterprise and will be governed by the relevant Enterprise indenture. The TEPPCO Indentures and the Enterprise indentures differ in certain respects, including as follows:

• The provisions of the 2002 TEPPCO Indenture that limit the ability of TEPPCO and its subsidiaries to incur liens or engage in sale and leaseback transactions are different than the corresponding provisions of the Enterprise indentures.

• The 2002 TEPPCO Indenture contains an event of default that is not contained in the Enterprise indenture that triggers default if TEPPCO or any of its subsidiaries defaults in the payment of any principal on any debt outstanding (other than the notes of that series) in an aggregate principal amount in excess of $50 million, or if TEPPCO defaults on its outstanding indebtedness (other than the notes of that series) and the effect of such default is to cause indebtedness to become due prior to its stated maturity

However, if the proposed amendments are adopted, these provisions will be eliminated from, or modified in, the TEPPCO Indentures. The elimination or modification of the restrictive covenants contemplated by the proposed amendments would, among other things, permit TEPPCO and its subsidiaries to take actions that could be adverse to the interests of the holders of the outstanding TEPPCO Notes. See “Description of the Differences Between Enterprise Notes and the TEPPCO Notes,” “The Exchange Offers and Consent Solicitations,” “The Proposed Amendments” and “Description of the Enterprise Notes.”

The Enterprise Notes will be senior unsecured obligations of EPO, fully and unconditionally guaranteed by Enterprise as a parent guarantor, and will rank equally in right of payment with all other existing and future senior indebtedness of EPO (operating subsidiary only). At June 30, 2009, the direct indebtedness of Enterprise that is pari passu with the Enterprise Senior Notes totaled approximately $7.6 billion, and the direct indebtedness of Enterprise that is pari passu with the Enterprise Subordinated Notes totaled approximately $1.2 billion.

The Enterprise Notes offered will also be structurally subordinated to all obligations of our subsidiaries with respect to the assets of such subsidiaries, other than any subsidiaries that may guarantee these notes in the future. As of June 30, 2009, we and our consolidated subsidiaries had approximately $9.4 billion of principal amount of indebtedness and TEPPCO had approximately $2.7 billion of principal amount of indebtedness (including $2.0 billion proposed to be exchanged for the Enterprise Notes and approximately $723 million under a TEPPCO revolving credit facility expected to be repaid at the closing of the merger). See “Risk Factors — Risks Related to the Exchange Offers, the Consent Solicitations and the Enterprise Notes — We may require cash from our subsidiaries to make payments on the notes,” “Risk Factors — Risks Related to the Exchange Offers, the Consent Solicitations and the Enterprise Notes — The Enterprise Notes will be unsecured obligations. As such, the Enterprise Notes will be effectively junior to any secured debt we may have to the extent of the value of the security and to the existing and future debt and other liabilities of our subsidiaries, as well as pari passu with a substantial portion of our other unsecured senior indebtedness,” “Description of the Enterprise Notes — Description of Enterprise Senior Notes — Ranking” and “Description of the Enterprise Notes — Description of Enterprise Subordinated Notes — Subordination; Ranking of the Enterprise Subordinated Notes; Payment Blockage.”

Q:	What consents are required to effect the proposed amendments to the TEPPCO Indentures and consummate the exchange offers?

A:	Each TEPPCO Indenture may be amended so that amendments affect only a particular series of TEPPCO Notes or so that amendments affect all notes issued under such TEPPCO Indenture. In order for the proposed amendments to a TEPPCO Indenture to be adopted with respect to a series of TEPPCO Notes, holders of not less than a majority in aggregate principal amount of the outstanding TEPPCO Notes of each series affected by such proposed amendments must consent to them, and such consents must be received by the expiration date for the exchange offers in order to amend the respective TEPPCO Indenture.

Our obligations to complete the exchange offers are conditioned upon, among other things, (i) receipt of valid consents sufficient to effect the amendments with respect to the TEPPCO Notes and (ii) the consummation of the merger with TEPPCO, although we may, at our option, waive any other condition with respect to the exchange offers. For information about other conditions to our obligations to complete the exchange offers, see “The Exchange Offers and Consent Solicitations — Conditions to the Exchange Offers and Consent Solicitations.”

Q:	Will EPO accept all tenders of TEPPCO Notes?

A:	Subject to the satisfaction or waiver of the conditions to the exchange offers, we will accept for exchange any and all TEPPCO Notes that (i) have been validly tendered in the exchange offers before the expiration date of the exchange offers and (ii) have not been validly withdrawn before the expiration of the exchange offers.

Q:	When will EPO issue new Enterprise Notes and pay cash exchange consideration (as applicable)?

A:	Assuming the conditions to the exchange offers are satisfied or waived, EPO will issue new Enterprise Notes in book-entry form and pay cash exchange consideration (as applicable) as soon as practicable after the expiration date of the exchange offers and consummation of the merger (in exchange for TEPPCO Notes that are validly tendered (and not validly withdrawn) before the expiration date of the exchange offers and that are accepted for exchange).

Q:	When will the proposed amendments to the TEPPCO Indentures become effective?

A:	If we receive the requisite consents before the expiration date, the proposed amendments to the TEPPCO Indentures will become effective when we settle the exchange offers, which we expect to occur shortly after the consummation of the merger.

Q:	When will the exchange offers expire?

A:	Each exchange offer will expire immediately following 9:00 a.m., New York City time, on October 26, 2009, unless we, in our sole discretion, extend the exchange offer, in which case the expiration date will be the latest date and time to which the exchange offer is extended. See “The Exchange Offers and Consent Solicitations — Expiration Date; Extensions; Amendments.”

Q:	What are my rights if I change my mind after I tender my TEPPCO Notes and deliver my consent?

A:	Tenders of TEPPCO Notes may be validly withdrawn at any time prior to the expiration date. Consents to the proposed amendments may be revoked at any time prior to the Early Consent Date, but may not be revoked after the Early Consent Date.

Once withdrawal rights have expired on the expiration date, tenders of TEPPCO Notes may not be validly withdrawn unless Enterprise changes the exchange price for the TEPPCO Notes or is otherwise required by law to permit withdrawal. Under certain of these circumstances, previously tendered TEPPCO Notes may be validly withdrawn until the expiration of at least 10 business days after the date that notice of such change to the exchange price or requirement is first published or given or sent to holders by Enterprise. In the event of termination of an exchange offer, the TEPPCO Notes tendered pursuant to such exchange offer will be promptly returned to the tendering holders. See “The Exchange Offers and Consent Solicitations — Withdrawal of Tenders and Revocation of Corresponding Consents.”

Q:	How do I exchange my TEPPCO Notes if I am a beneficial owner of TEPPCO Notes held of record by a custodian bank, depositary, broker, trust company or other nominee? Will the record holder exchange my TEPPCO Notes for me?

A:	Currently, all of the TEPPCO Notes are held in book-entry form and can only be tendered through the applicable procedures of The Depository Trust Company. However, if any TEPPCO Notes are subsequently issued in certificated form and are held of record by a custodian bank, depositary, broker, trust company or other nominee and you wish to tender the securities in the exchange offers, you should contact that institution promptly and instruct the institution to tender on your behalf. The record holder will tender your notes on your behalf, but only if you instruct the record holder to do so. See “The Exchange Offers and Consent Solicitations — Procedures for Consenting and Tendering — TEPPCO Notes Held through a Nominee.”

Q:	Do I have the right to dissent from the exchange offers or the consent solicitations or seek appraisal of the TEPPCO notes I hold?

A:	Holders of TEPPCO Notes do not have any appraisal or dissenters’ rights under New York law, the law governing the TEPPCO Indentures, or under the terms of the TEPPCO Indentures in connection with the exchange offers and consent solicitations.

Q:	Will the Enterprise Notes be eligible for trading on an exchange?

A:	The TEPPCO Notes will not be listed on any securities exchange, but we expect that the Enterprise Notes will be eligible for trading on the OTC Bulletin Board. However, there can be no assurance as to the development or liquidity of any market for the Enterprise notes. See “Risk Factors — Risks Related to the Exchange Offers, the Consent Solicitations and the Enterprise Notes — Your ability to transfer the Enterprise Notes may be limited by the absence of a trading market.”

Q:	To whom should I direct any questions?

A:	Questions concerning the terms of the exchange offers or the consent solicitations should be directed to the dealer managers; contact information for the dealer managers is set forth on the back cover of this prospectus. Questions concerning tender procedures and requests for additional copies of this prospectus should be directed to the information agent. The address and telephone numbers of the information agent are also set forth on the back cover page of this prospectus.

We may be required to amend or supplement this prospectus at any time to add, update or change the information contained in this prospectus. You should read this prospectus and any amendment or supplement hereto, together with the documents incorporated by reference herein and the additional information described under “Where You Can Find More Information.”

Risk Factors

An investment in the Enterprise Notes involves risks that a potential investor should carefully evaluate prior to making such an investment. See “Risk Factors” beginning on page 19.

Pro Forma Organizational Structure

The following is a pro forma summary organizational chart of Enterprise, EPO and TEPPCO as of September 25, 2009 immediately after giving effect to the merger. The following chart includes the issuance of 5,940,594 common units by Enterprise in a private placement to an affiliate of Dan Duncan on September 8, 2009 and the assumed issuance of 7,250,000 common units by Enterprise on September 25, 2009 in a public offering.

Immediately after the Merger(1)

GP = General Partner Interest

LP = Limited Partner Interest

      (1) After the merger and assuming the completion of the exchange offers, we anticipate that TEPPCO and its general partner will be contributed to EPO.

The Exchange Offers and Consent Solicitations

Exchange Offers	EPO is hereby offering to exchange, upon the terms and conditions set forth in this prospectus and the related letter of transmittal, up to the aggregate principal amounts of each series of outstanding TEPPCO Notes listed on the front cover of this prospectus, for newly issued series of Enterprise Notes with identical interest rates, interest payment dates, redemption terms and maturity as the corresponding series of TEPPCO Notes. The Enterprise Notes will be issued by EPO and fully and unconditionally guaranteed by its parent, Enterprise, as compared with the TEPPCO Notes, which are guaranteed by certain subsidiaries of TEPPCO. See “The Exchange Offers and Consent Solicitations — Terms of the Exchange Offers.”

Consent Solicitations	EPO is soliciting consents to the proposed amendments of the TEPPCO Indentures from holders of the TEPPCO Notes, on behalf of TEPPCO and upon the terms and conditions set forth in this prospectus and the related letter of transmittal. You may not tender your TEPPCO Notes for exchange without delivering a consent to the proposed amendments to the TEPPCO Indenture under which the respective series of TEPPCO Notes was issued. See “The Exchange Offers and Consent Solicitations — Terms of the Consent Solicitations.”

The Proposed Amendments	If the requisite consents to amend both TEPPCO Indentures are obtained, the indenture amendments will eliminate substantially all of the restrictive covenants in each respective indenture and holders of TEPPCO Notes will no longer benefit from those covenants, although the subsidiary guarantees will remain in effect. The indenture amendments being proposed are the same for both TEPPCO Indentures. See “The Proposed Amendments.”

Requisite Consents	For the proposed amendments to be adopted with respect to the 2002 TEPPCO Indenture or the 2007 TEPPCO Indenture, the consents of the holders of at least a majority of the then outstanding aggregate principal amount of each series of TEPPCO Notes issued under the relevant indenture must be obtained before the expiration date of the exchange offers with respect to such series. See “The Exchange Offers and Consent Solicitations — Terms of the Consent Solicitations.”

Procedures for Participating in the Exchange Offers and Consent Solicitations	If you are the record or beneficial owner of any TEPPCO Notes issued in certificated form and you wish to participate in the exchange offers and consent solicitations, you must complete, sign and date an original or facsimile of the accompanying letter of transmittal and consent in accordance with the instructions contained in this prospectus and the letter of transmittal and consent, and send the letter of transmittal and consent or a facsimile of it and the outstanding TEPPCO Notes you wish to exchange and any other required documentation to the exchange agent at the address set forth on the back cover of this prospectus. These materials must be received by the exchange agent prior to the expiration date. See

“The Exchange Offers and Consent Solicitations — Procedures for Tendering TEPPCO Notes and Delivering Consents.”

Alternatively, if you hold TEPPCO Notes through The Depository Trust Company (“DTC”) in the form of book-entry interests, and wish to participate in an exchange offer and consent solicitation, you must cause the book-entry transfer of the TEPPCO Notes to the exchange agent’s account at DTC, and the exchange agent must receive a confirmation of book-entry transfer and either:

• a completed letter of transmittal and consent; or

• an agent’s message transmitted pursuant to DTC’s Automated Tender Offer Program, by which each tendering holder will agree to be bound by the letter of transmittal and consent.

See “The Exchange Offers and Consent Solicitations — Procedures for Consenting and Tendering.”

Early Consent Date	The exchange price for each TEPPCO Note will be (i) 100% of its principal amount if it is validly tendered (and not validly withdrawn) prior to 5:00 p.m., New York City time, on October 6, 2009 (the “Early Consent Date”), and (ii) 97% of its principal amount if it is properly tendered (and not validly withdrawn) after the Early Consent Date and prior to the expiration date of the exchange offers.

Expiration Date	Each of the exchange offers and consent solicitations will expire at 9:00 a.m., New York City time, on October 26, 2009, or a later date and time to which EPO extends it (the “expiration date”). We do not currently intend to extend the expiration date, although we reserve the right to do so.

Withdrawal and Revocation	Tenders of TEPPCO Notes may be validly withdrawn at any time prior to the expiration date. Consents to the proposed amendments may be revoked at any time prior to the Early Consent Date, but may not be revoked after the Early Consent Date.

Once withdrawal rights have expired on the expiration date, tenders of TEPPCO Notes may not be validly withdrawn unless Enterprise changes the exchange price for the TEPPCO Notes or is otherwise required by law to permit withdrawal. Under certain of these circumstances, previously tendered TEPPCO Notes may be validly withdrawn until the expiration of at least 10 business days after the date that notice of such change to the exchange price or requirement is first published or given or sent to holders by EPO. In the event of termination of an exchange offer, the TEPPCO Notes tendered pursuant to such exchange offer will be promptly returned to the tendering holders. See “The Exchange Offers and Consent Solicitations — Withdrawal of Tenders and Revocation of Corresponding Consents.”

Conditions	Our obligations to complete the exchange offers and consent solicitations are conditioned upon, among other things, consummation of the merger and receipt of valid consents sufficient to effect all of the proposed amendments to the TEPPCO Indentures. Each exchange offer is independent of the others, and we may consummate any of them without doing so with respect to any other. The merger and its related transactions are not conditioned upon the commencement or completion of the exchange offers or consent solicitations.

Special Procedures for Beneficial Owners of any Certificated Notes	Currently, all of the TEPPCO Notes are held in book-entry form and can only be tendered through the applicable procedures of the DTC. However, if any TEPPCO Notes are subsequently issued to you in certificated form and you are a beneficial owner of TEPPCO Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those TEPPCO Notes and deliver your consent, you should contact the registered holder promptly and instruct the registered holder to tender your TEPPCO Notes and deliver your consent on your behalf. See “The Exchange Offers and Consent Solicitations — Procedures for Consenting and Tendering — TEPPCO Notes Held Through a Nominee.”

Acceptance of TEPPCO Notes and Consents and Delivery of Enterprise Notes	Subject to the satisfaction or waiver of the conditions to the exchange offers and consent solicitations, EPO will accept for exchange any and all TEPPCO Notes that are validly tendered prior to the expiration date and not validly withdrawn; likewise, because the act of validly tendering TEPPCO Notes will also constitute valid delivery of consents to the proposed amendments to the TEPPCO Indenture under which the tendered TEPPCO Notes were issued and are governed, EPO will also accept all consents that are validly delivered prior to the expiration date that are not validly revoked prior to the Early Consent Date. All TEPPCO Notes exchanged will be cancelled. The Enterprise Notes issued pursuant to the exchange offers will be issued and delivered through the facilities of the DTC promptly following the expiration date of the exchange offers. We will return to you any TEPPCO Notes that are not accepted for exchange for any reason without expense to you promptly after the expiration date. See “The Exchange Offers and Consent Solicitations — Acceptance of TEPPCO Notes for Exchange; Enterprise Notes and Cash Exchange Consideration; Effectiveness of Proposed Amendments.”

Federal Income Tax Considerations	Holders should consider certain United States federal income tax consequences of the exchange offers and consent solicitations; please consult your tax advisor about the tax consequences to you of the exchange. See “Material United States Federal Income Tax Consequences.”

Consequences of Not Exchanging TEPPCO Notes for Enterprise Notes	If you do not exchange your TEPPCO Notes for Enterprise Notes in the exchange offers, you will not receive the benefit of the parental guarantee of Enterprise on the Enterprise Notes. In addition, if the proposed amendments to the TEPPCO Indentures are adopted, holders of TEPPCO Notes will no longer be entitled to the benefit of certain restrictive covenants contained in the TEPPCO Indentures. In addition, the trading market for any TEPPCO Notes not validly tendered is likely to be significantly more limited in the future if the exchange offers are consummated. See “Risk Factors — Risks Related to the Exchange Offers, the Consent Solicitations and the Enterprise Notes — The liquidity of the TEPPCO Notes that are not exchanged will be reduced.”

Use of Proceeds	We will not receive any cash proceeds from the exchange offers.

Exchange Agent, Information Agent and Dealer Managers.	Global Bondholder Services Corporation is serving as exchange agent and information agent for the exchange offers and consent solicitations.

Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. are serving as the dealer managers.

The addresses and the facsimile and telephone numbers of these parties appear on the back cover of this prospectus.

We have other business relationships with the exchange agent and the dealer managers, as described in “The Exchange Offers and Consent Solicitations — Exchange Agent” and “— Dealer Managers.”

No Guaranteed Delivery Procedures	No guaranteed delivery procedures are being offered in connection with the exchange offers and consent solicitations. You must tender your TEPPCO Notes and deliver your consent by the expiration date in order to participate in the exchange offers.

No Recommendation	None of Enterprise, EPO or their subsidiaries,TEPPCO, the dealer managers, the information agent, the exchange agent or the trustees under the TEPPCO Indentures or the Enterprise indentures makes any recommendation in connection with the exchange offers or consent solicitations as to whether any TEPPCO noteholder should tender or refrain from tendering all or any portion of the principal amount of such holder’s TEPPCO Notes (and in so doing, consent to the adoption of the proposed amendments to the TEPPCO Indentures), and no one has been authorized by any of them to make such a recommendation.

Risk Factors	For risks related to the exchange offers and consent solicitations, please read the section entitled “Risk Factors” beginning on page 19 of this prospectus.

The Enterprise Notes

Issuer	Enterprise Products Operating LLC (“EPO”), a wholly owned subsidiary of Enterprise Products Partners L.P. (“Enterprise”)

General; Comparison to TEPPCO Notes	After giving effect to the merger, the terms of each new series of Enterprise Notes will be substantially identical to the terms of the corresponding series of outstanding TEPPCO Notes for which they are being offered in exchange, except that the Enterprise Notes will be guaranteed by EPO’s parent entity, Enterprise Products Partners L.P. (“Enterprise”), as compared with the TEPPCO Notes, which are guaranteed by certain subsidiaries of TEPPCO.

See “The Exchange Offers and Consent Solicitations — Terms of the Exchange Offers” and “Comparison of TEPPCO Notes with Enterprise Notes.”

Interest Rates; Interest Payment Dates; Maturity Dates	Each new series of Enterprise Notes will bear the same interest rates, maturity dates, redemption terms and interest payment dates as the corresponding series of TEPPCO Notes for which they are being offered in exchange.

Each Enterprise Note will bear interest from the most recent interest payment date on which interest has been paid on the corresponding TEPPCO Note. Holders of TEPPCO Notes that are accepted for exchange will be deemed to have waived the right to receive any payment from TEPPCO in respect of interest accrued from the date of the last interest payment date in respect of their TEPPCO Notes until the date of the issuance of the Enterprise Notes. Consequently, holders of Enterprise Notes will receive the same interest payments that they would have received had they not exchanged their TEPPCO Notes in the applicable exchange offer.

Interest Rates and Maturity Dates	Semi-Annual Interest Payment Dates

7.625% Senior Notes due 2012	February 15 and August 15
6.125% Senior Notes due 2013	February 1 and August 1
5.90% Senior Notes due 2013	April 15 and October 15
6.65% Senior Notes due 2018	April 15 and October 15
7.55% Senior Notes due 2038	April 15 and October 15
7.000% Junior Fixed/Floating Subordinated Notes due 2067	June 1 and December 1 (up to, but not including, June 1, 2017); March 1, June 1, September 1 and December 1 (from June 1, 2017 to, but not including, the maturity date (June 1, 2067))

Guarantees	Upon issuance by EPO, payment of the Enterprise Notes will be fully and unconditionally guaranteed on an unsecured and unsubordinated basis by Enterprise. In certain circumstances, the Enterprise Notes may also be guaranteed in the future on the same basis by one or more subsidiary guarantors, but no subsidiary of Enterprise is obligated to do so. See “Description of the Enterprise Notes — Description of Enterprise Senior Notes — Parent Guarantee” and “Description of the Enterprise Notes — Description of Enterprise Subordinated Notes — Parent Guarantee.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the Enterprise Notes in connection with the exchange offers. In exchange for issuing the Enterprise Notes and paying the cash exchange consideration (as applicable), we will receive TEPPCO Notes that will be cancelled and not reissued. See “Use of Proceeds.”

Ranking	The Enterprise Notes will be our unsecured obligations.

The Enterprise Senior Notes will be unsubordinated obligations and will rank equally with all of our other existing and future unsubordinated indebtedness. The Enterprise Subordinated Notes will be subordinated but will rank equally with our other existing and future subordinated indebtedness containing similar subordination terms. Please read “Description of the Enterprise Notes — Description of Enterprise Senior Notes — Ranking” and “Description of the Enterprise Notes — Description of Enterprise Subordinated Notes — Subordination; Ranking of the Enterprise Subordinated Notes; Payment Blockage.”

Optional Redemption	We may redeem any series of the Enterprise Notes before their stated maturity in whole, at any time, or in part, from time to time, at a redemption price that includes accrued and unpaid interest and a make-whole premium. For a more complete description of the redemption provisions of the Enterprise Notes, see “Description of the Enterprise Notes — Description of the Enterprise Senior Notes — Optional Redemption” and “Description of the Enterprise Notes — Description of the Enterprise Subordinated Notes — Optional Redemption.”

Covenants	We will issue the Enterprise Notes under an indenture with Wells Fargo Bank, N.A., as trustee. The indenture covenants include a limitation on liens and a restriction on sale and leasebacks. Each covenant is subject to a number of important exceptions, limitations and qualifications that are described under “Description of Enterprise Notes — Description of Enterprise Senior Notes — Certain Covenants.”

Selected Financial Information of Enterprise and TEPPCO

The following tables set forth, for the periods and at the dates indicated, selected historical and pro forma financial information for Enterprise and selected historical financial information for TEPPCO. The selected historical financial data as of and for each of the years ended December 31, 2004, 2005, 2006, 2007 and 2008 are derived from and should be read in conjunction with the audited financial statements and accompanying footnotes for such periods incorporated by reference into this prospectus. The selected historical financial data as of and for the six-month periods ended June 30, 2008 and 2009 are derived from and should be read in conjunction with the unaudited financial statements and accompanying footnotes for such periods incorporated by reference into this prospectus.

The selected unaudited pro forma condensed consolidated financial statements of Enterprise show the pro forma effect of Enterprise’s proposed merger with TEPPCO. For a complete discussion of the pro forma adjustments underlying the amounts in the table below, please read the section titled “Index to Unaudited Pro Forma Condensed Consolidated Financial Statements” beginning on page F-1 of this document.

The unaudited pro forma condensed consolidated financial statements have been prepared to assist in the analysis of financial effects of the proposed merger between Enterprise and TEPPCO. The unaudited pro forma condensed statements of consolidated operations for the six months ended June 30, 2009 and the year ended December 31, 2008 assume the merger-related transactions occurred on January 1 of each period presented. The unaudited pro forma condensed consolidated balance sheet shows the financial effects of the merger-related transactions as if they had occurred on June 30, 2009.

Selected Historical Financial Information of Enterprise

	Enterprise Consolidated Historical
						For the Six Months
	For the Year Ended December 31,					Ended June 30,
	2004	2005	2006	2007	2008	2008	2009
	(Dollars in millions, except per unit amounts)

Income statement data:
Revenues	$8,321.2	$12,257.0	$13,991.0	$16,950.1	$21,905.7	$12,024.2	$6,931.0
Net income from continuing operations	276.4	425.3	610.3	564.3	995.4	544.3	437.4
Net income attributable to non-controlling interest	(8.1)	(5.8)	(9.1)	(30.6)	(41.4)	(21.4)	(25.5)

Net income attributable to Enterprise	$268.3	$419.5	$601.2	$533.7	$954.0	$522.9	$411.9

Earnings per unit from continuing operations:
Basic earnings per unit	$0.84	$0.90	$1.20	$0.95	$1.84	$1.03	$0.73

Diluted earnings per unit	$0.84	$0.90	$1.20	$0.95	$1.84	$1.03	$0.73

Distributions to limited partners:
Per common unit (declared with respect to period)	$1.5400	$1.6975	$1.8250	$1.9475	$2.0750	$1.0225	$1.0825

Balance sheet data (at period end):
Total assets	$11,315.5	$12,591.0	$13,989.7	$16,608.0	$17,957.5	$18,180.9	$19,022.5
Total long-term debt, including current maturities	4,266.2	4,833.8	5,295.6	6,906.1	9,108.4	7,768.5	9,405.7
Equity	5,399.8	5,782.4	6,609.4	6,562.1	6,478.6	6,693.4	6,818.9

Selected Historical Consolidated Financial Information of TEPPCO

	TEPPCO Consolidated Historical
						For the Six Months
	For the Year Ended December 31,					Ended June 30,
	2004	2005	2006	2007	2008	2008	2009
	(In millions, except per unit amounts)

Income statement data:
Revenues	$5,948.1	$8,605.0	$9,607.5	$9,658.1	$13,532.9	$6,989.0	$3,370.8
Income from continuing operations	135.8	159.4	182.7	279.2	193.6	111.8	89.4
Net income	138.5	162.6	202.1	279.2	193.6	111.8	89.4
Earnings per unit from continuing operations:
Continuing operations(1)	$1.53	$1.67	$1.77	$2.60	$1.65	$0.99	$0.71

Distributions to limited partners:
Per common unit (declared with respect to period)	$2.6500	$2.6875	$2.7000	$2.7600	$2.8700	$1.4200	$1.4500

Balance sheet data (at period end):
Total assets	$3,186.3	$3,680.5	$3,922.1	$4,750.1	$5,049.8	$6,146.0	$5,354.9
Total long-term debt, including current maturities	1,480.2	1,525.0	1,603.3	1,865.1	2,529.6	2,545.2	2,733.8
Equity	1,011.1	1,201.4	1,320.3	1,264.6	1,591.5	1,382.5	1,506.4

(1)	On January 1, 2009 TEPPCO adopted Emerging Issues Task Force 07-4, Application of the Two-Class Method under FASB Statement No. 128 to Master Limited Partnerships. The effect of this application would have increased earnings per unit from continuing operations by $0.07 for the year ended 2006.

Selected Pro Forma Financial Information of Enterprise

	Enterprise Pro Forma
	For the Year Ended	For the Six Months Ended
	December 31, 2008	June 30, 2009
	(Dollars in millions, except per unit amounts)

Income statement data:
Revenues	$35,469.6	$10,321.2
Net income from continuing operations	1,187.1	526.5
Net income attributable to non-controlling interest	(41.4)	(25.5)
Net income attributable to Enterprise	1,145.7	501.0
Earnings per unit from continuing operations:
Basic earnings per unit	$1.69	$0.68

Diluted earnings per unit	$1.68	$0.68

Distributions to limited partners:
Per common unit (declared with respect to period)	$2.0750	$1.0825

Balance sheet data (at period end):
Total assets	n/a	$25,546.4
Total long-term debt, including current maturities	n/a	12,139.5
Equity	n/a	9,515.8

Ratio of Earnings to Fixed Charges

Enterprise’s ratio of earnings to fixed charges for each of the periods indicated below is as follows:

											For the Six Months
	For the Year Ended December 31,										Ended June 30,
	2004		2005		2006		2007		2008		2009

Ratio of earnings to fixed charges	2.69	x	2.69	x	2.94	x	2.32	x	2.98	x	2.70x

For purposes of computing the ratio of earnings to fixed charges, “earnings” is the aggregate of the following items:

•	the sum of: pre-tax income from continuing operations before adjustment for income or loss from equity investees; fixed charges; amortization of capitalized interest; distributed income of equity investees; and our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges;

•	less: interest capitalized; preference security dividend requirements of consolidated subsidiaries; and the non-controlling interest in pre-tax income of subsidiaries that have not incurred fixed charges.

The term “fixed charges” means the sum of the following:

•	interest expensed and capitalized;

•	amortized premiums, discounts and capitalized expenses related to indebtedness;

•	an estimate of the interest within rental expense; and

•	preference security dividend requirements of consolidated subsidiaries.

RISK FACTORS

In addition to the other information included in, or incorporated by reference into, this prospectus, including the matters addressed in “Information Regarding Forward-Looking Statements,” you should carefully consider the following risks before deciding whether to participate in the exchange offers and consent solicitations. In addition, you should read and consider the risks associated with each of the businesses of Enterprise and TEPPCO because these risks will also affect the combined company. These risks can be found in Enterprise’s and TEPPCO’s respective Annual Reports on Form 10-K for the year ended December 31, 2008, as well as their Quarterly Reports on Form 10-Q for the quarters ended March 30, 2009 and June 30, 2009, in each case as filed with the SEC and incorporated by reference into this prospectus.

Risks Related to the Exchange Offers, the Consent Solicitations and the Enterprise Notes

We may require cash from our subsidiaries to make payments on the Enterprise Notes.

We conduct the majority of our operations through our subsidiaries and unconsolidated affiliates, some of which are not wholly-owned, and we rely to a significant extent on dividends, distributions, proceeds from inter-company transactions, interest payments and loans from those entities to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses, including interest payments on the Enterprise Notes, which may be subject to contractual restrictions. Accordingly, the Enterprise Notes are structurally subordinated to all existing and future liabilities of our subsidiaries and unconsolidated affiliates, other than any subsidiaries that may guarantee the Enterprise Notes in the future. Holders of Enterprise Notes should look only to our assets and the assets of Enterprise, and not to any of our subsidiaries or unconsolidated affiliates, for payments on the Enterprise Notes, other than those subsidiaries that may guarantee those notes in the future. If we are unable to obtain cash from such entities to fund required payments in respect of the Enterprise Notes, we may be unable to make payments of principal of or interest on those notes.

The Enterprise Senior Notes are pari passu with a substantial portion of our other senior indebtedness, and the Enterprise Subordinated Notes are subordinated to our senior indebtedness and pari passu with our other subordinated indebtedness containing the same subordination terms.

Our payment obligations under the Enterprise Notes are unsecured. The Enterprise Senior Notes are pari passu in right of payment with a substantial portion of our current and future indebtedness, including our indebtedness for borrowed money, indebtedness evidenced by bonds, debentures, notes or similar instruments, obligations arising from or with respect to guarantees and direct credit substitutes, obligations associated with hedges and derivative products, capitalized lease obligations and other senior indebtedness. The Enterprise Subordinated Notes are pari passu in right of payment with other subordinated notes issued by EPO that contain the same subordination terms.

The Enterprise indentures do not limit our ability to incur additional indebtedness and other obligations, including indebtedness and other obligations that rank senior to or pari passu with the Enterprise Notes. At June 30, 2009, the direct indebtedness of Enterprise that is pari passu with the Enterprise Senior Notes totaled approximately $7.6 billion, and the direct indebtedness of Enterprise that is pari passu with the Enterprise Subordinated Notes totaled approximately $1.2 billion. We expect to incur additional senior indebtedness prior to the expiration date that will be used to repay senior notes due October 2009, to reduce borrowings outstanding under our multi-year credit facility and for general company purposes. As discussed below, the Enterprise Notes will also be effectively subordinated to all of our subsidiaries’ and unconsolidated affiliates’ existing and future indebtedness and other obligations. At June 30, 2009, total long-term indebtedness, including current maturities, of our subsidiaries and unconsolidated affiliates totaled approximately $630.0 million.

Enterprise’s guarantee of the Enterprise Senior Notes is pari passu with all of its other senior indebtedness, and Enterprise’s guarantee of the Enterprise Subordinated Notes is subordinated to Enterprise senior indebtedness and pari passu with all of its other subordinated indebtedness containing the same subordination terms.

Enterprise’s guarantee of the Enterprise Senior Notes ranks pari passu in right of payment with all of its current and future senior indebtedness, including Enterprise’s indebtedness for borrowed money, indebtedness evidenced by bonds, debentures, notes or similar instruments, obligations arising from or with respect to guarantees and direct credit substitutes, obligations associated with hedges and derivative products, capitalized lease obligations and other senior indebtedness. Enterprise’s guarantee of the Enterprise Subordinated Notes ranks junior in right of payment to Enterprise’s senior indebtedness (including the Enterprise Senior Notes) and pari passu in right of payment with all of its current and future subordinated indebtedness.

The proposed amendments to the TEPPCO Indentures will afford reduced protection to remaining holders of TEPPCO Notes.

If the proposed amendments to the TEPPCO Indentures are adopted, the covenants and some other terms of the TEPPCO Notes will be materially less restrictive and will afford significantly reduced protection to holders of such securities compared to the covenants and other provisions currently contained in the TEPPCO Indentures.

The proposed amendments to the 2002 TEPPCO Indenture would, among other things:

•	eliminate the covenant requiring TEPPCO to prepare and file separate periodic reports under the Exchange Act (except as required by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”));

•	eliminate the covenant requiring TEPPCO to deliver to the Trustee a compliance certificate after the end of each fiscal year and an officers’ certificate giving notice of an event of default (except as required by the Trust Indenture Act);

•	eliminate the covenant prohibiting TEPPCO and its subsidiaries from incurring certain liens securing indebtedness;

•	eliminate the covenant requiring newly acquired or created subsidiaries of TEPPCO or its subsidiaries who guarantee any funded debt of TEPPCO to become guarantors under the TEPPCO Indentures;

•	eliminate the covenant prohibiting TEPPCO and its subsidiaries from entering into certain sale and leaseback transactions; and

•	eliminate certain requirements that must be met for TEPPCO to consolidate, merge or sell all or substantially all of its assets.

The proposed amendments to the 2007 TEPPCO Indenture would, among other things:

•	eliminate the covenant requiring TEPPCO to prepare and file separate periodic reports under the Exchange Act (except as required by the Trust Indenture Act);

•	eliminate the covenant requiring TEPPCO to deliver to the Trustee a compliance certificate after the end of each fiscal year and an officers’ certificate giving notice of an event of default (except as required by the Trust Indenture Act);

•	eliminate the covenant prohibiting TEPPCO and its subsidiaries from making certain restricted payments; and

•	eliminate certain requirements that must be met for TEPPCO to consolidate, merge or sell all or substantially all of its assets.

If the proposed amendments are adopted with respect to the TEPPCO Notes, each non-exchanging holder of TEPPCO Notes will be bound by the proposed amendments even if that holder did not consent to the proposed amendments. The elimination or modification of the covenants and other provisions in the TEPPCO Indentures contemplated by the proposed amendments would, among other things, permit Enterprise, TEPPCO and their respective subsidiaries to take actions that could increase the credit risk with respect to TEPPCO, and might adversely affect the liquidity, market price and price volatility of the TEPPCO Notes or otherwise be adverse to the interests of the holders of the TEPPCO Notes. See “The Proposed Amendments.”

The liquidity of the TEPPCO Notes that are not exchanged will be reduced.

The current trading market for the TEPPCO Notes is limited. The trading market for unexchanged TEPPCO Notes will become more limited and could cease to exist due to the reduction in the amount of the TEPPCO Notes outstanding upon consummation of the exchange offers. A more limited trading market might adversely affect the liquidity, market price and price volatility of these securities. If a market for unexchanged TEPPCO Notes exists or develops, these securities may trade at a discount to the price at which the securities would trade if the amount outstanding were not reduced, depending on prevailing interest rates, the market for similar securities and other factors. However, there can be no assurance that an active market in the unexchanged TEPPCO Notes will exist, develop or be maintained or as to the prices at which the unexchanged TEPPCO Notes may be traded.

Your ability to transfer the Enterprise Notes may be limited by the absence of a trading market.

The Enterprise Notes will be new securities for which currently there is no established trading market. We do not currently intend to apply for listing of the Enterprise Notes on any securities exchange. We expect that the Enterprise Notes will be eligible for trading on the OTC Bulletin Board; however, the liquidity of any market for the Enterprise Notes will depend on the number of holders of the Enterprise Notes, our performance, the market for similar securities, the interest of securities dealers in making a market for the Enterprise Notes, prevailing interest rates and other factors. Accordingly, we can provide no assurance as to the development or liquidity of any market for the Enterprise Notes.

The exchange offers and consent solicitations may be cancelled or delayed.

We are not obligated to complete the exchange offers and consent solicitations unless and until we receive valid and unrevoked tenders and consents representing a majority in aggregate principal amount of each series of TEPPCO Notes outstanding under the TEPPCO Indentures. If the merger agreement is terminated for any reason, Enterprise intends promptly to terminate the exchange offers and the consent solicitations. Even if each of the exchange offers and consent solicitations are completed, the exchange offers and consent solicitations may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the exchange offers and consent solicitations may have to wait longer than expected to receive their Enterprise Notes and cash exchange consideration, if any, during which time those holders of TEPPCO Notes will not be able to effect transfers of their TEPPCO Notes tendered for exchange.

The credit and risk profile of the general partner of Enterprise and its owners could adversely affect our credit ratings and profile.

The credit and business risk profiles of the general partner or owners of a general partner may be factors in credit evaluations of a limited partnership. This is because the general partner can exercise significant influence over the business activities of the partnership, including its cash distribution and acquisition strategy and business risk profile. Another factor that may be considered is the financial condition of the general partner and its owners, including the degree of their financial leverage and their dependence on cash flow from the partnership to service their indebtedness.

Entities controlling the owner of the general partner of Enterprise have significant indebtedness outstanding and are dependent principally on the cash distributions from their equity interests in EPO, Enterprise, Enterprise GP Holdings and TEPPCO to service such indebtedness. Any distributions by EPO, Enterprise, Enterprise GP Holdings and TEPPCO to such entities will be made only after satisfying our then current obligations to creditors. Although we have taken certain steps in our organizational structure, financial reporting and contractual relationships to reflect the separateness of EPO and the general partner of Enterprise from the entities that control such general partner, our credit ratings and business risk profile could be adversely affected if the ratings and risk profiles of Dan L. Duncan or the entities that control the general partner of Enterprise were viewed as substantially lower or riskier than our ratings and risk profiles.

We may elect to cause the redemption of the Enterprise Notes when prevailing interest rates are relatively low.

As discussed in “Description of the Enterprise Notes — Description of the Enterprise Senior Notes — Optional Redemption,” we may redeem any series of the Enterprise Senior Notes at any time, in whole or in part, at a price equal to the greater of (i) 100% of the principal amount of the Enterprise Senior Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest (at the rate in effect on the date of the calculation of the redemption price) on the Enterprise Senior Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus a number of basis points dependent upon the original maturity of such series; plus, in either case, accrued interest to the redemption date. The Enterprise Subordinated Notes are also subject to optional redemption at any time at a redemption price described under “Description of Notes — Description of Enterprise Subordinated Notes — Optional Redemption.”

The trustee has only limited rights of acceleration.

The trustee under the relevant Enterprise indentures governing the Enterprise Notes may accelerate payment of the principal and accrued and unpaid interest on the Enterprise Notes only upon the occurrence and continuation of an Event of Default. An Event of Default is generally limited to payment defaults, breach of other covenants after notice (but only in respect of the Enterprise Senior Notes) and specific events of bankruptcy, insolvency and reorganization relating to EPO or Enterprise. There is no right to acceleration upon breaches by EPO of other covenants under the indentures for the Enterprise Subordinated Notes.

There are restrictions on your ability to resell the Enterprise Notes.

The Enterprise Notes may not be purchased by or transferred to certain types of benefit plans. See “ERISA Considerations.”

If we were to become subject to entity level taxation for federal or state tax purposes, then our cash available for payment on the Enterprise Notes would be substantially reduced.

Current law may change so as to cause us to be treated as a corporation for federal income tax purposes or otherwise subject us to entity-level federal income taxation. If we were treated as a corporation for United States federal income tax purposes, we would pay United States federal income tax on our taxable income at the corporate tax rate, which is currently a maximum of 35%, and we likely would pay state taxes as well. Because a tax would be imposed upon us as a corporation, the cash available for payment on the Enterprise Notes would be substantially reduced. Therefore, treatment of us as a corporation would result in a material reduction in our anticipated cash flows and could cause a reduction in the value of the Enterprise Notes.

In addition, several states are evaluating ways to subject partnerships to entity-level taxation through the imposition of state income, franchise and other forms of taxation. For example, we are now subject to a new entity-level tax on the portion of our gross income apportioned to Texas. If any additional state were to impose an entity-level tax on us, the cash available for payment on the Enterprise Notes would be reduced.

Risks Related to the Merger

The transactions contemplated by the merger agreement may not be approved by the TEPPCO unitholders, and may not be consummated even if TEPPCO unitholders approve the merger agreement and the merger.

Completion of the proposed merger with TEPPCO is subject to the approval of holders of at least a majority of the outstanding TEPPCO units. In addition, pursuant to the merger agreement providing for the merger of TEPPCO, the number of votes actually cast in favor of the merger agreement by TEPPCO’s unitholders (excluding specified unitholders affiliated with EPCO and other specified officers and directors of

TEPPCO GP, Enterprise GP Holdings and us) must exceed the number of votes actually cast against the merger agreement by such unaffiliated TEPPCO unitholders. If the required approval of TEPPCO unitholders is not obtained, the merger will not be consummated. Further, the merger agreement contains conditions that, if not satisfied or waived, would result in the merger not occurring, even though TEPPCO’s unitholders may have voted in favor of the merger agreement. In addition, TEPPCO and Enterprise can agree not to consummate the merger even if TEPPCO unitholders approve the merger agreement and the merger. The closing conditions to the merger may not be satisfied, and any unsatisfied conditions may not be waived, which may cause the merger not to occur. If the merger agreement is terminated for any reason, Enterprise intends promptly to terminate the exchange offers and the solicitation of consents.

The failure to obtain required regulatory approvals in a timely manner or any materially burdensome conditions contained in any regulatory approvals could delay or prevent completion of the merger and diminish the anticipated benefits of the merger.

Completion of the merger is conditioned upon the receipt of required governmental consents, approvals, orders and authorizations, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). On August 31, 2009, Enterprise and TEPPCO filed required antitrust documents relating to the merger under the HSR Act with the Federal Trade Commission (the “FTC”) and the Department of Justice (the “DOJ”). Although Enterprise and TEPPCO have agreed in the merger agreement to use their reasonable best efforts to obtain the requisite regulatory approvals, there can be no assurance that these approvals will be obtained in a timely manner. The requirement to receive these approvals before the merger could delay the completion of the merger, possibly for a significant period of time after TEPPCO’s unitholders have approved the merger agreement and the merger. In addition, at any time before or after completion of the merger, the DOJ, the FTC, or any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin completion of the merger, rescind the merger or seek divestiture of particular assets of Enterprise or TEPPCO. Any delay in the completion of the merger could diminish anticipated benefits of the merger or result in additional transaction costs, loss of revenue or other effects associated with uncertainty about the transaction. Any uncertainty over the ability of the partnerships to complete the merger could make it more difficult for them to retain key employees or to pursue business strategies. Similarly, the governmental authorities from which these approvals are required may impose conditions on the completion of the merger or require changes to the terms of the merger. If Enterprise becomes subject to any material conditions in order to obtain any approvals required to complete the merger, the business and results of operations of the combined company may be adversely affected.

If the merger agreement is terminated and TEPPCO is unable to obtain external financing to repay any borrowings under the Loan Agreement with EPO, TEPPCO may suffer a default under a substantial majority of its outstanding indebtedness.

In order to supplement its liquidity position during the pendency of the merger, TEPPCO entered into a Loan Agreement on August 5, 2009 (the “Loan Agreement”) with EPO. TEPPCO is not entitled to borrow under the Loan Agreement unless there is no remaining availability for borrowing under its revolving credit facility. In addition, borrowings under the Loan Agreement mature upon termination by either Enterprise or TEPPCO of the merger agreement, among other events. If TEPPCO were to incur material indebtedness under the Loan Agreement that became due either because of termination of the merger agreement or otherwise, TEPPCO would likely be required to seek additional bank financing to fund a repayment to EPO due to the likely unavailability of borrowing capacity under its revolving credit facility and of timely access to the capital markets. Failure to satisfy timely the accelerated obligations under the Loan Agreement would constitute a default under the Loan Agreement, which would entitle EPO to declare unpaid amounts under the Loan Agreement immediately due and payable. Such a default would constitute an event of default under TEPPCO’s revolving credit facility and may constitute an event of default under its senior notes, which would allow for the acceleration of a substantial majority of its indebtedness.

Risks Related to the Enterprise’s Business After the Merger

Enterprise’s growth strategy may adversely affect its results of operations if it does not successfully integrate TEPPCO.

Enterprise may be unable to successfully integrate TEPPCO or other businesses that it acquires in the future. Enterprise may incur substantial expenses or encounter delays or other problems in connection with its growth strategy that could negatively impact its financial position, results of operations and cash flows.

Moreover, the merger involves numerous risks, including but not limited to:

•	difficulties in the assimilation of the operations, technologies, services and products of TEPPCO;

•	experiencing operational interruptions or the loss of key employees, customers or suppliers;

•	inefficiencies and complexities that can arise because of unfamiliarity with new assets and the businesses associated with them, including with their markets; and

•	diversion of the attention of management and other personnel from day-to-day business to the development or acquisition of new businesses and other business opportunities.

In addition, any anticipated benefits of the merger, such as expected cost savings, may not be fully realized, if at all.

Enterprise and EPO will have substantial debt after the merger, which could have a material adverse effect on their financial health and limit their future operations.

Following the completion of the merger, both Enterprise and EPO will have a substantially increased level of consolidated debt, including the TEPPCO Notes. On a pro forma basis, both Enterprise’s and EPO’s consolidated long-term debt as of June 30, 2009 would have been approximately $12.1 billion. The amount of Enterprise’s and EPO’s future debt could have significant effects on their operations, including, among other things:

•	credit rating agencies may view Enterprise’s and EPO’s debt level negatively;

•	covenants contained in Enterprise’s and EPO’s credit and debt agreements will require Enterprise and EPO to continue to meet financial tests that may adversely affect their flexibility in planning for and reacting to changes in their business, including possible acquisition opportunities;

•	Enterprise’s ability to obtain additional financing, if necessary, for working capital, capital expenditures, acquisitions or other purposes may be impaired or such financing may not be available on favorable terms;

•	Enterprise may be at a competitive disadvantage relative to similar companies that have less debt; and

•	Enterprise may be more vulnerable to adverse economic and industry conditions as a result of Enterprise’s significant debt level.

EPO’s public debt indentures currently do not limit the amount of future indebtedness that it can create, incur, assume or guarantee. Although the multi-year revolving credit facility of EPO will restrict EPO’s ability to incur additional debt above certain levels, any debt EPO may incur in compliance with these restrictions could be substantial.

EPO’s multi-year revolving credit facility and each of its indentures for public debt contain customary financial covenants and other restrictions. A breach of any of these restrictions by EPO could permit EPO’s lenders or noteholders, as applicable, to declare all amounts outstanding under these debt agreements to be immediately due and payable and, in the case of EPO’s multi-year revolving credit facility, to terminate all commitments to extend further credit.

Enterprise’s and EPO’s ability to access capital on favorable terms could be affected by EPO’s debt level, the timing of its debt maturities, and by prevailing market conditions. Moreover, if the rating agencies were to downgrade Enterprise’s and EPO’s credit ratings, then Enterprise and EPO could experience an increase in its borrowing costs, difficulty assessing capital markets or a reduction in the market price of its common units. Such a development could adversely affect EPO’s ability to obtain financing for working capital, capital expenditures or acquisitions or to refinance existing indebtedness. If EPO is unable to access the capital markets on favorable terms in the future, it might be forced to seek extensions for some of its short-term securities or to refinance some of its other debt obligations, including the Enterprise Notes, through bank credit, as opposed to long-term public debt securities or equity securities. The price and terms upon which EPO might receive such extensions or additional bank credit, if at all, could be more onerous than those contained in existing debt agreements. Any such arrangements could, in turn, increase the risk that EPO’s leverage may adversely affect its future financial and operating flexibility.

EPO’s and TEPPCO’s variable rate debt and future maturities of fixed-rate, long-term debt make Enterprise vulnerable to increases in interest rates. Increases in interest rates could materially adversely affect Enterprise’s business, financial position, results of operations and cash flows.

On a pro forma basis, EPO would have had outstanding $12.1 billion of consolidated debt (excluding the value of interest rate swaps) as of June 30, 2009. Of this amount, approximately $2.7 billion, or 22%, was subject to variable interest rates, either as short-term or long-term variable-rate debt obligations or as long-term fixed-rate debt converted to variable rates through the use of interest rate swaps. With respect to debt maturities prior to December 31, 2010, EPO will have $500.0 million of 4.625% fixed-rate senior notes maturing in October 2009, $54.0 million of 8.70% fixed-rate debt maturing in March 2010, and $500.0 million of 4.95% fixed-rate senior notes maturing in June 2010. Should interest rates increase, EPO’s refinancing cost would increase and the amount of cash required to service EPO’s debt would increase. As a result, EPO’s financial position, results of operations and cash flows, could be materially adversely affected.

Substantially all of the common units of Enterprise that are owned or will be owned by EPCO and certain of its affiliates after giving effect to the mergers are pledged or will be pledged as security under the credit facility of an affiliate of EPCO. Additionally, all of the member interests in Enterprise GP and all of the common units of Enterprise that are owned by Enterprise GP Holdings are pledged under its credit facility. Upon an event of default under either of these credit facilities, a change in ownership or control of Enterprise could ultimately result.

An affiliate of EPCO has pledged substantially all of its Enterprise common units (as well as TEPPCO units and member interests in TEPPCO GP that will be exchanged in connection with the mergers for Enterprise common units or Class B units) as security under its credit facility. This credit facility contains customary and other events of default relating to defaults of the borrower, including certain defaults by Enterprise and other affiliates of EPCO. An event of default, followed by a foreclosure on the pledged collateral, could ultimately result in a change in ownership of Enterprise. In addition, the 100.0% membership interest in Enterprise GP and 13,454,498 Enterprise common units that are owned by Enterprise GP Holdings are pledged under Enterprise GP Holdings’ credit facility. Enterprise GP Holdings’ credit facility contains customary and other events of default. Upon an event of default, the lenders under Enterprise GP Holdings’ credit facility could foreclose on Enterprise GP Holdings’ assets, which could ultimately result in a change in control of Enterprise GP and a change in the ownership of the Enterprise common units held by Enterprise GP Holdings.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the Enterprise Notes in connection with the exchange offers. In exchange for issuing the Enterprise Notes and paying the cash exchange consideration (as applicable), we will receive TEPPCO Notes in an aggregate principal amount equal to (i) the aggregate principal amount of such Enterprise Notes plus (ii) the aggregate amount of such cash exchange consideration. The TEPPCO Notes surrendered in connection with the exchange offers will be retired and cancelled and will not be reissued.

THE COMPANIES

Enterprise’s Business

This section summarizes information from Enterprise’s Annual Report on Form 10-K for the year ended December 31, 2008 and its other filings incorporated into this prospectus by reference. For a more detailed discussion of Enterprise’s business, please read the “Business and Properties” section contained in its Annual Report on Form 10-K for the year ended December 31, 2008, as well as descriptions regarding the same and its results of operations in its most recent Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009, along with other filings incorporated into this prospectus by reference.

Business Segments

Enterprise has four reportable business segments:

•	NGL Pipelines & Services;

•	Onshore Natural Gas Pipelines & Services;

•	Offshore Pipelines & Services; and

•	Petrochemical Services.

NGL Pipelines & Services.  Enterprise’s NGL Pipelines & Services business segment includes Enterprise’s (i) natural gas processing business and related NGL marketing activities, (ii) NGL pipelines aggregating approximately 13,758 miles and related storage facilities, including Enterprise’s Mid-America Pipeline System, (iii) NGL and related product storage facilities and (iv) NGL fractionation facilities located in Texas and Louisiana. This segment also includes Enterprise’s import and export terminal operations.

Onshore Natural Gas Pipelines & Services.  Enterprise’s Onshore Natural Gas Pipelines & Services business segment includes approximately 17,758 miles of onshore natural gas pipeline systems that provide for the gathering and transmission of natural gas in Alabama, Colorado, Louisiana, Mississippi, New Mexico, Texas and Wyoming. In addition, Enterprise owns two salt dome natural gas storage facilities located in Mississippi and lease natural gas storage facilities located in Texas and Louisiana. This segment also includes Enterprise’s natural gas marketing activities.

Offshore Pipelines & Services.  Enterprise’s Offshore Pipelines & Services business segment includes (i) approximately 1,555 miles of offshore natural gas pipelines strategically located to serve production areas including some of the most active drilling and development regions in the Gulf of Mexico, (ii) approximately 914 miles of offshore Gulf of Mexico crude oil pipeline systems and (iii) six multi-purpose offshore hub platforms located in the Gulf of Mexico with crude oil or natural gas processing capabilities.

Petrochemical Services.  Enterprise’s Petrochemical Services business segment includes five propylene fractionation facilities, an isomerization complex and an octane additive production facility. This segment also includes approximately 683 miles of petrochemical pipeline systems.

Enterprise provides the foregoing services directly and through its subsidiaries and unconsolidated affiliates.

TEPPCO’s Business

This section summarizes information from TEPPCO’s Annual Report on Form 10-K for the year ended December 31, 2008 and its other filings incorporated into this prospectus by reference. For a more detailed discussion of TEPPCO’s business, please read TEPPCO’s Annual Report on Form 10-K for the year ended December 31, 2009, as well as descriptions regarding the same and its results of operations in its most recent Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009, along with other filings incorporated into this prospectus by reference.

Business Segments

TEPPCO operates and reports in four business segments:

•	pipeline transportation, marketing and storage of refined products, LPGs and petrochemicals;

•	gathering, pipeline transportation, marketing and storage of crude oil, distribution of lubrication oils and specialty chemicals and fuel transportation services;

•	gathering of natural gas, fractionation of NGLs and pipeline transportation of NGLs; and

•	marine transportation of petroleum products and provision of marine vessel fueling and other ship-assist services.

TEPPCO operates principally through four operating subsidiaries. TEPPCO’s interstate pipeline transportation operations, including rates charged to customers, are subject to regulations prescribed by the Federal Energy Regulatory Commission.

THE MERGERS

The following summary describes certain material terms of the merger agreement and the related transactions. The provisions of the merger agreement are extensive and not easily summarized. While the discussion below summarizes many of the material provisions of the merger agreement, it may not contain all of the information about the merger agreement that is important to you as a holder of TEPPCO Notes. We encourage you to read the merger agreement, which has been filed as an exhibit to Enterprise’s Form 8-K on June 29, 2009, in its entirety for a more complete description of the terms and conditions of the merger.

The merger agreement contains representations and warranties by each of the parties to the merger agreement. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the merger agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the merger agreement. Accordingly, as you read the merger agreement, you should keep in mind that the representations and warranties are modified in important part by the underlying disclosure schedules. The disclosure schedules contain information that has been included in TEPPCO’s and Enterprise’s general prior public disclosures, as well as additional information, some of which is non-public. TEPPCO and Enterprise do not believe the disclosure schedules contain information that the securities laws require to be publicly disclosed except as discussed in this prospectus. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement, and this information may or may not be fully reflected in the companies’ public disclosures.

Structure of the Merger and the GP Merger

At the effective time of the merger, Enterprise Sub B LLC, a wholly owned subsidiary of Enterprise, will be merged with TEPPCO, with TEPPCO surviving the merger as a wholly owned subsidiary of Enterprise and Enterprise Sub B LLC ceasing to exist. In connection with the merger, the outstanding units of TEPPCO will be converted into the right to receive Enterprise units.

The TEPPCO partnership agreement, as in effect immediately prior to the effective time of the merger, will be the partnership agreement of the surviving entity until thereafter changed or amended in accordance with the provisions of the TEPPCO partnership agreement and applicable law.

In addition to the merger agreement, Enterprise has entered into a merger agreement, dated as of June 28, 2009 (referred to as the “GP merger agreement”), by and among the Enterprise parties, Enterprise Sub A LLC, a wholly owned subsidiary of Enterprise, and the TEPPCO parties. Pursuant to the GP merger agreement, Enterprise will acquire 100% of the limited liability company interests in TEPPCO GP (referred to as the “TEPPCO GP interests”) and Enterprise Sub A LLC will be merged with TEPPCO GP, with TEPPCO GP surviving the GP merger as a wholly owned subsidiary of Enterprise and Enterprise Sub A LLC ceasing to exist.

Under the terms of the GP merger agreement, Enterprise GP Holdings, the owner of TEPPCO GP and Enterprise GP, will receive 1,331,681 Enterprise common units and an increase in the capital account of Enterprise GP in Enterprise sufficient to maintain its 2% general partner interest.

The GP merger agreement contains customary representations and warranties and covenants by each of the parties. Completion of the GP merger is conditioned upon, among other things: (1) the absence of certain legal impediments prohibiting the transactions; (2) applicable regulatory approvals, including the termination or expiration of the applicable waiting period under the HSR Act; and (3) the conditions precedent contained in the merger agreement having been satisfied.

The GP merger agreement contains provisions granting both Enterprise and TEPPCO the right to terminate the GP merger agreement for certain reasons, including, among others, if the GP merger does not occur on or before December 31, 2009.

When the Merger Becomes Effective

The closing of the merger will take place on a date to be specified by the parties, which will be no later than the second full NYSE trading day to occur after the date following the satisfaction or waiver of the closing conditions stated in the merger agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions), unless another date is agreed to in writing by the parties or the merger agreement has been previously terminated pursuant to its terms.

The merger will become effective at the time, which is referred to as the “effective time” of the merger, when TEPPCO files a certificate of merger with the Secretary of State of the State of Delaware on the closing date, or at a later date or time as Enterprise and TEPPCO agree in writing and specify in the certificate of merger.

Effect of Merger on Outstanding TEPPCO Units and Other Interests

At the effective time, by virtue of the merger and without any further action on the part of any holder of TEPPCO units, the following will occur:

•	Each outstanding TEPPCO unit, other than 3,645,509 TEPPCO units (referred to as the “designated TEPPCO units”) owned by an affiliate of EPCO, will be cancelled and converted into the right to receive 1.24 Enterprise common units.

•	The designated TEPPCO units will be converted, based on the 1.24 exchange ratio, into the right to receive 4,520,431 Enterprise Class B units. The Class B units will not be entitled to regular quarterly cash distributions by Enterprise for the first sixteen (16) quarters following the closing of the merger. The Class B units will convert automatically into Enterprise common units on the date immediately following the payment date for the sixteenth quarterly distribution following the closing of the merger.

In addition, the TEPPCO incentive distribution rights that are owned by TEPPCO GP immediately prior to the effective time of the merger will continue to be owned by TEPPCO GP. TEPPCO GP will continue to hold general partner interests in TEPPCO and will continue to serve as TEPPCO’s general partner.

No fractional Enterprise common units will be issued upon the surrender of TEPPCO units. In lieu of any fractional Enterprise common unit, each TEPPCO unitholder who would otherwise be entitled to a fraction of an Enterprise common unit will be paid in cash (without interest) an amount equal to the value (based on the average of the daily high and low sale price of an Enterprise common unit over ten consecutive full NYSE trading days immediately prior to the closing of the merger) of such fractional unit interest. Any fractional unit interest will not entitle the owner thereof to any voting or other rights of an Enterprise unitholder with regard to such interest.

If, before the merger is completed, there is a reclassification, recapitalization, split, split-up, unit distribution, combination or exchange of units with respect to, or rights issued in respect of, Enterprise common units or the TEPPCO units, the exchange ratio will be adjusted to provide to the holders of the TEPPCO units and the designated TEPPCO units the same economic effect as of before such event.

Immediately upon the effective time of the merger, the unit transfer books of TEPPCO will be closed and there will be no further registration of transfers of TEPPCO units on the records of TEPPCO. If any TEPPCO units are presented to Enterprise, TEPPCO or its transfer agent for transfer after the effective time of the merger, they will be canceled against delivery of TEPPCO units for Enterprise common units and any cash payments for fractional common units and unpaid distributions.

Conditions to the Merger

Conditions of Each Party

The respective obligations of the TEPPCO parties and the Enterprise parties to effect the merger are subject to the satisfaction or waiver, on or prior to the closing date of the merger, of each of the following conditions:

•	the approval of the merger agreement by:

•	the affirmative vote or consent of the TEPPCO unitholders holding at least a majority of the outstanding units of TEPPCO; and

•	the number of votes actually cast in favor of the merger agreement by TEPPCO unitholders other than TEPPCO GP, Enterprise, Enterprise GP, EPCO, Dan L. Duncan, DD Securities LLC, DFI GP Holdings, L.P., Enterprise GP Holdings, Duncan Family Interests, Inc., Duncan Family 2000 Trust, Jerry E. Thompson, Richard S. Snell, Michael B. Bracy, Murray H. Hutchison, W. Randall Fowler, Michael A. Creel and Richard H. Bachmann (referred to as the “Unaffiliated TEPPCO Unitholders”) must exceed the number of votes actually cast against the merger agreement by the Unaffiliated TEPPCO Unitholders;

•	no law has been adopted, and no restraining order, preliminary or permanent injunction or other order issued by any court or any governmental entity of competent jurisdiction is in effect, having the effect of making either the merger or GP merger illegal or otherwise prohibiting the consummation of either the merger or GP merger;

•	the expiration or early termination of any waiting period (and any extension thereof) under the HSR Act;

•	the receipt of all other approvals, except for other approvals the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Enterprise parties, TEPPCO parties or their subsidiaries, taken as a whole;

•	the Enterprise common units to be issued in the merger have been approved for listing on the NYSE, subject to official notice of issuance;

•	the registration statement on Form S-4 filed with the SEC on August 7, 2009 relating to the merger and the Enterprise common units to be issued in the merger has been declared effective by the SEC and no stop order suspending the effectiveness of the registration statement has been issued and no proceedings for that purpose have been initiated or threatened by the SEC; and

•	the GP merger has been consummated in accordance with the terms of the GP merger agreement.

Additional Conditions to the Obligations of the Enterprise Parties

The obligations of the Enterprise parties to effect the merger are further subject to the satisfaction or waiver by the Enterprise parties, on or prior to the closing date of the merger, of each of the following conditions:

•	(1) the representations and warranties of the TEPPCO parties as to qualification and organization, capitalization, authority, enforceability and qualifying income are true and correct (except for such inaccuracies as are de minimis in the aggregate) in all respects, in each case at and as of the date of the merger agreement and as of the closing date as though made on and as of the closing date, and (2) the other representations and warranties of the TEPPCO parties set forth in the merger agreement (other than those referenced in clause (1) of this paragraph) are true and correct at and as of the date of the merger agreement and as of the closing date as though made on and as of the closing date, except where any failures of such representations or warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the TEPPCO parties and subsidiaries, taken as a whole; provided, however, that, with respect to clauses (1)

and (2) of this paragraph, representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clause (1) or (2), as applicable) only as of the stated date or period;

•	each of the TEPPCO parties has performed or complied in all material respects with all material agreements and covenants required to be performed by it under the merger agreement at or prior to the closing date, except for non-willful failures to comply that would not, individually or in the aggregate, have a material adverse effect on the TEPPCO parties and subsidiaries, taken as a whole;

•	the Enterprise parties shall have received a certificate signed by an executive officer of TEPPCO GP certifying to the effect that the conditions set forth in the first two bullet points above have been satisfied; and

•	Enterprise shall have received an opinion of its counsel to the effect that for U.S. federal income tax purposes:

•	Enterprise will not recognize any income or gain as a result of the merger (other than any gain resulting from any decrease in partnership liabilities pursuant to Section 752 of the Internal Revenue Code of 1986, as amended (the “Code”));

•	no gain or loss will be recognized by the holders of Enterprise common units as a result of the merger (other than any gain resulting from any decrease in partnership liabilities pursuant to Section 752 of the Code); and

•	90% of the combined gross income of Enterprise and TEPPCO for the most recent four completed calendar quarters ending before the closing date for which the necessary financial information is available are from sources treated as “qualifying income” within the meaning of Section 7704(d) of the Code.

Additional Conditions to the Obligations of the TEPPCO Parties

The obligations of the TEPPCO parties to effect the merger are further subject to the satisfaction or waiver by the TEPPCO parties, on or prior to the closing date of the merger, of each of the following conditions:

•	(1) the representations and warranties of the Enterprise parties as to qualification, organization, capitalization, authority and enforceability are true and correct (except for such inaccuracies as are de minimis in the aggregate) in each case at and as of the date of the merger agreement and as of the closing date as though made at and as of the closing date and (2) the other representations and warranties of the Enterprise parties set forth in the merger agreement (other than those referenced in clause (1) of this paragraph) are true and correct at and as of the date of the merger agreement and as of the closing date as though made on and as of the closing date, except where any failures of such representations or warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the Enterprise parties and subsidiaries, taken as a whole; provided, however, that, with respect to clauses (1) and (2) of this paragraph, representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clause (1) or (2), as applicable) only as of such date or period;

•	each of the Enterprise parties has performed or complied in all material respects with all material agreements and covenants required to be performed by it under the merger agreement at or prior to the closing date, except for non-willful failures to comply that would not, individually or in the aggregate, have a material adverse effect on the Enterprise parties and subsidiaries, taken as whole;

•	the TEPPCO parties have received a certificate signed by an executive officer of Enterprise GP certifying to the effect that the conditions set forth in the first two bullet points above have been satisfied;

•	TEPPCO shall have received an opinion of its counsel to the effect that, for U.S. federal income tax purposes, at least 90% of its gross income for each taxable year since its formation up to and including the current taxable year has been from sources that are treated as “qualifying income” within the meaning of Section 7704(d) of the Code;

•	TEPPCO shall have received an opinion of its counsel to the effect that for U.S. federal income tax purposes, except with respect to fractional units:

•	TEPPCO should not recognize any income or gain as a result of the merger (other than any gain resulting from (1) any decrease in partnership liabilities pursuant to Section 752 of the Code or (2) any liabilities incurred other than in the ordinary course of the trade or business of TEPPCO or a TEPPCO subsidiary); and

•	Holders of TEPPCO units should not recognize gain or loss as a result of the receipt of Enterprise common units or Class B units in the merger (other than any gain resulting from (1) any decrease in partnership liabilities pursuant to Section 752 of the Code, (2) any liabilities incurred other than in the ordinary course of the trade or business of TEPPCO or a TEPPCO subsidiary or (3) any excess of the consideration per TEPPCO unit payable to holders of TEPPCO units, other than a privately held affiliate of EPCO, over the consideration per TEPPCO unit payable to the privately held affiliate of EPCO).

Termination

The merger agreement may be terminated at any time prior to the effective time of the merger, by action taken or authorized by the board of directors of, or on behalf of the general partner of the terminating party or parties, and, except as specifically provided below, whether before or after the meeting of TEPPCO unitholders:

•	by the mutual written consent of Enterprise and TEPPCO;

•	by either Enterprise or TEPPCO, if:

•	the effective time of the merger has not occurred on or before December 31, 2009; provided, however, that the right to terminate the merger agreement is not available to any party whose failure to fulfill in any material respect any obligation under the merger agreement has been the primary cause of, or resulted in, the failure of the effective time of the merger to occur on or before the termination date;

•	any governmental entity has issued an order, decree, ruling or taken any other action (which the parties have used their reasonable best efforts to resist, resolve or lift in accordance with the parties’ obligations) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the merger agreement or GP merger agreement, and such order, decree, ruling or other action has become final and nonappealable; provided, however, that the right to terminate the merger agreement is not available to any party whose failure to comply with its obligations has been the primary cause of such action or inaction; or

•	the special meeting of the unitholders of TEPPCO has concluded and, upon a vote taken at such meeting, the requisite unitholder approval of the merger agreement and the merger has not been obtained;

•	by Enterprise, if:

•	TEPPCO breaches or fails to perform any of its representations, warranties, covenants or other agreements in the merger agreement such that the closing conditions relating to TEPPCO’s representations, warranties, covenants and other agreements are not capable of being satisfied on or before the termination date; or

•	TEPPCO has either (i) failed to make the requisite recommendation of approval of the agreement and plan of merger by the TEPPCO unitholders or withdrawn, modified or qualified (or proposed to withdraw, modify or qualify) in any manner adverse to the Enterprise parties such recommendation

(or resolved to take any such action), whether or not permitted by the terms of the merger agreement, or (ii) materially breached its obligations under the merger agreement by reason of a failure to call, hold or convene a meeting of the TEPPCO unitholders in accordance with the requirements of the merger agreement or a failure to prepare and mail to the TEPPCO unitholders the prospectus as required by the merger agreement;

•	by TEPPCO, if:

•	Enterprise shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement such that the closing conditions relating to Enterprise’s representations, warranties, covenants and other agreements are not capable of being satisfied on or before the termination date.

Amendment; Extension and Waiver

Amendment

The merger agreement may be amended by the parties thereto, by action taken or authorized by their respective member, board of directors or general partner, as applicable, at any time before or after receipt of the TEPPCO unitholder approval required under the merger agreement, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of the NYSE requires further approval of such TEPPCO unitholders without such further approval. The merger agreement may not be amended except in writing signed on behalf of each of the parties to the merger agreement.

Extension and Waiver

At any time prior to the effective times of the merger and the GP merger, Enterprise or TEPPCO may, to the extent permitted by law:

•	extend the time for performance of any obligations or other acts of the other parties to the merger agreement;

•	waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant thereto; or

•	waive compliance with any of the agreements or conditions contained in the merger agreement.

Any agreement on the part of a party to the merger agreement to any extension or waiver will be valid only if in writing signed on behalf of such party. The failure of any party to the merger agreement to assert any of its rights under the merger agreement or otherwise will not constitute a waiver of those rights.

THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS

Purpose of the Exchange Offers and Consent Solicitations

Enterprise is conducting the exchange offers in order to simplify the capital structure of Enterprise and its consolidated subsidiaries, and to give TEPPCO noteholders the option to obtain securities with the same guarantees as the Enterprise Notes hereby offered and those Enterprise notes that may be offered in the future. The Enterprise Notes, which are to be issued by EPO, will be guaranteed by Enterprise, EPO’s parent, as compared with the TEPPCO Notes, which are guaranteed by certain subsidiaries of TEPPCO. By commencing the exchange offers near in time to the merger, Enterprise intends to help achieve these benefits as soon as practicable after consummation of the merger.

The principal purpose of the consent solicitations and the proposed amendments to the TEPPCO Indentures is to eliminate substantially all of the restrictive covenants in the TEPPCO Indentures. Completion of the exchange offers and consent solicitations should help make the overall long-term debt of Enterprise and its subsidiaries more uniform in character and easier to administer.

Terms of the Exchange Offers and Consent Solicitations

In the exchange offers, we are offering in exchange for a holder’s outstanding TEPPCO Notes the following Enterprise Notes:

Aggregate	Series of Notes
Principal	Issued by TEPPCO to be	Series of Notes to be
Amount	Exchanged(1)	Issued by EPO(2)	Semi-Annual Interest Payment Dates for Both TEPPCO and Enterprise Notes

$500,000,000	7.625% Senior Notes due February 15, 2012 (the “TEPPCO 2012 Notes”)	7.625% Senior Notes due February 15, 2012 (the “Enterprise 2012 Notes”)	February 15 and August 15

$200,000,000	6.125% Senior Notes due February 1, 2013 (the “TEPPCO 6.125% 2013 Notes”)	6.125% Senior Notes due February 1, 2013 (the “Enterprise 6.125% 2013 Notes”)	February 1 and August 1

$250,000,000	5.90% Senior Notes due April 15, 2003 (the “TEPPCO 5.90% 2013 Notes”)	5.90% Senior Notes due April 15, 2003 (the “Enterprise 5.90% 2013 Notes”)	April 15 and October 15

$350,000,000	6.65% Senior Notes due April 15, 2018 (the “TEPPCO 2018 Notes”)	6.65% Senior Notes due April 15, 2018 (the “Enterprise 2018 Notes”)	April 15 and October 15

$400,000,000	7.55% Senior Notes due April 15, 2038 (the “TEPPCO 2038 Notes” and, together with the TEPPCO 2012 Notes, the TEPPCO 6.125% 2013 Notes, the TEPPCO 5.90% 2013 Notes and the TEPPCO 2018 Notes, the “TEPPCO Senior Notes”)	7.55% Senior Notes due April 15, 2038 (the “Enterprise 2038 Notes” and, together with the Enterprise 2012 Notes, the Enterprise 6.125% 2013 Notes, the Enterprise 5.90% 2013 Notes and the Enterprise 2018 Notes, the “Enterprise Senior Notes”)	April 15 and October 15

$300,000,000	7.000% Fixed/Floating Rate Junior Subordinated Notes due June 1, 2067 (the “TEPPCO Subordinated Notes” and, together with the TEPPCO Senior Notes, the “TEPPCO Notes” or singularly, a “TEPPCO Note”)	7.000% Fixed/Floating Rate Junior Subordinated Notes due June 1, 2067 (the “Enterprise Subordinated Notes” and, together with the Enterprise Senior Notes, the “Enterprise Notes” or singularly, an “Enterprise Note”)	June 1 and December 1 (up to, but not including, June 1, 2017); March 1, June 1, September 1 and December 1 (from June 1, 2017 to, but not including, maturity date)

(1)	The TEPPCO Notes are issued by TEPPCO and fully and unconditionally guaranteed by certain subsidiary guarantors of TEPPCO. The TEPPCO Senior Notes were issued under the TEPPCO indenture dated February 20, 2002, as amended, or as referenced in this prospectus, the “2002 TEPPCO Indenture,” and the TEPPCO Subordinated Notes were issued under the TEPPCO indenture dated May 14, 2007, as amended, or as referenced in this prospectus, the “2007 TEPPCO Indenture.”

(2)	The Enterprise Notes will be issued by EPO and will be fully and unconditionally guaranteed on an unsecured basis by its parent entity, Enterprise.

The exchange price for the tendered TEPPCO Notes will be (i) 100% of their aggregate principal amount if such notes are properly tendered (and not validly withdrawn) prior to 5:00 p.m., New York City time, on October 6, 2009 (the “Early Consent Date”), and (ii) 97% of their aggregate principal amount if such notes are properly tendered (and not validly withdrawn) after the Early Consent Date and prior to 9:00 a.m., New York City time, on October 26, 2009, unless extended at the discretion of EPO (the “expiration date” of the exchange offers).

Notwithstanding the foregoing, the Enterprise Notes will be issued only in denominations of $1,000 and whole multiples of $1,000. See “Description of the Enterprise Notes — Description of Enterprise Senior Notes — General,” and “Description of the Enterprise Notes — Description of Enterprise Subordinated Notes — General.” If EPO would otherwise be required to issue an Enterprise Note in a denomination other than $1,000 or a whole multiple of $1,000, EPO will, in lieu of such issuance:

•	issue an Enterprise Note in a principal amount that has been rounded down to the nearest lesser whole multiple of $1,000; and

•	pay cash, which we refer to as “cash exchange consideration”, in an amount equal to:

•	the difference between (i) the principal amount yielded by such formula and (ii) the principal amount of the Enterprise Note actually issued in accordance with this paragraph; plus

•	accrued and unpaid interest on the principal amount representing such difference to the date of the exchange.

The interest rate, interest payment dates, redemption terms and maturity of each series of Enterprise Notes to be issued by EPO in the exchange offers will be the same as those of the corresponding series of TEPPCO Notes to be exchanged. The Enterprise Notes received in exchange for the tendered TEPPCO Notes will accrue interest from the most recent date to which interest has been paid on those TEPPCO Notes. Except as otherwise set forth above, you will not receive a payment for accrued interest on TEPPCO Notes you exchange at the time of the exchange.

For the purposes of this prospectus, the “2002 TEPPCO Indenture” means the indenture, dated as of February 20, 2002, as amended, by and among TEPPCO as issuer, TE Products Pipeline Company, LLC (f/k/a TE Products Pipeline Company, Limited Partnership), TCTM, L.P., TEPPCO Midstream Companies, LLC (f/k/a TEPPCO Midstream Companies, L.P.) and Val Verde Gas Gathering Company, L.P. as subsidiary guarantors, and U.S. Bank National Association (successor in interest to Wachovia Bank, National Association and First Union National Bank) as trustee, and the “2007 TEPPCO Indenture” means the indenture, dated as of May 14, 2007, as amended, by and among TEPPCO as issuer, TE Products Pipeline Company, LLC (f/k/a TE Products Pipeline Company, Limited Partnership), TCTM, L.P., TEPPCO Midstream Companies, LLC (f/k/a TEPPCO Midstream Companies, L.P.) and Val Verde Gas Gathering Company, L.P. as subsidiary guarantors, and The Bank of New York Mellon Trust Company, N.A. (successor in name to The Bank of New York Trust Company, N.A.) as trustee. The 2002 TEPPCO Indenture and the 2007 TEPPCO Indenture are referred to collectively as the “TEPPCO Indentures.”

The Enterprise Senior Notes are a new series of debt securities that will be issued under an Indenture dated as of October 4, 2004, as amended by the Tenth Supplemental Indenture (which Indenture, as so amended, we refer to as the “Enterprise Base Indenture”) and as supplemented by the Seventeenth Supplemental Indenture to be dated as of the first date on which we exchange Enterprise Notes for TEPPCO Notes pursuant to the exchange offers (which we refer to as the “Enterprise Senior Supplemental Indenture” and, together with the Enterprise Base Indenture, the “Enterprise Senior Indenture”), among EPO (successor to Enterprise Products Operating L.P.) as issuer, Enterprise as parent guarantor, any subsidiary guarantors party thereto and Wells Fargo Bank, N.A. as trustee. The Enterprise Subordinated Notes are a new series of debt securities that will be issued under the Enterprise Base Indenture as supplemented by the Eighteenth Supplemental Indenture to be dated as of the first date on which we exchange Enterprise Subordinated Notes for TEPPCO Subordinated Notes pursuant to the exchange offers (which we refer to as the “Enterprise Subordinated Supplemental Indenture” and, together with the Enterprise Base Indenture, as the “Enterprise Subordinated Indenture”), among EPO (successor to Enterprise Products Operating L.P.) as issuer, Enterprise as parent guarantor, any subsidiary guarantors party thereto and Wells Fargo Bank, N.A. as trustee. The terms of the Enterprise Senior Notes will include those expressly set forth in the Enterprise Senior Indenture and those made part of the Enterprise Senior Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). References to the “Guarantee” refer to Enterprise’s guarantee of payments on the Enterprise Notes. The terms of the Enterprise Subordinated Notes will include those expressly set forth in the Enterprise Subordinated Indenture and those made part of such indenture by reference to the Trust Indenture Act.

The Enterprise Senior Indenture and the Enterprise Subordinated Indenture are referred to collectively as the “Enterprise Indentures.”

In conjunction with the exchange offers, we are also soliciting consents from the holders of the TEPPCO Notes to effect a number of amendments to the applicable TEPPCO Indentures under which those notes were issued and are governed. As a holder of TEPPCO Notes, you may give your consent to the proposed amendments to the applicable TEPPCO Indenture only by tendering your TEPPCO Notes of a series governed by such indenture in one of the aforementioned exchange offers. Our obligations to complete the exchange offers are conditioned on, among other things, receipt of valid and unrevoked consents to the proposed amendments from the holders of a majority in aggregate principal amount of each of the series of TEPPCO Notes outstanding under each TEPPCO Indenture (the “required consents”), although we may, at our option, waive certain conditions with respect to the exchange offers. For a description of the proposed amendments, see “The Proposed Amendments.”

If the required consents are received and accepted with respect to the TEPPCO Notes of a given series, then TEPPCO, the trustee and other parties under the relevant TEPPCO Indenture will execute a supplemental indenture setting forth the proposed amendments in respect of such series of notes. Under the terms of this supplemental indenture, the proposed amendments will become effective on the exchange date with respect to that series, which is expected to occur shortly after the consummation of the merger. Each non-consenting holder of TEPPCO Notes will be bound by the supplemental indenture.

Conditions to the Exchange Offers and Consent Solicitations

Our obligations to complete the exchange offers are subject to the satisfaction or waiver (by us) of the following conditions as applicable: (a) the receipt of the required consents described above under “— Terms of the Exchange Offers and Consent Solicitations”, (b) the valid tender (without valid withdrawal) of a majority in aggregate principal amount of each series of TEPPCO Notes held by non-affiliates of TEPPCO as of the expiration date, as it may be extended at Enterprise’s discretion, (c) the merger has been consummated and (d) the following statements are true:

(1) In our reasonable judgment, no action or event has occurred or been threatened (including a default under an agreement, indenture or other instrument or obligation to which we or one of our affiliates is a party or by which we or one of our affiliates is bound), no action is pending, no action has been taken, and no statute, rule, regulation, judgment, order, stay, decree or injunction has been promulgated, enacted, entered, enforced or deemed applicable to the exchange offers, the exchange of TEPPCO Notes under an exchange offer, the consent solicitations or the proposed amendments, by or before any court or governmental, regulatory or administrative agency, authority or tribunal, which either:

•	challenges the exchange offers, the exchange of TEPPCO Notes under an exchange offer, the consent solicitations or the proposed amendments or might, directly or indirectly, prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any material manner, the exchange offers, the exchange of TEPPCO Notes under an exchange offer, the consent solicitations or the proposed amendments; or

•	in our reasonable judgment, could materially affect the business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects of Enterprise and its subsidiaries, taken as a whole, or materially impair the contemplated benefits to Enterprise of the exchange offers, the exchange of TEPPCO Notes under an exchange offer, the consent solicitations or the proposed amendments, or might be material to holders of TEPPCO Notes in deciding whether to accept the exchange offers and give their consents;

(2) None of the following has occurred:

•	any general suspension of or limitation on trading in securities on any United States national securities exchange or in the over-the-counter market (whether or not mandatory);

•	a material impairment in the general trading market for debt securities;

•	a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States (whether or not mandatory);

•	a commencement or escalation of a war, armed hostilities, terrorist act or other national or international crisis directly or indirectly relating to the United States;

•	any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States;

•	any material adverse change in United States securities or financial markets generally; or

•	in the case of any of the foregoing existing at the time of the commencement of the exchange offers, a material acceleration or worsening thereof; and

(3) The trustees under the TEPPCO Indentures have executed and delivered supplemental indentures relating to the proposed amendments and have not objected in any respect to, or taken any action that could in our reasonable judgment adversely affect the consummation of, any of the exchange offers, the exchange of TEPPCO Notes under an exchange offer, the consent solicitations or our ability to effect the proposed amendments, nor have the trustees taken any action that challenges the validity or effectiveness of the procedures used by us in soliciting consents (including the form thereof) or in making the exchange offers, the exchange of the TEPPCO Notes under an exchange offer or the consent solicitations.

All of these conditions are for our sole benefit and may be waived by us, in whole or in part, and with respect to an exchange offer or consent solicitation for the TEPPCO Notes, in our sole discretion. Any determination made by us concerning these events, developments or circumstances shall be conclusive and binding.

If any of these conditions are not satisfied with respect to the TEPPCO Notes, we may, at any time before the consummation of the exchange offers or consent solicitations:

(1) terminate any one or more of the exchange offers or the consent solicitations and promptly return all tendered TEPPCO Notes to the holders thereof (whether or not we terminate the other exchange offers or consent solicitations);

(2) modify, extend or otherwise amend any one or more of the exchange offers or consent solicitations and retain all tendered TEPPCO Notes and consents until the expiration date of the exchange offers or consent solicitations, subject, however, to the withdrawal rights of holders (see “Procedures for Consenting and Tendering — Withdrawal of Tenders and Revocation of Corresponding Consents” and “— Expiration Date; Extensions; Amendments”); or

(3) waive the unsatisfied conditions with respect to any one or more of the exchange offers or consent solicitations to the extent permitted and accept all TEPPCO Notes tendered and not previously validly withdrawn.

If the merger agreement is terminated for any reason, Enterprise intends promptly to terminate the exchange offers and the consent solicitations and to return any tendered TEPPCO Notes.

Expiration Date; Extensions; Amendments

For purposes of each of the exchange offers, the term “expiration date” means the time immediately following 9:00 a.m., New York City time, on October 26, 2009, subject to our right to extend that date and time in our sole discretion, in which case the expiration date shall be the latest date and time to which we have extended the exchange offer.

We reserve the right, in our sole discretion, to (1) delay accepting any validly tendered TEPPCO Notes, (2) extend any of the exchange offers, or (3) terminate or amend any of the exchange offers, by giving oral or written notice of such delay, extension, termination or amendment to the exchange agent. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement thereof which, in the case of an extension, will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We also reserve the right, in our sole discretion, to provide a subsequent offering period of between three and 20 business days for any of the exchange offers. If a subsequent offering period is provided, all TEPPCO Notes that (i) have been validly tendered prior to the expiration date of the initial offering period and (ii) have not been validly withdrawn prior to the expiration of the applicable exchange offer will be accepted and exchanged for Enterprise Notes and, as applicable, cash exchange consideration, and we will make a public announcement of the subsequent offering period no later than 9:00 a.m., New York City time, on the next business day after the expiration date of the initial offering period. Unless otherwise provided in the announcement of the subsequent offering period, all TEPPCO Notes validly tendered during the subsequent offering period will be promptly accepted and exchanged for the Enterprise Notes and, as applicable, cash exchange consideration, as they are tendered. Unless otherwise provided in the announcement of the subsequent offering period, holders of TEPPCO Notes will not have the right to withdraw those notes tendered during the subsequent offering period.

If any of the exchange offers is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment by means of a supplement to this prospectus that will be distributed to holders of TEPPCO Notes and we will extend the relevant exchange offer to a date at least ten business days after disclosing the amendment, depending upon the significance of the amendment and the manner of disclosure to the holders, if such exchange offer would otherwise have expired during such ten business-day period.

Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment or termination of any of the exchange offers and consent solicitations, we will have no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a timely release to any appropriate news agency, including the Dow Jones News Service.

Effect of Tender

Any tender of a TEPPCO Note by a noteholder prior to the expiration date of the exchange offers that is not validly withdrawn prior to the expiration date will constitute a binding agreement between that holder and Enterprise and a consent to the proposed amendments, upon the terms and subject to the conditions of the relevant exchange offer and the letter of transmittal and consent. The acceptance of the exchange offers by a tendering holder of TEPPCO Notes will constitute the agreement by that holder to deliver good and marketable title to the tendered TEPPCO Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.

Holders that fail to tender their TEPPCO Notes (and thereby fail to deliver valid and unrevoked consents) prior to the Early Consent Date but do so prior to the expiration date will receive an exchange price equal to 97% of the aggregate principal amount of such tendered notes, rather than 100% of such amount. If the proposed amendments to the TEPPCO Indentures have been adopted, the amendments will apply to all TEPPCO Notes governed by such indentures that are not acquired in the exchange offers. Thereafter, all such TEPPCO Notes will be governed by the respective TEPPCO Indenture as amended by the proposed amendments, which will have less restrictive terms and afford reduced protections to the holders of such securities compared to those currently in the TEPPCO Indentures. See “Risk Factors — Risks Related to the Exchange Offers, the Consent Solicitations and the Enterprise Notes — The proposed amendments to the TEPPCO Indentures will afford reduced protection to remaining holders of TEPPCO Notes.”

Absence of Dissenters’ Rights

Holders of the TEPPCO Notes do not have any appraisal or dissenters’ rights under New York law, the law governing the TEPPCO Indentures and the TEPPCO Notes, or under the terms of the TEPPCO Indentures in connection with the exchange offers and consent solicitations.

Accounting Treatment of the Exchange Offers

The exchange offers will be accounted for by Enterprise as exchanges of debt under United States generally accepted accounting principles. The Enterprise Notes to be issued in the exchange offers will be recorded at the same carrying value as the TEPPCO Notes. Accordingly, Enterprise will recognize no gain or loss for accounting purposes upon the consummation of the exchange offers. The direct costs incurred with third parties will be expensed.

Acceptance of TEPPCO Notes for Exchange; Enterprise Notes and Cash Exchange Consideration; Effectiveness of Proposed Amendments

Assuming the conditions to the exchange offers are satisfied or waived, we will issue new Enterprise Notes in book-entry form and pay any cash exchange consideration, as applicable, in connection with the exchange offers as soon as practicable after the expiration date of the exchange offers and consummation of the merger (in exchange for TEPPCO Notes that are properly tendered (and not validly withdrawn) before the expiration date and accepted for exchange).

We refer to each date on which we exchange Enterprise Notes for TEPPCO Notes pursuant to the exchange offers as an “exchange date.”

We will be deemed to have accepted validly tendered TEPPCO Notes (and will be deemed to have accepted validly delivered consents to the proposed amendments for the appropriate TEPPCO Indenture) if and when we have given oral or written notice thereof to the exchange agent. Subject to the terms and conditions of the exchange offers, delivery of Enterprise Notes and payment of any cash exchange consideration, as applicable, in connection with the exchange of TEPPCO Notes accepted by us will be made by the exchange agent on the exchange date upon receipt of such notice. The exchange agent will act as agent for participating holders of the TEPPCO Notes for the purpose of receiving consents and TEPPCO Notes from, and transmitting Enterprise Notes and cash exchange consideration to, such holders. If any tendered TEPPCO Notes are not accepted for any reason set forth in the terms and conditions of the exchange offers or if TEPPCO Notes are withdrawn prior to the expiration date of the exchange offers, such unaccepted or withdrawn TEPPCO Notes will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offers.

If we receive the requisite consents by the Early Consent Date or after such date but before the expiration date, the proposed amendments to the TEPPCO Indentures will become effective on the exchange date, which is expected to occur shortly after the consummation of the merger.

Procedures for Consenting and Tendering

If you hold TEPPCO Notes and wish to have those notes exchanged for Enterprise Notes and, as applicable, cash exchange consideration, you must validly tender (or cause the valid tender of) your TEPPCO Notes using the procedures described in this prospectus and in the accompanying letter of transmittal and consent. The proper tender of TEPPCO Notes will constitute an automatic consent to the proposed amendments to the relevant TEPPCO Indenture.

The procedures by which you may tender or cause to be tendered TEPPCO Notes will depend upon the manner in which you hold the TEPPCO Notes, as described below.

TEPPCO Notes Held Through a Nominee

Currently, all of the TEPPCO Notes are held in book-entry form and can only be tendered by following the procedures described below under “— TEPPCO Notes Held with DTC.” However, if you are a beneficial owner of TEPPCO Notes that are subsequently issued in certificated form and that are held of record by a custodian bank, depositary, broker, trust company or other nominee, and you wish to tender TEPPCO Notes in the exchange offers, you should contact the record holder promptly and instruct the record holder to tender the TEPPCO Notes and thereby deliver a consent on your behalf using one of the procedures described below.

TEPPCO Notes Held with DTC

Pursuant to authority granted by The Depository Trust Company (“DTC”), if you are a DTC participant that has TEPPCO Notes credited to your DTC account and thereby held of record by DTC’s nominee, you may directly tender your TEPPCO Notes and deliver a consent as if you were the record holder. Accordingly, references herein to record holders include DTC participants with TEPPCO Notes credited to their accounts. Within two business days after the date of this prospectus, the exchange agent will establish accounts with respect to the TEPPCO Notes at DTC for purposes of the exchange offers.

Any participant in DTC may tender TEPPCO Notes and thereby deliver a consent to the proposed amendments to the appropriate TEPPCO Indenture by effecting a book-entry transfer of the TEPPCO Notes to be tendered in the exchange offers into the account of the exchange agent at DTC and either (1) electronically transmitting its acceptance of the exchange offers through DTC’s Automated Tender Offer Program (“ATOP”) procedures for transfer; or (2) completing and signing the letter of transmittal and consent according to the instructions contained therein and delivering it, together with any signature guarantees and other required documents, to the exchange agent at its address on the back cover page of this prospectus, in either case before the exchange offers expire.

If ATOP procedures are followed, DTC will verify each acceptance transmitted to it, execute a book-entry delivery to the exchange agent’s account at DTC and send an agent’s message to the exchange agent. An “agent’s message” is a message, transmitted by DTC to and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from a DTC participant tendering TEPPCO Notes that the participant has received and agrees to be bound by the terms of the letter of transmittal and consent and that Enterprise and TEPPCO may enforce the agreement against the participant. DTC participants following this procedure should allow sufficient time for completion of the ATOP procedures prior to the expiration date of the exchange offers.

The letter of transmittal and consent (or facsimile thereof), with any required signature guarantees, or (in the case of book-entry transfer) an agent’s message in lieu of the letter of transmittal and consent, and any other required documents, must be transmitted to and received by the exchange agent prior to the expiration date of the exchange offers at one of its addresses set forth on the back cover page of this prospectus. Delivery of such documents to DTC does not constitute delivery to the exchange agent.

Letter of Transmittal and Consent

Subject to and effective upon the acceptance for exchange and issuance of Enterprise Notes and, as applicable, the payment of cash exchange consideration, in exchange for TEPPCO Notes tendered by a letter of transmittal and consent in accordance with the terms and subject to the conditions set forth in this prospectus, by executing and delivering a letter of transmittal and consent (or agreeing to the terms of a letter of transmittal and consent pursuant to an agent’s message) a tendering holder of TEPPCO Notes:

•	irrevocably sells, assigns and transfers to or upon the order of Enterprise all right, title and interest in and to, and all claims in respect of or arising or having arisen as a result of the holder’s status as a holder of the TEPPCO Notes tendered thereby;

•	waives any and all rights with respect to the TEPPCO Notes (including any existing or past defaults and their consequences in respect of the TEPPCO Notes);

•	releases and discharges Enterprise, TEPPCO and the trustees under the TEPPCO Indentures from any and all claims such holder may have, now or in the future, arising out of or related to the TEPPCO Notes, including any claims that such holder is entitled to receive additional principal or interest payments with respect to the TEPPCO Notes (other than as expressly provided in this document and in the letter of transmittal and consent) or to participate in any redemption or defeasance of the TEPPCO Notes;

•	represents and warrants that the TEPPCO Notes tendered were owned as of the date of tender, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind;

•	consents to the proposed amendments described below under “The Proposed Amendments”; and

•	irrevocably constitutes and appoints the exchange agent the true and lawful agent and attorney-in-fact of the holder with respect to any tendered TEPPCO Notes (with full knowledge that the exchange agent also acts as the agent of EPO), with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to cause the TEPPCO Notes tendered to be assigned, transferred and exchanged in the exchange offers.

Proper Execution and Delivery of Letter of Transmittal and Consent

If you wish to participate in the exchange offers and consent solicitations, delivery of your TEPPCO Notes, signature guarantees and other required documents are your responsibility. Delivery is not complete until the required items are actually received by the exchange agent. If you mail these items, we recommend that you (1) use registered mail properly insured with return receipt requested and (2) mail the required items in sufficient time to ensure timely delivery.

Except as otherwise provided below, all signatures on the letter of transmittal and consent or a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program. Signatures on the letter of transmittal and consent need not be guaranteed if:

•	the letter of transmittal and consent is signed by a participant in DTC whose name appears on a security position listing of DTC as the owner of the TEPPCO Notes and the portion entitled “Special Issuance and Payment Instructions” or “Special Delivery Instructions” on the letter of transmittal and consent has not been completed; or

•	the TEPPCO Notes are tendered for the account of an eligible institution. See Instruction 4 in the letter of transmittal and consent.

Withdrawal of Tenders and Revocation of Corresponding Consents

Tenders of TEPPCO Notes in connection with any of the exchange offers may be withdrawn at any time prior to the expiration date of the particular exchange offer. Tenders of TEPPCO Notes may not be withdrawn at any time thereafter. Consents to the proposed amendments in connection with the consent solicitations may be revoked at any time prior to the Early Consent Date, but may not be withdrawn at any time thereafter. The valid withdrawal of tendered TEPPCO Notes prior to the Early Consent Date will be deemed to be a concurrent revocation of the related consent to the proposed amendments to the appropriate TEPPCO Indenture. You may only revoke a consent by validly withdrawing the related TEPPCO Notes prior to the Early Consent Date. If you validly withdraw your TEPPCO Notes following the Early Consent Date but before the expiration date, your consent will continue to be deemed delivered and any subsequent tender of the withdrawn TEPPCO Notes prior to the expiration date shall be for an exchange price of 97% of the re-tendered TEPPCO Notes’ aggregate principal value (rather than 100%, as would be obtained by validly tendering and not withdrawing your TEPPCO Notes prior to the Early Consent Date).

Beneficial owners desiring to withdraw TEPPCO Notes previously tendered through the ATOP procedures should contact the DTC participant through which they hold their TEPPCO Notes. In order to withdraw TEPPCO Notes previously tendered, a DTC participant may, prior to the expiration date of the exchange offers, withdraw its instruction previously transmitted through ATOP by (1) withdrawing its acceptance through ATOP, or (2) delivering to the exchange agent by mail, hand delivery or facsimile transmission, notice of withdrawal of such instruction. The notice of withdrawal must contain the name and number of the DTC participant. Withdrawal of a prior instruction will be effective upon receipt of such notice of withdrawal by the exchange agent. All signatures on a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program, except that signatures on the notice of withdrawal need not be guaranteed if the TEPPCO Notes being withdrawn are held for the account of an eligible institution. A withdrawal of an instruction must be executed by a DTC participant in the same manner as such DTC participant’s name appears on its transmission through ATOP to which such withdrawal relates. A DTC participant may withdraw a tender only if such withdrawal complies with the provisions described in this section.

If you are a beneficial owner of TEPPCO Notes issued in certificated form and have tendered these notes (but not through DTC) and you wish to withdraw your tendered notes, you should contact the exchange agent for instructions.

Withdrawals of tenders of TEPPCO Notes may not be rescinded and any TEPPCO Notes withdrawn will thereafter be deemed not validly tendered for purposes of the exchange offers. Properly withdrawn TEPPCO Notes, however, may be re-tendered by following the procedures described above at any time prior to the expiration date of the applicable exchange offer; if such withdrawn TEPPCO Notes are so re-tendered after the Early Consent Date, the holder will only be eligible to receive an exchange price equal to 97% of the aggregate principal value of such notes.

Miscellaneous

All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of TEPPCO Notes in connection with the exchange offers will be determined by us, in our sole discretion, and our determination will be final and binding. We reserve the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defect or irregularity in the tender of any TEPPCO Notes in the exchange offers, and our interpretation of the terms and conditions of the exchange offers (including the instructions in the letter of transmittal and consent) will be final and binding on all parties. None of Enterprise or its subsidiaries, TEPPCO, the exchange agent, the information agent, the dealer managers or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

Tenders of TEPPCO Notes involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived. TEPPCO Notes received by the exchange agent in connection with any exchange offer that are not validly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to (i) you by mail if they were tendered in certificated form or (ii) if they were tendered through the ATOP procedures, to the DTC participant who delivered such TEPPCO Notes by crediting an account maintained at DTC designated by such DTC participant, in either case as promptly as practicable after the expiration date of the applicable exchange offer or the withdrawal or termination of the applicable exchange offer.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the transfer and sale of TEPPCO Notes to us in the exchange offers. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holders or any other persons, will be payable by the tendering holder.

If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted with the letter of transmittal and consent, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payments due with respect to the TEPPCO Notes tendered by such holder.

U.S. Federal Backup Withholding

U.S. federal income tax law requires that a holder of TEPPCO Notes, whose notes are accepted for exchange, provide the exchange agent, as payer, with the holder’s correct taxpayer identification number or otherwise establish a basis for an exemption from backup withholding. This information should be provided on Internal Revenue Service, or IRS, Form W-9. In the case of a holder who is an individual, other than a resident alien, this identification number is his or her social security number. For holders other than individuals, the identification number is an employer identification number. Exempt holders, including, among others, all corporations and certain foreign individuals, are not subject to these backup withholding and reporting requirements, but must establish that they are so exempt. If you do not provide the exchange agent with your correct taxpayer identification number or an adequate basis for an exemption or a completed IRS Form W-8BEN, you may be subject to backup withholding on payments made in exchange for any TEPPCO Notes and a penalty imposed by the IRS. Backup withholding is not an additional federal income tax. Rather, the amount of tax withheld will be credited against the federal income tax liability of the holder subject to backup withholding. If backup withholding results in an overpayment of taxes, you may obtain a refund from the IRS. You should consult with a tax advisor regarding qualifications for exemption from backup withholding and the procedure for obtaining the exemption.

To prevent backup withholding, you must either (1) provide a completed IRS Form W-9 and indicate either (a) your correct taxpayer identification number or (b) an adequate basis for an exemption, or (2) provide a completed Form W-8BEN.

Each of EPO and TEPPCO reserves the right in its sole discretion to take all necessary or appropriate measures to comply with its respective obligations regarding backup withholding.

Exchange Agent

Global Bondholder Services Corporation has been appointed the exchange agent for the exchange offers and consent solicitations. Letters of transmittal and consent and all correspondence in connection with the exchange offers should be sent or delivered by each holder of TEPPCO Notes, or a beneficial owner’s custodian bank, depositary, broker, trust company or other nominee, to the exchange agent at the address and telephone numbers set forth on the back cover page of this prospectus. We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable, out-of-pocket expenses in connection therewith.

Information Agent

Global Bondholder Services Corporation has been appointed as the information agent for the exchange offers and the consent solicitations, and will receive customary compensation for its services. Questions concerning tender procedures and requests for additional copies of this prospectus or the letter of transmittal and consent should be directed to the information agent at the address and telephone numbers set forth on the back cover page of this prospectus. Holders of any TEPPCO Notes issued in certificated form and that are held of record by a custodian bank, depositary, broker, trust company or other nominee may also contact such record holder for assistance concerning the exchange offers.

Dealer Managers

We have retained Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. to act as dealer managers in connection with the exchange offers and consent solicitations and will pay the dealer managers as compensation for their services aggregate fees in an amount equal to 0.20% of the aggregate principal amount of the TEPPCO Notes validly tendered and accepted for exchange in the exchange offers. Of the fees payable, we will pay 50.0% to Citibank Global Markets Inc. and 50.0% to J.P. Morgan Securities Inc. We will also reimburse the dealer managers for certain expenses. The obligations of the dealer managers to perform such function are subject to certain conditions. We have agreed to indemnify the dealer managers against certain liabilities, including liabilities under the federal securities laws. Questions regarding the terms of the exchange offers or the consent solicitations may be directed to the dealer managers at their respective addresses and telephone numbers set forth on the back cover page of this prospectus.

The dealer managers and their affiliates have performed investment banking, commercial banking and advisory services for us, TEPPCO and our respective affiliates from time to time, for which they have received customary fees and expenses. The dealer managers and their affiliates may, from time to time in the future, engage in transactions with and perform services for us and our affiliates in the ordinary course of business.

Affiliates of the dealer managers are lenders under our multi-year revolving credit facility.

Other Fees and Expenses

The expenses of soliciting tenders and consents with respect to the TEPPCO Notes will be borne by us. The principal solicitations are being made by mail; however, additional solicitations may be made by facsimile transmission, telephone or in person by the dealer managers and the information agent, as well as by officers and other employees of Enterprise and its affiliates.

Tendering holders of TEPPCO Notes will not be required to pay any fee or commission to the dealer managers. However, if a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, such holder may be required to pay brokerage fees or commissions.

DESCRIPTION OF THE DIFFERENCES BETWEEN THE ENTERPRISE NOTES AND
THE TEPPCO NOTES

The following are summary comparisons of the material terms of the Enterprise Senior Notes compared to the TEPPCO Senior Notes and of the Enterprise Subordinated Notes compared to the TEPPCO Subordinated Notes.

Description of the Differences Between the Enterprise Senior Notes and the TEPPCO Senior Notes

The following is a summary comparison of the material terms of the Enterprise Senior Notes and the TEPPCO Senior Notes. The Enterprise Senior Notes issued in the applicable exchange offers will be governed by the Enterprise Senior Indenture. This summary does not purport to be complete and is qualified in its entirety by reference to the Enterprise Senior Indenture and the 2002 TEPPCO Indenture. Copies of those indentures are available from the information agent upon request.

The TEPPCO Senior Notes represent, as of the date of this prospectus, the only debt securities issued under the 2002 TEPPCO Indenture.

EPO, the issuer of the Enterprise Senior Notes, is referred to as the “Issuer” below. Other terms used in the comparison of the Enterprise Senior Notes and the TEPPCO Senior Notes below and not otherwise defined in this prospectus have the meanings given to such terms in the Enterprise Senior Indenture and the 2002 TEPPCO Indenture, respectively. Article and section references in the descriptions of the notes below are references to the applicable indenture under which the notes were or will be issued.

The description of the TEPPCO Senior Notes reflects the TEPPCO Senior Notes as currently constituted and does not reflect any changes to the covenants and other terms of the TEPPCO Senior Notes or the 2002 TEPPCO Indenture that may be effected following the consent solicitations as described under “The Proposed Amendments.”

	TEPPCO Senior Notes	New Enterprise Senior Notes

Notice of Redemption	Section 3.02	Section 3.03
	In case TEPPCO shall desire to exercise the right to redeem all or, as the case may be, any part of the TEPPCO Senior Notes of any series in accordance with their terms, by resolution of the Board of Directors or a supplemental Indenture, TEPPCO shall fix a date for redemption and shall give notice of such redemption at least 30 and not more than 60 days prior to the date fixed for redemption to the Holders of TEPPCO Senior Notes of such series so to be redeemed as a whole or in part, in the manner provided in Section 13.03. At least 45 days but not more than 60 days before the redemption date unless the Trustee consents to a shorter period, TEPPCO shall give written notice to the Trustee of the redemption date, the principal amount of TEPPCO Senior Notes	In case the Issuer shall desire to exercise the right, or to fulfill the obligation, to redeem all or, as the case may be, any part of the Enterprise Senior Notes of any series in accordance with their terms, by resolution of the Board of Directors or a supplemental Indenture, the Issuer shall fix a date for redemption and shall give notice of such redemption at least 30 and not more than 60 days prior to the date fixed for redemption to the Holders of Enterprise Senior Notes of such series so to be redeemed as a whole or in part, in the manner provided in Section 13.03; provided, however, such notice may be given more than 60 days prior to the Redemption Date if the notice is given in connection with a satisfaction and discharge pursuant to Section 11.02(a) and it

	TEPPCO Senior Notes	New Enterprise Senior Notes

to be redeemed and the series and terms of the TEPPCO Senior Notes pursuant to which such redemption will occur. Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from TEPPCO to the effect that such redemption will comply with the conditions herein. If fewer than all the TEPPCO Senior Notes of a series are to be redeemed, the record date relating to such redemption shall be selected by TEPPCO and given in writing to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee.	may be given less than 30 days prior to the Redemption Date if so specified pursuant to Section 2.03.

At least five days before the giving of any notice of redemption, unless the Trustee consents to a shorter period, the Issuer shall give written notice to the Trustee of the Redemption Date, the principal amount of Enterprise Senior Notes to be redeemed and the series and terms of the Enterprise Senior Notes pursuant to which such redemption will occur. Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Issuer to the effect that such redemption will comply with the conditions herein, and such notice may be revoked at any time prior to the giving of a notice of redemption to the Holders pursuant to this Section 3.03. If fewer than all the Enterprise Senior Notes of a series are to be redeemed, the record date relating to such redemption shall be selected by the Issuer and given in writing to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee.

Accountants’ Annual Statement		Section 4.06(b)
	There is no comparable provision under the 2002 TEPPCO Indenture.	(b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.05 shall be accompanied by a written statement of the Parent Guarantor’s independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to

	TEPPCO Senior Notes	New Enterprise Senior Notes

their attention that would lead them to believe that the Issuer or the Parent Guarantor has violated any provisions of Articles IV or V of this Indenture (to the extent such provisions relate to accounting matters) or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.
Sale/Leaseback Transactions	Section 4.12	Section 4.12
TEPPCO shall not, and shall not permit any of its Subsidiaries to, enter into any Sale-Leaseback Transaction unless:

     (a) such Sale-Leaseback Transaction occurs within 12 months from the date of completion of the acquisition of the Principal Property subject thereto or the date of the completion of construction, or development of, or substantial repair or improvement on, or commencement of full operations of, such Principal Property, whichever is later;

     (b) TEPPCO or such Subsidiary, as the case may be, would be permitted, pursuant to the provisions of this Indenture, to incur Debt, in a principal amount at least equal to the Attributable Indebtedness with respect to such Sale- Leaseback Transaction, secured by a Lien on the Principal Property subject to such Sale-Leaseback Transaction pursuant to Section 4.13 without equally and ratably securing the TEPPCO Senior Notes pursuant to such Section; or

(c) TEPPCO or such Subsidiary, within a twelve-month period after the effective date of	The Parent Guarantor shall not, and shall not permit any Subsidiary to, enter into any Sale/Leaseback Transaction with any Person (other than the Issuer or a Subsidiary) unless:

     (a) such Sale-Leaseback Transaction occurs within one year from the date of completion of the acquisition of the Principal Property subject thereto or the date of the completion of construction, development or substantial repair or improvement, or commencement of full operations on such Principal Property, whichever is later; or

     (b) the Sale-Leaseback Transaction involves a lease for a period, including renewals, of not more than three years; or

(c) the Parent Guarantor or such Subsidiary would be entitled to incur Indebtedness, in a principal amount equal to or exceeding the Attributable Indebtedness from such Sale/Leaseback Transaction, secured by a lien on the property subject to such Sale/Leaseback Transaction pursuant to Section 4.13 without equally and ratably securing the Enterprise Senior Notes pursuant

	TEPPCO Senior Notes	New Enterprise Senior Notes

such Sale-Leaseback Transaction, applies or causes to be applied an amount equal to not less than the Attributable Indebtedness from such Sale-Leaseback Transaction either to (a) the voluntary defeasance or the prepayment, repayment, redemption or retirement of any TEPPCO Senior Notes or other Funded Debt of TEPPCO or any Subsidiary that is not subordinated to the TEPPCO Senior Notes, (b) the acquisition, construction, development or improvement of any Principal Property used or useful in the businesses of TEPPCO (including the businesses of its Subsidiaries) or (c) any combination of applications referred to in the preceding clause (a) or (b).

Notwithstanding the foregoing provisions of this Section, TEPPCO may, and may permit any Subsidiary to, effect any Sale-Leaseback Transaction that is not excepted by clauses (a) through (c), inclusive, of this Section, provided that the Attributable Indebtedness from such Sale-Leaseback Transaction, together with the aggregate principal amount of (i) all other Attributable Indebtedness deemed to be outstanding in respect of all Sale- Leaseback Transactions (exclusive of any such Sale-Leaseback Transactions otherwise permitted under clauses (a) and (c) of this Section) and (ii) all outstanding Debt secured by Liens, other than Permitted Liens, on any Principal Property or upon any shares of capital stock of any Subsidiary owning or leasing any Principal Property, does not exceed 10% of Consolidated Net Tangible Assets.	to such Section; or

     (d) the Parent Guarantor or such Subsidiary, within a one-year period after such Sale- Leaseback Transaction, applies or causes to be applied an amount not less than the Attributable Indebtedness from such Sale- Leaseback Transaction to (a) the prepayment, repayment, redemption, reduction or retirement of any Indebtedness of the Parent Guarantor or any Subsidiary that is not subordinated to the Enterprise Senior Notes or the Guarantee, or (b) the expenditure or expenditures for Principal Property used or to be used in the ordinary course of business of the Parent Guarantor or its Subsidiaries.

Notwithstanding the foregoing provisions of this Section, the Parent Guarantor may, and may permit any Subsidiary to, effect any Sale/Leaseback Transaction that is not excepted by clauses (a) through (d), inclusive, of this Section, provided that the Attributable Indebtedness from such Sale/Leaseback Transaction, together with the aggregate principal amount of all other such Attributable Indebtedness deemed to be outstanding and all outstanding Indebtedness (other than the Enterprise Senior Notes and any other notes issued under the Enterprise Senior Indenture) secured by liens, other than Permitted Liens, upon Principal Properties or upon any capital stock of any Restricted Subsidiary, do not exceed 10% of Consolidated Net Tangible Assets.
Limitation on Liens	Section 4.13	Section 4.13
	TEPPCO shall not, and shall not permit any of its Subsidiaries to,	The Parent Guarantor shall not, and shall not permit any

TEPPCO Senior Notes	New Enterprise Senior Notes

incur, create, assume or suffer to exist any Lien, other than a Permitted Lien, on any Principal Property or upon any shares of capital stock of any Subsidiary owning or leasing any Principal Property, whether now existing or hereafter created or acquired by TEPPCO or such Subsidiary, to secure any Debt of TEPPCO or any other Person, without in any such case making effective provision whereby any and all TEPPCO Senior Notes then Outstanding will be secured by a Lien equally and ratably with, or prior to, such Debt for so long as such Debt shall be so secured. Notwithstanding the foregoing, TEPPCO may, and may permit any Subsidiary to, incur, create, assume or suffer to exist any Lien (other than a Permitted Lien) on any Principal Property or upon any shares of capital stock of any Subsidiary owning or leasing any Principal Property to secure Debt of TEPPCO or any other Person, without securing the TEPPCO Senior Notes as provided in this Section, provided that the aggregate principal amount of all Debt then outstanding secured by any such Lien together with the aggregate amount of Attributable Indebtedness deemed to be outstanding in respect of all Sale-Leaseback Transactions (exclusive of any such Sale- Leaseback Transactions otherwise permitted under clauses (a) and (c) of Section 4.12), does not exceed 10% of Consolidated Net Tangible Assets.	Subsidiary to, create, assume, incur or suffer to exist any lien, other than a Permitted Lien, on any Principal Property or upon any capital stock of any Restricted Subsidiary, now owned or hereafter acquired by the Parent Guarantor or such Subsidiary, to secure any Indebtedness of the Parent Guarantor, the Issuer or any other Person (other than the Enterprise Senior Notes and any other notes issued under the Enterprise Senior Indenture), without in any such case making effective provision whereby any and all Enterprise Senior Notes and any other notes issued under the Enterprise Senior Indenture then outstanding will be secured by a lien equally and ratably with, or prior to, such Indebtedness for so long as such Indebtedness shall be so secured. Notwithstanding the foregoing, the Parent Guarantor may, and may permit any Subsidiary to, create, assume, incur or suffer to exist any lien, other than a Permitted Lien, upon any Principal Property or upon any capital stock of any Restricted Subsidiary to secure Indebtedness of the Parent Guarantor, the Issuer or any other Person (other than the Enterprise Senior Notes and any other notes issued under the Enterprise Senior Indenture), without in any such case making effective provision whereby all the Enterprise Senior Notes and other notes Outstanding under the Enterprise Senior Indenture are secured equally and ratably with, or prior to, such Indebtedness so long as such Indebtedness is secured; provided that the aggregate principal amount of all Indebtedness then outstanding secured by such lien and all similar liens, together with the aggregate amount of Attributable Indebtedness deemed

	TEPPCO Senior Notes	New Enterprise Senior Notes

to be outstanding in respect of all Sale/Leaseback Transactions (exclusive of any such Sale/Leaseback Transactions otherwise permitted under clauses (a) through (d) of Section 4.12), does not exceed 10% of Consolidated Net Tangible Assets.
Additional Subsidiary Guarantors	Section 4.14	Section 4.14
	If at any time after the original issuance of the TEPPCO Senior Notes, including following any release of a Subsidiary Guarantor from its Guarantee under this Indenture, any Subsidiary of TEPPCO (including any future Subsidiary of TEPPCO) guarantees any Funded Debt of TEPPCO, then TEPPCO shall cause such Subsidiary to guarantee the TEPPCO Senior Notes and in connection with such guarantee, to execute and deliver an Indenture supplemental hereto pursuant to Section 9.01(g) simultaneously therewith. In order to further evidence its Guarantee, such Subsidiary shall execute and deliver to the Trustee a notation relating to such Guarantee in accordance with Section 14.02.	If any Subsidiary that is not then a Subsidiary Guarantor becomes a guarantor or co-obligor of any Funded Debt of the Issuer, then Parent Guarantor shall cause such Subsidiary to promptly execute and deliver a supplemental Indenture providing for the Guarantee of the payment of the Enterprise Senior Notes and any other notes issued under the Enterprise Senior Indenture pursuant to Article XIV hereof.

Events of Default	Section 6.01(h)	Section 6.01
	(h) default in the payment by TEPPCO or any of its Subsidiaries at the Stated Maturity thereof, after the expiration of any applicable grace period, of any principal of any Debt of TEPPCO (other than the TEPPCO Senior Notes) or any of its Subsidiaries (other than the Guarantee of the TEPPCO Senior Notes) outstanding in an aggregate principal amount in excess of $50,000,000, or the occurrence of any other default thereunder (including, without limitation, the failure to pay interest or any	There is no comparable provision under the Enterprise Senior Indenture.

	TEPPCO Senior Notes	New Enterprise Senior Notes

premium), the effect of which default is to cause such Debt to become, or to be declared, due prior to its Stated Maturity and such acceleration is not rescinded within 60 days after there has been given, by registered or certified mail, to TEPPCO and the Subsidiary Guarantors by the Trustee or to TEPPCO, the Subsidiary Guarantors and the Trustee by the Holders of at least 25% in principal amount of the Outstanding TEPPCO Senior Notes of the particular series of TEPPCO Senior Notes in default a written notice specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder, and the receipt by TEPPCO and the Subsidiary Guarantors of such written notice.
Satisfaction and Discharge of
Indenture; Defeasance	Section 11.02	Section 11.02
	(a) If at any time TEPPCO shall have delivered to the Trustee for cancellation all TEPPCO Senior Notes of any series theretofore authenticated and delivered (other than any TEPPCO Senior Notes of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.09 and TEPPCO Senior Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to TEPPCO as provided in Section 11.05) or all TEPPCO Senior Notes of such series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and TEPPCO shall	(a) If at any time the Issuer shall have delivered to the Trustee for cancellation all Enterprise Senior Notes of any series theretofore authenticated and delivered, any Enterprise Senior Notes of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.09 and Enterprise Senior Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer as provided in Section 11.05) or all Enterprise Senior Notes of such series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Issuer shall

TEPPCO Senior Notes	New Enterprise Senior Notes

deposit with the Trustee as trust funds the entire amount in cash sufficient to pay at maturity or upon redemption all TEPPCO Senior Notes of such series not theretofore delivered to the Trustee for cancellation, including principal and premium, if any, and interest due or to become due on such date of maturity or redemption date, as the case may be, and if in either case TEPPCO shall also pay or cause to be paid all other sums payable hereunder by TEPPCO, then the 2002 TEPPCO Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of such TEPPCO Senior Notes herein expressly provided for) with respect to the TEPPCO Senior Notes of such series, and the Trustee, on demand of TEPPCO accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of TEPPCO, shall execute proper instruments acknowledging satisfaction of and discharging the 2002 TEPPCO Indenture.

deposit with the Trustee as trust funds the entire amount in U.S. dollars sufficient to pay at Stated Maturity or upon redemption all Enterprise Senior Notes of such series not theretofore delivered to the Trustee for cancellation, including principal and premium, if any, and interest due or to become due on such date of Stated Maturity or Redemption Date, as the case may be, and if in either case the Issuer shall also pay or cause to be paid all other sums then due and payable hereunder by the Issuer with respect to the Enterprise Senior Notes of such series, then the Enterprise Senior Indenture shall cease to be of further effect with respect to the Enterprise Senior Notes of such series, and the Trustee, on demand of the Issuer accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Issuer, shall execute proper instruments acknowledging satisfaction of and discharging the Enterprise Senior Indenture with respect to the Enterprise Senior Notes of such series.

(b) Subject to Sections 11.02(c), 11.03 and 11.07, TEPPCO at any time may terminate, with respect to TEPPCO Senior Notes of a particular series, all its obligations under the TEPPCO Senior Notes of such series and the 2002 TEPPCO Indenture with respect to the TEPPCO Senior Notes of such series (“legal defeasance option”) or the operation of Sections 6.01(d), (g) and (h) and, as they relate to the Subsidiary Guarantors only, Sections 6.01(e) and (f) (“covenant defeasance option”). If TEPPCO exercises its legal defeasance option, the Guarantee will terminate with respect to that series of TEPPCO Senior Notes.

(b) Subject to Sections 11.02(c), 11.03 and 11.07, the Company at any time may terminate, with respect to Enterprise senior of a particular series, all its obligations under the Enterprise Senior Notes of such series and the Enterprise Senior Indenture with respect to the Enterprise Senior Notes of such series (“legal defeasance option”) or the operation of (x) any covenant made applicable to such Enterprise Senior Notes pursuant to Section 2.03, (y) Sections 6.01(d), (g) and (h) (except to the extent covenants or agreements referenced in Section 6.01(d) remain applicable)

TEPPCO Senior Notes	New Enterprise Senior Notes

TEPPCO may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

     If TEPPCO exercises its legal defeasance option, payment of the TEPPCO Senior Notes of the defeased series may not be accelerated because of an Event of Default. If TEPPCO exercises its covenant defeasance option, payment of the TEPPCO Senior Notes of the defeased series may not be accelerated because of an Event of Default specified in Sections 6.01(d), (g) and (h) and, with respect to the Subsidiary Guarantors only, Sections 6.01(e) and (f) (except to the extent covenants or agreements referenced in such Sections remain applicable).

     Upon satisfaction of the conditions set forth herein and upon request of TEPPCO, the Trustee shall acknowledge in writing the discharge of those obligations that TEPPCO terminates.

(c) Notwithstanding clauses (a) and (b) above, TEPPCO’s obligations in Sections 2.07, 2.09, 4.02, 4.04, 5.01, 7.06, 7.10, 11.05, 11.06 and 11.07 shall survive until the TEPPCO Senior Notes of the defeased series have been paid in full. Thereafter, TEPPCO’s obligations in Sections 7.06, 11.05 and 11.06 shall survive.	and (z) as they relate to the Guarantors only, Sections 6.01(e) and (f) (“covenant defeasance option”). If the Issuer exercises either its legal defeasance option or its covenant defeasance obligation, the Guarantee will terminate with respect to that series of Enterprise Senior Notes and be automatically released and discharged and any security that may have been granted in respect of such series shall be automatically released. The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

     If the Company exercises its legal defeasance option, payment of the Enterprise Senior Notes of the defeased series may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Enterprise Senior Notes of the defeased series may not be accelerated because of an Event of Default specified in Sections 6.01(d), (g) and (h) and, with respect to the Guarantors only, Sections 6.01(e) and (f) (except to the extent covenants or agreements referenced in Section 6.01(d) remain applicable).

     Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

(c) Notwithstanding clauses (a) and (b) above, the Issuer’s obligations in Sections 2.07, 2.09, 4.02, 4.04, 4.07, 5.01, 7.06, 11.05, 11.06 and 11.07 shall survive until the Enterprise Senior Notes of the defeased series have been paid in

	TEPPCO Senior Notes	New Enterprise Senior Notes

full. Thereafter, the Issuer’s obligations in Sections 7.06, 11.05 and 11.06 shall survive.
Release of Guarantors	Section 14.04	Section 14.04(c)
	There is no comparable provision under the 2002 TEPPCO Indenture.	(c) If at any time following any release and discharge of the Guarantee of a Subsidiary Guarantor pursuant to the provisions of clause(B) of Section 14.04(a) such Subsidiary Guarantor shall again guarantee or co-issue any Funded Debt of the Issuer other than obligations arising under the Enterprise Senior Indenture and any Enterprise Senior Notes and other notes issued thereunder, thereupon the Parent Guarantor shall cause such Subsidiary Guarantor to execute and deliver to the Trustee an Indenture supplemental thereto in order to effect its Guarantee once again.

Description of the Differences Between the Enterprise Subordinated Notes and the TEPPCO Subordinated Notes

The following is a summary comparison of the material terms of the Enterprise Subordinated Notes and the TEPPCO Subordinated Notes. The Enterprise Subordinated Notes issued in the applicable exchange offer will be governed by the Enterprise Subordinated Indenture. This summary does not purport to be complete and is qualified in its entirety by reference to the Enterprise Subordinated Indenture and the 2007 TEPPCO Indenture. Copies of those indentures are available from the information agent upon request.

The TEPPCO Subordinated Notes represent, as of the date of this prospectus, the only debt securities issued under the 2007 TEPPCO Indenture.

Terms used in the descriptions of the Enterprise Subordinated Notes and the TEPPCO Subordinated Notes below and not otherwise defined in this prospectus have the meanings given to such terms in the 2007 TEPPCO Indenture and the Enterprise Subordinated Indenture, respectively. Article and section references in the descriptions of the notes below are references to the applicable indenture under which the notes were or will be issued.

The description of the TEPPCO Subordinated Notes reflects the TEPPCO Subordinated Notes as currently constituted and does not reflect any changes to the covenants and other terms of the TEPPCO Subordinated Notes or the 2007 TEPPCO Indenture that may be effected following the consent solicitations as described under “The Proposed Amendments.”

	TEPPCO Subordinated Notes	New Enterprise Subordinated Notes

Notice of Redemption; Selection
of Debt Securities	Section 3.02	Section 3.03
In case TEPPCO shall desire to exercise the right to redeem all or, as the case may be, any part of the Debt Securities of any series in accordance with their terms, by resolution of the Board of Directors or a supplemental Indenture, TEPPCO shall fix a date for redemption and shall give notice of such redemption at least 30 and not more than 60 days prior to the date fixed for redemption to the Holders of Debt Securities of such series so to be redeemed as a whole or in part, in the manner provided in Section 13.03.

At least 45 days but not more than 60 days before the redemption date unless the Trustee consents to a shorter period, TEPPCO shall give written notice to the Trustee of the redemption date, the principal amount of Debt Securities to be redeemed and the series and terms of the Debt Securities pursuant to which such redemption will occur. Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from TEPPCO to the effect that such redemption will comply with the conditions herein. If fewer than all the Debt Securities of a series are to be redeemed, the record date relating to such redemption shall be selected by TEPPCO and given in writing to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee.	In case the Issuer shall desire to exercise the right, or to fulfill the obligation, to redeem all or, as the case may be, any part of the Debt Securities of any series in accordance with their terms, by resolution of the Board of Directors or a supplemental Indenture, the Issuer shall fix a date for redemption and shall give notice of such redemption at least 30 and not more than 60 days prior to the date fixed for redemption to the Holders of Debt Securities of such series so to be redeemed as a whole or in part, in the manner provided in Section 13.03; provided, however, such notice may be given more than 60 days prior to the Redemption Date if the notice is given in connection with a satisfaction and discharge pursuant to Section 11.02(a) and it may be given less than 30 days prior to the Redemption Date if so specified pursuant to Section 2.03.

At least five days before the giving of any notice of redemption, unless the Trustee consents to a shorter period, the Issuer shall give written notice to the Trustee of the Redemption Date, the principal amount of Debt Securities to be redeemed and the series and terms of the Debt Securities pursuant to which such redemption will occur. Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Issuer to the effect that such redemption will comply with the conditions herein, and such notice may be revoked at any time prior to the giving of a notice of redemption to the Holders pursuant to this Section 3.03. If fewer than all the Debt Securities of a series are to be redeemed, the record date relating to such redemption shall be selected by the Issuer and given

	TEPPCO Subordinated Notes	New Enterprise Subordinated Notes

in writing to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee.
Accountants’ Annual Statement	Section 4.06	Section 4.06
	There is no comparable provision under the 2007 TEPPCO Indenture.	(b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.05 shall be accompanied by a written statement of the Parent Guarantor’s independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention that would lead them to believe that the Issuer or the Parent Guarantor has violated any provisions of Articles IV or V of this Indenture (to the extent such provisions relate to accounting matters) or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.
Additional Subsidiary Guarantors	Section 4.12	Section 4.14
	If at any time after the original issuance of the Notes, including following any release of a Subsidiary Guarantor from its Guarantee under this Indenture, any Subsidiary of TEPPCO (including any future Subsidiary of TEPPCO) guarantees any Funded Debt (as defined below) of TEPPCO, then TEPPCO shall cause such Subsidiary to execute and deliver an Indenture supplemental to the TEPPCO Supplemental Indenture pursuant to Section 9.01(h) simultaneously therewith in order to become a Subsidiary Guarantor and to effect its Guarantee of the TEPPCO Subordinated Notes. In order to	If any Subsidiary that is not then a Subsidiary Guarantor becomes a guarantor or co-obligor of any Funded Debt of the Issuer, then Parent Guarantor shall cause such Subsidiary to promptly execute and deliver a supplemental Indenture, substantially in the form of Annex B to the Enterprise Subordinated Indenture, providing for the Guarantee of the payment of the Enterprise Subordinated Notes pursuant to Article XIV hereof.

	TEPPCO Subordinated Notes	New Enterprise Subordinated Notes

further evidence its Guarantee, such Subsidiary shall execute and deliver to the Trustee a notation relating to such Guarantee in accordance with Section 14.02. For purposes of this Section 4.12, the term “Funded Debt” means all Debt maturing one year or more from the date of the incurrence, creation, assumption or guarantee thereof, all Debt directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of the instrument or agreement relating thereto, to a date one year or more from the date of the incurrence, creation, assumption or guarantee thereof, and all Debt under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more.”
Satisfaction and Discharge of
Indenture; Defeasance	Section 11.02	Section 11.02
	(a) If at any time TEPPCO shall have delivered to the Trustee for cancellation all Debt Securities of any series theretofore authenticated and delivered (other than any Debt Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.09 and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to TEPPCO as provided in Section 11.05) or all Debt Securities of such series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and TEPPCO shall deposit with the Trustee as trust funds the entire amount in cash sufficient to pay at maturity or upon redemption all Debt	(a) If at any time the Issuer shall have delivered to the Trustee for cancellation all Debt Securities of any series theretofore authenticated and delivered any Debt Securities and Coupons of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.09 and Debt Securities and Coupons for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer as provided in Section 11.05) or all Debt Securities and the Coupons, if any, of such series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Issuer shall deposit with the Trustee as trust funds the entire amount in U.S.

TEPPCO Subordinated Notes	New Enterprise Subordinated Notes

Securities of such series not theretofore delivered to the Trustee for cancellation, including principal and premium, if any, and interest due or to become due on such date of maturity or redemption date, as the case may be, and if in either case TEPPCO shall also pay or cause to be paid all other sums payable hereunder by TEPPCO, then the TEPPCO Subordinated Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of such Debt Securities herein expressly provided for) with respect to the Debt Securities of such series, and the Trustee, on demand of TEPPCO accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of TEPPCO, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture.

(b) Subject to Sections 11.02(c), 11.03 and 11.07, TEPPCO at any time may terminate, with respect to Debt Securities of a particular series, all its obligations under the Debt Securities of such series and the TEPPCO Subordinated Indenture with respect to the Debt Securities of such series (“legal defeasance option”) or the operation of Sections 6.01(d), (g) and (h) and, as they relate to the Subsidiary Guarantors only, Sections 6.01(e) and (f) (“covenant defeasance option”). If TEPPCO exercises its legal defeasance option, the Guarantee will terminate with respect to that series of Debt Securities. TEPPCO may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If TEPPCO exercises its legal defeasance option, payment of the Debt Securities of the defeased	dollars sufficient to pay at Stated Maturity or upon redemption all Debt Securities of such series not theretofore delivered to the Trustee for cancellation, including principal and premium, if any, and interest due or to become due on such date of Stated Maturity or Redemption Date, as the case may be, and if in either case the Issuer shall also pay or cause to be paid all other sums then due and payable hereunder by the Issuer with respect to the Debt Securities of such series, then the Enterprise Subordinated Indenture shall cease to be of further effect with respect to the Debt Securities of such series, and the Trustee, on demand of the Issuer accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Issuer, shall execute proper instruments acknowledging satisfaction of and discharging the Enterprise Subordinated Indenture with respect to the Debt Securities of such series.

(b) Subject to Sections 11.02(c), 11.03 and 11.07, the Issuer at any time may terminate, with respect to Debt Securities of a particular series, all its obligations under the Debt Securities of such series and the Enterprise Subordinated Indenture with respect to the Debt Securities of such series (“legal defeasance option”) (x) any covenant made applicable to such Debt Securities pursuant to Section 2.03, (y) Sections 6.01(d), (g) and (h) (except to the extent covenants or agreements referenced in Section 6.01(d) remain applicable) and(z) as they relate to the Guarantors only, Sections 6.01(e) and (f) (“covenant defeasance option”). If the Issuer exercises either its legal defeasance option or its covenant defeasance obligation, the Guarantee will terminate with respect to that

	TEPPCO Subordinated Notes	New Enterprise Subordinated Notes

series may not be accelerated because of an Event of Default. If TEPPCO exercises its covenant defeasance option, payment of the Debt Securities of the defeased series may not be accelerated because of an Event of Default specified in Sections 6.01(d), (g) and (h) and, with respect to the Subsidiary Guarantors only, Sections 6.01(e) and (f) (except to the extent covenants or agreements referenced in such Sections remain applicable).

Upon satisfaction of the conditions set forth herein and upon request of TEPPCO, the Trustee shall acknowledge in writing the discharge of those obligations that TEPPCO terminates.

(c) Notwithstanding clauses (a) and (b) above, TEPPCO’s obligations in Sections 2.07, 2.09, 4.02, 4.04, 5.01, 7.06, 7.10, 11.05, 11.06 and 11.07 shall survive until the Debt Securities of the defeased series have been paid in full. Thereafter, TEPPCO’s obligations in Sections 7.06, 11.05 and 11.06 shall survive.	series of Debt Securities and be automatically released and discharged and any security that may have been granted in respect of such series shall be automatically released. The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Issuer exercises its legal defeasance option, payment of the Debt Securities of the defeased series may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option, payment of the Debt Securities of the defeased series may not be accelerated because of an Event of Default specified in Sections 6.01(d), (g) and (h) and, with respect to the Guarantors only, Sections 6.01(e) and (f) (except to the extent covenants or agreements referenced in Section 6.01(d) remain applicable).

Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

(c) Notwithstanding clauses (a) and (b) above, the Issuer’s obligations in Sections 2.07, 2.09, 4.02, 4.04, 4.07, 5.01, 7.06, 11.05, 11.06 and 11.07 shall survive until the Debt Securities of the defeased series have been paid in full. Thereafter, the Issuer’s obligations in Sections 7.06, 11.05 and 11.06 shall survive.
Release of Subsidiary
Guarantors from Guarantee	Section 14.04	Section 14.04
	There is no comparable provision under the 2007 TEPPCO Indenture.	(c) If at any time following any release and discharge of the Guarantee of a Subsidiary Guarantor pursuant to the provisions of clause(B) of Section 14.04(a) such Subsidiary Guarantor shall again guarantee or

	TEPPCO Subordinated Notes	New Enterprise Subordinated Notes

co-issue any Funded Debt of the Issuer other than obligations arising under the Enterprise Subordinated Indenture and any Debt Securities issued thereunder, thereupon the Parent Guarantor shall cause such Subsidiary Guarantor to execute and deliver to the Trustee an Indenture supplemental thereto, substantially in the form of Annex B hereto, in order to effect its Guarantee once again.
Restricted Payments	Section 5.1 (First Supplemental Indenture)	Section 5.2 (Eighteenth Supplemental Indenture)
	There is no comparable provision under the 2007 TEPPCO Indenture.	(c) Whether another security is similar to the Notes and whether another guarantee is similar to the Guarantee for purposes of Section 5.2(b)(vi) shall be determined by the Issuer in its reasonable discretion. For purposes of Section 5.2(b)(vi), the Subordinated Notes due 2066 and the Subordinated Notes due 2068 are similar to the Notes and the Parent Guarantor’s guarantees of the Subordinated Notes due 2066 and the Subordinated Notes due 2068 are similar to the Guarantee. For purposes of Section 5.2(b)(iv) of the Amended and Restated Eighth Supplemental Indenture dated as of August 25, 2006 and Section 5.2(b)(iv) of the Ninth Supplemental Indenture dated as of May 24, 2007, the Notes are similar to the Subordinated Notes due 2066 and the Subordinated Notes due 2068, respectively, and the Guarantee is similar to the Parent Guarantor’s guarantees of the Subordinated Notes due 2066 and the Subordinated Notes due 2068.

THE PROPOSED AMENDMENTS

We are soliciting the consent of the holders of TEPPCO Notes to (1) eliminate certain covenants in the TEPPCO Indentures, (2) eliminate the restrictions on TEPPCO’s ability to consolidate, merge or sell all or substantially all of its assets and (3) eliminate an event of default under the 2002 TEPPCO Indenture. If the proposed amendments described below are adopted, the amendments will apply to all TEPPCO Notes not acquired in the exchange offers. Thereafter, all such TEPPCO Notes will be governed by the TEPPCO Indentures as amended by the proposed amendments, which will have less restrictive terms and afford reduced protections to the holders of such securities compared to those currently in the TEPPCO Indenture. See “Risk Factors — Risks Related to the Exchange Offers, the Consent Solicitations and the Enterprise Notes — The proposed amendments to the TEPPCO Indentures will afford reduced protection to remaining holders of TEPPCO Notes.”

The descriptions below of the provisions of the TEPPCO Indentures to be eliminated or modified do not purport to be complete and are qualified in their entirety by reference to the TEPPCO Indentures and the forms of supplemental indentures to the TEPPCO Indentures that contain the proposed amendments with respect to the TEPPCO Notes (and that are to be executed by TEPPCO and the trustees under the TEPPCO Indentures in the event the required consents are obtained). The form of supplemental indenture for the TEPPCO Senior Notes is included in this prospectus as Annex A. The form of supplemental indenture for the TEPPCO Subordinated Notes is included in this prospectus as Annex B.

The proposed amendments for each of the TEPPCO Indentures constitute a single proposal with respect to each of the indentures and related series of notes, and a consenting holder of TEPPCO Notes must consent to the proposed amendments in their entirety and may not consent selectively with respect to certain of the proposed amendments.

Pursuant to the terms of each of the TEPPCO Indentures and related supplemental indentures for each series of TEPPCO Notes, the proposed amendments require the consent of the holders of not less than a majority in aggregate principal amount of the outstanding TEPPCO Notes of each series affected by the supplemental indenture. Any TEPPCO Notes held by any Affiliate (as defined in the TEPPCO Indentures) are not considered to be “outstanding” for this purpose.

As of the date of this prospectus, the aggregate principal amount outstanding with respect to each series of TEPPCO Notes is:

Series of TEPPCO Notes	Principal Amount Outstanding

7.625% Senior Notes, due February 2012	$500,000,000
6.125% Senior Notes, due February 2013	$200,000,000
5.90% Senior Notes, due April 2013	$250,000,000
6.65% Senior Notes, due April 2018	$350,000,000
7.55% Senior Notes, due April 2038	$400,000,000

Total Senior Notes	$1,700,000,000
7.000% Junior Subordinated Notes, due June 2067	$300,000,000

The valid tender of a holder’s TEPPCO Notes will constitute the consent of such tendering holder to the proposed amendments.

If the requisite consents with respect to the TEPPCO Senior Notes under the 2002 TEPPCO Indenture are received, all of the sections or provisions listed below under the 2002 TEPPCO Indenture and related supplemental indentures for the TEPPCO Senior Notes will be deleted. For a description of these covenants, see “Description of the Differences Between the Enterprise Notes and the TEPPCO Notes — Description of the Differences Between the Enterprise Senior Notes and the TEPPCO Senior Notes.”

•	Section 4.05 — SEC Reports; Financial Statements (except for the last sentence of Section 4.05(a))

•	Section 4.06 — Compliance Certificate

•	Section 4.08 — Existence

•	Section 4.09 — Maintenance of Properties

•	Section 4.10 — Payment of Taxes and Other Claims

•	Section 4.12 — Limitation on Sale-Leaseback Transactions

•	Section 4.13 — Limitation on Liens

•	Section 4.14 — Additional Subsidiary Guarantors

•	Section 10.01 — Consolidations and Mergers of the Partnership

•	Section 10.02 — Rights and Duties of Successor Partnership

In addition, clause (h) (cross-default of other indebtedness) of Section 6.01 (Events of Default) would be deleted.

If the requisite consents with respect to the TEPPCO Subordinated Notes under the 2007 TEPPCO Indenture are received, all of the sections or provisions listed below under the 2007 TEPPCO Indenture and related supplemental indentures for the TEPPCO Subordinated Notes will be deleted. For a description of these covenants, see “Description of the Differences Between the Enterprise Notes and the TEPPCO Notes — Description of the Differences Between the Enterprise Subordinated Notes and the TEPPCO Subordinated Notes.”

•	Section 4.05 — SEC Reports; Financial Statements (except for the last sentence of Section 4.05(a))

•	Section 4.06 — Compliance Certificate

•	Section 4.08 — Existence

•	Section 4.09 — Maintenance of Properties

•	Section 4.10 — Payment of Taxes and Other Claims

•	Section 4.12 — Additional Subsidiary Guarantors

•	Section 5.1 — Restricted Payments

•	Section 10.01 — Consolidations and Mergers of the Partnership

•	Section 10.02 — Rights and Duties of Successor Partnership

Conforming Changes, etc.  The proposed amendments would amend the TEPPCO Indentures to make certain conforming or other changes to the TEPPCO Indentures, including modification or deletion of certain definitions and cross-references.

By consenting to the proposed amendments to the applicable TEPPCO Indenture, you will be deemed to have waived any default, event of default or other consequence under such indenture for failure to comply with the terms of the provisions identified above (whether before or after the date of the supplemental indenture effecting the amendments described above).

Effectiveness of Proposed Amendments

If we receive the requisite consents by the Early Consent Date or after such date but before the expiration date, the proposed amendments to the TEPPCO Indentures will become effective on the exchange date, which is expected to occur shortly after the consummation of the merger.

DESCRIPTION OF THE ENTERPRISE NOTES

The following is a summary description of the material terms of the Enterprise Senior Notes and of the Enterprise Subordinated Notes.

Description of the Enterprise Senior Notes

We have summarized below certain material terms and provisions of the Enterprise Senior Notes. This summary is not a complete description of all of the terms and provisions of the Enterprise Senior Notes. For more information, we refer you to the Enterprise Senior Notes, the Enterprise Base Indenture and the Enterprise Senior Supplemental Indenture, all of which are available from us. We urge you to read the Enterprise Base Indenture and the Enterprise Senior Supplemental Indenture because they, and not this description, define your rights as an owner of the Enterprise Senior Notes. This summary is subject to and qualified in its entirety by reference to all the provisions of those documents, including definitions of terms referred to in this prospectus.

The Enterprise Senior Notes will be issued under an Indenture dated as of October 4, 2004, as amended by the Tenth Supplemental Indenture (the “Enterprise Base Indenture”), as supplemented by the Seventeenth Supplemental Indenture to be dated as of the first date on which we exchange Enterprise Notes for TEPPCO Notes pursuant to the exchange offers (the “Enterprise Senior Supplemental Indenture” and, together with the Enterprise Base Indenture, the “Enterprise Senior Indenture”) among Enterprise Products Operating LLC (successor to Enterprise Products Operating L.P.) as issuer (the “Issuer”), Enterprise Products Partners L.P. as parent guarantor (the “Parent Guarantor”), any subsidiary guarantors party thereto (the “Subsidiary Guarantors”) and Wells Fargo Bank, National Association as trustee (the “Trustee”). References in this section to the “Guarantee” refer to the Parent Guarantor’s Guarantee of payments on the Enterprise Senior Notes. The terms of the Enterprise Senior Notes will include those expressly set forth in the Enterprise Senior Indenture and those made part of the Enterprise Senior Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

In addition to these five new series of Enterprise Senior Notes, as of June 30, 2009, there were outstanding under the above-referenced Enterprise Base Indenture $682.7 million in aggregate principal amount of 7.034% fixed/floating rate junior subordinated notes B due 2068, $550 million in aggregate principal amount of 8.375% fixed/floating rate junior subordinated notes A due 2066, $500 million in aggregate principal amount of 4.625% senior notes F due 2009, $650 million in aggregate principal amount of 5.600% senior notes G due 2014, $350 million in aggregate principal amount of 6.650% senior notes H due 2034, $250 million in aggregate principal amount of 5.00% senior notes I due 2015, $250 million in aggregate principal amount of 5.75% senior notes J due 2035, $500 million in aggregate principal amount of 4.950% senior notes K due 2010, $800 million in aggregate principal amount of 6.30% senior notes L due 2017, $400 million in aggregate principal amount of 5.65% senior notes M due 2013, $700 million in aggregate principal amount of 6.50% senior notes N due 2019, $500 million in aggregate principal amount of 9.75% senior notes O due 2014 and $500 million in aggregate principal amount of 4.60% senior notes P due 2012.

General

The Enterprise Senior Notes:

•	will be general unsecured, senior obligations;

•	will constitute five new series of debt securities issued under the Enterprise Senior Indenture;

•	will be issued in denominations of $1,000 and integral multiples of $1,000;

•	initially will be issued only in book-entry form represented by one or more notes in global form registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”), or such other name as may be requested by an authorized representative of DTC, and deposited with the Trustee was custodian for DTC; and

•	will be fully and unconditionally guaranteed on an unsecured, unsubordinated basis by the Parent Guarantor, and in certain circumstances may be guaranteed in the future on the same basis by one or more Subsidiary Guarantors.

Principal and Maturity

The 7.625% Enterprise senior notes will mature on February 15, 2012. Up to $500 million in aggregate principal amount of 7.625% Enterprise senior notes may be issued in the exchange offers.

The 6.125% Enterprise senior notes will mature on February 1, 2013. Up to $200 million in aggregate principal amount of 6.125% Enterprise senior notes may be issued in the exchange offers.

The 5.90% Enterprise senior notes will mature on April 15, 2013. Up to $250 million in aggregate principal amount of 5.90% Enterprise senior notes may be issued in the exchange offers.

The 6.65% Enterprise senior notes will mature on April 15, 2018. Up to $350 million in aggregate principal amount of 6.65% Enterprise senior notes may be issued in the exchange offers.

The 7.55% Enterprise senior notes will mature on April 15, 2038. Up to $400 million in aggregate principal amount of 7.55% Enterprise senior notes may be issued in the exchange offers.

Interest

Interest on the Enterprise Senior Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Interest on the 7.625% Enterprise senior notes will:

•	accrue at the rate of 7.625% per annum, from August 15, 2009 (the most recent date to which interest will have been paid on the 7.625% TEPPCO senior notes) or the most recent interest payment date;

•	be payable in cash semi-annually in arrears on each February 15 and August 15, commencing on February 15, 2010; and

•	be payable to holders of record on the February 1 and August 1 immediately preceding the related interest payment dates.

Interest on the 6.125% Enterprise senior notes will:

•	accrue at the rate of 6.125% per annum, from August 1, 2009 (the most recent date to which interest will have been paid on the 6.125% TEPPCO senior notes) or the most recent interest payment date;

•	be payable in cash semi-annually in arrears on each February 1 and August 1, commencing on February 1, 2010; and

•	be payable to holders of record on the January 15 and July 15 immediately preceding the related interest payment dates.

Interest on the 5.90% Enterprise senior notes will:

•	accrue at the rate of 5.90% per annum, from October 15, 2009 (the most recent date to which interest will have been paid on the 5.90% TEPPCO senior notes) or the most recent interest payment date;

•	be payable in cash semi-annually in arrears on each April 15 and October 15, commencing on April 15, 2010; and

•	be payable to holders of record on the April 1 and October 1 immediately preceding the related interest payment dates.

Interest on the 6.65% Enterprise senior notes will:

•	accrue at the rate of 6.65% per annum, from October 15, 2009 (the most recent date to which interest will have been paid on the 6.65% TEPPCO senior notes) or the most recent interest payment date;

•	be payable in cash semi-annually in arrears on each April 15 and October 15, commencing on April 15, 2010; and

•	be payable to holders of record on the April 1 and October 1 immediately preceding the related interest payment dates.

Interest on the 7.55% Enterprise senior notes will:

•	accrue at the rate of 7.55% per annum, from October 15, 2009 (the most recent date to which interest will have been paid on the 7.55% TEPPCO senior notes) or the most recent interest payment date;

•	be payable in cash semi-annually in arrears on each April 15 and October 15, commencing on April 15, 2010; and

•	be payable to holders of record on the April 1 and October 1 immediately preceding the related interest payment dates.

Payment and Transfer

Initially, the Enterprise Senior Notes will be issued only in global form. Beneficial interests in Enterprise Senior Notes in global form will be shown on, and transfers of interests in the Enterprise Senior Notes in global form will be made only through, records maintained by DTC and its participants. Enterprise Senior Notes in definitive form, if any, may be presented for registration of transfer or exchange at the office or agency maintained by us for such purpose (which initially will be the corporate trust office of the Trustee located at 45 Broadway, 14th Floor, New York, New York 10006).

Payment of principal, premium, if any, and interest on the Enterprise Senior Notes in global form registered in the name of DTC’s nominee will be made in immediately available funds to DTC’s nominee, as the registered holder of such global notes. If any of the Enterprise Senior Notes is no longer represented by a global note, payment of interest on the Enterprise Senior Notes in definitive form may, at our option, be made at the corporate trust office of the Trustee indicated above or by check mailed directly to holders at their respective registered addresses or by wire transfer to an account designated by a holder.

If any interest payment date, maturity date or redemption date falls on a day that is not a business day, the payment will be made on the next business day with the same force and effect as if made on the relevant interest payment date, maturity date or redemption date. No interest will accrue for the period from and after the applicable interest payment date, maturity date or redemption date.

No service charge will be made for any registration of transfer or exchange of the Enterprise Senior Notes, but we may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection therewith. We are not required to register the transfer of or exchange any Enterprise Senior Note selected for redemption or for a period of 15 days before mailing a notice of redemption of the Enterprise Senior Notes of the same series.

The registered holder of an Enterprise Senior Note will be treated as the owner of it for all purposes, and all references in this Description of the Enterprise Senior Notes to “holders” mean holders of record, unless otherwise indicated.

Investors may hold interests in the Enterprise Senior Notes outside the United States through Euroclear or Clearstream if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the names of the nominees of the depositaries on the books of DTC. All securities in Euroclear or Clearstream are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

Transfers of the Enterprise Senior Notes by persons holding through Euroclear or Clearstream participants will be effected through DTC, in accordance with DTC’s rules, on behalf of the relevant European international clearing system by its depositaries; however, such transactions will require delivery of exercise instructions to the relevant European international clearing system by the participant in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the exercise meets its requirements, deliver instructions to its depositaries to take action to effect exercise of the Enterprise Senior Notes on its behalf by delivering Enterprise Senior Notes through DTC and receiving payment in accordance with its normal procedures for next-day funds settlement. Payments with respect to the Enterprise Senior Notes held through Euroclear or Clearstream will be credited to the cash accounts of Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositaries.

Replacement of Enterprise Senior Notes

We will replace any mutilated, destroyed, stolen or lost Enterprise Senior Notes at the expense of the holder upon surrender of the mutilated notes to the Trustee or evidence of destruction, loss or theft of a note satisfactory to us and the Trustee.

In the case of a destroyed, lost or stolen Enterprise Senior Note, we may require an indemnity satisfactory to the Trustee and to us before a replacement note will be issued.

Further Issuances

We may from time to time, without notice or the consent of the holders of the Enterprise Senior Notes of any series, create and issue further Enterprise Senior Notes of the same series ranking equally and ratably with the original Enterprise Senior Notes in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further Enterprise Senior Notes, the public offering price and the issue date), so that such further Enterprise Senior Notes form a single series with the original Enterprise Senior Notes of that series and have the same terms as to status, redemption or otherwise as the original Enterprise Senior Notes of that series.

Optional Redemption

Each series of Enterprise Senior Notes will be redeemable, at our option, at any time in whole, or from time to time in part, at a price equal to the greater of:

•	100% of the principal amount of the Enterprise Senior Notes to be redeemed; or

•	the sum of the present values of the remaining scheduled payments of principal and interest (at the rate in effect on the date of calculation of the redemption price) on the Enterprise Senior Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus 50 basis points with respect to the 5.90% Enterprise senior notes, the 6.65% Enterprise senior notes and the 7.55% Enterprise senior notes and 35 basis points with respect to the 7.625% Enterprise senior notes and 6.125% Enterprise senior notes;

•	plus, in either case, accrued interest to the date of redemption (the “Redemption Date”).

The actual redemption price, calculated as provided below, will be calculated and certified to the Trustee and us by the Independent Investment Banker.

Enterprise Senior Notes called for redemption become due on the Redemption Date. Notices of optional redemption will be mailed at least 30 but not more than 60 days before the Redemption Date to each holder of the Enterprise Senior Notes to be redeemed at its registered address. The notice of optional redemption for the Enterprise Senior Notes will state, among other things, the amount of Enterprise Senior Notes to be redeemed, the Redemption Date, the method of calculating the redemption price and each place that payment will be made upon presentation and surrender of Enterprise Senior Notes to be redeemed. Unless we default in payment of the redemption price, interest will cease to accrue on any Enterprise Senior Notes that have been called for redemption at the Redemption Date. If less than all of the Enterprise Senior Notes of any series are redeemed at any time, the Trustee will select the Enterprise Senior Notes to be redeemed on a pro rata basis or by any other method the Trustee deems fair and appropriate. Unless we default in payment of the redemption price, interest will cease to accrue on the Redemption Date with respect to any Enterprise Senior Notes called for optional redemption.

For purposes of determining the optional redemption price, the following definitions are applicable:

“Treasury Yield” means, with respect to any Redemption Date applicable to the Enterprise Senior Notes, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third business day immediately preceding such Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Enterprise Senior Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining terms of the Enterprise Senior Notes to be redeemed; provided, however, that if no maturity is within three months before or after the maturity date for such Enterprise Senior Notes, yields for the two published maturities most closely corresponding to such United States Treasury security will be determined and the treasury rate will be interpolated or extrapolated from those yields on a straight line basis rounding to the nearest month.

“Independent Investment Banker” means any of Citigroup Global Markets Inc., J.P. Morgan Securities Inc., UBS Securities LLC and Wachovia Capital Markets, LLC and their respective successors or, if no such firm is willing and able to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee and reasonably acceptable to the Issuer.

“Comparable Treasury Price” means, with respect to any Redemption Date, (a) the average of the Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (b) if the Independent Investment Banker obtains fewer than five Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means (a) each of Citigroup Global Markets Inc., J.P. Morgan Securities Inc., UBS Securities LLC and Wachovia Capital Markets, LLC and their respective successors and (b) one other primary U.S. government securities dealer in New York City selected by the Independent Investment Banker (each, a “Primary Treasury Dealer”); provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Issuer will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date for the Enterprise Senior Notes, an average, as determined by an Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue for the Enterprise Senior Notes (expressed in each case as a percentage of its principal amount) quoted in writing to an Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such Redemption Date.

Ranking

The Enterprise Senior Notes will be unsecured, unless we are required to secure them pursuant to the limitations on liens covenant described below under “— Certain Covenants — Limitations on Liens.” The Enterprise Senior Notes will also be the unsubordinated obligations of the Issuer and will rank equally with all other existing and future unsubordinated indebtedness of the Issuer. Each guarantee of the Enterprise Senior Notes will be an unsecured and unsubordinated obligation of the Guarantor and will rank equally with all other existing and future unsubordinated indebtedness of the Guarantor. The Enterprise Senior Notes and each guarantee will effectively rank junior to any future indebtedness of the Issuer and the Guarantor that is both secured and unsubordinated to the extent of the assets securing such indebtedness, and the Enterprise Senior

Notes will effectively rank junior to all indebtedness and other liabilities of the Issuer’s subsidiaries that are not Subsidiary Guarantors.

At June 30, 2009, the Issuer had approximately $8.1 billion of consolidated total senior long-term debt principal outstanding, including current maturities, and approximately $1.2 billion of junior subordinated debt principal outstanding, and the Parent Guarantor had no long-term indebtedness, including current maturities, (excluding guarantees totaling $8.9 billion), in each case excluding intercompany loans. At June 30, 2009, TEPPCO had approximately $2.7 billion of consolidated total long-term debt principal outstanding, including current maturities, including $1.7 billion of senior notes and $300 million of junior subordinated notes.

Parent Guarantee

The Parent Guarantor will fully and unconditionally guarantee to each holder and the Trustee, on an unsecured and unsubordinated basis, the full and prompt payment of principal of, premium, if any, and interest on the Enterprise Senior Notes, when and as the same become due and payable, whether at stated maturity, upon redemption, by declaration of acceleration or otherwise.

Potential Guarantee of Enterprise Senior Notes by Subsidiaries

Initially, the Enterprise Senior Notes will not be guaranteed by any of our Subsidiaries. In the future, however, if our Subsidiaries become guarantors or co-obligors of our Funded Debt (as defined below), then these Subsidiaries will jointly and severally, fully and unconditionally, guarantee our payment obligations under the Enterprise Senior Notes. We refer to any such Subsidiaries as “Subsidiary Guarantors” and sometimes to such guarantees as “Subsidiary Guarantees.” Each Subsidiary Guarantor will execute a supplement to the Enterprise Senior Indenture to effect its guarantee.

The obligations of each Guarantor under its guarantee of the Enterprise Senior Notes will be limited to the maximum amount that will not result in the obligations of the Guarantor under the guarantee constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to:

•	all other contingent and fixed liabilities of the Guarantor; and

•	any collection from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its guarantee.

“Funded Debt” means all Indebtedness maturing one year or more from the date of the creation thereof, all Indebtedness directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof, and all Indebtedness under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more.

Addition and Release of Subsidiary Guarantors

The guarantee of any Guarantor may be released under certain circumstances. If we exercise our legal or covenant defeasance option with respect to the Enterprise Senior Notes of any series as described below under “Defeasance and Discharge,” then any guarantee will be released with respect to that series. Further, if no Default has occurred and is continuing under the Enterprise Senior Indenture, a Subsidiary Guarantor will be unconditionally released and discharged from its guarantee:

•	automatically upon any sale, exchange or transfer, whether by way of merger or otherwise, to any person that is not our affiliate, of all of the Parent Guarantor’s direct or indirect limited partnership or other equity interests in the Subsidiary Guarantor;

•	automatically upon the merger of the Subsidiary Guarantor into us or any other Guarantor or the liquidation and dissolution of the Subsidiary Guarantor; or

•	following delivery of a written notice by us to the Trustee, upon the release of all guarantees or other obligations of the Subsidiary Guarantor with respect to any Funded Debt of ours, except the Enterprise Senior Notes and any other notes issued under the Enterprise Senior Indenture.

If at any time following any release of a Subsidiary Guarantor from its initial guarantee of the Enterprise Senior Notes pursuant to the third bullet point in the preceding paragraph, the Subsidiary Guarantor again guarantees or co-issues any of our Funded Debt (other than our obligations under the Enterprise Senior Indenture), then the Parent Guarantor will cause the Subsidiary Guarantor to again guarantee the Enterprise Senior Notes in accordance with the Enterprise Senior Indenture.

No Sinking Fund

We are not required to make mandatory redemption or sinking fund payments with respect to the Enterprise Senior Notes.

Certain Covenants

Except as set forth below, neither the Issuer nor the Parent Guarantor is restricted by the Enterprise Senior Indenture from incurring any type of indebtedness or other obligation, from paying dividends or making distributions on its equity interests or purchasing or redeeming its equity interests. The Enterprise Senior Indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the Enterprise Senior Indenture does not contain any provisions that would require the Issuer to repurchase or redeem or otherwise modify the terms of the Enterprise Senior Notes upon a change in control or other events involving the Issuer which may adversely affect the creditworthiness of the Enterprise Senior Notes.

Limitations on Liens.  The Enterprise Senior Indenture provides that the Parent Guarantor will not, nor will it permit any Subsidiary to, create, assume, incur or suffer to exist any mortgage, lien, security interest, pledge, charge or other encumbrance (“liens”) other than Permitted Liens (as defined below) upon any Principal Property (as defined below) or upon any capital stock of any Subsidiary owning or leasing, either directly or through ownership in another Subsidiary, any Principal Property (a “Restricted Subsidiary”), whether owned or leased on the date of the Enterprise Senior Indenture or thereafter acquired, to secure any indebtedness for borrowed money (“debt”) of the Parent Guarantor or the Issuer or any other person (other than the Enterprise Senior Notes and any other notes issued under the Enterprise Senior Indenture), without in any such case making effective provision whereby all of the Enterprise Senior Notes and any other notes issued under the Enterprise Senior Indenture outstanding shall be secured equally and ratably with, or prior to, such debt so long as such debt shall be so secured.

In the Enterprise Senior Indenture, the term “Consolidated Net Tangible Assets” means, at any date of determination, the total amount of assets of the Parent Guarantor and its consolidated subsidiaries after deducting therefrom:

(1) all current liabilities (excluding (A) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (B) current maturities of long-term debt); and

(2) the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other like intangible assets,

all as set forth, or on a pro forma basis would be set forth, on the consolidated balance sheet of the Parent Guarantor and its consolidated subsidiaries for the Parent Guarantor’s most recently completed fiscal quarter, prepared in accordance with generally accepted accounting principles.

“Permitted Liens” means:

(1) liens upon rights-of-way for pipeline purposes;

(2) any statutory or governmental lien or lien arising by operation of law, or any mechanics’, repairmen’s, materialmen’s, suppliers’, carriers’, landlords’, warehousemen’s or similar lien incurred in the ordinary course of business which is not yet due or which is being contested in good faith by appropriate proceedings and any undetermined lien which is incidental to construction, development, improvement or repair; or any right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any property;

(3) liens for taxes and assessments which are (a) for the then current year, (b) not at the time delinquent, or (c) delinquent but the validity or amount of which is being contested at the time by the Parent Guarantor or any Subsidiary in good faith by appropriate proceedings;

(4) liens of, or to secure performance of, leases, other than capital leases; or any lien securing industrial development, pollution control or similar revenue bonds;

(5) any lien upon property or assets acquired or sold by the Parent Guarantor or any Subsidiary resulting from the exercise of any rights arising out of defaults on receivables;

(6) any lien in favor of the Parent Guarantor or any Subsidiary; or any lien upon any property or assets of the Parent Guarantor or any Subsidiary in existence on the date of the execution and delivery of the Enterprise Senior Indenture;

(7) any lien in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any state thereof, to secure partial, progress, advance, or other payments pursuant to any contract or statute, or any debt incurred by the Parent Guarantor or any Subsidiary for the purpose of financing all or any part of the purchase price of, or the cost of constructing, developing, repairing or improving, the property or assets subject to such lien;

(8) any lien incurred in the ordinary course of business in connection with workmen’s compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations;

(9) liens in favor of any person to secure obligations under provisions of any letters of credit, bank guarantees, bonds or surety obligations required or requested by any governmental authority in connection with any contract or statute; or any lien upon or deposits of any assets to secure performance of bids, trade contracts, leases or statutory obligations;

(10) any lien upon any property or assets created at the time of acquisition of such property or assets by the Parent Guarantor or any Subsidiary or within one year after such time to secure all or a portion of the purchase price for such property or assets or debt incurred to finance such purchase price, whether such debt was incurred prior to, at the time of or within one year after the date of such acquisition; or any lien upon any property or assets to secure all or part of the cost of construction, development, repair or improvements thereon or to secure debt incurred prior to, at the time of, or within one year after completion of such construction, development, repair or improvements or the commencement of full operations thereof (whichever is later), to provide funds for any such purpose;

(11) any lien upon any property or assets existing thereon at the time of the acquisition thereof by the Parent Guarantor or any Subsidiary and any lien upon any property or assets of a person existing thereon at the time such person becomes a Subsidiary by acquisition, merger or otherwise; provided that, in each case, such lien only encumbers the property or assets so acquired or owned by such person at the time such person becomes a Subsidiary;

(12) liens imposed by law or order as a result of any proceeding before any court or regulatory body that is being contested in good faith, and liens which secure a judgment or other court-ordered award or settlement as to which the Parent Guarantor or the applicable Subsidiary has not exhausted its appellate rights;

(13) any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancing, refunding or replacements) of liens, in whole or in part, referred to in clauses (1) through (12) above; provided, however, that any such extension, renewal, refinancing, refunding or replacement lien shall be limited to the property or assets covered by the lien extended, renewed, refinanced, refunded or replaced and that the obligations secured by any such extension, renewal, refinancing, refunding or replacement lien shall be in an amount not greater than the amount of the obligations secured by the lien extended, renewed, refinanced, refunded or replaced and any expenses of the Parent Guarantor and its Subsidiaries (including any premium) incurred in connection with such extension, renewal, refinancing, refunding or replacement; or

(14) any lien resulting from the deposit of moneys or evidence of indebtedness in trust for the purpose of defeasing debt of the Parent Guarantor or any Subsidiary.

“Principal Property” means, whether owned or leased on the date of the Enterprise Senior Indenture or thereafter acquired:

(1) any pipeline assets of the Parent Guarantor or any Subsidiary, including any related facilities employed in the transportation, distribution, storage or marketing of refined petroleum products, natural gas liquids, and petrochemicals, that are located in the United States of America or any territory or political subdivision thereof; and

(2) any processing or manufacturing plant or terminal owned or leased by the Parent Guarantor or any Subsidiary that is located in the United States or any territory or political subdivision thereof,

except, in the case of either of the foregoing clauses (1) or (2):

a. any such assets consisting of inventories, furniture, office fixtures and equipment (including data processing equipment), vehicles and equipment used on, or useful with, vehicles; and

b. any such assets, plant or terminal which, in the opinion of the board of directors of the sole manager (as successor to the general partner) of the Issuer, is not material in relation to the activities of the Issuer or of the Guarantor and its Subsidiaries taken as a whole.

“Subsidiary” means:

(1) the Issuer; or

(2) any corporation, association or other business entity of which more than 50% of the total voting power of the equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof or any partnership of which more than 50% of the partners’ equity interests (considering all partners’ equity interests as a single class) is, in each case, at the time owned or controlled, directly or indirectly, by the Parent Guarantor, the Issuer or one or more of the other Subsidiaries of the Parent Guarantor or the Issuer or combination thereof.

Notwithstanding the preceding, under the Enterprise Senior Indenture, the Parent Guarantor may, and may permit any Subsidiary to, create, assume, incur, or suffer to exist any lien (other than a Permitted Lien) upon any Principal Property or capital stock of a Restricted Subsidiary to secure debt of the Parent Guarantor, the Issuer or any other person (other than the Enterprise Senior Notes and any other notes issued under the Enterprise Senior Indenture), without securing the Enterprise Senior Notes and any other notes issued under the Enterprise Senior Indenture, provided that the aggregate principal amount of all debt then outstanding secured by such lien and all similar liens, together with all Attributable Indebtedness from Sale-Leaseback Transactions (excluding Sale-Leaseback Transactions permitted by clauses (1) through (4), inclusive, of the first paragraph of the restriction on sale-leasebacks covenant described below) does not exceed 10% of Consolidated Net Tangible Assets.

Restriction on Sale-Leasebacks.  The Enterprise Senior Indenture provides that the Parent Guarantor will not, and will not permit any Subsidiary to, engage in the sale or transfer by the Parent Guarantor or any Subsidiary of any Principal Property to a person (other than the Issuer or a Subsidiary) and the taking back by the Parent Guarantor or any Subsidiary, as the case may be, of a lease of such Principal Property (a “Sale-Leaseback Transaction”), unless:

(1) such Sale-Leaseback Transaction occurs within one year from the date of completion of the acquisition of the Principal Property subject thereto or the date of the completion of construction, development or substantial repair or improvement, or commencement of full operations on such Principal Property, whichever is later;

(2) the Sale-Leaseback Transaction involves a lease for a period, including renewals, of not more than three years;

(3) the Parent Guarantor or such Subsidiary would be entitled to incur debt secured by a lien on the Principal Property subject thereto in a principal amount equal to or exceeding the Attributable Indebtedness from such Sale-Leaseback Transaction without equally and ratably securing the Enterprise Senior Notes and any other notes issued under the Enterprise Senior Indenture; or

(4) the Parent Guarantor or such Subsidiary, within a one-year period after such Sale-Leaseback Transaction, applies or causes to be applied an amount not less than the Attributable Indebtedness from such Sale-Leaseback Transaction to (a) the prepayment, repayment, redemption, reduction or retirement of any debt of the Parent Guarantor or any Subsidiary that is not subordinated to the Enterprise Senior Notes and any other notes issued under the Enterprise Senior Indenture, or (b) the expenditure or expenditures for Principal Property used or to be used in the ordinary course of business of the Parent Guarantor or its Subsidiaries.

“Attributable Indebtedness,” when used with respect to any Sale-Leaseback Transaction, means, as at the time of determination, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale-Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease that is terminable by the lessee upon the payment of a penalty or other termination payment, such amount shall be the lesser of the amount determined assuming termination upon the first date such lease may be terminated (in which case the amount shall also include the amount of the penalty or termination payment, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the amount determined assuming no such termination.

Notwithstanding the preceding, under the Enterprise Senior Indenture the Parent Guarantor may, and may permit any Subsidiary to, effect any Sale-Leaseback Transaction that is not excepted by clauses (1) through (4), inclusive, of the first paragraph under “— Restrictions on Sale-Leasebacks,” provided that the Attributable Indebtedness from such Sale-Leaseback Transaction, together with the aggregate principal amount of all other such Attributable Indebtedness deemed to be outstanding in respect of all Sale-Leaseback Transactions and all outstanding debt (other than the Enterprise Senior Notes and any other notes issued under the Enterprise Senior Indenture) secured by liens (other than Permitted Liens) upon Principal Properties or upon capital stock of any Restricted Subsidiary, do not exceed 10% of Consolidated Net Tangible Assets.

Merger, Consolidation or Sale of Assets.  The Enterprise Senior Indenture provides that each of the Parent Guarantor and the Issuer may, without the consent of the holders of any of the Enterprise Senior Notes, consolidate with or sell, lease, convey all or substantially all of its assets to, or merge with or into, any partnership, limited liability company or corporation if:

(1) the entity surviving any such consolidation or merger or to which such assets shall have been transferred (the “successor”) is either the Parent Guarantor or the Issuer, as applicable, or the successor is a domestic partnership, limited liability company or corporation and expressly assumes all the Parent Guarantor’s or the Issuer’s, as the case may be, obligations and liabilities under the Enterprise Senior Indenture and the Enterprise Senior Notes (in the case of the Issuer) and the Guarantee (in the case of the Parent Guarantor);

(2) immediately after giving effect to the transaction no Default or Event of Default has occurred and is continuing; and

(3) the Issuer and the Parent Guarantor have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer complies with the Enterprise Senior Indenture.

The successor will be substituted for the Parent Guarantor or the Issuer, as the case may be, in the Enterprise Senior Indenture with the same effect as if it had been an original party to the Enterprise Senior Indenture. Thereafter, the successor may exercise the rights and powers of the Parent Guarantor or the Issuer, as the case may be, under the Enterprise Senior Indenture, in its name or in its own name. If the Parent Guarantor or the Issuer sells or transfers all or substantially all of its assets, it will be released from all liabilities and obligations under the Enterprise Senior Indenture and under the Enterprise Senior Notes (in the case of the Issuer) and the Guarantee (in the case of the Parent Guarantor) except that no such release will occur in the case of a lease of all or substantially all of its assets.

Events of Default

Each of the following will be an Event of Default under the Enterprise Senior Indenture with respect to each series of Enterprise Senior Notes:

(1) default in any payment of interest on any Enterprise Senior Notes of that series when due, continued for 30 days;

(2) default in the payment of principal of or premium, if any, on any Enterprise Senior Notes of that series when due at its stated maturity, upon optional redemption, upon declaration or otherwise;

(3) failure by the Parent Guarantor or the Issuer to comply for 60 days after notice with its other agreements contained in the Enterprise Senior Indenture;

(4) certain events of bankruptcy, insolvency or reorganization of the Issuer or the Parent Guarantor (the “bankruptcy provisions”); or

(5) the guarantee of the Parent Guarantor ceases to be in full force and effect or is declared null and void in a judicial proceeding or the Parent Guarantor denies or disaffirms its obligations under the Enterprise Senior Indenture or its guarantee.

However, a default under clause (3) of this paragraph will not constitute an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding Enterprise Senior Notes of that series notify the Issuer and the Parent Guarantor of the default such default is not cured within the time specified in clause (3) of this paragraph after receipt of such notice.

An Event of Default for a particular series of Enterprise Senior Notes will not necessarily constitute an Event of Default for any other series of notes that may be issued under the Enterprise Senior Indenture. If an Event of Default (other than an Event of Default described in clause (4) above) occurs and is continuing, the Trustee by notice to the Issuer, or the holders of at least 25% in principal amount of the outstanding Enterprise Senior Notes of that series by notice to the Issuer and the Trustee, may, and the Trustee at the request of such holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Enterprise Senior Notes of that series to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. If an Event of Default described in clause (4) above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Enterprise Senior Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. However, the effect of such provision may be limited by applicable law. The holders of a majority in principal amount of the outstanding Enterprise Senior Notes of a series may rescind any such acceleration with respect to the Enterprise Senior Notes of that series and its consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction and all existing Events of Default with respect to that series, other than the nonpayment of the principal of, premium, if any, and interest on the Enterprise Senior Notes of that series that have become due solely by such declaration of acceleration, have been cured or waived.

Subject to the provisions of the Enterprise Senior Indenture relating to the duties of the Trustee, if an Event of Default with respect to a series of Enterprise Senior Notes occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Enterprise Senior Indenture at the request or direction of any of the holders of Enterprise Senior Notes of that series, unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of Enterprise Senior Notes of any series may pursue any remedy with respect to the Enterprise Senior Indenture or the Enterprise Senior Notes of that series unless:

(1) such holder has previously given the Trustee notice that an Event of Default with respect to the Enterprise Senior Notes of that series is continuing;

(2) holders of at least 25% in principal amount of the outstanding Enterprise Senior Notes of that series have requested the Trustee to pursue the remedy;

(3) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) the holders of a majority in principal amount of the outstanding Enterprise Senior Notes of that series have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Enterprise Senior Notes of each series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to that series of Enterprise Senior Notes. The Trustee, however, may refuse to follow any direction that conflicts with law or the Enterprise Senior Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of Enterprise Senior Notes of that series or that would involve the Trustee in personal liability.

The Enterprise Senior Indenture provides that if a Default (that is, an event that is, or after notice or the passage of time would be, an Event of Default) with respect to the Enterprise Senior Notes of a particular series occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder of Enterprise Senior Notes of that series notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, or interest on the Enterprise Senior Notes of that series, the Trustee may withhold notice, but only if and so long as the Trustee in good faith determines that withholding notice is in the interests of the holders of the Enterprise Senior Notes of that series. In addition, the Issuer is required to deliver to the Trustee, within 120 days after the end of each fiscal year, an officers’ certificate as to compliance with all covenants in the Enterprise Senior Indenture and indicating whether the signers thereof know of any Default or Event of Default that occurred during the previous year. The Issuer also is required to deliver to the Trustee, within 30 days after the occurrence thereof, an officers’ certificate specifying any Default or Event of Default, its status and what action the Issuer is taking or proposes to take in respect thereof.

Amendments and Waivers

Amendments of the Enterprise Senior Indenture may be made by the Issuer, the Parent Guarantor and the Trustee with the consent of the holders of a majority in principal amount of all Enterprise Senior Notes of each series affected thereby then outstanding under the Enterprise Senior Indenture (including consents obtained in connection with a tender offer or exchange offer for the Enterprise Senior Notes). However, without the consent of each holder of outstanding Enterprise Senior Notes affected thereby, no amendment may, among other things:

(1) reduce the percentage in principal amount of Enterprise Senior Notes of any series whose holders must consent to an amendment;

(2) reduce the stated rate of or extend the stated time for payment of interest on any Enterprise Senior Notes;

(3) reduce the principal of or extend the stated maturity of any Enterprise Senior Notes;

(4) reduce the premium payable upon the redemption of any Enterprise Senior Notes or change the time at which the Enterprise Senior Notes may be redeemed;

(5) make the Enterprise Senior Notes payable in money other than that stated in the Enterprise Senior Notes;

(6) impair the right of any holder to receive payment of, premium, if any, principal of and interest on such holder’s Enterprise Senior Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Enterprise Senior Notes;

(7) make any change in the amendment provisions which require each holder’s consent or in the waiver provisions;

(8) release any security that may have been granted in respect of the Enterprise Senior Notes; or

(9) release the Parent Guarantor or modify its guarantee in any manner adverse to the holders.

The holders of a majority in aggregate principal amount of the outstanding Enterprise Senior Notes of each series affected thereby, may waive compliance by the Issuer and the Parent Guarantor with certain restrictive covenants on behalf of all holders of Enterprise Senior Notes of such series, including those described under “— Certain Covenants — Limitations on Liens” and “— Certain Covenants — Restriction on Sale-Leasebacks.” The holders of a majority in principal amount of the outstanding Enterprise Senior Notes of each series affected thereby, on behalf of all such holders, may waive any past Default or Event of Default with respect to that series (including any such waiver obtained in connection with a tender offer or exchange offer for the Enterprise Senior Notes), except a Default or Event of Default in the payment of principal, premium or interest or in respect of a provision that under the Enterprise Senior Indenture that cannot be amended without the consent of all holders of the series of Enterprise Senior Notes that is affected.

Without the consent of any holder, the Issuer, the Guarantors and the Trustee may amend the Enterprise Senior Indenture to:

(1) cure any ambiguity, omission, defect or inconsistency;

(2) provide for the assumption by a successor of the obligations of the Parent Guarantor or the Issuer under the Enterprise Senior Indenture;

(3) provide for uncertificated Enterprise Senior Notes in addition to or in place of certificated Enterprise Senior Notes (provided that the uncertificated Enterprise Senior Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Enterprise Senior Notes are described in Section 163(f)(2)(B) of the Code);

(4) add or release guarantees by any Subsidiary with respect to the Enterprise Senior Notes, in either case as provided in the Enterprise Senior Indenture;

(5) secure the Enterprise Senior Notes or a guarantee;

(6) add to the covenants of the Parent Guarantor or the Issuer for the benefit of the holders or surrender any right or power conferred upon the Parent Guarantor or the Issuer;

(7) make any change that does not adversely affect the rights of any holder of any Enterprise Senior Notes;

(8) comply with any requirement of the SEC in connection with the qualification of the Enterprise Senior Indenture under the Trust Indenture Act; and

(9) issue any other series of debt securities under the Enterprise Senior Indenture.

The consent of the holders is not necessary under the Enterprise Senior Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment requiring consent of the holders becomes effective, the Issuer is required to mail to the holders of an affected series a notice briefly describing such amendment. However, the failure to give such notice to all such holders, or any defect therein, will not impair or affect the validity of the amendment.

Defeasance and Discharge

The Issuer at any time may terminate all its obligations under the Enterprise Senior Indenture as they relate to a series of Enterprise Senior Notes (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Enterprise Senior Notes of that series, to replace mutilated, destroyed, lost or stolen Enterprise Senior Notes of that series and to maintain a registrar and paying agent in respect of such Enterprise Senior Notes.

The Issuer at any time may terminate its obligations under covenants described under “— Certain Covenants” (other than “Merger, Consolidation or Sale of Assets”) and the bankruptcy provisions with respect to the Parent Guarantor, and the guarantee provision, described under “— Events of Default” above with respect to a series of Enterprise Senior Notes (“covenant defeasance”).

The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Issuer exercises its legal defeasance option, payment of the defeased series of Enterprise Senior Notes may not be accelerated because of an Event of Default with respect thereto. If the Issuer exercises its covenant defeasance option, payment of the affected series of Enterprise Senior Notes may not be accelerated because of an Event of Default specified in clause (3), (4) (with respect only to the Parent Guarantor) or (5) under “— Events of Default” above. If the Issuer exercises either its legal defeasance option or its covenant defeasance option, each guarantee will terminate with respect to the Enterprise Senior Notes of the defeased series and any security that may have been granted with respect to such Enterprise Senior Notes will be released.

In order to exercise either defeasance option, the Issuer must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money, U.S. Government Obligations (as defined in the Enterprise Senior Indenture) or a combination thereof for the payment of principal, premium, if any, and interest on the relevant series of Enterprise Senior Notes to redemption or stated maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an opinion of counsel (subject to customary exceptions and exclusions) to the effect that holders of that series of Enterprise Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

In the event of any legal defeasance, holders of the Enterprise Senior Notes of the relevant series would be entitled to look only to the trust fund for payment of principal of and any premium and interest on their Enterprise Senior Notes until maturity.

Although the amount of money and U.S. Government Obligations on deposit with the Trustee would be intended to be sufficient to pay amounts due on the Enterprise Senior Notes of a defeased series at the time of their stated maturity, if the Issuer exercises its covenant defeasance option for the Enterprise Senior Notes of any series and the Enterprise Senior Notes are declared due and payable because of the occurrence of an Event of Default, such amount may not be sufficient to pay amounts due on the Enterprise Senior Notes of that series at the time of the acceleration resulting from such Event of Default. The Issuer would remain liable for such payments, however.

In addition, the Issuer may discharge all its obligations under the Enterprise Senior Indenture with respect to Enterprise Senior Notes of any series, other than its obligation to register the transfer of and exchange notes of that series, provided that it either:

•	delivers all outstanding Enterprise Senior Notes of that series to the Trustee for cancellation; or

•	all such Enterprise Senior Notes not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are called for redemption within one year, and in the case of this bullet point the Issuer has deposited with the Trustee in trust an amount of cash sufficient to pay the entire indebtedness of such Enterprise Senior Notes, including interest to the stated maturity or applicable redemption date.

Book-Entry System

We will issue the Enterprise Senior Notes of each series in the form of one or more global securities in fully registered form initially in the name of Cede & Co., as nominee of DTC, or such other name as may be requested by an authorized representative of DTC. The global securities will be deposited with the Trustee as custodian for DTC and may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor of DTC or a nominee of such successor.

DTC has advised us as follows:

•	DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

•	DTC holds securities that its participants deposit with DTC and facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities, through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

•	DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc and the Financial Industry Regulatory Authority, Inc.

•	Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

Acquisitions of Enterprise Senior Notes in the exchange offers under the DTC system must be made by or through direct participants, which will receive a credit for the Enterprise Senior Notes on DTC’s records. The ownership interest of each actual acquiror of Enterprise Senior Notes is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners of the Enterprise Senior Notes will not receive written confirmation from DTC of their acquisition, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the Enterprise Senior Notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the Enterprise Senior Notes, except in the event that use of the book-entry system for the Enterprise Senior Notes is discontinued.

To facilitate subsequent transfers, all Enterprise Senior Notes deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Enterprise Senior Notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Enterprise Senior Notes; DTC’s records reflect only the identity of the direct participants to whose accounts such Enterprise Senior Notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by, direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the global securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the Enterprise Senior Notes are credited on the record date (identified in the listing attached to the omnibus proxy).

All payments on the global securities will be made to Cede & Co., as holder of record, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the Trustee on payment dates in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, us or the Trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) shall be the responsibility of us or the Trustee. Disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of direct and indirect participants.

DTC may discontinue providing its service as securities depositary with respect to the Enterprise Senior Notes at any time by giving reasonable notice to us or the Trustee. In addition, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). Under such circumstances, in the event that a successor securities depositary is not obtained, note certificates in fully registered form are required to be printed and delivered to beneficial owners of the Enterprise Senior Notes representing such Enterprise Senior Notes.

Neither we nor the Trustee will have any responsibility or obligation to direct or indirect participants, or the persons for whom they act as nominees, with respect to the accuracy of the records of DTC, its nominee or any participant with respect to any ownership interest in the Enterprise Senior Notes, or payments to, or the providing of notice to participants or beneficial owners.

So long as the Enterprise Senior Notes are in DTC’s book-entry system, secondary market trading activity in the Enterprise Senior Notes will settle in immediately available funds. All payments on the Enterprise Senior Notes issued as global securities will be made by us in immediately available funds.

No Recourse

The Issuer’s sole manager (as successor to the general partner), the Parent Guarantor’s general partner and their respective directors, officers, employees and members, as such, shall have no liability for any obligations of the Issuer or the Parent Guarantor under the Enterprise Senior Notes, the Enterprise Senior

Indenture or the guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Enterprise Senior Notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Concerning the Trustee

The Enterprise Senior Indenture contains certain limitations on the right of the Trustee, should it become our creditor, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in certain other transactions. However, if it acquires any conflicting interest within the meaning of the Trust Indenture Act, it must eliminate the conflict or resign as Trustee.

The holders of a majority in aggregate principal amount of the outstanding Enterprise Senior Notes of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to, or trust or power conferred on, the Trustee with respect to the Enterprise Senior Notes of such series.

If an Event of Default occurs and is not cured under the Enterprise Senior Indenture and is known to the Trustee, the Trustee shall exercise such of the rights and powers vested in it by the Enterprise Senior Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will not be under any obligation to exercise any of its rights or powers under the Enterprise Senior Indenture at the request of any of the holders of Enterprise Senior Notes unless they shall have offered to such Trustee reasonable security or indemnity.

Wells Fargo Bank, National Association is the Trustee under the Enterprise Senior Indenture and has been appointed by the Issuer as Registrar and Paying Agent with regard to the Enterprise Senior Notes. Wells Fargo Bank, National Association is a lender under the Issuer’s credit facilities.

Governing Law

The Enterprise Senior Indenture, the Enterprise Senior Notes and the Guarantee are governed by, and will be construed in accordance with, the laws of the State of New York.

Description of the Enterprise Subordinated Notes

We have summarized below certain material terms and provisions of the Enterprise Subordinated Notes. This summary is not a complete description of all of the terms and provisions of the Enterprise Subordinated Notes. For more information, we refer you to the Enterprise Subordinated Notes, the Enterprise Base Indenture and the Enterprise Subordinated Supplemental Indenture, all of which are available from us. We urge you to read the Enterprise Base Indenture and the Enterprise Subordinated Supplemental Indenture because they, and not this description, define your rights as an owner of the Enterprise Subordinated Notes. This summary is subject to and qualified in its entirety by reference to all the provisions of those documents, including definitions of terms referred to in this prospectus.

The Enterprise Subordinated Notes are a new series of debt securities that will be issued under an Indenture dated as of October 4, 2004, as amended by the Tenth Supplemental Indenture (the “Enterprise Base Indenture”), as supplemented by the Eighteenth Supplemental Indenture to be dated as of the first date on which we exchange Enterprise Subordinated Notes for TEPPCO Subordinated Notes pursuant to the exchange offers (the “Enterprise Subordinated Supplemental Indenture” and, together with the Enterprise Base Indenture, the “Enterprise Subordinated Indenture”), among Enterprise Products Operating LLC as issuer (the “Issuer”), Enterprise Products Partners L.P. as parent guarantor (the “Parent Guarantor”), any subsidiary guarantors party thereto, and Wells Fargo Bank, National Association as trustee (the “Trustee”). References in this section to the “Guarantee” refer to the Parent Guarantor’s Guarantee of payments on the Enterprise Subordinated Notes.

The terms of the Enterprise Subordinated Notes will include those expressly set forth in the Enterprise Subordinated Indenture and those made part of the Enterprise Subordinated Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

In addition to this new series of Enterprise Subordinated Notes, as of June 30, 2009, there were outstanding under the above-referenced Enterprise Base Indenture $682.7 million in aggregate principal amount of 7.034% fixed/floating rate junior subordinated notes B due 2068, $550 million in aggregate principal amount of 8.375% fixed/floating rate junior subordinated notes A due 2066, $500 million in aggregate principal amount of 4.625% senior notes F due 2009, $650 million in aggregate principal amount of 5.600% senior notes G due 2014, $350 million in aggregate principal amount of 6.650% senior notes H due 2034, $250 million in aggregate principal amount of 5.00% senior notes I due 2015, $250 million in aggregate principal amount of 5.75% senior notes J due 2035, $500 million in aggregate principal amount of 4.950% senior notes K due 2010, $800 million in aggregate principal amount of 6.30% senior notes L due 2017, $400 million in aggregate principal amount of 5.65% senior notes M due 2013, $700 million in aggregate principal amount of 6.50% senior notes N due 2019, $500 million in aggregate principal amount of 9.75% senior notes O due 2014 and $500 million in aggregate principal amount of 4.60% senior notes P due 2012.

General

The Enterprise Subordinated Notes:

•	will initially be issued in an aggregate principal amount of up to $300,000,000;

•	will be issued in denominations of $1,000 in principal amount and integral multiples thereof;

•	are general unsecured junior subordinated obligations of the Issuer;

•	will bear interest from June 1, 2009 (the most recent date to which interest will have been paid on the TEPPCO Subordinated Notes) to June 1, 2017, at the annual rate of 7.000% of their principal amount, payable semi-annually in arrears on June 1 and December 1 of each year, commencing December 1, 2009, and thereafter, at an annual rate equal to the sum of the Three-Month LIBOR Rate for the related interest period plus a spread of 277.75 basis points, payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing September 1, 2017;

•	provide that we may elect to defer payment of all or part of the current and accrued interest otherwise due on the Enterprise Subordinated Notes for multiple periods of up to ten consecutive years as described below under “— Optional Deferral of Interest;”

•	will mature on June 1, 2067 and are not redeemable by us prior to June 1, 2017 without payment of a make-whole redemption price or a special event make-whole redemption price as described below under “— Optional Redemption;”

•	are subordinated in right of payment, to the extent set forth in the Enterprise Subordinated Indenture, to all of our existing and future Senior Indebtedness; and

•	are guaranteed on an unsecured and junior subordinated basis by the Parent Guarantor, solely to the extent described below under “— Parent Guarantee.”

We may, without the consent of the holders of the Enterprise Subordinated Notes, increase the principal amount of the series and issue additional notes of such series having the same ranking, interest rate, maturity and other terms as the Enterprise Subordinated Notes except for issue date, issue price and, if applicable, first interest payment date. The Enterprise Subordinated Notes and any additional notes of the same series having the same terms as the Enterprise Subordinated Notes offered hereby subsequently issued under the Enterprise Subordinated Indenture may be treated as a single class for all purposes under the Enterprise Subordinated Indenture, including, without limitation, voting waivers and amendments. In addition, the Enterprise Subordinated Indenture does not limit our incurrence or issuance of other senior, pari passu or subordinated debt, whether under the Enterprise Subordinated Indenture relating to the Enterprise Subordinated Notes or any existing or other indenture or agreement that we may enter into in the future or otherwise. As of June 30, 2009, the direct indebtedness of Enterprise that is senior to the Enterprise Subordinated Notes totaled approximately $7.6 billion, and the direct indebtedness of Enterprise that is pari passu with the Enterprise Subordinated Notes totaled approximately $1.2 billion. As of June 30, 2009, the direct indebtedness of TEPPCO that is senior to the TEPPCO Subordinated Notes totaled approximately $2.4 billion, and there was no direct indebtedness of TEPPCO that was pari passu with the TEPPCO Subordinated Notes.

Maturity

The Enterprise Subordinated Notes will mature on June 1, 2067.

The Enterprise Subordinated Notes are non-amortizing and do not have the benefit of a sinking fund. This means that we are not required to make any principal payments prior to maturity or otherwise set aside amounts in respect of the repayment of the Enterprise Subordinated Notes prior to their maturity.

Interest Rate and Interest Payment Dates

The Notes will bear interest from June 1, 2009 (the most recent date to which interest will have been paid on the TEPPCO Subordinated Notes) to but not including June 1, 2017, which we refer to as the “Fixed Rate Period,” at an annual rate of 7.000% of their principal amount, payable semi-annually in arrears on June 1 and December 1 of each year, commencing December 1, 2009, and thereafter, which we refer to as the “Floating Rate Period,” at an annual rate equal to the Three-Month LIBOR Rate for the related interest period plus a spread of 277.75 basis points, payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing September 1, 2017.

Interest payments not paid when due will accrue interest at the then applicable rate of interest on the amount of unpaid interest, to the extent permitted by law, compounded semi-annually during the Fixed Rate Period and quarterly during the Floating Rate Period. The amount of interest payable during the Fixed Rate Period will be computed based on a 360-day year consisting of twelve 30-day months, and the amount of interest payable during the Floating Rate Period will be computed based on a 360-day year and the number of days actually elapsed. The amount of interest payable for any period shorter than a full quarterly period will be computed on the basis of the actual number of days elapsed per 30-day month.

Determining the Floating Rate; Calculation Agent

Following June 1, 2017, the Calculation Agent will calculate the floating rate with respect to each interest period and the amount of interest payable on each interest payment date during the Floating Rate Period. The floating rate determined by the Calculation Agent, absent manifest error, will be binding and conclusive upon the beneficial owners and registered holders of the Enterprise Subordinated Notes and us. Wells Fargo Bank, National Association will act initially as “Calculation Agent.”

The floating rate for any interest period during the Floating Rate Period will be equal to the sum of the Three-Month LIBOR Rate plus a spread of 277.75 basis points.

The “Three-Month LIBOR Rate,” with respect to an interest period, means the rate (expressed as a percentage per year) for deposits in U.S. dollars for a three-month period that appears on Reuters Page LIBOR01 as of 11:00 a.m. (London time) on the second London banking day immediately preceding the first day of such interest period (the “LIBOR determination date”). The term “Reuters Page LIBOR01” means the display so designated on the Reuters 3000 Xtra (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to the London Interbank Offered Rate for U.S. dollar deposits).

If the Three-Month LIBOR Rate cannot be determined as described above, we will select four major banks in the London interbank market. We will request that the principal London offices of those four selected banks provide their offered quotations to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on the LIBOR determination date for such interest period. These quotations will be for deposits in U.S. dollars for a three-month period. Offered quotations must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. dollars in the market at the time.

If two or more quotations are provided, the Three-Month LIBOR Rate for such interest period will be the arithmetic mean of the quotations. If fewer than two quotations are provided, we will select three offered rates quoted by three major banks in New York City on the LIBOR determination date for that interest period. The rates quoted will be for loans in U.S. dollars for a three-month period. Rates quoted must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. dollars in the market at the time. If fewer than three New York City banks selected by us are quoting rates, the Three-Month LIBOR Rate for the applicable interest period will be the same as for the immediately preceding interest period or, if the immediately preceding interest period was the Fixed Rate Period, the same as for the most recent quarter for which the Three-Month LIBOR Rate can be determined.

“Business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in New York City or Houston, Texas.

“London banking day” means any Business day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

Payment; Record Dates and Transfer

Initially, the Enterprise Subordinated Notes will be issued only in permanent global form. Beneficial interests in Enterprise Subordinated Notes in global form will be shown on, and transfers of interests in Enterprise Subordinated Notes in global form will be made only through, records maintained by The Depository Trust Company, or DTC, and its participants. Under the limited circumstances when the Enterprise Subordinated Notes are no longer in global form, Enterprise Subordinated Notes in definitive form, if any, may be presented for registration of transfer or exchange at the office or agency maintained by us for such purpose (which initially will be the corporate trust office of the Trustee located at 45 Broadway, 14th Floor, New York, New York 10006).

Payment of principal of, premium, if any, and interest on Enterprise Subordinated Notes in global form registered in the name of DTC’s nominee will be made in immediately available funds to DTC’s nominee, as the registered holder of such global notes. Under the limited circumstances when the Enterprise Subordinated Notes are no longer in global form, payment of interest on the Enterprise Subordinated Notes in definitive form may, at our option, be made at the corporate trust office of the Trustee indicated above or by check mailed directly to holders at their respective registered addresses or by wire transfer to an account designated by a holder.

The regular record date for interest payable on the Enterprise Subordinated Notes on any interest payment date during the Fixed Rate Period will be the immediately preceding May 15 or November 15, as the case may be, and during the Floating Rate Period will be the immediately preceding February 15, May 15, August 15 and November 15, as the case may be.

No service charge will be made for any registration of transfer or exchange of Enterprise Subordinated Notes, but we may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection therewith. We are not required to register the transfer of or exchange any Enterprise Subordinated Notes selected for redemption or for a period of 15 days before mailing a notice of redemption of Notes.

The registered holder of Enterprise Subordinated Notes will be treated as the owner of such Enterprise Subordinated Notes for all purposes, and all references in this Description of the Enterprise Junior Subordinated Notes to “holders” mean holders of record, unless otherwise indicated. DTC will be the holder of the global Enterprise Subordinated Note.

Optional Deferral of Interest

We may elect to defer payment of all or part of the current and accrued interest otherwise due on the Enterprise Subordinated Notes from time to time, for one or more periods (each, an “Optional Deferral Period”) of up to 10 consecutive years per Optional Deferral Period. However, we may not optionally defer interest payments on or after the maturity date of, or redemption date for, the Enterprise Subordinated Notes.

Deferred interest not paid on an interest payment date will bear interest from that interest payment date until paid at the then prevailing interest rate on the Enterprise Subordinated Notes, compounded semi-annually during the Fixed Rate Period and quarterly during the Floating Rate Period. We refer to such deferred interest, the interest accrued thereon and any accrued and unpaid interest on any interest payment date during a deferral period collectively as “Deferred Interest.” No interest will be due and payable on the Enterprise Subordinated Notes until the end of an Optional Deferral Period except upon a redemption of the Enterprise Subordinated Notes during such Optional Deferral Period. At the end of the Optional Deferral Period or on any redemption date, we will be obligated to pay all Deferred Interest.

Once we pay all Deferred Interest resulting from our optional deferral, such Optional Deferral Period will end and we may later defer interest again for a new Optional Deferral Period.

If we defer interest for a period of 10 consecutive years from the commencement of an Optional Deferral Period, we will be required to pay all Deferred Interest at the conclusion of the 10-year period, and, to the extent we do not do so, the Parent Guarantor will be required to make guarantee payments in accordance with the Guarantee. If we fail to pay in full all accrued and unpaid interest at the conclusion of the 10-year period, such failure continues for 30 days and the Parent Guarantor fails to make guarantee payments with respect thereto, an Event of Default that gives rise to acceleration of principal and interest on the Enterprise Subordinated Notes will occur under the Enterprise Subordinated Indenture. See “— Events of Default” below.

We will provide the Trustee with written notice of any optional deferral of interest at least ten and not more than 60 business days prior to the applicable interest payment date, other than in the case of an optional deferral in connection with certain defaults on Senior Indebtedness as described under “— Subordination; Ranking of the Enterprise Subordinated Notes; Payment Blockage,” and any such notice will be forwarded promptly by the Trustee to each holder of record of the Enterprise Subordinated Notes.

We have no current intention to exercise our right to defer interest payments.

Distribution Stopper

During any period in which we defer interest payments on the Enterprise Subordinated Notes, subject to the exceptions described below:

•	we and the Parent Guarantor will not declare or make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of our equity securities;

•	we and the Parent Guarantor will not make, and will cause our respective majority-owned subsidiaries not to make, any payment of interest, principal or premium, if any, on or repay, purchase or redeem any of our or the Parent Guarantor’s debt securities (including securities similar to the Enterprise Subordinated Notes) that contractually rank equally with or junior to the Enterprise Subordinated Notes or the Guarantee, as applicable; and

•	we and the Parent Guarantor will not, and will cause our respective majority-owned subsidiaries not to make, any payments under a guarantee of debt securities (including under a guarantee of debt securities that are similar to the Enterprise Subordinated Notes) that contractually ranks equally with or junior to the Enterprise Subordinated Notes or the Guarantee, as applicable.

Notwithstanding the foregoing, we, the Parent Guarantor and any of our respective subsidiaries may take any of the following actions at any time, including during an Optional Deferral Period:

•	make any purchase, redemption or other acquisition of any of our equity securities in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or agents or a securities purchase or dividend or distribution reinvestment plan, or the satisfaction of any obligations pursuant to any contract or security outstanding on the date that the Optional Deferral Period commences requiring the purchase, redemption or acquisition of any of our equity securities;

•	make any payment, repayment, redemption, purchase, acquisition or declaration of a distribution as a result of a reclassification of our equity securities or the exchange or conversion of all or a portion of one class or series of our equity securities for another class or series of our equity securities;

•	purchase fractional interests in our equity securities pursuant to the conversion or exchange provisions of such securities or the security being converted or exchanged, in connection with the settlement of securities purchase contracts or in connection with any split, reclassification or similar transaction;

•	make a distribution paid or made in our equity securities (or rights to acquire our equity securities), or a repurchase, redemption or acquisition of our equity securities in connection with the issuance or exchange of our equity securities (or of securities convertible into or exchangeable for our equity securities) and distributions in connection with the settlement of securities purchase contracts outstanding on the date that the Optional Deferral Period commences;

•	make any redemption, exchange or repurchase of, or with respect to, any rights outstanding under a rights plan or the declaration or payment thereunder of a distribution of or with respect to rights in the future;

•	make any payments under (1) the Enterprise Subordinated Notes and under securities similar to the Enterprise Subordinated Notes (including trust preferred securities) that are (or, in the case of a trust preferred security, the underlying debt obligation is) pari passu with the Enterprise Subordinated Notes, which will include our 8.375% Fixed/Floating Rate Junior Subordinated Notes due 2066 (the “Subordinated Notes due 2066”) and 7.034% Fixed/Floating Rate Junior Subordinated Notes due 2068 (“Subordinated Notes due 2068”) and (2) the Guarantee and similar guarantees, which will include the Parent Guarantor’s guarantee of the Subordinated Notes due 2066 and Subordinated Notes due 2068, associated with any instruments that are (or, in the case of a trust preferred security, the underlying debt obligation is) pari passu with the Enterprise Subordinated Notes in each case, so long as any such payments are made on a pro rata basis with the Enterprise Subordinated Notes and the Guarantee, respectively; or

•	make any regularly scheduled dividend or distribution payments declared prior to the date that the Optional Deferral Period commences.

Optional Redemption

We may redeem the Enterprise Subordinated Notes before their maturity, subject to the limitations set forth in the Replacement Capital Covenant discussed under “— Certain Terms of the Replacement Capital Covenant,” as follows:

•	in whole or in part at any time on or after June 1, 2017, at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest;

•	in whole or in part at any time prior to June 1, 2017, at a redemption price equal to the Make-Whole Redemption Price (as defined below); or

•	in whole but not in part prior to June 1, 2017, after the occurrence of a Tax Event (as defined below) or Rating Agency Event (as defined below), at a redemption price equal to the Special Event Make-Whole Redemption Price (as defined below).

Enterprise Subordinated Notes called for redemption become due on the redemption date. Notices of optional redemption will be mailed at least 30 but not more than 60 days before the redemption date to each holder of Enterprise Subordinated Notes to be redeemed at its registered address. The notice of optional redemption for the Enterprise Subordinated Notes will state, among other things, the amount of Enterprise

Subordinated Notes to be redeemed, the redemption date, the method of calculating the redemption price and each place that payment will be made upon presentation and surrender of Enterprise Subordinated Notes to be redeemed. If less than all of the Enterprise Subordinated Notes are redeemed at any time, the Trustee will select the Enterprise Subordinated Notes to be redeemed on a pro rata basis or by any other method the Trustee deems fair and appropriate. Unless we default in payment of the redemption price or the subordination provisions of the Enterprise Subordinated Notes prohibit its payment, interest will cease to accrue on the redemption date with respect to any Enterprise Subordinated Notes called for optional redemption.

We may not redeem the Enterprise Subordinated Notes in part if the principal amount has been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest, including Deferred Interest, has been paid in full on all outstanding Enterprise Subordinated Notes for all interest periods terminating on or before the redemption date.

In the event of any redemption, neither we nor the Trustee will be required to:

•	issue, register the transfer of, or exchange, Enterprise Subordinated Notes for a period of 15 days prior to the giving of any notice of redemption; or;

•	register the transfer of or exchange any Enterprise Subordinated Notes selected, called or being called for redemption.

The following definitions apply with respect to the redemption of the Enterprise Subordinated Notes:

The “Make-Whole Redemption Price” will be equal to (a) all accrued and unpaid interest to but not including the redemption date, plus (b) the greater of (i) 100% of the principal amount of the Enterprise Subordinated Notes being redeemed and (ii) as determined by the Independent Investment Banker, the sum of the present values of remaining scheduled payments of principal and interest on the Enterprise Subordinated Notes (exclusive of interest accrued to the redemption date) being redeemed from the redemption date to June 1, 2017 (which we refer to as the “Remaining Life”), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 0.50%.

A “Tax Event” means the receipt by us of an opinion of counsel experienced in such matters to the effect that, as a result of any:

•	amendment to, clarification of or change (including any prospective change) in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is effective on or after the date of issuance of the Enterprise Subordinated Notes;

•	proposed change in those laws or regulations that is announced on or after the date of issuance of the Enterprise Subordinated Notes;

•	official administrative decision or judicial decision or administrative action or other official pronouncement (including a private letter ruling, technical advice memorandum or other similar pronouncement) by any court, government agency or regulatory authority interpreting or applying those laws or regulations that is announced on or after the date of issuance of the Enterprise Subordinated Notes; or

•	threatened challenge asserted in connection with an audit of us or our subsidiaries, or a threatened challenge asserted in writing against any taxpayer that has raised capital through the issuance of securities that are substantially similar to the Enterprise Subordinated Notes, including any trust preferred or similar securities, that occurs on or after the date of issuance of the Enterprise Subordinated Notes;

there is more than an insubstantial risk that interest payable by us on the Enterprise Subordinated Notes is not, or within 90 days of the date of such opinion will not be, deductible by us, in whole or in part, for United States federal income tax purposes.

A “Rating Agency Event” means a change by any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act that publishes a rating for us (a “rating agency”)

to its equity credit criteria for securities such as the Enterprise Subordinated Notes, as such criteria is in effect on the date of the Enterprise Subordinated Supplemental Indenture (the “current criteria”), which change results in (i) any shortening of the length of time for which such current criteria are scheduled to be in effect with respect to the Enterprise Subordinated Notes, or (ii) a lower or higher equity credit being given to the Enterprise Subordinated Notes as of the date of such change than the equity credit that would have been assigned to the Enterprise Subordinated Notes as of the date of such change by such rating agency pursuant to its current criteria.

The “Special Event Make-Whole Redemption Price” for the Enterprise Subordinated Notes if redeemed prior to June 1, 2017 in connection with a Rating Agency Event or Tax Event will be equal to (a) all accrued and unpaid interest to but not including the redemption date, plus (b) the greater of (i) 100% of the principal amount of the Enterprise Subordinated Notes being redeemed and (ii) as determined by the Independent Investment Banker, the sum of the present values of remaining scheduled payments of principal and interest on the Enterprise Subordinated Notes (exclusive of interest accrued to the redemption date) being redeemed during the Remaining Life discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 0.50%.

“Treasury Yield” means, with respect to any redemption date applicable to the Enterprise Subordinated Notes, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third Business day immediately preceding the redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for the redemption date.

“Comparable Treasury Price” means, with respect to any redemption date, (a) the average, after excluding the highest and lowest such Reference Treasury Dealer Quotations, of the Reference Treasury Dealer Quotations for such redemption date, or (b) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations received.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life; however, if no maturity is within three months before or after the end of the Remaining Life, yields for the two published maturities most closely corresponding to such United States Treasury security will be determined and the Treasury Yield will be interpolated or extrapolated from those yields on a straight-line basis, rounding to the nearest month.

“Independent Investment Banker” means either J.P. Morgan Securities Inc. or Wachovia Capital Markets, LLC (or their respective successors) or, if no such firm is willing and able to select the applicable Comparable Treasury Issue or perform the other functions of the Independent Investment Banker provided in the Enterprise Subordinated Indenture, an independent investment banking institution of national standing appointed by the Trustee and reasonably acceptable to us.

“Reference Treasury Dealer” means each of (a) J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC (and their respective successors) and (b) three other primary United States government securities dealers in New York City selected by the Independent Investment Banker, each of which we refer to as a “Primary Treasury Dealer.” However, if any of the foregoing ceases to be a Primary Treasury Dealer, we will substitute another Primary Treasury Dealer for such dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date for the Enterprise Subordinated Notes, an average, as determined and furnished to the Independent Investment Banker by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business day preceding the redemption date.

Enterprise’s right to redeem, repurchase, defease or purchase the Enterprise Subordinated Notes, and the right of Enterprise and its subsidiaries to purchase the Enterprise Subordinated Notes, are limited by a covenant that Enterprise has made in favor of certain debtholders. See “— Certain Terms of the Replacement Capital Covenant” in this prospectus.

In the event that the Replacement Capital Covenant terminates prior to June 1, 2037 as a result of there being no eligible designated debt outstanding, we intend that, if we redeem, repurchase, defease or purchase the Enterprise Subordinated Notes, or if we or one of our subsidiaries purchases the Enterprise Subordinated Notes, the redemption or purchase price of the Enterprise Subordinated Notes will be paid with amounts that include net proceeds received by us, the Parent Guarantor or our subsidiaries from the sale or issuance, during the 180-day period prior to the date of such redemption or such purchase, by us, the Parent Guarantor or our subsidiaries to third-party purchasers of securities for which we will receive equity-like credit from the rating agencies that rate our securities, that is equal to or greater than the equity-like credit then attributed to the Enterprise Subordinated Notes being redeemed, repurchased, defeased or purchased. The determination of the equity-like credit of the Enterprise Subordinated Notes may result in the issuance of an amount of new securities that may be less than the principal amount of the Enterprise Subordinated Notes, depending upon, among other things, the nature of the new securities issued and the equity-like credit attributed by a rating agency to the Enterprise Subordinated Notes and the new securities.

Certain Covenants

Except as set forth below, neither the Issuer nor the Parent Guarantor is restricted by the Enterprise Subordinated Indenture from incurring any type of indebtedness or other obligation, from paying dividends or making distributions on its partnership interests or capital stock or purchasing or redeeming its partnership interests or capital stock. The Enterprise Subordinated Indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the Enterprise Subordinated Indenture does not contain any provisions that would require the Issuer to repurchase or redeem or otherwise modify the terms of the Enterprise Subordinated Notes upon a change in control or other events involving the Issuer which may adversely affect the creditworthiness of the Enterprise Subordinated Notes.

No Limitations on Liens.  Holders of the Enterprise Subordinated Notes will not have the benefit of and will not be entitled to enforce the covenant in the Enterprise Base Indenture restricting the ability of the Parent Guarantor, Enterprise and their respective majority-owned subsidiaries to, create, assume, incur or suffer to exist any mortgage, lien, security interest, pledge, charge or other encumbrance other than Permitted Liens.

No Restriction on Sale-Leasebacks.  Holders of the Enterprise Subordinated Notes will not have the benefit of and will not be entitled to enforce the covenant in the Enterprise Base Indenture restricting the ability of the Parent Guarantor, Enterprise and their respective majority-owned subsidiaries to enter into Sale-Leaseback Transactions.

Merger, Consolidation or Sale of Assets.  The Enterprise Subordinated Indenture provides that each of the Parent Guarantor and the Issuer may, without the consent of the holders of any of the Enterprise Subordinated Notes, consolidate with or sell, lease, convey all or substantially all of its assets to, or merge with or into, any partnership, limited liability company or corporation if:

(1) the entity surviving any such consolidation or merger or to which such assets shall have been transferred (the “successor”) is either the Parent Guarantor or the Issuer, as applicable, or the successor is a domestic partnership, limited liability company or corporation and expressly assumes all the Parent Guarantor’s or the Issuer’s, as the case may be, obligations and liabilities under the Enterprise Subordinated Indenture and the Enterprise Subordinated Notes (in the case of the Issuer) and the Guarantee (in the case of the Parent Guarantor);

(2) immediately after giving effect to the transaction no Default or Event of Default has occurred and is continuing; and

(3) the Issuer and the Parent Guarantor have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer complies with the Enterprise Subordinated Indenture.

The successor will be substituted for the Parent Guarantor or the Issuer, as the case may be, in the Enterprise Subordinated Indenture with the same effect as if it had been an original party to the Enterprise Subordinated Indenture. Thereafter, the successor may exercise the rights and powers of the Parent Guarantor or the Issuer, as the case may be, under the Enterprise Subordinated Indenture, in its name or in its own name. If the Parent Guarantor or the Issuer sells or transfers all or substantially all of its assets, it will be released from all liabilities and obligations under the Enterprise Subordinated Indenture and under the Enterprise Subordinated Notes (in the case of the Issuer) and the Guarantee (in the case of the Parent Guarantor) except that no such release will occur in the case of a lease of all or substantially all of its assets.

Non-Recourse Obligation

The Enterprise Subordinated Notes are obligations of the Issuer and, to the extent provided in the Guarantee, are guaranteed by the Parent Guarantor. Pursuant to the Enterprise Subordinated Indenture, holders of the Enterprise Subordinated Notes will not have recourse against our sole manager (as successor to the general partner), the general partner of the Parent Guarantor, any other partner of, or other person that owns an equity interest directly or indirectly in, us, the Parent Guarantor or such sole manager or general partner or against any of their respective past, present or future directors, managers, officers, employees, agents, members or partners. In addition, holders of the Enterprise Subordinated Notes by their purchase and holding thereof acknowledge the separateness of us, the Parent Guarantor and the sole manager or general partner, as the case may be, from each other and from any other persons, including Enterprise GP Holdings L.P. and its affiliates and EPCO, Inc. and its affiliates and that we, the Parent Guarantor and our sole manager or general partner, as the case may be, have assets and liabilities that are separate from those of other persons, including Enterprise GP Holdings L.P. and its affiliates and EPCO Inc. and its affiliates.

Events of Default

Any one or more of the following events that have occurred and are continuing will constitute an Event of Default:

•	we fail to pay principal on the Enterprise Subordinated Notes when due;

•	we fail to pay accrued and unpaid interest on the Enterprise Subordinated Notes when due and such default continues for 30 days; however, our failure to pay interest during an Optional Deferral Period will not constitute an Event of Default;

•	certain events of bankruptcy, insolvency or reorganization occur with respect to us; or

•	the Guarantee ceases to be in full force and effect or is declared null and void in a judicial proceeding.

If an Event of Default (other than an Event of Default described in the third bullet point above) occurs and is continuing, the Trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding Enterprise Subordinated Notes by notice to us and the Trustee, may, and the Trustee at the request of such holders will, declare the principal of, premium, if any, and interest, including Deferred Interest, if any, on all the Enterprise Subordinated Notes to be due and payable. Upon such a declaration, such principal, premium and interest will be due and payable immediately.

If an Event of Default described in the third bullet point above occurs and is continuing, the principal of, premium, if any, and interest, including Deferred Interest, if any, on all the Enterprise Subordinated Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. However, the effect of such provision may be limited by applicable law.

The holders of a majority in principal amount of the outstanding Enterprise Subordinated Notes may rescind any such acceleration with respect to the Enterprise Subordinated Notes and its consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction and all existing

Events of Default with respect to the Enterprise Subordinated Notes, other than the nonpayment of the principal of, premium, if any, and interest on the Enterprise Subordinated Notes that have become due solely by such declaration of acceleration, have been cured or waived.

The holders of a majority in aggregate principal amount of the outstanding Enterprise Subordinated Notes may waive any past default under the Enterprise Subordinated Indenture or the Enterprise Subordinated Notes, except:

•	a default in payment of principal or interest on the Enterprise Subordinated Notes; or

•	a default under any provision of the Enterprise Subordinated Indenture that itself cannot be modified or amended without the consent of the holder of each outstanding Enterprise 2067 note.

Subject to the provisions of the Enterprise Subordinated Indenture relating to the duties of the Trustee, if an Event of Default with respect to the Enterprise Subordinated Notes occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Enterprise Subordinated Indenture at the request or direction of any of the holders of Enterprise Subordinated Notes, unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of Enterprise Subordinated Notes may pursue any remedy with respect to the Enterprise Subordinated Indenture or the Enterprise Subordinated Notes unless:

(1) such holder has previously given the Trustee notice that an Event of Default with respect to the Enterprise Subordinated Notes is continuing;

(2) holders of at least 25% in principal amount of the outstanding Enterprise Subordinated Notes have requested the Trustee to pursue the remedy;

(3) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) the holders of a majority in principal amount of the outstanding Enterprise Subordinated Notes of that series have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Enterprise Subordinated Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Enterprise Subordinated Notes. The Trustee, however, may refuse to follow any direction that conflicts with law or the Enterprise Subordinated Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of Enterprise Subordinated Notes or that would involve the Trustee in personal liability.

The Enterprise Subordinated Indenture provides that if a Default (that is, an event that is, or after notice or the passage of time would be, an Event of Default) with respect to the Enterprise Subordinated Notes occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder of Enterprise Subordinated Notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, or interest on the Enterprise Subordinated Notes, the Trustee may withhold notice, but only if and so long as the Trustee in good faith determines that withholding notice is in the interests of the holders of the Enterprise Subordinated Notes. In addition, the Issuer is required to deliver to the Trustee, within 120 days after the end of each fiscal year, an officers’ certificate as to compliance with all covenants in the Enterprise Subordinated Indenture and indicating whether the signers thereof know of any Default or Event of Default that occurred during the previous year. The Issuer also is required to deliver to the Trustee, within 30 days after the occurrence thereof, an officers’ certificate specifying any Default or Event of Default, its status and what action the Issuer is taking or proposes to take in respect thereof.

Subordination; Ranking of the Enterprise Subordinated Notes; Payment Blockage

Our payment obligations under the Enterprise Subordinated Notes will, to the extent provided in the Enterprise Subordinated Indenture, be subordinated to the prior payment in full of all of our present and future Senior Indebtedness, as defined below. The Enterprise Subordinated Notes will rank senior in right of payment to all of our present and future equity securities.

The holders of our Senior Indebtedness will be entitled to receive payment in full of such Senior Indebtedness before holders of the Enterprise Subordinated Notes will receive any payment of principal, premium or interest with respect to the Enterprise Subordinated Notes:

•	upon any payment or distribution of our assets to our creditors in connection with our total or partial liquidation or dissolution; or;

•	in a bankruptcy, receivership or similar proceeding relating to us or our property.

In these circumstances, until our Senior Indebtedness is paid in full, any distribution to which holders of Enterprise Subordinated Notes would otherwise be entitled will be made to the holders of Senior Indebtedness, except that such holders may receive securities representing equity interests and debt securities that are subordinated to Senior Indebtedness to at least the same extent as the Enterprise Subordinated Notes.

If we do not pay any principal, premium or interest with respect to Senior Indebtedness within any applicable grace period (including at maturity), or any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms, we may not:

•	make any payments of principal, premium, if any, or interest with respect to the Enterprise Subordinated Notes;

•	make any deposit for the purpose of defeasance of the Enterprise Subordinated Notes; or

•	purchase, redeem or otherwise retire any of the Enterprise Subordinated Notes,

unless, in either case,

•	the default has been cured or waived and the declaration of acceleration has been rescinded;

•	the Senior Indebtedness has been paid in full; or

•	we and the Trustee receive written notice approving the payment from the representatives of each issue of Designated Senior Indebtedness (as defined below).

During the continuance of any Senior Indebtedness default, other than a default described in the immediately preceding paragraph, that may cause the maturity of any Designated Senior Indebtedness to be accelerated immediately without further notice, other than any notice required to effect such acceleration, or the expiration of any applicable grace periods, we may not make payments on the Enterprise Subordinated Notes for a period called the “Payment Blockage Period.” A Payment Blockage Period will commence on the receipt by us and the Trustee of written notice of the default, called a “Blockage Notice,” from the representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period, and will expire 179 days thereafter.

Generally, “Designated Senior Indebtedness” will include any issue of Senior Indebtedness of at least $100 million and any issue of Senior Indebtedness designated by us or the Parent Guarantor at the time of issuance as Designated Senior Indebtedness.

The Payment Blockage Period may be terminated before its expiration:

•	by written notice from the person or persons who gave the Blockage Notice;

•	by repayment in full in cash of the Designated Senior Indebtedness with respect to which the Blockage Notice was given; or

•	if the default giving rise to the Payment Blockage Period is no longer continuing.

Unless the holders of Designated Senior Indebtedness shall have accelerated the maturity of the Senior Indebtedness, we may resume payments on the Enterprise Subordinated Notes after the expiration of the Payment Blockage Period.

If (1) we do not pay principal, premium or interest with respect to Senior Indebtedness within any applicable grace period, (2) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms or (3) we receive a Blockage Notice, then, notwithstanding any notice requirements necessary to invoke an Optional Deferral Period, we may elect to defer payment of all or part of the current and accrued interest otherwise due on the Enterprise Subordinated Notes on an interest payment date by giving notice to the Trustee of such election not later than the time we must remit payment of interest on the Enterprise Subordinated Notes to the Trustee under the Enterprise Subordinated Supplemental Indenture on such interest payment date. Any such notice will be forwarded promptly by the Trustee to each holder of record of the Enterprise Subordinated Notes. However, we may only exercise this right if we are otherwise entitled to elect to optionally defer payment of interest on the Enterprise Subordinated Notes as described under “— Optional Deferral of Interest.”

Generally, not more than one Blockage Notice may be given in any period of 360 consecutive days. The total number of days during which any one or more Payment Blockage Periods are in effect, however, may not exceed an aggregate of 179 days during any period of 360 consecutive days.

After all Senior Indebtedness is paid in full and until the Enterprise Subordinated Notes are paid in full, holders of the Enterprise Subordinated Notes will be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness.

Because of the subordination, in the event of our insolvency, our creditors who are holders of Senior Indebtedness, as well as certain of our general creditors, may recover more, ratably, than the holders of the Enterprise Subordinated Notes.

The term “Senior Indebtedness” as used in this section includes our obligations in respect of the principal of, any interest and premium, if any, on and any other payments in respect of any of the following, whether currently outstanding or hereafter created or incurred:

•	indebtedness for borrowed money;

•	indebtedness evidenced by securities, bonds, notes and debentures, including any of the same that are subordinated (other than the Enterprise Subordinated Notes), issued under credit agreements, indentures or other similar instruments (other than the Enterprise Subordinated Supplemental Indenture), and other similar instruments;

•	obligations arising from or with respect to guarantees and direct credit substitutes (other than the Guarantee);

•	obligations arising from or with respect to hedges and derivative products (including, but not limited to, interest rate, commodity and foreign exchange contracts);

•	capitalized lease obligations;

•	obligations arising from or with respect to any letter of credit, banker’s acceptance, security purchase facility, cash management arrangement, or similar credit transactions;

•	operating leases (but only to the extent the terms of such leases expressly provide that the same constitute “Senior Indebtedness”);

•	guarantees of any of the foregoing; and

•	any modifications, refundings, deferrals, renewals or extensions of any of the foregoing or any other evidence of indebtedness issued in exchange therefor,

but does not include our obligations in respect of:

•	trade accounts payable;

•	any indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business to the extent that the same is incurred from, and owed to, the vendor of such goods or materials or the provider of such services;

•	any indebtedness which by its terms is expressly made equal in rank and payment with or subordinated to the Enterprise Subordinated Notes;

•	indebtedness owed by us to our majority-owned subsidiaries; and

•	our Subordinated Notes due 2066 and Subordinated Notes due 2068.

The Enterprise Subordinated Notes will rank pari passu with and equal in right of payment with the Subordinated Notes due 2066 and Subordinated Notes due 2068.

The obligations under the Enterprise Subordinated Notes will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries and unconsolidated affiliates, other than any subsidiaries that may guarantee the Enterprise Subordinated Notes in the future. In the event of an insolvency, liquidation, bankruptcy proceeding or other reorganization of any such entity, all of the existing and future liabilities of such entity, including any claims of lessors under capital and operating leases, trade creditors and holders of preferred stock or units of that entity have the right to be satisfied prior to receipt by us of any payment on account of our status as an equity owner of such entity. At June 30, 2009, the direct indebtedness of the Issuer that is senior to the Enterprise Subordinated Notes totaled approximately $7.6 billion, and the direct indebtedness of the Issuer that is pari passu with the Enterprise Subordinated Notes totaled approximately $1.2 billion. At June 30, 2009, the indebtedness of our subsidiaries and unconsolidated affiliates totaled approximately $630.0 million. At June 30, 2009, the direct indebtedness of TEPPCO that is senior to the TEPPCO Subordinated Notes totaled approximately $2.4 billion, and there was no direct indebtedness of TEPPCO that was pari passu with the TEPPCO Subordinated Notes. At June 30, 2009, the indebtedness of TEPPCO’s subsidiaries and unconsolidated affiliates totaled approximately $124.8 million. Moreover, the Enterprise Subordinated Indenture does not limit our ability or the ability of our subsidiaries or unconsolidated affiliates to incur additional indebtedness and other obligations, including indebtedness and other obligations that rank senior in priority of payment to or pari passu with the Enterprise Subordinated Notes.

Parent Guarantee

The Parent Guarantor will fully and unconditionally guarantee on an unsecured and junior subordinated basis the full and prompt payment of principal of, premium, if any, and interest on the Enterprise Subordinated Notes, when and as the same become due and payable (other than during an Optional Deferral Period), whether at stated maturity, upon redemption, by declaration of acceleration or otherwise.

The Parent Guarantor’s obligations under the Guarantee will, to the extent provided in the Enterprise Subordinated Indenture, be subordinated to the prior payment in full of all present and future Senior Indebtedness of the Parent Guarantor, as defined below. The Parent Guarantor’s obligations under the Guarantee will rank senior in right of payment to all of its present and future equity securities, including its common units.

The holders of the Parent Guarantor’s Senior Indebtedness will be entitled to receive payment in full of such Senior Indebtedness before holders of the Enterprise Subordinated Notes receive from the Parent Guarantor any payment of principal, premium or interest with respect to the Enterprise Subordinated Notes:

•	upon any payment or distribution of the Parent Guarantor’s assets to its creditors in connection with the Parent Guarantor’s total or partial liquidation or dissolution; or

•	in a bankruptcy, receivership or similar proceeding relating to the Parent Guarantor or its property.

In these circumstances, until the Parent Guarantor’s Senior Indebtedness is paid in full, any distribution to which holders of Enterprise Subordinated Notes would otherwise be entitled under the Guarantee will be made to the holders of its Senior Indebtedness, except that such holders may receive equity securities and any debt securities that are subordinated to Senior Indebtedness to at least the same extent as the Guarantee.

If the Parent Guarantor does not pay any principal, premium or interest with respect to its Senior Indebtedness within any applicable grace period (including at maturity), or any other default on its Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms, the Parent Guarantor may not:

•	make any payments under the Guarantee of principal, premium, if any, or interest with respect to the Enterprise Subordinated Notes;

•	make any deposit under the Guarantee for the purpose of defeasance of the Enterprise Subordinated Notes; or

•	advance monies under the Guarantee to repurchase, redeem or otherwise retire any of the Enterprise Subordinated Notes,

unless, in either case,

•	the default has been cured or waived and the declaration of acceleration has been rescinded;

•	the Senior Indebtedness has been paid in full; or

•	the Parent Guarantor and the Trustee receive written notice approving the payment from the representatives of each issue of Designated Senior Indebtedness (as defined below).

During the continuance of any Senior Indebtedness default, other than a default described in the immediately preceding paragraph, that may cause the maturity of any Designated Senior Indebtedness to be accelerated immediately without further notice, other than any notice required to effect such acceleration, or the expiration of any applicable grace periods, the Parent Guarantor may not make payments under the Guarantee for a period called the “Payment Blockage Period.” A Payment Blockage Period will commence on the receipt by the Parent Guarantor and the Trustee of written notice of the default, called a “Blockage Notice,” from the representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period, and will expire 179 days thereafter.

Generally, “Designated Senior Indebtedness” will include any issue of Senior Indebtedness of at least $100 million and any issue of Senior Indebtedness designated by us or Enterprise Parent at the time of issuance as Designated Senior Indebtedness.

The Payment Blockage Period may be terminated before its expiration:

•	by written notice from the person or persons who gave the Blockage Notice;

•	by repayment in full in cash of the Designated Senior Indebtedness with respect to which the Blockage Notice was given; or

•	if the default giving rise to the Payment Blockage Period is no longer continuing.

Unless the holders of the Designated Senior Indebtedness shall have accelerated the maturity of the Senior Indebtedness, the Parent Guarantor may resume making payments under the Guarantee after the expiration of the Payment Blockage Period.

Generally, not more than one Blockage Notice may be given in any period of 360 consecutive days. The total number of days during which any one or more Payment Blockage Periods are in effect, however, may not exceed an aggregate of 179 days during any period of 360 consecutive days.

After all Senior Indebtedness is paid in full and until the Enterprise Subordinated Notes are paid in full, holders of the Enterprise Subordinated Notes will be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness.

Because of the subordination, in the event of the Parent Guarantor’s insolvency, its creditors who are holders of Senior Indebtedness, as well as certain of its general creditors, may recover more, ratably, than the holders of the Enterprise Subordinated Notes will recover under the Guarantee.

The term “Senior Indebtedness” as used in this section includes the Parent Guarantor’s obligations in respect of the principal of, any interest and premium, if any, on and any other payments in respect of any of the following, whether currently outstanding or hereafter created or incurred:

•	indebtedness for borrowed money;

•	indebtedness evidenced by securities, bonds, notes and debentures, including any of the same that are subordinated, issued under credit agreements, indentures or other similar instruments, and other similar instruments;

•	obligations arising from or with respect to guarantees and direct credit substitutes other than the Parent Guarantor’s obligations under the Guarantee;

•	obligations arising from or with respect to hedges and derivative products (including, but not limited to, interest rate, commodity, and foreign exchange contracts);

•	capitalized lease obligations;

•	obligations arising from or with respect to any letter of credit, banker’s acceptance, security purchase facility, cash management arrangement or similar credit transactions;

•	operating leases (but only to the extent the terms of such leases expressly provide that the same constitute “Senior Indebtedness”);

•	guarantees of any of the foregoing; and

•	any modifications, refundings, deferrals, renewals or extensions of any of the foregoing or any other evidence of indebtedness issued in exchange therefor,

but does not include the Parent Guarantor’s obligations in respect of:

•	trade accounts payable;

•	any indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business to the extent that the same is incurred from, and owed to, the vendor of such goods or materials or the provider of such services;

•	any indebtedness which by its terms is expressly made equal in rank and payment with or subordinated to the Parent Guarantor’s obligations under the Guarantee;

•	indebtedness owed by the Parent Guarantor to its majority-owned subsidiaries; and

•	the Parent Guarantor’s guarantee of the Subordinated Notes due 2066 and the Subordinated Notes due 2068.

The Guarantee will rank pari passu with Enterprise Parent’s guarantees of the Subordinated Notes due 2066 and Subordinated Notes due 2068.

The obligations under the Guarantee will be structurally subordinated to all indebtedness and other liabilities of the Parent Guarantor’s subsidiaries and unconsolidated affiliates, other than the Issuer and any other subsidiary of the Parent Guarantor that may be required to guarantee the Enterprise Subordinated Notes in the future. In the event of an insolvency, liquidation, bankruptcy proceeding or other reorganization of any such entity all of the existing and future liabilities of such entity, including any claims of lessors under capital and operating leases, trade creditors and holders of preferred stock or units of that entity have the right to be satisfied prior to receipt by the Parent Guarantor of any payment on account of its status as an equity owner of such entity. Moreover, the Guarantee does not limit the Parent Guarantor or any of its subsidiaries or unconsolidated affiliates from incurring or issuing other secured or unsecured debt, including Senior

Indebtedness. Accordingly, claimants under the Guarantee should look only to the Parent Guarantor and not to any of its subsidiaries or unconsolidated affiliates for payments under the Guarantee.

Initially, no subsidiary of the Parent Guarantor will also guarantee the Enterprise Subordinated Notes, but in the future a majority-owned subsidiary may be required to guarantee the Enterprise Subordinated Notes, on the same subordinated basis as the Guarantee of the Parent Guarantor, and in the same circumstances that would require such subsidiary to guarantee the Enterprise Senior Notes. See “— Description of the Enterprise Senior Notes — Potential Guarantee of Enterprise Senior Notes by Subsidiaries.” If any such guarantee occurred, it would be subject to release upon the occurrence of either legal or covenant defeasance with respect to the Enterprise Subordinated Notes and in the same other circumstances as would result in a release of the subsidiary’s guarantee of the Enterprise Senior Notes. See “— Description of the Enterprise Senior Notes — Addition and Release of Subsidiary Guarantors.”

Agreement by Purchasers of Certain Tax Treatment

Each registered holder and beneficial owner of the Enterprise Subordinated Notes will, by accepting the Enterprise Subordinated Notes or a beneficial interest therein, be deemed to have agreed that the holder intends that the Enterprise Subordinated Notes constitute debt and will treat the Enterprise Subordinated Notes as debt for United States federal, state and local tax purposes.

Amendments and Waivers

Amendments of the Enterprise Subordinated Indenture may be made by the Issuer, the Parent Guarantor and the Trustee with the consent of the holders of a majority in principal amount of all Enterprise Subordinated Notes then outstanding under the Enterprise Subordinated Indenture (including consents obtained in connection with a tender offer or exchange offer for the Enterprise Subordinated Notes). However, without the consent of each holder of outstanding Enterprise Subordinated Notes, no amendment may, among other things:

(1) reduce the percentage in principal amount of Enterprise Subordinated Notes whose holders must consent to an amendment;

(2) reduce the stated rate of or extend the stated time for payment of interest on the Enterprise Subordinated Notes;

(3) reduce the principal of or extend the stated maturity of the Enterprise Subordinated Notes;

(4) reduce the premium payable upon the redemption of any Enterprise Subordinated Notes or change the time at which the Enterprise Subordinated Notes may be redeemed;

(5) make the Enterprise Subordinated Notes payable in money other than that stated in the Enterprise Subordinated Notes;

(6) impair the right of any holder to receive payment of, premium, if any, principal of and interest on such holder’s Enterprise Subordinated Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Enterprise Subordinated Notes;

(7) make any change in the amendment provisions which require each holder’s consent or in the waiver provisions;

(8) release any security that may have been granted in respect of the Enterprise Subordinated Notes; or

(9) release the Parent Guarantor or modify the Guarantee in any manner adverse to the holders.

The holders of a majority in aggregate principal amount of the outstanding Enterprise Subordinated Notes may waive compliance by the Issuer and the Parent Guarantor with certain restrictive covenants on behalf of all holders of Enterprise Subordinated Notes. The holders of a majority in principal amount of the outstanding Enterprise Subordinated Notes, on behalf of all such holders, may waive any past Default or Event of Default

(including any such waiver obtained in connection with a tender offer or exchange offer for the Enterprise Subordinated Notes), except a Default or Event of Default in the payment of principal, premium or interest or in respect of a provision that under the Enterprise Subordinated Indenture that cannot be amended without the consent of all holders of the Enterprise Subordinated Notes.

Without the consent of any holder of Enterprise Subordinated Notes, the Issuer, the Parent Guarantor and the Trustee may amend the Enterprise Subordinated Indenture to:

(1) cure any ambiguity, omission, defect or inconsistency;

(2) provide for the assumption by a successor of the obligations of the Parent Guarantor or the Issuer under the Enterprise Subordinated Indenture;

(3) provide for uncertificated Enterprise Subordinated Notes in addition to or in place of certificated Enterprise Subordinated Notes (provided that the uncertificated Enterprise Subordinated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Enterprise Subordinated Notes are described in Section 163(f)(2)(B) of the Code);

(4) add or release guarantees by any Subsidiary with respect to the Enterprise Subordinated Notes, in either case as provided in the Enterprise Subordinated Indenture;

(5) secure the Enterprise Subordinated Notes or a guarantee;

(6) add to the covenants of the Parent Guarantor or the Issuer for the benefit of the holders or surrender any right or power conferred upon the Parent Guarantor or the Issuer;

(7) make any change that does not adversely affect the rights of any holder of the Enterprise Subordinated Notes;

(8) comply with any requirement of the SEC in connection with the qualification of the Enterprise Subordinated Indenture under the Trust Indenture Act; and

(9) issue any other series of debt securities under the Enterprise Subordinated Indenture.

The consent of the holders is not necessary under the Enterprise Subordinated Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment requiring consent of the holders becomes effective, the Issuer is required to mail to the holders of an affected series a notice briefly describing such amendment. However, the failure to give such notice to all such holders, or any defect therein, will not impair or affect the validity of the amendment.

Defeasance and Discharge

The Issuer at any time may terminate all its obligations under the Enterprise Subordinated Indenture as they relate to the Enterprise Subordinated Notes (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and the obligation to register the transfer or exchange of the Enterprise Subordinated Notes, to replace mutilated, destroyed, lost or stolen Enterprise Subordinated Notes and to maintain a registrar and paying agent in respect of such Enterprise Subordinated Notes.

The Issuer at any time may terminate its obligations under the Guarantee provision, described under “— Events of Default” above with respect to Enterprise Subordinated Notes (“covenant defeasance”).

The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Issuer exercises its legal defeasance option, payment of the defeased Enterprise Subordinated Notes may not be accelerated because of an Event of Default with respect thereto. If the Issuer exercises its covenant defeasance option, payment of the Enterprise Subordinated Notes may not be accelerated because of an Event of Default related to the Guarantee ceasing to be in full force and effect as described under “— Events of Default” above. If the Issuer exercises either its legal defeasance option or its covenant defeasance option, the Guarantee will terminate with respect to the Enterprise Subordinated Notes and any security that may have been granted with respect to such Enterprise Subordinated Notes will be released.

In order to exercise either defeasance option, the Issuer must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money, U.S. Government Obligations (as defined in the Enterprise Subordinated Indenture) or a combination thereof for the payment of principal, premium, if any, and interest on the Enterprise Subordinated Notes to redemption or stated maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an opinion of counsel (subject to customary exceptions and exclusions) to the effect that holders of the Enterprise Subordinated Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

In the event of any legal defeasance, holders of Enterprise Subordinated Notes would be entitled to look only to the trust fund for payment of principal of and any premium and interest on their Enterprise Subordinated Notes until maturity.

Although the amount of money and U.S. Government Obligations on deposit with the Trustee would be intended to be sufficient to pay amounts due on the Enterprise Subordinated Notes at the time of their stated maturity, if the Issuer exercises its covenant defeasance option for the Enterprise Subordinated Notes and the Enterprise Subordinated Notes are declared due and payable because of the occurrence of an Event of Default, such amount may not be sufficient to pay amounts due on the Enterprise Subordinated Notes at the time of the acceleration resulting from such Event of Default. The Issuer would remain liable for such payments, however.

In addition, the Issuer may discharge all its obligations under the Enterprise Subordinated Indenture with respect to the Enterprise Subordinated Notes, other than its obligation to register the transfer of and exchange of the Enterprise Subordinated Notes, provided that it either:

•	delivers all outstanding Enterprise Subordinated Notes to the Trustee for cancellation; or

•	all such Enterprise Subordinated Notes not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are called for redemption within one year, and in the case of this bullet point the Issuer has deposited with the Trustee in trust an amount of cash sufficient to pay the entire indebtedness of such Enterprise Subordinated Notes, including interest to the stated maturity or applicable redemption date.

Book-Entry System

We will issue the Enterprise Subordinated Notes in the form of one or more global securities in fully registered form initially in the name of Cede & Co., as nominee of DTC, or such other name as may be requested by an authorized representative of DTC. The global securities will be deposited with the Trustee as custodian for DTC and may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor of DTC or a nominee of such successor.

DTC has advised us as follows:

•	DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

•	DTC holds securities that its participants deposit with DTC and facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities, through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

•	DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc and the Financial Industry Regulatory Authority, Inc.

•	Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

Acquisitions of Enterprise Subordinated Notes in the relevant exchange offer under the DTC system must be made by or through direct participants, which will receive a credit for the Enterprise Subordinated Notes on DTC’s records. The ownership interest of each actual acquiror of Enterprise Subordinated Notes is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners of the Enterprise Subordinated Notes will not receive written confirmation from DTC of their acquisition, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the Enterprise Subordinated Notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the Enterprise Subordinated Notes, except in the event that use of the book-entry system for the Enterprise Subordinated Notes is discontinued.

To facilitate subsequent transfers, all Enterprise Subordinated Notes deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Enterprise Subordinated Notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Enterprise Subordinated Notes; DTC’s records reflect only the identity of the direct participants to whose accounts such Enterprise Senior Notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by, direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the global securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the Enterprise Subordinated Notes are credited on the record date (identified in the listing attached to the omnibus proxy).

All payments on the global securities will be made to Cede & Co., as holder of record, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the Trustee on payment dates in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, us or the Trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) shall be the responsibility of us or the Trustee. Disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of direct and indirect participants.

DTC may discontinue providing its service as securities depositary with respect to the Enterprise Subordinated Notes at any time by giving reasonable notice to us or the Trustee. In addition, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). Under such circumstances, in the event that a successor securities depositary is not obtained, note certificates in fully registered form are required to be printed and delivered to beneficial owners of the Enterprise Senior Notes representing such Enterprise Subordinated Notes.

Neither we nor the Trustee will have any responsibility or obligation to direct or indirect participants, or the persons for whom they act as nominees, with respect to the accuracy of the records of DTC, its nominee or any participant with respect to any ownership interest in the Enterprise Subordinated Notes, or payments to, or the providing of notice to participants or beneficial owners.

So long as the Enterprise Subordinated Notes are in DTC’s book-entry system, secondary market trading activity in the Enterprise Subordinated Notes will settle in immediately available funds. All payments on the Enterprise Subordinated Notes issued as global securities will be made by us in immediately available funds.

Concerning the Trustee

The Enterprise Subordinated Indenture contains certain limitations on the right of the Trustee, should it become our creditor, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in certain other transactions. However, if it acquires any conflicting interest within the meaning of the Trust Indenture Act, it must eliminate the conflict or resign as Trustee.

If an Event of Default occurs and is not cured under the Enterprise Subordinated Indenture and is known to the Trustee, the Trustee shall exercise such of the rights and powers vested in it by the Enterprise Subordinated Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will not be under any obligation to exercise any of its rights or powers under the Enterprise Subordinated Indenture at the request of any of the holders of Enterprise Subordinated Notes unless they shall have offered to such Trustee reasonable security or indemnity.

Wells Fargo Bank, National Association is the Trustee under the Enterprise Subordinated Indenture and has been appointed by the Issuer as Registrar and Paying Agent with regard to the Enterprise Subordinated Notes. Wells Fargo Bank, National Association is a lender under the Issuer’s credit facilities.

Governing Law

The Enterprise Subordinated Indenture, the Enterprise Subordinated Notes and the Guarantee are governed by, and will be construed in accordance with, the laws of the State of New York.

Certain Terms of the Replacement Capital Covenant

We have summarized below certain terms of the Replacement Capital Covenant that the Parent Guarantor and the Issuer propose to enter into concurrently with the issuance of the Enterprise Subordinated Notes. This summary is not a complete description of the Replacement Capital Covenant and is qualified in its entirety by the terms and provisions of the full document. The form of the Replacement Capital Covenant is included in this prospectus as Annex C.

We and the Parent Guarantor will covenant in the Replacement Capital Covenant for the benefit of persons that buy, hold or sell a specified series of our long-term indebtedness that ranks senior to the Enterprise Subordinated Notes, that neither we nor the Parent Guarantor will redeem or repurchase (or cause any of our subsidiaries to purchase) or otherwise satisfy, discharge or defease (which we are together referring to as “defease” or “defeasance,” as applicable), any of the Enterprise Subordinated Notes on or before January 15, 2038 (subject to extension as described below), unless we, the Parent Guarantor or one of our subsidiaries have received a specified amount of proceeds from the sale during the 180 days prior to the date of that redemption, repurchase, defeasance or purchase of qualifying securities that have equity-like characteristics that are the same as, or more equity-like than, the applicable characteristics of the Enterprise Subordinated Notes at the time of such redemption, repurchase, defeasance or purchase. The determination of the equity-like credit of the Enterprise Subordinated Notes may result in the issuance of an amount of new securities that may be less than the principal amount of the Enterprise Subordinated Notes, depending upon, among other things, the nature of the new securities issued and the equity-like credit attributed by a rating agency to the Enterprise Subordinated Notes and the new securities.

Our ability to raise proceeds from qualifying securities during the 180 days prior to a proposed redemption, repurchase, defeasance or purchase of the Enterprise Subordinated Notes will depend on, among other things, market conditions at that time as well as the acceptability to prospective investors of the terms of those qualifying securities.

The initial series of indebtedness benefiting from the Replacement Capital Covenant is our 6.875% Series B Senior Notes due March 1, 2033. The Replacement Capital Covenant includes provisions requiring us to redesignate a new series of indebtedness if the covered series of indebtedness approaches maturity or is to be redeemed or purchased such that the outstanding principal amount is less than $100,000,000, unless no eligible series of covered indebtedness exists.

The covenants in the Replacement Capital Covenant will run only to the benefit of holders of the designated series of our long-term indebtedness or the long-term indebtedness of the Parent Guarantor, as applicable. The Replacement Capital Covenant is not intended for the benefit of holders of the Enterprise Subordinated Notes and cannot be enforced by them. The Replacement Capital Covenant is not a term of the Indenture, the Guarantee or the Notes.

We may amend or supplement the Replacement Capital Covenant from time to time with the consent of the holders of a majority in aggregate outstanding principal amount of the designated series of indebtedness benefiting from the Replacement Capital Covenant, except that no such consent will be required (i) for certain specified types of changes to the types of securities qualifying as replacement capital securities, (ii) if such amendment or supplement extends the January 15, 2038 termination date for the Replacement Capital Covenant, or (iii) if such amendment or supplement is not adverse to the covered debtholders.

The Replacement Capital Covenant may be terminated if the holders of a majority of the aggregate principal amount of the then existing designated covered debt agree to terminate the Replacement Capital Covenant, or if we no longer have outstanding any indebtedness that qualifies as covered debt, or if the Enterprise Subordinated Notes have been accelerated as a result of an Event of Default.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the material U.S. federal income tax considerations relating to the exchange offers and consent solicitations and to the ownership and disposition of the Enterprise Notes to initial holders of these securities. This discussion only addresses tax considerations relevant to holders that hold TEPPCO Notes, and will hold Enterprise Notes, as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

In this discussion, we do not purport to address all tax considerations that may be important to a particular holder in light of the holder’s circumstances, or to certain categories of investors that may be subject to special rules, such as:

•	dealers in securities or currencies;

•	traders in securities;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons holding notes as part of a hedge, straddle, conversion, constructive sale or other “synthetic security” or integrated transaction;

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	banks and other financial institutions;

•	holders subject to the alternative minimum tax;

•	insurance companies; and

•	entities that are tax-exempt for U.S. federal income tax purposes.

This discussion does not address all of the aspects of U.S. federal income taxation that may be relevant to you in light of your particular investment or other circumstances. If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds TEPPCO Notes or will hold Enterprise Notes as a result of any of the exchange offers, the tax treatment of a partner will generally depend on the status of the partner and on the activities of the partnership. We urge partners of partnerships holding notes to consult their tax advisors. This discussion is limited to holders of Enterprise Notes who acquire these securities in connection with the exchange offers. In addition, this discussion does not address any state, local or foreign income or other tax consequences.

This discussion is based on U.S. federal income tax law, including the provisions of the Internal Revenue Code, Treasury Regulations, administrative rulings and judicial authority, all as in effect as of the date of this document. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of owning and disposing of notes as described in this discussion. We cannot assure you that the Internal Revenue Service, or IRS, will not challenge one or more of the tax results described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal tax consequences of the exchange offers and consent solicitations and of the ownership and disposition of Enterprise Notes.

We urge you to consult your own tax advisor regarding the particular U.S. federal, state and local and foreign income and other tax consequences of the exchange offers and consent solicitations and of owning and disposing of Enterprise Notes that may be applicable to you in your particular circumstances.

U.S. Holders

The following discussion applies to U.S. holders. You are a U.S. holder for purposes of this discussion if you are a beneficial owner of TEPPCO Notes or Enterprise Notes received upon the exchange of TEPPCO Notes pursuant to any of the exchange offers that is, for U.S. federal income tax law purposes:

•	an individual who is a U.S. citizen or U.S. resident alien,

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust, or that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

Exchange Offers

Under general principles of tax law, the modification of a debt instrument creates a deemed exchange upon which gain or loss is realized if the modified debt instrument differs materially either in kind or in extent from the original debt instrument. Under the Treasury Regulations, the modification of a debt instrument is a “significant” modification (i.e., a modification upon which gain or loss is realized) if, based on all the facts and circumstances and taking into account all modifications of the debt instrument collectively, the legal rights or obligations that are altered and the degree to which they are altered are “economically significant.” The Treasury Regulations that govern the determination of whether a modification is a significant modification provide that a change in the obligor of a recourse debt instrument is treated as a significant modification unless certain exceptions apply. Because the exchange offers will result in a change in obligor of the TEPPCO Notes and none of the enumerated exceptions should apply, the modification should be treated as significant and thus a taxable exchange for federal income tax purposes.

In general, if you tender TEPPCO Notes pursuant to the exchange offers for Enterprise Notes, you should generally recognize gain or loss equal to the difference between (i) the sum of the issue price, as defined below, of the Enterprise Notes and the amount of any cash treated as exchange consideration (less any portion of the cash exchange consideration attributable to accrued but unpaid interest) which you receive and (ii) your adjusted tax basis in the TEPPCO Notes. This gain or loss will generally be capital gain or loss except for gain attributable to accrued but unrecognized market discount, if any, which will be ordinary income. In addition, you will recognize ordinary interest income on the amount of accrued and unpaid interest on the TEPPCO Notes which you have not previously included in income, although such amount will not be again included in income when actually paid. The deductibility of capital losses is subject to limitations. Your initial tax basis in an Enterprise Note will generally equal its issue price (as defined below). The holding period for the Enterprise Notes will begin the day after the exchange.

Taxation of Interest, Discount and Premium on Enterprise Notes

Generally, stated interest on the Enterprise Notes will be taxed as ordinary interest income at the time it is paid or at the time it accrues in accordance with your method of accounting for U.S. federal income tax purposes. Special rules governing the treatment of discount and premium described below apply to the exchange offers.

If the stated redemption price at maturity amount of any Enterprise Note exceeds the issue price (as defined below) of the note by more than a de minimis amount (which is generally 1/4 of one percent of the face amount multiplied by the number of complete years to maturity), the excess will constitute original issue discount for federal income tax purposes. Each holder of an Enterprise Note that is issued with original issue discount would be required to include the discount in ordinary income as interest for federal income tax purposes as it accrues in accordance with a constant yield method based upon a compounding of interest, before receiving cash to which that interest income is attributable. Under this method, you will be required to include in income increasingly greater amounts of original issue discount in successive periods. Your tax basis in the Enterprise Notes will be increased by the amount of original issue discount includible in your gross income as it accrues.

If the Enterprise Notes are publicly traded, within the meaning of the applicable Treasury Regulations, or the Enterprise Notes are not publicly traded but the TEPPCO Notes are publicly traded, the issue price of the

Enterprise Notes will be the fair market value of such publicly traded notes excluding the amount of pre-issuance accrued interest on the Enterprise Notes. If neither the Enterprise Notes nor the TEPPCO Notes are publicly traded, the issue price of the Enterprise Notes will equal their principal amount. We believe that the requisite public trading will exist and intend to take this position for all relevant reporting and other purposes.

Because we intend to determine the issue price of the Enterprise Notes by reference to the fair market value of either the TEPPCO Notes or the Enterprise Notes on the applicable exchange date, we cannot know before the applicable exchange date whether the Enterprise Notes will have original issue discount.

A debt instrument’s stated redemption price at maturity is the sum of all payments provided by the debt instrument other than “qualified stated interest” payments. Qualified stated interest is stated interest that is unconditionally payable in cash or property (other than the issuer’s debt instruments) at least annually at a single fixed rate. Under applicable Treasury regulations, a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount. We believe that the likelihood of our exercising the option to defer interest payments on the Enterprise Subordinated Notes is “remote” within the meaning of applicable Treasury regulations. However, if the option to defer any payment of interest on the Enterprise Subordinated Notes were determined not to be “remote,” or if we exercised that option, all stated interest on those notes would be reportable pursuant to the original issue discount rules from the time of issuance or from the time of that exercise, as the case may be. Accordingly, all of a U.S. holder’s taxable interest income relating to the Enterprise Subordinated Notes would constitute original issue discount that would have to be included in income on an economic accrual basis before the receipt of the cash attributable to the interest, regardless of that holder’s method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, such a holder of Enterprise Subordinated Notes would be required to include original issue discount in gross income even though we will not make actual payments on the Enterprise Subordinated Notes during a deferral period. No rulings or other interpretations have been issued by the IRS that have addressed the meaning of the term “remote” as used in the applicable Treasury regulations, and it is possible that the IRS could take a position contrary to the interpretation in this prospectus.

Special rules apply to determine qualified stated interest if, as in the case of Enterprise Subordinated Notes, interest is paid at a fixed rate followed by a variable rate. In general, the rules convert the debt instrument into a debt instrument having one or more fixed rates and then apply the general original issue discount rules to the debt instruments. In the case of a debt instrument like the Enterprise Subordinated Notes, rather than the initial fixed rate of 7.000%, the instrument is treated as if it provided for a floating rate such that the hypothetical instrument had the same fair market value on the issue date as the actual instrument. Original issue discount is then computed by assuming that the hypothetical floating rate is fixed until June 1, 2017 at the value it would have on the issue date and by treating the floating rate payable beginning June 1, 2017 as fixed at the value it would have on the issue date. If the initial such fixed rate is greater than the second such fixed rate, interest determined at such excess from the issue date to June 1, 2017 is treated as not qualified stated interest and, thus, is included in the stated redemption price at maturity of the Enterprise Subordinated Notes.

If the IRS were to challenge successfully the classification of the Enterprise Subordinated Notes as indebtedness, payments on the Enterprise Subordinated Notes likely would be treated as guaranteed payments or distributions with respect to a partnership interest. In such case, U.S. holders of the Enterprise Subordinated Notes that are employee benefit plans, and most other organizations exempt from United States federal income tax including individual retirement accounts and other retirement plans, could be subject to United States federal income tax on their income with respect to the Enterprise Subordinated Notes as unrelated business taxable income.

We do not intend to treat the possibility of payment of additional amounts described in “Description of the Enterprise Notes — Description of the Enterprise Senior Notes — Optional Redemption” and “Description of the Enterprise Notes — Description of the Enterprise Subordinated Notes — Optional Redemption” as (i) affecting the determination of the yield to maturity of the Enterprise Notes or giving rise to, or increasing, any accrual of original issue discount on or recognition of ordinary income upon redemption, sale, or exchange of the Enterprise Notes, or (ii) resulting in the Enterprise Notes being treated as contingent payment debt instruments under the applicable Treasury Regulations. However, additional income will be recognized if any such additional payment is made. It is possible that the IRS may take a different position, in which case the timing, character and amount of income attributable to the Enterprise Notes may be different.

If your tax basis in an Enterprise Note immediately after the exchange exceeds its face amount, you will be considered to have acquired the Enterprise Note with “amortizable bond premium” equal in amount to that excess. You may elect to amortize the premium by offsetting against the interest otherwise required to be included in income in respect of the Enterprise Note during any taxable year the allocable portion of such premium, determined under the constant yield method over the remaining term. In that case, your basis in the Enterprise Note will be reduced by the amount of bond premium offset against interest. An election to amortize bond premium will apply to all taxable debt obligations that you then own and thereafter acquire, and may be revoked only with the consent of the Internal Revenue Service.

The rules concerning original issue discount and amortizable bond premium are complex, and we urge you to consult your own tax advisor to determine how, and to what extent, any discount or premium will be included in your income or amortized, and as to the desirability, mechanics and consequences of making any elections in connection therewith in connection with your particular circumstances.

Sale or Other Disposition of Enterprise Notes

When you sell or otherwise dispose of an Enterprise Note (including a retirement or redemption) in a taxable transaction, you generally will recognize taxable gain or loss equal to the difference, if any, between:

•	the amount realized on the sale or other disposition, less any amount attributable to accrued interest, which to the extent you have not previously included the accrual interest in income will be taxable in the manner described under “— U.S. Holders — Taxation of Interest, Discount and Premium on Enterprise Notes”; and

•	your adjusted tax basis in an Enterprise Note.

Your adjusted tax basis in an Enterprise Note will equal its issue price, increased by any original issue discount included in your income with respect to the note and decreased by the amount of any payment other than stated interest with respect to the note and by the amount of any amortized bond premium. Gain or loss realized on the sale or other disposition of an Enterprise Note will generally be capital gain or loss and will be long-term capital gain or loss if the note is held for more than one year. You are urged to consult your own tax advisors regarding the treatment of capital gains, which may be taxed at lower rates than ordinary income for taxpayers who are not corporations, and losses, the deductibility of which is subject to limitations.

Non-U.S. Holders

The following discussion applies to non-U.S. holders. You generally are a non-U.S. holder for purposes of this discussion if you are a beneficial owner (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) of TEPPCO Notes or Enterprise Notes that is not a U.S. holder, as described above.

Exchange Offers

You generally will not be subject to U.S. federal income and withholding tax on any gain recognized on the exchange of TEPPCO Notes for Enterprise Notes pursuant to the exchange offers unless:

•	you are an individual present in the United States for 183 days or more in the year of such exchange and specific other conditions are met, or

•	the gain from the exchange is effectively connected with your conduct of a U.S. trade or business, and, if a U.S. income tax treaty applies, is generally attributable to a U.S. “permanent establishment” you maintain.

However, to the extent that cash treated as exchange consideration represents interest on a TEPPCO Note accruing from the most recent interest payment date, withholding will be required unless you have established an exemption from U.S. withholding tax. If you are a non-U.S. holder described in the first bullet point above, you will be subject to a flat 30% U.S. federal income tax on the gain derived from the exchange, which may be offset by U.S. source capital losses. If you are a non-U.S. holder described in the second bullet point above, you generally will be subject to U.S. federal income tax in the same manner as a U.S. holder. Please read “— Non-U.S. Holders — Income Effectively Connected with U.S. Trade or Business.”

Taxation of Interest

Under current U.S. federal income tax laws, and subject to the discussion below, U.S. federal income and withholding tax will not apply to payments of interest on the Enterprise Notes if such interest is not effectively connected with your conduct of a trade or business in the United States, you properly certify as to your foreign status as described below and:

•	you do not actually or constructively own 10% or more of EPO’s capital or profits interests,

•	you are not a controlled foreign corporation that is related to EPO within the meaning of the Internal Revenue Code, and

•	you are not a bank receiving interest on an extension of credit made in the ordinary course of your trade or business.

Payments made to a non-U.S. holder which are attributable to original issue discount will generally be treated in the same manner as payments of interest.

The exemption from withholding and several of the special rules for non-U.S. holders described below generally apply only if you appropriately certify as to your foreign status. You can generally meet this certification requirement by providing a properly executed IRS Form W-8BEN or appropriate substitute form to us or our paying agent. If you hold the notes through a financial institution or other agent acting on your behalf, you may be required to provide appropriate certifications to the agent. Your agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to us or our paying agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to U.S. federal withholding tax at a rate of 30%, unless you provide to us or our paying agent a properly executed IRS Form W-8BEN or successor form claiming an exemption from or a reduction of withholding under the benefit of a U.S. income tax treaty, or you provide a properly executed IRS Form W-8ECI claiming that the payments of interest are effectively connected with your conduct of a trade or business in the United States. If such interest is effectively connected with a U.S. trade or business of yours, please read “— Non-U.S. Holders — Income Effectively Connected with U.S. Trade or Business.”

A portion of the first payment of stated interest made by us on the Enterprise Notes will represent pre-issuance interest in the amount of interest on the TEPPCO Notes which was accrued and unpaid on the date of the exchange. This payment will be treated as a payment by EPO and subject to the same U.S. federal withholding tax rules and exemptions applicable to interest payments, as described above.

Gain on Disposition of the Enterprise Notes

You generally will not be subject to U.S. federal income and withholding tax on gain realized on the sale, exchange, redemption or other taxable disposition of an Enterprise Note unless:

•	you are an individual present in the United States for 183 days or more in the year of such sale, exchange, redemption or other taxable disposition and specific other conditions are met, or

•	the gain is effectively connected with your conduct of a U.S. trade or business, and, if a U.S. income tax treaty applies, is generally attributable to a U.S. “permanent establishment” you maintain.

If you are a non-U.S. holder described in the first bullet point above, you will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale, exchange, redemption or other taxable disposition, which may be offset by U.S. source capital losses. If you are a non-U.S. holder described in the second bullet point above, you generally will be subject to U.S. federal income tax in the same manner as a U.S. holder. Please read “— Non-U.S. Holders — Income Effectively Connected with U.S. Trade or Business.”

Income Effectively Connected with U.S. Trade or Business

If you are engaged in a trade or business in the United States and interest, gain or any other income regarding an Enterprise Note or TEPPCO Note is effectively connected with the conduct of your trade or business, and, if a U.S. income tax treaty applies and you maintain a U.S. “permanent establishment” to which the interest, gain or other income is generally attributable, you may be subject to U.S. income tax on a net income basis on such interest, gain or income. However, such effectively connected income will be exempt from U.S. withholding tax if you provide to us or our paying agent a properly executed IRS Form W-8ECI or appropriate substitute form on or before any payment date to claim the exemption.

In addition, if you are a foreign corporation, you may be subject to a U.S. branch profits tax equal to 30% of your effectively connected earnings and profits for the taxable year, as adjusted for certain items, unless a lower rate applies to you under a U.S. income tax treaty with your country of residence. For this purpose, you must include interest, gain and income on your notes in the earnings and profits subject to the U.S. branch profits tax if these amounts are effectively connected with the conduct of your U.S. trade or business.

Original issue discount will generally be treated in the same manner as interest for these purposes.

Backup Withholding and Information Reporting

U.S. Holders

Interest payments (including original issue discount) made on, or the proceeds of the sale or other disposition of, TEPPCO Notes or Enterprise Notes will be subject to information reporting. Additionally, the receipt of these payments will be subject to U.S. federal backup withholding tax if the recipient of those payments fails to supply an accurate taxpayer identification number or otherwise fails to establish an exemption or comply with applicable United States information reporting or certification requirements. Any amount withheld from a payment to a U.S. holder under the backup withholding rules is allowable as a credit against the U.S. holder’s federal income tax, provided that the required information is furnished to the IRS.

Non-U.S. Holders

Payments to you of interest (including original issue discount) on a note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to you.

United States backup withholding tax generally will not apply to payments of interest (including original issue discount) on a note to you if the statement described above in “— Non-U.S. Holders — Taxation of Interest” is duly provided by you or you otherwise establish an exemption, provided that we do not have actual knowledge or reason to know that you are a United States person.

Payment of the proceeds of a sale of a note effected by the U.S. office of a U.S. or foreign broker will be subject to information reporting requirements and backup withholding unless you properly certify under penalties of perjury as to your foreign status and certain other conditions are met or you otherwise establish an exemption. Information reporting requirements and backup withholding generally will not apply to any payment of the proceeds of the sale of a note effected outside the United States by a foreign office of a broker. However, unless such a broker has documentary evidence in its records that you are a non-U.S. holder and certain other conditions are met, or you otherwise establish an exemption, information reporting will apply to a payment of the proceeds of the sale of a note effected outside the United States by such a broker if it is a:

•	United States person;

•	foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States;

•	controlled foreign corporation for U.S. federal income tax purposes; or

•	foreign partnership that, at any time during its taxable year, has more than 50% of its income or capital interests owned by United States persons or is engaged in the conduct of a U.S. trade or business.

Any amount withheld under the backup withholding rules may be credited against your U.S. federal income tax liability, if any, and any excess may be refundable if the proper information is timely provided to the IRS.

Holders Not Tendering in the Exchange Offers

Under general principles of tax law, the modification of a debt instrument creates a deemed exchange upon which gain or loss is realized if the modified debt instrument differs materially either in kind or in extent from the original debt instrument. Under the Treasury Regulations, the modification of a debt instrument is a “significant” modification (i.e., a modification upon which gain or loss is realized) if, based on all the facts and circumstances and taking into account all modifications of the debt instrument collectively, the legal rights or obligations that are altered and the degree to which they are altered are “economically significant.” Whether holders that do not tender their TEPPCO Notes in the exchange offers are treated as exchanging, for U.S. federal income tax purposes, their TEPPCO Notes for new TEPPCO Notes as a result of the adoption of the proposed modifications to the TEPPCO Notes (see “the Proposed Amendments”) depends on whether these transactions result in a “significant” modification of the existing TEPPCO Notes. The Treasury Regulations also provide that a modification of a debt instrument that adds, deletes or alters customary accounting or financial covenants is not a significant modification. The Treasury Regulations do not, however, define “customary accounting or financial covenants.” In the case of the adoption of the proposed amendments, although the issue is not free from doubt, EPO intends to treat the adoption of such amendments as not constituting a significant modification of the terms of the TEPPCO Notes for U.S. federal income tax purposes, in which case a U.S. holder would not recognize any gain or loss and such U.S. holder should continue to have the same tax basis and holding period with respect to such notes as it had before the adoption of the proposed amendments.

If the adoption of the proposed amendments were treated as a significant modification of the terms of the TEPPCO Notes, however, a non-tendering U.S. holder of such notes would be treated, for federal income tax purposes, as having exchanged its TEPPCO Notes for new TEPPCO Notes. In that event a non-tendering U.S. holder would recognize capital gain or loss in an amount equal to the difference between the U.S. holder’s adjusted tax basis in the TEPPCO Notes and the issue price of the new TEPPCO Notes deemed received in exchange therefor, provided that any such gain attributable to accrued but unrecognized market discount would be subject to tax as ordinary income. The deductibility of capital losses is subject to limitations. In addition, a non-tendering U.S. holder would recognize ordinary interest income on the amount of accrued and unpaid interest on such TEPPCO Notes that such holder has not previously included in income, although such amount will not be again included in income when actually paid. The non-tendering U.S. holder’s holding period in such new TEPPCO Notes would begin the day after the effective date of the proposed amendments and the non-tendering U.S. holder’s basis in the new TEPPCO Notes would generally equal their issue price.

A non-U.S. holder who does not tender the TEPPCO Notes in the exchange offers will be subject to the same rules as those discussed above with respect to non-tendering U.S. holders for purposes of determining whether the proposed amendments give rise to a deemed exchange. In the event that such proposed amendments are considered to result in a deemed taxable exchange, a non-U.S. holder will generally be taxed on any gain realized on the exchange only under the circumstances described above under “— Non-U.S. Holders — Exchange Offers.”

Holders are urged to consult their tax advisors as to the amount, timing and character of any income, gain or loss that would be recognized for federal income tax purposes in the case of a deemed exchange and the possibility of the new TEPPCO Notes being treated as issued with original issue discount or premium.

ERISA CONSIDERATIONS

The Enterprise Notes may be acquired in the exchange offers and held by an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, or by an individual retirement account or other plan subject to Section 4975 of the Code. A fiduciary of an employee benefit plan subject to ERISA must determine that the acquiring and holding of an Enterprise Note is consistent with its fiduciary duties under ERISA. The fiduciary of an ERISA plan, as well as any other prospective investor subject to Section 4975 of the Code or any similar law, must also determine that its acquisition and holding of Enterprise Notes does not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code or similar law. Each acquiror and transferee of an Enterprise Note who is subject to ERISA and/or Section 4975 of the Code or a similar law will be deemed to have represented by its acquisition and holding of the Enterprise Note that its acquisition and holding of the Enterprise Note do not constitute or give rise to a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or any similar law.

LEGAL MATTERS

Certain legal matters with respect to the Enterprise Notes offered in the exchange offers will be passed upon for us by Andrews Kurth LLP, Houston, Texas.

EXPERTS

The (i) consolidated financial statements of Enterprise Products Partners L.P. and subsidiaries incorporated in this prospectus by reference from Enterprise Products Partners L.P.’s Annual Report on Form 10-K for the year ended December 31, 2008, retrospectively adjusted by our Current Report on Form 8-K filed on July 8, 2009, and (ii) the effectiveness of the Enterprise Products Partners L.P. and subsidiaries’ internal control over financial reporting incorporated in this prospectus by reference from the Enterprise Products Partners L.P.’s Annual Report on Form 10-K for the year ended December 31, 2008 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference, (which reports (1) express an unqualified opinion on the financial statements and include an explanatory paragraph concerning the retrospective adjustments related to the adoption of SFAS 160 and EITF 07-4 and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated balance sheet of Enterprise Products GP, LLC and subsidiaries as of December 31, 2008, incorporated in this prospectus by reference from Enterprise Products Partners L.P.’s Current Report on Form 8-K filed on March 12, 2009, retrospectively adjusted by Enterprise Products Partners L.P.’s Current Report on Form 8-K filed on July 8, 2009, has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph concerning the retrospective adjustments related to the adoption of SFAS 160). Such consolidated balance sheet has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The (i) consolidated financial statements of TEPPCO Partners, L.P. and subsidiaries incorporated in this prospectus by reference from TEPPCO Partners, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2008, and (ii) the effectiveness of TEPPCO Partners, L.P. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated balance sheet of Texas Eastern Products Pipeline Company, LLC as of December 31, 2008 incorporated in this prospectus by reference from TEPPCO Partners, L.P.’s Current Report on Form 8-K filed on March 2, 2009, retrospectively adjusted by our Current Report on Form 8-K filed on July 8, 2009, has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report incorporated herein by reference (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph concerning the retrospective adjustments related to the adoption of SFAS 160). Such consolidated balance sheet has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Jonah Gas Gathering Company and subsidiary incorporated in this prospectus by reference from the Annual Report on Form 10-K of TEPPCO Partners, L.P. for the year ended December 31, 2008 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

ENTERPRISE PRODUCTS PARTNERS L.P.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Introduction

The following unaudited pro forma condensed consolidated financial statements have been prepared to assist in the analysis of financial effects of (i) the proposed merger between Enterprise Products Partners L.P. and TEPPCO Partners, L.P., (ii) the exchange offers and consent solicitations and (iii) the planned post-merger contribution of Texas Eastern Products Pipeline Company, LLC and TEPPCO Partners, L.P. to Enterprise Products Operating LLC. The unaudited pro forma condensed statements of consolidated operations for the six months ended June 30, 2009 and the years ended December 31, 2008, 2007 and 2006 assume the merger-related transactions (as described beginning on page F-9) all occurred on January 1 of each period presented. The unaudited pro forma condensed consolidated balance sheet shows the financial effects of the merger-related transactions as if they had occurred on June 30, 2009.

Unless the context requires otherwise, references to “Enterprise” are intended to mean the consolidated business and operations of Enterprise Products Partners L.P., which include Enterprise Products Operating LLC (“EPO”). References to “TEPPCO” are intended to mean the consolidated business and operations of TEPPCO Partners, L.P. References to “TEPPCO GP” are intended to mean Texas Eastern Products Pipeline Company, LLC, which is the general partner of TEPPCO. References to “Enterprise GP Holdings” are intended to mean Enterprise GP Holdings L.P., which owns TEPPCO GP and Enterprise GP. References to “EPCO” mean EPCO, Inc. and its privately held subsidiaries, which are related party affiliates to all of the foregoing named entities. References to “DFI” are intended to mean Duncan Family Interests, Inc., which is a privately held subsidiary of EPCO. Dan L. Duncan is the Group Co-Chairman and controlling shareholder of EPCO.

The unaudited pro forma condensed consolidated financial statements of Enterprise should be read in conjunction with and are qualified in their entirety by reference to the notes accompanying such unaudited pro forma condensed consolidated financial statements and with the historical consolidated financial statements and related notes of Enterprise included in its Form 8-K dated July 8, 2009 for the years ended December 31, 2008, 2007 and 2006 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2009. The condensed consolidated financial statements of TEPPCO included herein are qualified in their entirety by reference to the historical consolidated financial statements and related notes of TEPPCO included in its Annual Report on Form 10-K for the year ended December 31, 2008 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

The proposed merger transactions will be accounted for as a reorganization of entities under common control in a manner similar to a pooling of interests. The financial and operating policies of Enterprise, TEPPCO, Enterprise GP Holdings and their respective general partners or sole managers, and EPCO and its privately held subsidiaries, are under common control of Mr. Duncan.

The unaudited pro forma condensed consolidated financial statements do not give effect to any divestiture of assets that may be required for governmental approval of the proposed merger. They also do not give effect to any anticipated commercial synergies or cost savings that management believes may result from the proposed merger. The unaudited pro forma condensed consolidated financial statements also do not reflect any potential payments by TEPPCO related to its settlement of the Brinckerhoff litigation in excess of any expected insurance proceeds.

TEPPCO GP has no assets or liabilities or earnings apart from its investment in TEPPCO. Since these amounts would be eliminated in consolidation, we have not included a separate column for TEPPCO GP in the accompanying unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial statements are based on assumptions that Enterprise believes are reasonable under the circumstances and are intended for informational purposes only. They are not necessarily indicative of the financial results that would have occurred if the transactions described herein had taken place on the dates indicated, nor are they indicative of the future consolidated results of the combined company.

There will be no difference in the net debt of Enterprise Products Partners L.P. whether or not all or a portion of the TEPPCO Notes are tendered in the exchange offers, but pro forma indebtedness assumes that any TEPPCO Notes exchanged are tendered prior to the Early Consent Date for 100% of their aggregate principal amount rather after the Early Consent Date for 97% of such amount.

ENTERPRISE PRODUCTS PARTNERS L.P.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET — PART I
June 30, 2009

	Enterprise	TEPPCO	Pro Forma		Enterprise
	Historical	Historical	Adjustments		Pro Forma
	(Amounts in millions)

ASSETS
Current assets:
Cash and cash equivalents	$65.0	$—	$3.7	(b)	$42.6
			(26.1	)(d)
Accounts and notes receivable, net	1,279.6	995.5	40.3	(b)	2,265.9
			(49.5	)(c)
Inventories	965.8	95.6	(13.1	)(a)	1,050.8
			2.5	(b)
Prepaid and other current assets	558.5	38.7	13.1	(a)	614.0
			3.7	(b)

Total current assets	2,868.9	1,129.8	(25.4)		3,973.3
Property, plant and equipment, net	13,582.0	2,591.6	1,042.7	(b)	17,230.1
			13.8	(e)
Investments in and advances to unconsolidated affiliates, net	901.4	1,198.9	(1,199.6	)(b)	900.7
			2,755.2	(g)
			(2,755.2	)(l)
Intangible assets, net	813.5	195.1	129.9	(b)	1,139.6
			1.1	(e)
Goodwill	706.9	106.6	2.8	(b)	2,019.7
			1,203.4	(e)
Other assets	149.8	132.9	2.0	(b)	283.0
			(1.7	)(h)

Total assets	$19,022.5	$5,354.9	$1,169.0		$25,546.4

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

ENTERPRISE PRODUCTS PARTNERS L.P.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET — PART II
June 30, 2009

	Enterprise	TEPPCO	Pro Forma		Enterprise
	Historical	Historical	Adjustments		Pro Forma
	(Amounts in millions)

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of debt	$181.4	$—			$181.4
Accounts payable and accrued expenses	2,102.1	1,065.8	$23.0	(b)	3,141.4
			(49.5	)(c)
Other current liabilities	528.1	21.1	4.6	(b)	553.8

Total current liabilities	2,811.6	1,086.9	(21.9)		3,876.6

Long-term debt:
Senior debt obligations — principal	7,950.1	2,423.3	(723.3	)(h)	10,373.4
			723.3	(h)
Junior subordinated notes — principal	1,232.7	300.0			1,532.7
Other	41.5	10.5			52.0

Total long-term debt	9,224.3	2,733.8			11,958.1

Other long-term liabilities	167.7	27.8	0.4	(b)	195.9
Commitments and contingencies
Equity:
Partners’ equity:
Limited partners	6,310.8	1,675.7	(25.6	)(d)	8,995.9
			1,193.9	(e)
			2,700.1	(g)
			(1.7	)(h)
			(2,857.3	)(l)
General partner	128.6	(126.3)	(0.5	)(d)	183.4
			24.4	(e)
			55.1	(g)
			102.1	(l)
Accumulated other comprehensive loss	(130.9)	(43.0)			(173.9)

Total partners’ equity	6,308.5	1,506.4	1,190.5		9,005.4
Noncontrolling interest	510.4	—			510.4

Total equity	6,818.9	1,506.4	1,190.5		9,515.8

Total liabilities and equity	$19,022.5	$5,354.9	$1,169.0		$25,546.4

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

ENTERPRISE PRODUCTS PARTNERS L.P.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS
For the Six Months Ended June 30, 2009

	Enterprise	TEPPCO	Pro Forma		Enterprise
	Historical	Historical	Adjustments		Pro Forma
	(Amounts in millions, except per unit amounts)

Revenues	$6,931.0	$3,370.8	$120.7	(b)	$10,321.2
			(101.3	)(c)
Costs and expenses	6,226.3	3,229.2	60.7	(b)	9,415.2
			(101.3	)(c)
			0.3	(f)
Equity earnings	(4.2)	—	12.9	(a)	(51.4)
			(60.1	)(b)

Operating income	700.5	141.6	12.5		854.6

Other income (expense):
Interest expense	(246.6)	(64.4)	—	(i)	(311.0)
Equity earnings	—	12.9	(12.9	)(a)	—
Other, net	0.9	1.0	0.1	(b)	2.0

Total other income (expense)	(245.7)	(50.5)	(12.8)		(309.0)

Income before provision for income taxes	454.8	91.1	(0.3)		545.6
Provision for income taxes	(17.4)	(1.7)	—		(19.1)

Income from continuing operations	$437.4	$89.4	$(0.3)		$526.5

Income allocation:
Enterprise Products Partners L.P.:
Limited partners	$333.3		$66.9	(m)	$400.2

General partner	$78.6		$22.2	(m)	$100.8

Noncontrolling interests	$25.5				$25.5

Basic earnings per unit:
Number of units used in denominator	455.5		1.3	(g)	582.4

			125.6	(j)
Income per unit from continuing operations	$0.73		$(0.05	)(n)	$0.68

Diluted earnings per unit:
Number of units used in denominator	455.6		1.3	(g)	587.0

			125.6	(j)
			4.5	(k)
Income per unit from continuing operations	$0.73		$(0.05	)(n)	$0.68

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

ENTERPRISE PRODUCTS PARTNERS L.P.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS
For the Year Ended December 31, 2008

	Enterprise	TEPPCO	Pro Forma		Enterprise
	Historical	Historical	Adjustments		Pro Forma
	(Amounts in millions, except per unit amounts)

Revenues	$21,905.7	$13,532.9	$233.0	(b)	$35,469.6
			(202.0	)(c)
Costs and expenses	20,551.6	13,279.5	126.8	(b)	33,756.1
			(202.0	)(c)
			0.2	(f)
Equity earnings	59.1	—	82.7	(a)	34.8
			(107.0	)(b)

Operating income	1,413.2	253.4	81.7		1,748.3

Other income (expense):
Interest expense	(400.7)	(140.0)	(1.7	)(i)	(542.4)
Equity earnings	—	82.7	(82.7	)(a)	—
Other, net	9.3	2.1	0.8	(b)	12.2

Total other income (expense)	(391.4)	(55.2)	(83.6)		(530.2)

Income before provision for income taxes	1,021.8	198.2	(1.9)		1,218.1
Provision for income taxes	(26.4)	(4.6)	—		(31.0)

Income from continuing operations	$995.4	$193.6	$(1.9)		$1,187.1

Income allocation:
Enterprise Products Partners L.P.:
Limited partners	$811.5		$150.7	(m)	$962.2

General partner	$142.5		$41.0	(m)	$183.5

Noncontrolling interests	$41.4				$41.4

Basic earnings per unit:
Number of units used in denominator	437.4		1.3	(g)	564.3

			125.6	(j)
Income per unit from continuing operations	$1.84		$(0.15	)(n)	$1.69

Diluted earnings per unit:
Number of units used in denominator	437.6		1.3	(g)	569.0

			125.6	(j)
			4.5	(k)
Income per unit from continuing operations	$1.84		$(0.16	)(n)	$1.68

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

ENTERPRISE PRODUCTS PARTNERS L.P.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS
For the Year Ended December 31, 2007

	Enterprise	TEPPCO	Pro Forma		Enterprise
	Historical	Historical	Adjustments		Pro Forma
	(Amounts in millions, except per unit amounts)

Revenues	$16,950.1	$9,658.1	$204.1	(b)	$26,713.3
			(99.0	)(c)
Costs and expenses	16,096.7	9,408.5	117.0	(b)	25,523.4
			(99.0	)(c)
			0.2	(f)
Equity earnings	29.6	—	68.8	(a)	10.4
			(88.0	)(b)

Operating income	883.0	249.6	67.7		1,200.3

Other income (expense):
Interest expense	(311.8)	(101.2)	0.4	(i)	(412.6)
Equity earnings	—	68.8	(68.8	)(a)	—
Gain on sale of equity interest	—	59.6	—		59.6
Other, net	8.3	3.0	0.9	(b)	12.2

Total other income (expense)	(303.5)	30.2	(67.5)		(340.8)

Income before provision for income taxes	579.5	279.8	0.2		859.5
Provision for income taxes	(15.2)	(0.6)	—		(15.8)

Income from continuing operations	$564.3	$279.2	$0.2		$843.7

Income allocation:
Enterprise Products Partners L.P.:
Limited partners	$417.8		$241.8	(m)	$659.6

General partner	$115.9		$37.6	(m)	$153.5

Noncontrolling interests	$30.6				$30.6

Basic earnings per unit:
Number of units used in denominator	434.0		1.3	(g)	560.9

			125.6	(j)
Income per unit from continuing operations	$0.95		$0.22	(n)	$1.17

Diluted earnings per unit:
Number of units used in denominator	434.4		1.3	(g)	565.8

			125.6	(j)
			4.5	(k)
Income per unit from continuing operations	$0.95		$0.21	(n)	$1.16

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

ENTERPRISE PRODUCTS PARTNERS L.P.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS
For the Year Ended December 31, 2006

	Enterprise	TEPPCO	Pro Forma		Enterprise
	Historical	Historical	Adjustments		Pro Forma
	(Amounts in millions, except per unit amounts)

Revenues	$13,991.0	$9,607.5	$82.2	(b)	$23,610.5
			(70.2	)(c)
Costs and expenses	13,152.5	9,377.7	49.3	(b)	22,509.5
			(70.2	)(c)
			0.2	(f)
Equity earnings	21.6	—	36.8	(a)	25.3
			(33.1	)(b)

Operating income	860.1	229.8	36.4		1,126.3

Other income (expense):
Interest expense	(238.0)	(86.2)	0.4	(i)	(323.8)
Equity earnings	—	36.8	(36.8	)(a)	—
Other, net	8.0	3.0	0.2	(b)	11.2

Total other income (expense)	(230.0)	(46.4)	(36.2)		(312.6)

Income before provision for income taxes	630.1	183.4	0.2		813.7
Provision for income taxes	(21.3)	(0.7)	—		(22.0)

Income from continuing operations	$608.8	$182.7	$0.2		$791.7

Income allocation:
Enterprise Products Partners L.P.:
Limited partners	$504.2		$152.2	(m)	$656.4

General partner	$97.0		$30.7	(m)	$127.7

Noncontrolling interests	$7.6				$7.6

Basic earnings per unit:
Number of units used in denominator	414.4		1.3	(g)	541.3

			125.6	(j)
Income per unit from continuing operations	$1.20		$—	(n)	$1.20

Diluted earnings per unit:
Number of units used in denominator	414.8		1.3	(g)	546.2

			125.6	(j)
			4.5	(k)
Income per unit from continuing operations	$1.20		$(0.01	)(n)	$1.19

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

ENTERPRISE PRODUCTS PARTNERS L.P.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

These unaudited pro forma condensed consolidated financial statements and underlying pro forma adjustments are based upon currently available information and certain estimates and assumptions made by the management of Enterprise; therefore, actual results could materially differ from the pro forma information. However, Enterprise believes that the assumptions provide a reasonable basis for presenting the significant effects of the transactions noted herein. Enterprise believes that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma information.

The proposed merger between Enterprise and TEPPCO involves the following two steps:

•	Step One. A newly formed and wholly-owned subsidiary of Enterprise merges with and into TEPPCO GP, with TEPPCO GP surviving (the “GP merger”). Enterprise GP Holdings is TEPPCO GP’s current sole member. The GP merger agreement provides for the following:

•	The general partner of Enterprise (on behalf of Enterprise GP Holdings as a wholly-owned subsidiary of Enterprise GP Holdings) will be credited in its Enterprise capital account an amount to maintain its 2% general partner interest in Enterprise as partial consideration in exchange for the TEPPCO GP member interests owned by Enterprise.

•	1,331,681 Enterprise common units will be issued to Enterprise GP Holdings as the remaining consideration in exchange for the TEPPCO GP membership interests.

As a result of Step One of the merger, Enterprise will own 100% of the TEPPCO GP member interests and TEPPCO GP will be a direct wholly-owned subsidiary of Enterprise. After the merger, Enterprise expects that it will amend the TEPPCO partnership agreement to eliminate the TEPPCO incentive distribution rights and TEPPCO GP will own a fixed 2% general partner interest in TEPPCO.

•	Step Two. A newly formed and wholly-owned subsidiary of Enterprise merges with and into TEPPCO, with TEPPCO surviving the merger (the “merger”). The merger agreement provides for the following:

•	each TEPPCO unit will be converted into Enterprise common units based on an exchange ratio of 1.24 Enterprise common units for each TEPPCO unit. Based on the 104,943,004 TEPPCO units outstanding on June 30, 2009, after excluding 3,645,509 TEPPCO units owned by DFI, there would be approximately 126,940,575 Enterprise common units issued in exchange for the TEPPCO units in the merger.

•	3,645,509 TEPPCO units owned by DFI (the “designated TEPPCO units”) will be exchanged for 4,520,431 Enterprise Class B units based on an exchange ratio of 1.24 Enterprise Class B units for each designated TEPPCO unit. The Class B units will not be entitled to regular quarterly cash distributions by Enterprise until the date immediately following the payment date of the 16th quarterly distribution following the closing of the proposed merger (i.e., after four years of distributions). The Class B units will automatically convert into Enterprise common units on a one-for-one basis on the date they become eligible for regular cash distributions. The Class B units will be entitled to vote to the same extent as Enterprise common units on partnership matters.

As a result of Step Two of the merger, Enterprise will own 100% of the limited partner interests of TEPPCO and TEPPCO will be an indirect wholly-owned subsidiary of Enterprise.

ENTERPRISE PRODUCTS PARTNERS L.P.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

Pro Forma Adjustments

The pro forma adjustments made to the historical financial statements of Enterprise and TEPPCO are described as follows:

(a) Reflects reclassifications to conform the presentation of TEPPCO’s consolidated financial statements to Enterprise’s historical practice. The conforming adjustments are as follows:

•	Enterprise’s equity investments with industry partners are a vital component of its business strategy. These equity investments are a means by which Enterprise conducts its operations to align its interests with those of its customers and suppliers. This method of operation enables Enterprise to achieve favorable economies of scale relative to the level of investment and business risk assumed versus what it could accomplish on a stand-alone basis. Many of these equity investments perform supporting or complementary roles to Enterprise’s other business operations. TEPPCO’s relationship with its equity investees is similar in nature. The pro forma adjustments reclassify the equity earnings recorded by TEPPCO from other income to a separate component of operating income to conform to Enterprise’s historical presentation of its consolidated statements of operations.

•	Enterprise classifies spare parts inventory as a component of other current assets on its consolidated balance sheet whereas TEPPCO records spare parts as part of the inventory line item on its consolidated balance sheet. This pro forma adjustment reclassifies TEPPCO’s spare parts inventory (valued at $13.1 million at June 30, 2009) to other current assets to conform to the Enterprise presentation.

(b) Reflects consolidation of Jonah Gas Gathering Company (“Jonah”), which is a joint venture between Enterprise and TEPPCO that is accounted for using the equity method by both owners. The pro forma adjustments add the accounts of Jonah and eliminate the related investment, equity income and other amounts recorded by Enterprise and TEPPCO.

(c) Reflects the pro forma elimination of revenues and expenses and receivables and payables between Enterprise, TEPPCO and Jonah as appropriate in consolidation.

(d) Reflects the payment of an aggregate $26.1 million of estimated transaction fees by Enterprise and TEPPCO. Enterprise is expected to incur $13.6 million of such fees with TEPPCO incurring the balance of $12.5 million. For purposes of pro forma presentation, this material non-recurring charge has been reflected in the pro forma balance sheet only, with 98%, or $25.6 million, of the charge allocated to limited partners and the balance of $0.5 million to the general partners.

(e) Reflects pro forma application of the push down basis of accounting in connection with Enterprise’s acquisition of 100% of the limited and general partner interests of TEPPCO as a result of the proposed merger. The basis differential of property, plant and equipment and intangible assets and related goodwill recorded by privately held affiliates of EPCO in connection with their acquisition of TEPPCO GP and certain TEPPCO units from a third party in February 2005 will be recorded by TEPPCO using the push down basis of accounting. The basis differential and related amounts include those allocated (at carryover basis) to Enterprise GP Holdings when it acquired TEPPCO GP and certain TEPPCO units from these affiliates in May 2007. Immediately following completion of the proposed merger, we expect to cancel the TEPPCO GP incentive distribution rights; therefore, the value assigned to these rights by

ENTERPRISE PRODUCTS PARTNERS L.P.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

Enterprise GP Holdings will be classified as goodwill. The following table presents the carryover basis values and goodwill to be recorded by TEPPCO at the time of the merger (dollars in millions):

Property, plant and equipment	$13.8
Intangible assets — customer relationships	1.1
Goodwill	1,203.4

Total	$1,218.3

The $1.2 billion in push down carryover basis, which is primarily goodwill related to TEPPCO’s assets and underlying future cash flows, is allocated 98% to TEPPCO’s limited partners’ and 2% to its general partner. The goodwill amount represents the excess of the purchase price paid by EPCO affiliates to acquire ownership interests in TEPPCO in February 2005 over the respective fair value of assets acquired and liabilities assumed in the February 2005 transaction. Management attributes the $1.2 billion of goodwill to the future benefits we may realize from Enterprise’s ownership of TEPPCO, including anticipated commercial synergies and cost savings. We do not amortize goodwill; however, we test goodwill for impairment annually, or more frequently if circumstances indicate that it is more likely than not that the fair value of goodwill is less than its carrying value.

(f) Reflects an increase in depreciation and amortization expense associated with the step-up in basis of property, plant and equipment and intangible assets presented in Note (e). On a pro forma basis, costs and expenses increased by $0.3 million for the six months ended June 30, 2009 and $0.2 million for each of the years ended December 31, 2008, 2007 and 2006, respectively.

(g) Reflects a pro forma $55.1 million increase in the capital account of Enterprise’s general partner (on behalf of Enterprise GP Holdings) and the issuance of 1,331,681 Enterprise common units to Enterprise GP Holdings in connection with Enterprise’s acquisition of TEPPCO GP under Step One of the proposed merger. The proposed merger transactions will be accounted for as a reorganization of entities under common control in a manner similar to a pooling of interests. As a pooling transaction, the carrying value assigned to the equity issued by Enterprise in the unit exchange will be the same as the historical carrying value of the TEPPCO equity given up.

The purpose of the $55.1 million adjustment to the capital account of Enterprise’s general partner is to maintain its 2% general partner interest in Enterprise. As presented in the following table, the pro forma adjustment is determined by reference to the aggregate $2.8 billion increase in the consolidated net assets of Enterprise as a result of the merger (dollars in millions):

Historical carrying value of TEPPCO limited and general partner capital accounts at June 30, 2009	$1,549.4
Merger transaction fees (see Note(d))	(12.5)
Push down of TEPPCO-related basis differentials and goodwill amounts from Enterprise GP Holdings and privately held affiliates of EPCO (see Note(f))	1,218.3

Total TEPPCO carryover basis	$2,755.2

Amount credited to Enterprise general partner equal to 2% of total carryover basis	$55.1

Amount credited to Enterprise limited partners equal to 98% of total carryover basis	$2,700.1

On a standalone basis, the offset to the amounts credited to Enterprise equity is a $2.8 billion investment in TEPPCO, which is subsequently eliminated in consolidation (see Note (l)).

(h) Reflects the repayment of $723.3 million of principal outstanding under TEPPCO’s revolving credit facility at June 30, 2009 using borrowings under EPO’s multi-year revolving credit facility. There

ENTERPRISE PRODUCTS PARTNERS L.P.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

is no overall impact on total long-term debt as a result of this assumed repayment and borrowing of equal amounts; however, $1.7 million of unamortized debt issuance costs related to the TEPPCO revolver would be written off at June 30, 2009.

The exchange offer will be accounted for by EPO as an exchange of debt under United States generally accepted accounting principles. The aggregate $1.7 billion of EPO notes to be issued in the exchange offer will be recorded at the same carrying value as the TEPPCO notes being replaced. Since there will be no increase in overall net debt for the combined partnership, we have not reflected the addition and subtraction of the equal $1.7 billion amounts on the pro forma balance sheet. EPO does not expect to recognize significant gain or loss in connection with the exchange offers; however, direct costs incurred with third parties (e.g., legal and accounting fees) in preparing and finalizing the exchange offer will be expensed. Such direct costs are expected to be immaterial.

(i) Reflects pro forma adjustments to interest expense for replacement borrowings under EPO’s multi-year revolving credit facility assuming that the TEPPCO revolving credit facility had been repaid at January 1, 2006. The pro forma adjustment to interest expense is no change for the six months ended June 30, 2009, an increase of $1.7 million for the year ended December 31, 2008, a decrease of $0.4 million for the year ended December 31, 2007, and a decrease of $0.4 million for the year ended December 31, 2006. The pro forma adjustments remove the interest expense (including any amortization of related debt issuance costs) recognized by TEPPCO in connection with its revolving credit facility and add interest expense under EPO’s revolver based on the weighted-average of principal amounts borrowed under the TEPPCO revolver during each period and the weighted-average interest rate actually paid by EPO under its revolver during each period. The weighted-average interest rate paid by EPO during each period was 1.03% for the six months ended June 30, 2009 and 3.54%, 5.78% and 5.66% for the years ended December 31, 2008, 2007 and 2006, respectively. The following table presents a sensitivity analysis of the pro forma interest rate adjustments to a 1/8% increase in the underlying variable interest rates used in each calculation (dollars in millions):

	Six Months
	Ended	For the Year Ended
	June 30,	December 31,
	2009	2008	2007	2006

Pro forma interest expense increase (decrease) using historical variable interest rates paid by EPO	$—	$1.7	$(0.4)	$(0.4)

Pro forma interest expense increase (decrease) assuming that historical variable interest rate paid by EPO was 1/8% higher	$0.4	$2.3	$0.1	$0.1

(j) Reflects the issuance of 125,608,894 Enterprise common units (excluding the 1,331,681 common units reflected in Note (h)) in connection with Step Two of the proposed merger. These units are included in Enterprise’s pro forma basic and diluted earnings per unit calculations. This amount does not include any common units that may be issued in the future in connection with the future exercise of 574,500 TEPPCO unit options, which will be converted to Enterprise unit options when the proposed merger is completed based on the 1.24 to 1 exchange ratio.

(k) Reflects the issuance of 4,520,431 Enterprise Class B units to a privately held affiliate of EPCO in connection with Step Two of the proposed merger. Although the Class B units are non-distribution bearing for the first sixteen quarters following the closing of the proposed merger, they are entitled to vote on partnership matters and will automatically convert to Enterprise common units once they are eligible to receive regular quarterly cash distributions. As a result, the Class B units are included in Enterprise’s diluted earnings per unit calculations.

ENTERPRISE PRODUCTS PARTNERS L.P.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

(l) Reflects elimination of the Enterprise investment in TEPPCO against its underlying limited partners and general partner capital accounts at TEPPCO as appropriate in consolidation.

(m) Reflects pro forma adjustments to the allocation of Enterprise’s earnings to its limited and general partners as a result of the proposed merger. The pro forma adjustments to the earnings allocated to Enterprise’s general partner include an increase in incentive earnings allocations to the general partner of Enterprise due to the issuance of 126,940,575 distribution-bearing Enterprise common units in connection with the proposed merger. The percentage interest of Enterprise’s general partner in Enterprise’s quarterly cash distributions is increased after certain specified target levels of quarterly distributions are met. For the periods presented in these pro forma condensed consolidated financial statements, Enterprise was at the highest tier of such incentive targets. The incentive distribution rights of Enterprise’s general partner are as follows:

•	2.0% of quarterly cash distributions up to $0.253 per unit;

•	15.0% of quarterly cash distributions from $0.253 per unit up to $0.3085 per unit; and

•	25.0% of quarterly cash distributions that exceed $0.3085 per unit.

ENTERPRISE PRODUCTS PARTNERS L.P.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

The following table summarizes the calculation of the pro forma earnings allocation, including pro forma incentive earnings allocations, for each period presented (dollars in millions):

	Six Months
	Ended
	June 30,	For the Year Ended December 31,
	2009	2008	2007	2006

Pro forma amounts:
Income from continuing operations	$526.5	$1,187.1	$843.7	$791.7
Less: Noncontrolling interests	(25.5)	(41.4)	(30.6)	(7.6)

Income attributable to Enterprise	501.0	1,145.7	813.1	784.1
Less: Incentive earnings allocation to Enterprise general partner	(92.6)	(163.8)	(140.0)	(114.3)

Subtotal income available to partners	408.4	981.9	673.1	669.8
Multiplied by 2% Enterprise general partner interest	2.0%	2.0%	2.0%	2.0%

Standard earnings allocation to Enterprise general partner	$8.2	$19.7	$13.5	$13.4

Income attributable to Enterprise	$501.0	$1,145.7	$813.1	$784.1
Less earnings allocation to Enterprise general partner:
Incentive earnings	92.6	163.8	140.0	114.3
Standard earnings allocation	8.2	19.7	13.5	13.4

Total earnings allocation to Enterprise general partner	100.8	183.5	153.5	127.7

Income allocated to Enterprise limited partners	$400.2	$962.2	$659.6	$656.4

Pro forma adjustments:
Income allocated to Enterprise limited partners:
Pro forma total (see above)	$400.2	$962.2	$659.6	$656.4
Less historical allocation	333.3	811.5	417.8	504.2

Pro forma adjustment	$66.9	$150.7	$241.8	$152.2

Income allocated to Enterprise general partner:
Pro forma total (see above)	$100.8	$183.5	$153.5	$127.7
Less historical allocation	78.6	142.5	115.9	97.0

Pro forma adjustment	$22.2	$41.0	$37.6	$30.7

ENTERPRISE PRODUCTS PARTNERS L.P.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

(n) Reflects pro forma adjustments to Enterprise’s basic and diluted earnings per unit calculations as presented in the following table (amounts in millions, except per unit amounts). For purpose of computing basic and diluted earnings per unit, we apply the provisions of Emerging Issues Task Force (“EITF”) 07-4, Application of the Two-Class Method under FASB Statement No. 128 to Master Limited Partnerships.

	Six Months
	Ended
	June 30,	For the Year Ended December 31,
	2009	2008	2007	2006

Pro forma amounts:
Income allocated to Enterprise general partner (Note(m))	$100.8	$183.5	$153.5	$127.7
Adjustment for EITF 07-4	3.4	6.6	5.9	7.4

Income allocated to Enterprise general partner for earnings per unit (“EPU”) purposes	$104.2	$190.1	$159.3	$135.1

Income attributable to Enterprise (Note(m))	$501.0	$1,145.7	$813.1	$784.1
Less: Income allocated to Enterprise general partner for EPU purposes	(104.2)	(190.1)	(159.4)	(135.1)

Income allocated to Enterprise limited partners for EPU purposes	$396.8	$955.7	$653.7	$649.0

Basic earnings per unit:
Pro forma:
Income allocated to Enterprise limited partners for EPU purposes (numerator)	$396.8	$955.7	$653.7	$649.0

Number of units outstanding for basic earnings per unit (denominator)	582.4	564.3	560.9	541.3

Pro forma basic earnings per unit	$0.68	$1.69	$1.17	$1.20

Historical basic earnings per unit	$0.73	$1.84	$0.95	$1.20

Pro forma adjustment to basic earnings per unit	$(0.05)	$(0.15)	$0.22	$—

Diluted earnings per unit:
Pro forma:
Income allocated to Enterprise limited partners for EPU purposes (numerator)	$396.8	$955.7	$653.7	$649.0

Number of units outstanding for earnings per unit (denominator)	587.0	569.0	565.8	546.2

Pro forma diluted earnings per unit	$0.68	$1.68	$1.16	$1.19

Historical diluted earnings per unit	$0.73	$1.84	$0.95	$1.20

Pro forma adjustment to diluted earnings per unit	$(0.05)	$(0.16)	$0.21	$(0.01)

* * *

ANNEX A

FORM OF SUPPLEMENTAL INDENTURE
TO 2002 TEPPCO INDENTURE

THIS EIGHTH SUPPLEMENTAL INDENTURE, dated as of [          ] [  ], 2009 (this “Eighth Supplemental Indenture”), among TEPPCO Partners, L.P., a Delaware limited partnership (the “Partnership”), TE Products Pipeline Company, LLC, a Texas limited liability company (“TE Products”), TCTM, L.P., a Delaware limited partnership (“TCTM”), TEPPCO Midstream Companies, LLC, a Texas limited liability company (“TEPPCO Midstream”), Val Verde Gas Gathering Company, L.P., a Delaware limited partnership (“Val Verde” and together with TE Products, TCTM, and TEPPCO Midstream, the “Subsidiary Guarantors”), and U.S. Bank National Association, successor, pursuant to Section 7.09 of the Original Indenture (as defined below) to Wachovia Bank, National Association and First Union National Bank, as trustee (the “Trustee”).

RECITALS OF THE PARTNERSHIP

WHEREAS, TE Products, TCTM, TEPPCO Midstream and Jonah Gas Gathering Company, a Wyoming general partnership (“Jonah”), or their predecessors, and the Partnership have heretofore executed and delivered to the Trustee an Indenture dated as of February 20, 2002 (the “Base Indenture” and, as amended and supplemented prior to the date hereof, the “Original Indenture”), providing for the issuance from time to time of one or more series of the Partnership’s Debt Securities, and the Guarantee by each of the Subsidiary Guarantors (as defined therein) of the Debt Securities; and

WHEREAS, pursuant to Section 9.02 of the Original Indenture, the Partnership and the Subsidiary Guarantors, when authorized by resolutions of the Board of Directors, and the Trustee may enter into a supplemental indenture to amend or supplement the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected by such supplemental indenture; and

WHEREAS, the only series of Debt Securities that are Outstanding are the 7.625% Senior Notes due 2012 (the “2012 Notes”), the 6.125% Senior Notes due 2013 (the “6.125% 2013 Notes”), the 5.90% Senior Notes due 2013 (the “5.90% 2013 Notes”), the 6.65% Senior Notes due 2018 (the “2018 Notes”) and the 7.55% Senior Notes due 2038 (the “2038 Notes” and, together with the 2012 Notes, the 6.125% 2013 Notes, the 5.90% 2013 Notes and the 2018 Notes, the “Notes”); and

WHEREAS, Enterprise Products Operating LLC and Enterprise Products Partners L.P. (collectively “Enterprise”), have offered to exchange all of the Outstanding Notes, upon the terms and subject to the conditions set forth in the Prospectus, dated [          ] [  ], 2009, and in the related Letter of Transmittal and Consent (the “Exchange Offers”); and

WHEREAS, in connection with the Exchange Offers, Enterprise has been soliciting consents of the Holders to the amendments to the Indenture set forth herein (and to the execution of this Eighth Supplemental Indenture), and Enterprise has now obtained such consents from the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes of each series; and

WHEREAS, accordingly, this Eighth Supplemental Indenture and the amendments set forth herein are authorized pursuant to Section 9.02 of the Original Indenture; and

WHEREAS, the execution and delivery of this Eighth Supplemental Indenture has been duly authorized by the parties hereto, and all other acts necessary to make this Eighth Supplemental Indenture a valid and binding supplement to the Original Indenture effectively amending the Original Indenture as set forth herein have been duly taken;

NOW, THEREFORE, in consideration of the premises, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1.

RELATION TO INDENTURE; DEFINITIONS

Section 1.1.  Relation to Indenture.

With respect to the Notes, this Eighth Supplemental Indenture constitutes an integral part of the Indenture.

Section 1.2.  Definitions.

The Original Indenture, as amended and supplemented by this Eight Supplemental Indenture, is referred to herein as the “Indenture.” For all purposes of this Eighth Supplemental Indenture, except as otherwise expressly provided herein, capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Original Indenture.

Section 1.3.  General References.

All references in this Eighth Supplemental Indenture to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Eighth Supplemental Indenture; and the terms “herein”, “hereof”, “hereunder” and any other word of similar import refers to this Eighth Supplemental Indenture.

ARTICLE 2.

AMENDMENTS TO INDENTURE

Section 2.1.  Amendments.

With respect to all Outstanding Notes:

(a) Sections 4.06, 4.08, 4.09, 4.10, 4.12, 4.13, 4.14, 6.01(h), 9.01(a), 10.01 and 10.02 of the Original Indenture are hereby deleted and the Partnership is hereby released from its obligations thereunder.

(b) Section 2.03(s) of the Original Indenture is hereby amended and restated in its entirety to read as follows:

‘‘(s) the applicability of, and any addition to or change in the covenants and definitions currently set forth in this Indenture.”

(c) Section 4.05 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“The Partnership shall comply with the provisions of TIA Section 314(a).”

(d) Section 7.01(b)(ii) of the Original Indenture is hereby amended and restated in its entirety to read as follows:

‘‘(ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but the Trustee shall examine the evidence furnished to it pursuant to Section 4.05 to determine whether or not such evidence conforms to the requirement of TIA Section 314(a).”

(e) The term “Successor Partnership” in Section 1.02 of the Indenture is hereby deleted and the following definition for “Successor Partnership” is hereby added to Section 1.01 of the Indenture:

““Successor Partnership” means the resulting, surviving or transferee Person if other than the Partnership in the consolidation or amalgamation of the Partnership with or merger of the Partnership with and into any Person, or sale, conveyance, transfer, lease or other disposition of all or substantially all of the Partnership’s assets to any Person.”

(f) Any failure by the Partnership to comply with the terms of any of the Sections of the Original Indenture deleted hereby (whether before or after the execution of this Eighth Supplemental Indenture) shall no longer constitute a Default or an Event of Default under the Indenture and shall no longer have any other consequence under the Indenture.

Section 2.2.  Deleted Defined Terms.

In conjunction with the amendments identified in Section 2.1 above, the following defined terms used in the Original Indenture are hereby deleted:

“Attributable Indebtedness”, “Capital Lease Obligation”, “Consolidated Net Tangible Assets”, “Funded Debt”, “Permitted Liens”, “Principal Property” and “Sale-Leaseback Transaction”.

Section 2.3.  Effectiveness.

This Eighth Supplemental Indenture shall be effective as of the date hereof.

ARTICLE 3.

MISCELLANEOUS

Section 3.1.  Certain Trustee Matters.

The recitals contained herein shall be taken as the statements of the Partnership, and the Trustee assumes no responsibility for their correctness.

The Trustee makes no representations as to the validity or sufficiency of this Eighth Supplemental Indenture or the proper authorization or due execution thereof by the Partnership.

Section 3.2.  Continued Effect.

Except as expressly supplemented and amended by this Eighth Supplemental Indenture, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Original Indenture (as supplemented and amended by this Eighth Supplemental Indenture) is in all respects hereby ratified and confirmed. This Eighth Supplemental Indenture and all its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.

Section 3.3.  Governing Law.

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS EIGHTH SUPPLEMENTAL INDENTURE.

Section 3.4.  Counterparts.

This Eighth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

*************

ANNEX B

FORM OF SUPPLEMENTAL INDENTURE
TO 2007 TEPPCO INDENTURE

THIS SECOND SUPPLEMENTAL INDENTURE, dated as of [          ] [  ], 2009 (this “Second Supplemental Indenture”), is among TEPPCO Partners, L.P., a Delaware limited partnership (the “Partnership”), TE Products Pipeline Company, LLC, a Texas limited liability company (“TE Products”), TCTM, L.P., a Delaware limited partnership (“TCTM”), TEPPCO Midstream Companies, LLC, a Texas limited liability company (“TEPPCO Midstream”), Val Verde Gas Gathering Company, L.P., a Delaware limited partnership (“Val Verde” and together with TE Products, TCTM and TEPPCO Midstream, the “Subsidiary Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

RECITALS OF THE PARTNERSHIP

WHEREAS, the Partnership, the Subsidiary Guarantors, or their predecessors, and the Trustee are parties to that certain Indenture, dated as of May 14, 2007 (the “Base Indenture”), and the First Supplemental Indenture thereto, dated as of May 18, 2007 (such Base Indenture, as amended and supplemented by such First Supplemental Indenture, being referred to herein as the “Original Indenture”); and

WHEREAS, pursuant to Section 9.02 of the Original Indenture, the Partnership and the Subsidiary Guarantors, when authorized by resolutions of the Board of Directors, and the Trustee may enter into a supplemental indenture to amend or supplement the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected by such supplemental indenture; and

WHEREAS, the only series of Debt Securities that are Outstanding is the 7.000% Fixed/Floating Rate Junior Subordinated Notes due 2067 (the “Notes”); and

WHEREAS, Enterprise Products Operating LLC and Enterprise Products Partners L.P. (collectively “Enterprise”), have offered to exchange all of the Outstanding Notes, upon the terms and subject to the conditions set forth in the Prospectus, dated [          ] [  ], 2009, and in the related Letter of Transmittal and Consent (the “Exchange Offer”); and

WHEREAS, in connection with the Exchange Offer, Enterprise has been soliciting consents of the Holders to the amendments to the Original Indenture set forth herein (and to the execution of this Second Supplemental Indenture), and Enterprise has now obtained such consents from the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes; and

WHEREAS, accordingly, this Second Supplemental Indenture and the amendments set forth herein are authorized pursuant to Section 9.02 of the Original Indenture; and

WHEREAS, the execution and delivery of this Second Supplemental Indenture has been duly authorized by the parties hereto, and all other acts necessary to make this Second Supplemental Indenture a valid and binding supplement to the Original Indenture effectively amending the Original Indenture as set forth herein have been duly taken;

NOW, THEREFORE, in consideration of the premises, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1.

RELATION TO INDENTURE; DEFINITIONS

Section 1.1.  Relation to Indenture.

With respect to the Notes, this Second Supplemental Indenture constitutes an integral part of the Indenture.

Section 1.2.  Definitions.

The Original Indenture, as amended and supplemented hereby, is referred to herein as the “Indenture.” For all purposes of this Second Supplemental Indenture, except as otherwise expressly provided herein, capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Original Indenture.

Section 1.3.  General References.

All references in this Second Supplemental Indenture to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Second Supplemental Indenture; and the terms “herein”, “hereof”, “hereunder” and any other word of similar import refers to this Second Supplemental Indenture.

ARTICLE 2.

AMENDMENTS TO INDENTURE

Section 2.1.  Amendments.

With respect to all Outstanding Notes:

(a) Sections 4.06, 4.08, 4.09, 4.10, 4.12, 9.01(a), 10.01 and 10.02 of the Base Indenture are hereby deleted and the Partnership is hereby released from its obligations thereunder.

(b) Section 2.03(s) of the Base Indenture is hereby amended and restated in its entirety to read as follows:

‘‘(s) the applicability of, and any addition to or change in the covenants and definitions currently set forth in this Indenture.”

(c) Section 4.05 of the Base Indenture is hereby amended and restated in its entirety to read as follows:

“The Partnership shall comply with the provisions of TIA Section 314(a).”

(d) The term “Successor Partnership” in Section 1.02 of the Base Indenture is hereby deleted and the following definition for “Successor Partnership” is hereby added to Section 1.01 of the Base Indenture:

““Successor Partnership” means the resulting, surviving or transferee Person if other than the Partnership in the consolidation of the Partnership with or merger of the Partnership with and into any Person, or sale, conveyance, transfer, lease or other disposition of all or substantially all of the Partnership’s assets to any Person.”

(e) Section 5.1 of the First Supplemental Indenture, dated as of May 18, 2007, to the Base Indenture is hereby deleted and the Partnership is hereby released from its obligations thereunder.

(f) Any failure by the Partnership to comply with the terms of any of the Sections of the Original Indenture deleted hereby (whether before or after the execution of this Second Supplemental Indenture) shall no longer constitute a Default or an Event of Default under the Indenture and shall no longer have any other consequence under the Indenture.

Section 2.2.  Effectiveness.

This Second Supplemental Indenture shall be effective as of the date hereof.

ARTICLE 3.

MISCELLANEOUS

Section 3.1.  Certain Trustee Matters.

The recitals contained herein shall be taken as the statements of the Partnership, and the Trustee assumes no responsibility for their correctness.

The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture or the proper authorization or due execution thereof by the Partnership.

Section 3.2.  Continued Effect.

Except as expressly supplemented and amended by this Second Supplemental Indenture, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Original Indenture (as supplemented and amended by this Second Supplemental Indenture) is in all respects hereby ratified and confirmed. This Second Supplemental Indenture and all its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.

Section 3.3.  Governing Law.

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SECOND SUPPLEMENTAL INDENTURE.

Section 3.4.  Counterparts.

This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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ANNEX C

FORM OF REPLACEMENT CAPITAL COVENANT

Replacement Capital Covenant, dated as of [          ] [  ], 2009 (this “Replacement Capital Covenant”), by and among Enterprise Products Operating LLC, a Texas limited liability company (together with its successors and assigns, the “Company”), and Enterprise Products Partners L.P., a Delaware limited partnership (together with its successors and assigns, the ‘‘Guarantor” and, together with the Company and the respective Subsidiaries of the Company and the Guarantor, the “Company Group”), in favor of and for the benefit of each Covered Debtholder (as defined below).

Recitals

A. On the date hereof, the Company is issuing up to $300,000,000 aggregate principal amount of its 7.000% Fixed/Floating Rate Junior Subordinated Notes due 2067 (the “Subordinated Notes”), which Subordinated Notes were issued pursuant to, and fully and unconditionally guaranteed by the Guarantor in accordance with, the Subordinated Indenture, dated as of October 4, 2004, as supplemented by the Tenth Supplemental Indenture dated as of June 30, 2007 and the Eighteenth Supplemental Indenture dated as of October [  ], 2009 (together, the “Subordinated Indenture”), among the Company, the Guarantor, and Wells Fargo Bank, National Association, as trustee.

B. This Replacement Capital Covenant is the “Replacement Capital Covenant” referred to in the Registration Statement on Form S-4 (Registration No. [          ]) of the Company and the Guarantor declared effective by the Securities and Exchange Commission on [          ] [  ], 2009.

C. The Company and the Guarantor, in entering into and disclosing the content of this Replacement Capital Covenant in the manner provided below, are doing so with the intent that the covenants provided for in this Replacement Capital Covenant be enforceable by each Covered Debtholder and that the Company and the Guarantor be estopped from breaching the covenants in this Replacement Capital Covenant, in each case to the fullest extent permitted by applicable law.

D. The Company and the Guarantor acknowledge that reliance by each Covered Debtholder upon the covenants in this Replacement Capital Covenant is reasonable and foreseeable by the Company and the Guarantor and that the breach by the Company or the Guarantor of such covenants could result in injury or damages to a Covered Debtholder.

NOW, THEREFORE, the Company and the Guarantor hereby covenant and agree as follows in favor of and for the benefit of each Covered Debtholder.

Section 1.  Definitions.  Capitalized terms used in this Replacement Capital Covenant (including the Recitals) have the meanings set forth in Schedule I hereto.

Section 2.  Limitations on Redemption, Repurchase, Defeasance or Purchase of Subordinated Notes.  The Company and the Guarantor hereby promise and covenant to and for the benefit of each Covered Debtholder that the Company shall not redeem or repurchase, or defease or discharge through the deposit of money and/or U.S. Government Obligations as contemplated by Article XI of the Subordinated Indenture (herein referred to as “defeasance”), any portion of the principal amount of the Subordinated Notes, and the Company and the Guarantor shall not purchase and shall cause their respective Subsidiaries not to purchase, all or any part of the Subordinated Notes, in each case, on or before the Termination Date, except to the extent that the principal amount repaid or defeased or the applicable repurchase, redemption or purchase price does not exceed the sum of the following amounts:

(i) the Applicable Percentage of (a) the aggregate amount of the net cash proceeds any member of the Company Group has received from the sale of Common Units and Subordinated Units and Rights to acquire Units; and (b) the Market Value of any of the Common Units or Subordinated Units that have been issued in connection with the conversion into or exchange for Common Units or Subordinated Units of any convertible or exchangeable securities, other than, in the case of clause (b), where the security into or for which such Common Units or Subordinated Units are convertible or exchangeable has received equivalent equity credit from any NRSRO; plus

(ii) the aggregate amount of net cash proceeds a member of the Company Group has received from the sale of Replacement Capital Securities (other than the securities set forth in clause (i) above);

in each case, to Persons other than a member of the Company Group within the applicable Measurement Period (it being understood that any such net cash proceeds or Market Value shall be applied only once to the redemption, repurchase, defeasance or purchase of Subordinated Notes, that the earliest net cash proceeds or Market Value in any Measurement Period shall be deemed applied first to any such redemption, repurchase, defeasance or purchase, and that any net cash proceeds or Market Value not so applied shall continue to be available in any other Measurement Period within which it falls); provided that the limitations in this Section 2 shall not restrict the redemption, repurchase, defeasance or purchase of any Subordinated Notes that have been previously repurchased, defeased or purchased in accordance with this Replacement Capital Covenant.

Section 3.  Covered Debt.

(a) The Company and the Guarantor represent and warrant that the Initial Covered Debt is Eligible Debt.

(b) On or during the 30-day period immediately preceding any Redesignation Date with respect to the Covered Debt then in effect, the Company shall identify the series of Eligible Debt that will become the Covered Debt on and after such Redesignation Date in accordance with the following procedures:

(i) the Company shall identify each series of then outstanding long-term indebtedness for money borrowed that is Eligible Debt of the Company or, if the Company does not have any Eligible Debt outstanding, of the Guarantor;

(ii) if only one series of such then outstanding long-term indebtedness for money borrowed is Eligible Debt, such series shall become the Covered Debt commencing on such Redesignation Date;

(iii) if the Company or the Guarantor, as applicable, has more than one outstanding series of long-term indebtedness for money borrowed that is Eligible Debt, then the Company shall identify the series that has the latest occurring final maturity date as of the date the Company is applying the procedures in this Section 3(b) and such series shall become the Covered Debt on such Redesignation Date;

(iv) the series of outstanding long-term indebtedness for money borrowed that is determined to be Covered Debt pursuant to clause (ii) or (iii) above shall be the Covered Debt for purposes of this Replacement Capital Covenant for the period commencing on such Redesignation Date and continuing to but not including the Redesignation Date as of which a new series of outstanding long-term indebtedness is next determined to be the Covered Debt pursuant to the procedures set forth in this Section 3(b); and

(v) in connection with such identification of a new series of Covered Debt, the Company and the Guarantor shall give the notice provided for in Section 3(c) within the time frame provided for in such section.

Notwithstanding any other provisions of this Replacement Capital Covenant, if a series of Eligible Senior Debt of the Company or any Guarantor has become the Covered Debt in accordance with this Section 3(b), on the date on which the issuer of such Covered Debt issues a new series of Eligible Subordinated Debt, then immediately upon such issuance such new series of Eligible Subordinated Debt shall become the Covered Debt and the applicable series of Eligible Senior Debt shall cease to be the Covered Debt.

(c) Notice.  In order to give effect to the intent of the Company and the Guarantor described in Recital C, the Company and the Guarantor covenant that (i) simultaneously with the execution of this Replacement Capital Covenant or as soon as practicable after the date hereof (x) notice shall be given to the Holders of the Initial Covered Debt and the trustee under the indenture or other instrument establishing such debt, in the manner provided in the indenture or such instrument, of this Replacement Capital Covenant and the rights granted to such Holders hereunder and (y) the Guarantor shall file a copy of this Replacement Capital Covenant with the Commission as an exhibit to a Current Report on Form 8-K under the Securities Exchange Act; (ii) so long as the Guarantor is a reporting issuer under the Securities Exchange Act, the Guarantor shall include in each annual report filed after the date hereof with the Commission on Form 10-K under the Securities Exchange Act a description of the covenant set forth in Section 2 and identify the series of long-term indebtedness for money borrowed that is Covered Debt as of the date such Form 10-K is filed with the Commission; (iii) if a series of the long-term indebtedness for money borrowed of the Company or the Guarantor (1) becomes Covered Debt or (2) ceases to be Covered Debt, the Company and the Guarantor shall give notice of such occurrence within 30 days to the Holders of such long-term indebtedness for money borrowed in the manner provided for in the indenture or other instrument under which such long-term indebtedness for money borrowed was issued and the Guarantor shall report such change in a Current Report on Form 8-K (which shall include or incorporate by reference this Replacement Capital Covenant) and in the Guarantor’s next quarterly report on Form 10-Q or annual report on Form 10-K, as applicable; (iv) if, and only if, the Guarantor ceases to be a reporting company under the Securities Exchange Act, the Guarantor shall (A) post on its website the information otherwise required to be included in Securities Exchange Act filings pursuant to clauses (ii) and (iii) of this Section 3(c) and (B) cause a notice of the existence of this Replacement Capital Covenant to be posted on the Bloomberg screen for the Covered Debt or any successor Bloomberg screen and each similar third-party vendor’s screen the Guarantor reasonably believes is appropriate (each an “Investor Screen”) and use its commercially reasonable efforts to cause a hyperlink to a definitive copy of this Replacement Capital Covenant to be included on the Investor Screen for each series of Covered Debt, in each case to the extent permitted by Bloomberg or such similar third-party vendor, as the case may be; and (v) promptly upon request by any Holder of Covered Debt, such Holder will be provided with an executed copy of this Replacement Capital Covenant.

Section 4.  Termination, Amendment and Waiver.  (a) The obligations of the Company and the Guarantor pursuant to this Replacement Capital Covenant shall remain in full force and effect until the earliest date (the “Termination Date”) to occur of (i) 12:00 a.m. (New York, New York time) on June 1, 2037, or if earlier, the date on which the Subordinated Notes are otherwise paid, redeemed, defeased or purchased in full in accordance with this Replacement Capital Covenant, (ii) the date, if any, on which the Holders of a majority by principal amount of the then-effective series of Covered Debt consent or agree in writing to the termination of this Replacement Capital Covenant and the obligations of the Company and the Guarantor hereunder, (iii) the date on which none of the Company or the Guarantor has any series of outstanding Eligible Senior Debt or Eligible Subordinated Debt (in each case without giving effect to the rating requirement in clause (b) of the definition of each such term) and (iv) the date on which the Subordinated Notes are accelerated as a result of an event of default under the Subordinated Indenture. From and after the Termination Date, the obligations of the Company and the Guarantor pursuant to this Replacement Capital Covenant shall be of no further force and effect.

(b) This Replacement Capital Covenant may be amended or supplemented from time to time by a written instrument signed by the Company and the Guarantor with the consent of the Holders of a majority by principal amount of the then-effective series of Covered Debt, provided that this Replacement Capital Covenant may be amended or supplemented from time to time by a written instrument signed only by the Company and the Guarantor (and without the consent of any Holders of the then-effective series of Covered Debt) if any of the following apply (it being understood that any such amendment or supplement may fall into one or more of the following):

(i) such amendment or supplement eliminates Common Units or Subordinated Units (or Rights to acquire Units) as Replacement Capital Securities, if either (A) the Guarantor has been advised in writing by a nationally recognized independent accounting firm that or (B) an accounting standard or interpretive guidance of an existing accounting standard by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that, in each case, there is more than an insubstantial risk that the failure to do so would result in a reduction in the Guarantor’s earnings per Common Unit or Subordinated Unit as calculated for financial reporting purposes,

(ii) the effect of such amendment or supplement is solely to impose additional restrictions on the ability of a member of the Company Group to redeem, repurchase, defease or purchase the Subordinated Notes or to impose additional restrictions on, or to eliminate certain of, the types of securities qualifying as Replacement Capital Securities and the Company and the Guarantor has delivered to the Holders of the then-effective series of Covered Debt in the manner provided for in the indenture or other instrument with respect to such Covered Debt a written certificate to that effect executed on its behalf by an officer of its general partner,

(iii) such amendment or supplement extends the date specified in Section 4(a)(i), the Stepdown Date or both, or

(iv) such amendment or supplement is not adverse to the rights of the Covered Debtholders hereunder and the Company and the Guarantor has delivered to the Holders of the then-effective series of Covered Debt in the manner provided for in the indenture or other instrument with respect to such Covered Debt a written certificate executed on its behalf by an officer of its general partner stating that the Company and the Guarantor have determined that such amendment or supplement is not adverse to the Covered Debtholders. For the avoidance of doubt, an amendment or supplement that adds new types of Replacement Capital Securities or modifies the requirements of the Replacement Capital Securities described herein would not be adverse to the rights of the Covered Debtholders if, following such amendment or supplement, this Replacement Capital Covenant would satisfy clause (ii)(b) of the definition of Qualifying Replacement Capital Covenant.

(c) For purposes of Sections 4(a) and 4(b), the Holders whose consent or agreement is required to terminate, amend or supplement this Replacement Capital Covenant or the obligations of the Company hereunder shall be the Holders of the then-effective Covered Debt as of a record date established by the Company that is not more than 60 days prior to the date on which the Company proposes that such termination, amendment or supplement becomes effective.

Section 5.  Miscellaneous.  (a) This Replacement Capital Covenant shall be governed by and construed in accordance with the laws of the State of New York.

(b) This Replacement Capital Covenant shall be binding upon the Company and the Guarantor and their respective successors and assigns and shall inure to the benefit of the Covered Debtholders as they exist from time-to-time (it being understood and agreed by the Company and the Guarantor that any Person who is a Covered Debtholder, if such Person initiates a claim or proceeding to enforce its rights under this Replacement Capital Covenant after the Company or the Guarantor has violated its covenants in Section 2 and before the series of long-term indebtedness for money borrowed held by such Person is no longer Covered Debt, such Person’s rights under this Replacement Capital Covenant shall not terminate by reason of such series of long-term indebtedness for money borrowed no longer being Covered Debt until the termination of such claim or proceeding). If at any time the Covered Debt is held by a trust (for example, where the Covered Debt is part of a an issuance of trust preferred securities), a holder of the securities issued by such trust may enforce (including by instituting legal proceedings) this Replacement Capital Covenant directly against the Company and the Guarantor as if such holder owned the Covered Debt Directly, and the holders of such trust securities shall be deemed Holders of Covered Debt for purposes of this Replacement Capital Covenant for so long as the indebtedness held by such trust remains Covered Debt hereunder. Other than the Covered Debtholders as provided in the previous two sentences, no other Person shall have any rights under this Replacement Capital Covenant or be deemed a third party beneficiary of or entitled to rely on this Replacement Capital Covenant. In particular, no holder of the Subordinated Notes is a third party beneficiary of this Replacement Capital Covenant, it being understood that the rights of the holders of the notes are set forth in the Subordinated Indenture.

(c) All demands, notices, requests and other communications to the Company or the Guarantor under this Replacement Capital Covenant shall be deemed to have been duly given and made if in writing and (i) if served by personal delivery upon the Company or the Guarantor, on the day so delivered (or, if such day is not a Business Day, the next succeeding Business Day), (ii) if delivered by registered post or certified mail, return receipt requested, or sent to the Company or the Guarantor by a national or international courier service, on the date of receipt by the Company or the Guarantor, as applicable (or, if such date of receipt is not a Business Day, the next succeeding Business Day), or (iii) if sent by telecopier, on the day telecopied, or if not a Business Day, the next succeeding Business Day, provided that the telecopy is promptly confirmed by telephone confirmation thereof, and in each case to the Company or the Guarantor at the address set forth below, or at such other address as the Company may thereafter notify to Covered Debtholders or post on its website as the address for notices under this Replacement Capital Covenant:

If to the Company, to:

Enterprise Products Operating LLC
1100 Louisiana Street, 18th Floor
Houston, Texas 77002
Attention: Chief Legal Officer
Telecopy No.: (713) 803-2905
Telephone: (713) 381-6500

If to the Guarantor, to:

Enterprise Products Partners L.P.
1100 Louisiana Street, 18th Floor
Houston, Texas 77002
Attention: Chief Legal Officer
Telecopy No.: (713) 803-2905
Telephone: (713) 381-6500

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Definitions

‘‘Alternative Payment Mechanism” means, with respect to any Qualifying Capital Securities, provisions in the related transaction documents that require the issuer thereof, in its discretion, to issue (or use commercially reasonable efforts to issue) one or more types of APM Qualifying Securities raising eligible proceeds at least equal to the deferred Distributions on such Qualifying Capital Securities and apply the proceeds to pay unpaid Distributions on such Qualifying Capital Securities, commencing on the earlier of (x) the first Distribution Date after commencement of a deferral period on which such issuer pays current Distributions on such Qualifying Capital Securities and (y) the fifth anniversary of the commencement of such deferral period, and that:

(a) define “eligible proceeds” to mean, for purposes of such Alternative Payment Mechanism, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale) that such issuer has received during the 180 days prior to the related Distribution Date from the issuance of APM Qualifying Securities to Persons other than a member of the Company Group, up to the Preferred Cap (as defined in (d) below) in the case of APM Qualifying Securities that are Qualifying Preferred Units;

(b) permit such issuer to pay current Distributions on any Distribution Date out of any source of funds but (x) require such issuer to pay deferred Distributions only out of eligible proceeds and (y) prohibit such issuer from paying deferred Distributions out of any source of funds other than eligible proceeds;

(c) if deferral of Distributions continues for more than one year, require such issuer or any of its Subsidiaries not to redeem, repurchase or purchase any securities that rank pari passu with or junior to any APM Qualifying Securities that such issuer has issued to settle deferred Distributions in respect to that deferral period until at least one year after all deferred Distributions have been paid (a “Repurchase Restriction”);

(d) limit the obligation of such issuer to issue (or use commercially reasonable efforts to issue) APM Qualifying Securities to:

(i) in the case of APM Qualifying Securities that are Common Units or Subordinated Units and Rights to acquire Units, either (i) during the first five years of any deferral period or (ii) with respect to deferred Distributions attributable to the first five years of any deferral period (provided that such limitation shall not apply after the ninth anniversary of the commencement of any deferral period), to a number of Common Units, Subordinated Units and Units purchasable upon the exercise of any Rights to acquire Units, which does not, in the aggregate, exceed 2% of the outstanding number of Common Units and Subordinated Units (the “Common Cap”); and

(ii) in the case of APM Qualifying Securities that are Qualifying Preferred Units, an amount from the issuance thereof pursuant to the related Alternative Payment Mechanism (including at any point in time from all prior issuances thereof pursuant to such Alternative Payment Mechanism) equal to 25% of the liquidation or principal amount of the Qualifying Capital Securities that are the subject of the related Alternative Payment Mechanism (the “Preferred Cap”);

(e) in the case of Qualifying Capital Securities other than Qualifying Preferred Units, include a Bankruptcy Claim Limitation Provision; and

(f) permit such issuer, at its option, to provide that if such issuer is involved in a merger, consolidation, amalgamation, binding unit exchange or conveyance, transfer or lease of assets substantially as an entirety to any other person or a similar transaction (a “business combination”) where immediately after the consummation of the business combination more than 50% of the surviving or resulting entity’s voting securities is owned by the equityholders of the other party to the business combination, then clauses (a), (b) and (c) above will not apply to any deferral period that is terminated on the next Distribution Date following the date of consummation of the business combination;

provided (and it being understood) that:

(i) the Alternative Payment Mechanism may at the discretion of such issuer include a unit cap limiting the issuance of APM Qualifying Securities consisting of Common Units, or Subordinated Units and Qualifying Warrants, in each case to a maximum issuance cap to be set at the discretion of such issuer; provided that such maximum issuance cap will be subject to such issuer’s agreement to use commercially reasonable efforts to increase the maximum issuance cap when reached and (i) simultaneously satisfy their future fixed or contingent obligations under other securities and derivative instruments that provide for settlement or payment in Common Units or Subordinated Units or (ii) if such issuer cannot increase the maximum issuance cap as contemplated in the preceding clause, by requesting its Board to adopt a resolution for unitholder vote at the next occurring annual unitholders meeting to increase the number of units of such issuer’s authorized Common Units or Subordinated Units for purposes of satisfying their obligations to pay deferred Distributions;

(ii) such issuer shall not be obligated to issue (or use commercially reasonable efforts to issue) APM Qualifying Securities for so long as a Market Disruption Event has occurred and is continuing;

(iii) if, due to a Market Disruption Event or otherwise, such issuer is able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred Distributions on any Distribution Date, such issuer will apply any available eligible proceeds to pay accrued and unpaid Distributions on the applicable Distribution Date in chronological order subject to the Common Cap, the Preferred Cap, and any maximum issuance cap referred to above, as applicable; and

(iv) if such issuer has outstanding more than one class or series of securities under which it is obligated to sell a type of APM Qualifying Securities and apply some part of the proceeds to the payment of deferred Distributions, then on any date and for any period the amount of net proceeds received by such issuer from those sales and available for payment of deferred Distributions on such securities shall be applied to such securities on a pro rata basis up to the Common Cap, the Preferred Cap and any maximum issuance cap referred to above, as applicable, in proportion to the total amounts that are due on such securities.

‘‘APM Qualifying Securities” means, with respect to an Alternative Payment Mechanism, any Debt Exchangeable for Preferred Equity or any Mandatory Trigger Provision, one or more of the following (as designated in the transaction documents for any Qualifying Capital Securities that include an Alternative Payment Mechanism or a Mandatory Trigger Provision or for any Debt Exchangeable for Preferred Equity):

(a) Common Units or Subordinated Units; or

(b) Qualifying Warrants; and

(c) Qualifying Preferred Units;

provided that, if the APM Qualifying Securities for any Alternative Payment Mechanism, any Debt Exchangeable for Preferred Equity or any Mandatory Trigger Provision include both Common Units, Subordinated Units and Qualifying Warrants, such Alternative Payment Mechanism, Debt Exchangeable for Preferred Equity or Mandatory Trigger Provision may permit, but need not require, the issuer thereof to issue Qualifying Warrants.

“Applicable Percentage” means 200% with respect to any redemption, repurchase, purchase or defeasance of Subordinated Notes prior to the Termination Date.

“Bankruptcy Claim Limitation Provision” means, with respect to any Qualifying Capital Securities that have an Alternative Payment Mechanism or a Mandatory Trigger Provision, provisions that, upon any liquidation, dissolution, winding up or reorganization or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to the issuer, limit the claim of the holders of such Qualifying Capital Securities to Distributions that accumulate during (a) any deferral period, in the case of Qualifying Capital Securities that have an Alternative Payment Mechanism or (b) any period in which the issuer fails to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in the case of Qualifying Capital Securities having a Mandatory Trigger Provision, to:

(a) in the case of Qualifying Capital Securities having an Alternative Payment Mechanism or Mandatory Trigger Provision with respect to which the APM Qualifying Securities do not include Qualifying Preferred Units, 25% of the stated or principal amount of such securities then outstanding; and

(b) in the case of any other Qualifying Capital Securities, an amount not in excess of the sum of (x) the amount of accumulated and unpaid Distributions (including compounded amounts) that relate to the earliest two years of the portion of the deferral period for which Distributions have not been paid and (y) an amount equal to the excess, if any, of the Preferred Cap over the aggregate amount of net proceeds from the sale of Qualifying Preferred Units that the issuer has applied to pay such Distributions pursuant to the Alternative Payment Mechanism or the Mandatory Trigger Provision, provided that the holders of such securities are deemed to agree that, to the extent the remaining claim exceeds the amount set forth in subclause (x), the amount they receive in respect of such excess shall not exceed the amount they would have received had the claim for such excess ranked pari passu with the interests of the holders, if any, of Qualifying Preferred Units.

“Board” means, with respect to a Person, the board of directors (or other comparable governing body) of the general partner of such Person or a duly constituted committee thereof. If such Person shall change its form of entity to other than a limited partnership, references to the Board shall mean the board of directors (or other comparable governing body) of such Person (as so changed).

“Business Day” means each day other than (a) a Saturday or Sunday or (b)(i) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or, (ii) a day on or after June 1, 2017, that is not a London business day. A “London business day” is any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

“Commission” means the United States Securities and Exchange Commission.

“Common Cap” has the meaning specified in the definition of Alternative Payment Mechanism.

“Common Units” means (i) common limited partnership interests of any member of the Company Group, including, without limitation, those interests described as common units in the Company’s or the Guarantor’s respective partnership agreement and interests sold pursuant to distribution reinvestment plans, unit purchase plans and employee benefit plans, and (ii) interests of any member of the Company Group possessing substantially similar characteristics, provided that such interests (A) are perpetual, with no prepayment obligation on the part of the issuer thereof, whether at the election of the holder or otherwise, and (B) other than any Subordinated Units, are (at the time of issuance and thereafter) the most junior and subordinated securities issuable by such issuer, with liquidation rights limited to a share of such issuer’s assets, if any, remaining after satisfaction in full of all creditors and of all holders of any other equity securities of such issuer that rank senior to the Common Units.

“Company” has the meaning specified in the introduction to this instrument.

“Company Group” has the meaning specified in the introduction to this instrument.

“Covered Debt” means (a) at the date of this Replacement Capital Covenant and continuing to but not including the first Redesignation Date, the Initial Covered Debt and (b) thereafter, commencing with each Redesignation Date and continuing to but not including the next succeeding Redesignation Date, the Eligible Debt identified pursuant to Section 3(b) as the Covered Debt for such period.

“Covered Debtholder” means each Person (whether a Holder or a beneficial owner holding through a participant in a clearing agency) that buys, holds or sells long-term indebtedness for money borrowed of the Company during the period that such long-term indebtedness for money borrowed is Covered Debt, for so long as such long-term indebtedness for money borrowed remains Covered Debt (except as otherwise provided in Section 5(b)), provided that a Person who has sold or otherwise disposed of all of its right, title and interest in Covered Debt shall cease to be a Covered Debtholder at the time of such sale or other disposition if, during the time that such Person owned such Covered Debt, the Company did not breach or repudiate its obligations hereunder. If the Company breached or repudiated its obligations hereunder while such Person was an owner of Covered Debt, such Person shall cease to be a Covered Debtholder on the later of (i) one year after such sale or other disposition or (ii) the termination of any legal proceeding brought by such Person before the date in clause (i) to enforce the obligations of the Company hereunder.

“Debt Exchangeable for Equity” means Debt Exchangeable for Common Equity or Debt Exchangeable for Preferred Equity.

“Debt Exchangeable for Common Equity” means a security or combination of securities (together in this definition, “such securities”) that:

(a) gives the holder a beneficial interest in (i) a fractional interest in a unit purchase contract for a Common Unit or Subordinated Unit that will be settled in three years or less, with the number of Common Units or Subordinated Units purchasable pursuant to such unit purchase contract to be within a range established at the time of issuance of such securities, subject to customary anti-dilution adjustments and (ii) debt securities of any member of the Company Group that are not redeemable at the option of the issuer or the holder thereof prior to the settlement of the unit purchase contracts;

(b) provides that the investors directly or indirectly grant to the issuer of such securities a security interest in such debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the investors’ direct or indirect obligation to purchase Common Units or Subordinated Units pursuant to such unit purchase contracts;

(c) includes a remarketing feature pursuant to which such debt securities are remarketed to new investors commencing not later than 30 days prior to the settlement date of the purchase contract;

(d) provides for the proceeds raised in the remarketing to be used to purchase Common Units or Subordinated Units under the unit purchase contracts and, if there has not been a successful remarketing by the settlement date of the purchase contract, provides that the unit purchase contracts will be settled by the issuer of such securities exercising its remedies as a secured party with respect to its debt securities or other collateral directly or indirectly pledged by investors in the Debt Exchangeable for Common Equity.

“Debt Exchangeable for Preferred Equity” means a security or combination of securities (together in this definition, “such securities”) that:

(a) gives the holder a beneficial interest in (i) subordinated debt securities of a member of the Company Group that include a provision requiring the issuer thereof to issue (or use commercially reasonable efforts to issue) one or more types of APM Qualifying Securities raising proceeds at least equal to the deferred Distributions on such subordinated debt securities commencing not later than the second anniversary of the commencement of such deferral period and that are the most junior subordinated debt of such issuer (or rank pari passu with the most junior subordinated debt of such issuer) (in this definition, “subordinated debt”) and (ii) a fractional interest in a unit purchase contract for a share of Qualifying Preferred Units of such issuer that ranks pari passu with or junior to all other preferred units of such issuer (in this definition, “preferred units”);

(b) provides that the investors directly or indirectly grant to such issuer a security interest in such subordinated debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the investors’ direct or indirect obligation to purchase preferred units of such issuer pursuant to such unit purchase contracts;

(c) includes a remarketing feature pursuant to which the subordinated debt of such issuer is remarketed to new investors commencing not later than the first Distribution Date that is at least five years after the date of issuance of securities or earlier in the event of an early settlement event based on: (i) the dissolution of the issuer of such debt exchangeable for preferred equity or (ii) one or more financial tests set forth in the terms of the instrument governing such debt exchangeable for preferred equity;

(d) provides for the proceeds raised in the remarketing to be used to purchase preferred units of such issuer under the unit purchase contracts and, if there has not been a successful remarketing by the first Distribution Date that is six years after the date of issuance of such securities, provides that the unit purchase contracts will be settled by such issuer exercising its remedies as a secured party with respect to its subordinated debt securities or other collateral directly or indirectly pledged by investors in the Debt Exchangeable for Preferred Equity;

(e) is subject to a Qualifying Capital Replacement Covenant that will apply to such securities and preferred units, and will not include Debt Exchangeable for Equity as a Replacement Capital Security; and

(f) after the issuance of such preferred units, provides the holders of such securities with a beneficial interest in such preferred units.

“Distribution Date” means, as to any securities or combination of securities, the dates on which periodic Distributions on such securities are scheduled to be made.

“Distribution Period” means, as to any securities or combination of securities, each period from and including a Distribution Date for such securities to but not including the next succeeding Distribution Date for such securities.

“Distributions” means, as to a security or combination of securities, interest payments or other income distributions to the holders thereof that are not Subsidiaries of the issuer thereof.

“Eligible Debt” means, at any time, Eligible Subordinated Debt or, if no Eligible Subordinated Debt is then outstanding, Eligible Senior Debt.

“Eligible Senior Debt” means, at any time in respect of any issuer, each series of outstanding unsecured long-term indebtedness for money borrowed of such issuer that (a) upon a bankruptcy, liquidation, dissolution or winding up of the issuer, ranks most senior among the issuer’s then outstanding classes of unsecured indebtedness for money borrowed, (b) is then assigned a rating by at least one NRSRO (provided that this clause (b) shall apply on a Redesignation Date only if on such date the issuer has outstanding senior long-term indebtedness for money borrowed that satisfies the requirements of clauses (a), (c) and (d) that is then assigned a rating by at least one NRSRO), (c) has an outstanding principal amount of not less than $100,000,000, and

(d) was issued through or with the assistance of a commercial or investment banking firm or firms acting as underwriters, initial purchasers or placement or distribution agents. For purposes of this definition as applied to securities with a CUSIP number, each issuance of long-term indebtedness for money borrowed that has (or, if such indebtedness is held by a trust or other intermediate entity established directly or indirectly by the issuer, the securities of such intermediate entity that have) a separate CUSIP number shall be deemed to be a series of the issuer’s long-term indebtedness for money borrowed that is separate from each other series of such indebtedness.

“Eligible Subordinated Debt” means, at any time in respect of any issuer, each series of the issuer’s then-outstanding unsecured long-term indebtedness for money borrowed that (a) upon a bankruptcy, liquidation, dissolution or winding up of the issuer, ranks senior to the Subordinated Notes and subordinate to the issuer’s then outstanding series of unsecured indebtedness for money borrowed that ranks most senior, (b) is then assigned a rating by at least one NRSRO (provided that this clause (b) shall apply on a Redesignation Date only if on such date the issuer has outstanding subordinated long-term indebtedness for money borrowed that satisfies the requirements in clauses (a), (c) and (d) that is then assigned a rating by at least one NRSRO), (c) has an outstanding principal amount of not less than $100,000,000, and (d) was issued through or with the assistance of a commercial or investment banking firm or firms acting as underwriters, initial purchasers or placement or distribution agents. For purposes of this definition as applied to securities with a CUSIP number, each issuance of long-term indebtedness for money borrowed that has (or, if such indebtedness is held by a trust or other intermediate entity established directly or indirectly by the issuer, the securities of such intermediate entity that have) a separate CUSIP number shall be deemed to be a series of the issuer’s long-term indebtedness for money borrowed that is separate from each other series of such indebtedness.

“Guarantor” has the meaning specified in the introduction to this instrument.

“Holder” means, as to the Covered Debt then in effect, each record holder of such Covered Debt as reflected on the securities register maintained by or on behalf of the Company or the applicable Guarantor with respect to such Covered Debt and each beneficial owner of such Covered Debt holding such Covered Debt through a participant in a clearing agency.

“Initial Covered Debt” means the Company’s 6.875% Series B Senior Notes due March 1, 2033 (CUSIP No. 293791AF6).

“Intent-Based Replacement Disclosure” means, as to any security or combination of securities, that the issuer or any of its Subsidiaries has publicly stated its intention, either in the prospectus or other offering document under which such securities were initially offered for sale or in filings with the Commission made by the issuer under the Securities Exchange Act prior to or contemporaneously with the issuance of such securities, that the issuer or any of its Subsidiaries will redeem, repurchase, purchase or defease such securities only with the proceeds (or an applicable percentage of proceeds) or Market Value of replacement capital securities that have terms and provisions at the time of redemption, repurchase, purchase or defeasance that receive as much or more equity-like credit than the securities then being redeemed, repurchased, purchased or defeased, raised within 180 days of the applicable redemption, purchase or defeasance date.

“Mandatory Trigger Provision” means, as to any Qualifying Capital Securities, provisions in the terms thereof or of the related transaction agreements that:

(a) require, or at its option in the case of non-cumulative perpetual preferred units permit, the issuer of such Qualifying Capital Securities to make payment of Distributions on such securities only pursuant to the issue and sale of APM Qualifying Securities, within two years of a failure of the issuer to satisfy one or more financial tests set forth in the terms of such Qualifying Capital Securities or related transaction agreements, in an amount such that the net proceeds of such sale are at least equal to the amount of unpaid Distributions on such Qualifying Capital Securities (including without limitation all deferred and accumulated amounts), and in either case require the application of the net proceeds of such sale to pay such unpaid Distributions, provided that (i) such Mandatory Trigger Provision shall limit the issuance and sale of Common Units, Subordinated Units and Qualifying Warrants the proceeds of which may be applied to pay such Distributions pursuant to such provision to the Common Cap, unless the

Mandatory Trigger Provision requires such issuance and sale within one year of such failure, and (ii) the amount of Qualifying Preferred Units the net proceeds of which the issuer may apply to pay such Distributions pursuant to such provision may not exceed the Preferred Cap;

(b) other than in the case of non-cumulative preferred unit, if the provisions described in clause (a) do not require such issuance and sale within one year of such failure, prohibit the issuer and any of its Subsidiaries from repurchasing any securities that are pari passu with or junior to its respective APM Qualifying Securities, the proceeds of which were used to pay deferred Distributions since such failure before the date six months after the issuer applies the net proceeds of the sales described in clause (a) to pay such unpaid Distributions in full;

(c) other than in the case of non-cumulative perpetual preferred units, include a Bankruptcy Claim Limitation Provision; and

(d) prohibit the issuer of such securities from redeeming or purchasing any of its securities ranking upon the liquidation, dissolution or winding up of the issuer junior to or pari passu with any APM Qualifying Securities the proceeds of which were used to settle deferred interest during the relevant deferral period prior to the date six months after the issuer applies the net proceeds of the sales described in clause (a) above to pay such deferred Distributions in full;

provided (and it being understood) that:

(i) the issuer will not be obligated to issue (or use commercially reasonable efforts to issue) any such APM Qualifying Securities for so long as a Market Disruption Event has occurred and is continuing;

(ii) if, due to a Market Disruption Event or otherwise, the issuer is able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred Distributions on any Distribution Date, the issuer will apply any available eligible proceeds to pay accrued and unpaid Distributions on the applicable Distribution Date in chronological order subject to the Common Cap and Preferred Cap, as applicable; and

(iii) if the issuer has outstanding more than one class or series of securities under which it is obligated to sell a type of any such APM Qualifying Securities and applies some part of the proceeds to the payment of deferred Distributions, then on any date and for any period the amount of net proceeds received by the issuer from those sales and available for payment of deferred Distributions on such securities shall be applied to such securities on a pro rata basis up to the Common Cap and the Preferred Cap, as applicable, in proportion to the total amounts that are due on such securities.

No remedy other than Permitted Remedies will arise by the terms of such securities or related transaction agreements in favor of the holders of such securities as a result of the issuer’s failure to pay Distributions because of the Mandatory Trigger Provision until Distributions have been deferred for one or more Distribution Periods that total together at least ten years.

“Market Disruption Events” means the occurrence or existence of any of the following events or sets of circumstances:

(a) the issuer would be required to obtain the consent or approval of its unitholders or a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue or sell APM Qualifying Securities and such consent or approval has not yet been obtained notwithstanding the issuer’s commercially reasonable efforts to obtain such consent or approval, or a regulatory authority instructs the Company or such Guarantor not to sell or offer for sale APM Qualifying Securities at such time;

(b) trading in securities generally (or in the Company’s Common Units or the preferred units of the Company or the Guarantor) on the New York Stock Exchange or any other national securities exchange or over-the-counter market on which the Common Units and/or the Company’s or the Guarantor’s preferred units are then listed or traded shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the Commission, by the relevant exchange or by any other regulatory body or governmental body having jurisdiction, and the establishment of such minimum prices materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Common Units and/or such preferred units;

(c) a banking moratorium shall have been declared by the federal or state authorities of the United States and such moratorium materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, the APM Qualifying Securities;

(d) a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States and such disruption materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, the APM Qualifying Securities;

(e) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis and such event materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, the APM Qualifying Securities;

(f) there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, and such change materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, the APM Qualifying Securities;

(g) an event occurs and is continuing as a result of which the offering document for such offer and sale of APM Qualifying Securities would, in the reasonable judgment of the Company or the Guarantor, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and either (a) the disclosure of that event at such time, in the reasonable judgment of the Company or such Guarantor, is not otherwise required by law and would have a material adverse effect on the business of the issuer or (b) the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede the ability of the Company or such Guarantor to consummate such transaction, provided that no single suspension period contemplated by this paragraph (g) shall exceed 90 consecutive days and multiple suspension periods contemplated by this paragraph (g) shall not exceed an aggregate of 180 days in any 360-day period; or

(h) the issuer reasonably believes, for reasons other than those referred to in paragraph (g) above, that the offering document for such offer and sale of APM Qualifying Securities would not be in compliance with law or a rule or regulation of the Commission and the issuer is unable to comply with such law or rule or regulation or such compliance is unduly burdensome, provided that no single suspension period contemplated by this paragraph (h) shall exceed 90 consecutive days and multiple suspension periods contemplated by this paragraph (h) shall not exceed an aggregate of 180 days in any 360-day period.

The definition of “Market Disruption Event” as used in any Qualifying Capital Securities may include less than all of the paragraphs outlined above, as determined by the issuer at the time of issuance of such securities, and in the case of clauses (a), (b), (c) and (d), as applicable to a circumstance where the issuer would otherwise endeavor to issue preferred units, shall be limited to circumstances affecting markets where the preferred units of the Company or such Guarantor trades or where a listing for its trading is being sought.

“Market Value” means, on any date, the closing sale price per Common Unit (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if the Common Units are not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which the Common Units are traded or quoted; if the Common Units are not either listed or quoted on any U.S. securities exchange on the relevant date, the Market Value will be the average of the mid-point of the bid and ask prices for the Common Units on the relevant date submitted by at least three nationally recognized independent investment banking firms selected by the Company for this purpose or, in the event such bid and ask prices are not available and in the case of Subordinated Units and

Rights to acquire Units, a value determined by a nationally recognized independent investment banking firm selected by the Company’s Board (or a duly authorized committee thereof) for this purpose.

“Measurement Period” with respect to any redemption or any repurchase, purchase or defeasance means the period (i) beginning on the date that is 180 days prior to delivery of notice of such redemption or the date of such repurchase, purchase or defeasance, respectively, and (ii) ending on such notice date for redemption or the date of such repurchase, purchase or defeasance, respectively. Measurement Periods cannot run concurrently.

“Non-Cumulative” means, with respect to any securities, that the issuer thereof may elect not to make any number of periodic Distributions without any remedy arising under the terms of the securities or related agreements in favor of the holders, other than one or more Permitted Remedies. Securities that include an Alternative Payment Mechanism shall also be deemed to be Non-Cumulative for all purposes of this Replacement Capital Covenant.

“NRSRO” means any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Securities Exchange Act that has assigned a credit rating to the Subordinated Notes, as set forth in the Prospectus Supplement, dated [          ] [  ], 2009 relating to the Subordinated Notes.

“Optional Deferral Provision” means, as to any securities, a provision in the terms thereof or of the related transaction agreements to the effect that either:

(a) (i) the issuer of such securities may, in its sole discretion, defer in whole or in part payment of Distributions on such securities for one or more consecutive Distribution Periods of up to five years or, if a Market Disruption Event is continuing, ten years, without any remedy other than Permitted Remedies and (ii) such securities are subject to an Alternative Payment Mechanism (provided that such Alternative Payment Mechanism need not apply during the first five years of any deferral period and need not include a Common Cap, Preferred Cap, Bankruptcy Claim Limitation Provision or Repurchase Restriction); or

(b) the issuer of such securities may, in its sole discretion, defer or skip in whole or in part payment of Distributions on such securities for one or more consecutive Distribution Periods up to at least ten years, without any remedy other than Permitted Remedies.

“Permitted Remedies” means, with respect to any securities, one or more of the following remedies:

(a) rights in favor of the holders of such securities permitting such holders to elect one or more directors of the issuer (including any such rights required by the listing requirements of any securities exchange on which such securities may be listed or traded), or

(b) complete or partial prohibitions on the issuer paying Distributions on or repurchasing Common Units, Subordinated Units or other securities that rank pari passu with or junior as to Distributions to such securities for so long as Distributions on such securities, including unpaid Distributions, remain unpaid.

“Person” means any individual, corporation, partnership, joint venture, trust, limited liability company, corporation or other entity, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Cap” has the meaning specified in the definition of Alternative Payment Mechanism.

“Qualifying Capital Securities” means securities (other than Common Units, Subordinated Units or Rights to acquire Units and securities convertible into or exchangeable for Common Units or Subordinated Units) that in the determination of the Board of the Company or the Guarantor, reasonably construing the definitions and other terms of the Replacement Capital Covenant, meet one of the following criteria:

(a) in connection with any redemption, defeasance or purchase of Subordinated Notes prior to the Stepdown Date:

(i) junior subordinated debt securities and guarantees issued by any member of the Company Group with respect to such securities if the junior subordinated debt securities and guarantees (1) contractually rank pari passu with or junior to the Subordinated Notes or the Guarantor’s guarantees thereof upon the liquidation, dissolution or winding up of the Company or the Guarantor, respectively, (2) are Non-Cumulative, (3) have no maturity or a maturity of at least 60 years and (4) are subject to a Qualifying Replacement Capital Covenant;

(ii) securities issued by any member of the Company Group that (1) contractually rank pari passu with or junior to the Subordinated Notes or the Guarantor’s guarantees thereof upon the liquidation, dissolution or winding up of the Company or the Guarantor, respectively, (2) have no maturity or a maturity of at least 60 years and (3)(a) are Non Cumulative and are subject to a Qualifying Replacement Capital Covenant or (b) have a Mandatory Trigger Provision and an Optional Deferral Provision and are subject to Intent-Based Replacement Disclosure;

(iii) securities issued by any member of the Company Group that (1) contractually rank pari passu with or junior to the Subordinated Notes or the Guarantor’s guarantees thereof upon the liquidation, dissolution or winding up of the Company or the Guarantor, respectively, (2) have no maturity or a maturity of at least 40 years, (3) are subject to a Qualifying Replacement Capital Covenant and (4) have a Mandatory Trigger Provision and an Optional Deferral Provision; or

(iv) Non-Cumulative Qualifying Preferred Units; or

(b) in connection with any redemption, defeasance or purchase of Subordinated Notes prior to the Stepdown Date:

(i) non-cumulative preferred units issued by any member of the Company Group that contractually ranks junior to the Subordinated Notes or the Guarantor’s guarantees thereof upon a liquidation, dissolution or winding up of the Company or the Guarantor, respectively, and (1) (a) have no maturity or a final maturity of at least 60 years and (b) are subject to Intent-Based Replacement Disclosure; or (2) (a) have no maturity or a final maturity of at least 40 years and (x) are subject to a Qualifying Replacement Covenant or (y) are subject to Intent-Based Replacement Disclosure and have a Mandatory Trigger Provision; or (3) (a) have no maturity or a final maturity of at least 25 years, (b) are subject to a Qualifying Replacement Covenant and (c) have a Mandatory Trigger Provision;

(ii) cumulative preferred units issued by any member of the Company Group that contractually rank junior to the Subordinated Notes or the Guarantor’s guarantees thereof upon a liquidation, dissolution or winding up of the Company or the Guarantor, respectively, and (1) have no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (2) (a) have no maturity or a maturity of at least 60 years, (b) have an Optional Deferral Provision and (c) are subject to a Qualifying Replacement Capital Covenant;

(iii) securities issued by any member of the Company Group that (1) contractually rank pari passu with or junior to the Subordinated Notes or the Guarantor’s guarantees thereof upon a liquidation, dissolution or winding up of the Company or the Guarantor, respectively, (2) have no maturity or a maturity of at least 60 years and an Optional Deferral Provision, and (3) either (a) are subject to a Qualifying Replacement Capital Covenant or (b) have a Mandatory Trigger Provision and are subject to Intent-Based Replacement Disclosure;

(iv) securities issued by any member of the Company Group that (1) contractually rank pari passu with or junior to the Subordinated Notes or the Guarantor’s guarantees thereof upon a liquidation, dissolution or winding up of the Company or any of the Guarantor, respectively, (2) are Non-Cumulative, (3) have no maturity or a maturity of at least 40 years and (4) either (a) are subject to a Qualifying Replacement Capital Covenant or (b) have a Mandatory Trigger Provision and an Optional Deferral Provision and are subject to Intent-Based Replacement Disclosure;

(v) securities issued by any member of the Company Group that (1) contractually rank junior to all of the senior and subordinated debt of the Company or the Guarantor other than the Subordinated Notes and securities ranking pari passu with the Subordinated Notes, (2) have an Optional Deferral

Provision and a Mandatory Trigger Provision and (3) have no maturity or a maturity of at least 60 years and are subject to a Qualifying Replacement Capital Covenant; or

(vi) other securities issued by any member of the Company Group that (1) contractually rank upon a liquidation, dissolution or winding-up of the Company or any of the Guarantor pari passu with or junior to the Subordinated Notes or the Guarantor’s guarantees thereof, respectively, (2) have no maturity or a maturity of at least 25 years and (3) are subject to a Qualifying Replacement Capital Covenant and have a Mandatory Trigger Provision and an Optional Deferral Provision; or

(c) in connection with any redemption, defeasance or purchase of the Subordinated Notes on or after the Stepdown Date:

(i) all securities described under clauses (i) and (ii) of this definition;

(ii) cumulative preferred units issued by the Company or the Guarantor that (1) have no maturity or a maturity of at least 60 years and (2) are subject to Intent-Based Replacement Disclosure;

(iii) securities issued by any member of the Company Group that (1) contractually rank pari passu with or junior to the Subordinated Notes or the Guarantor’s guarantees thereof upon a liquidation, dissolution or winding up of the Company or the Guarantor, respectively, (2) either (a) have no maturity or a maturity of at least 60 years and Intent-Based Replacement Disclosure or (b) have no maturity or a maturity of at least 30 years and are subject to a Qualifying Replacement Capital Covenant and (3) have an Optional Deferral Provision;

(iv) securities issued by any member of the Company Group that (1) contractually rank junior to all of the senior and subordinated debt of the Company or the Guarantor other than the Subordinated Notes and securities ranking pari passu with the Subordinated Notes or the Guarantor’s guarantees thereof, respectively, (2) have a Mandatory Trigger Provision and an Optional Deferral Provision and (3) have no maturity or a maturity of at least 30 years and are subject to Intent-Based Replacement Disclosure; or

(v) cumulative preferred units issued by any member of the Company Group that contractually rank junior to the Subordinated Notes or the Guarantor’s guarantees thereof upon a liquidation, dissolution or winding up of the Company or the Guarantor, respectively, and have a maturity of at least 40 years and are subject to a Qualifying Replacement Capital Covenant.

It is acknowledged that, as of the date hereof, securities issued by a master limited partnership containing an Alternative Payment Mechanism or a Mandatory Trigger Provision have not been approved as Qualifying Capital Securities by all of the NRSROs. As a result, such securities will not be issued or considered as Qualifying Capital Securities until there is prior written approval from all NSROs then maintaining a credit rating on such issuer.

“Qualifying Preferred Units” means non-cumulative perpetual preferred units issued by any member of the Company Group that (a) contractually rank pari passu with or junior to all other preferred units of the issuer thereof and contains no remedies as a consequence of non-payment of Distributions other than Permitted Remedies and (b) either (i) are subject to Intent-Based Replacement Disclosure and have a provision that prohibits the issuer from paying any Distributions thereon upon its failure to satisfy one or more financial tests set forth therein or (ii) are subject to a Qualifying Replacement Capital Covenant.

“Qualifying Replacement Capital Covenant” means (i) a replacement capital covenant substantially similar to this Replacement Capital Covenant or (ii) a replacement capital covenant, as identified by the Board of the Company or the Guarantor, acting in good faith and in its reasonable discretion and reasonably construing the definitions and other terms of this Replacement Capital Covenant, (a) entered into by an issuer that at the time it enters into such replacement capital covenant is a reporting company under the Securities Exchange Act and (b) that restricts the issuer from redeeming, defeasing or purchasing identified securities except to the extent of the applicable percentage of the net proceeds (or Market Value) of specified replacement capital securities that have terms and provisions at the time of redemption, defeasance or purchase that receive as much or more equity-like credit than the securities then being redeemed, defeased or purchased, raised within the six month period prior to the applicable redemption, defeasance or purchase date.

“Qualifying Warrants” means net settled warrants to purchase Common Units or Subordinated Units that have an exercise price greater than the current Market Value of the issuer’s Common Units or Subordinated Units as of their date of issuance, that do not entitle the issuer to redeem for cash and the holders of such warrants are not entitled to require the issuer to repurchase for cash in any circumstance.

“Redesignation Date” means, as to the Covered Debt in effect at any time, the earliest of (a) the date that is two years prior to the final maturity date of such Covered Debt, (b) if such Covered Debt is to be redeemed, repurchased, purchased or defeased by a member of the Company Group either in whole or in part with the consequence that, after giving effect to such redemption, repurchase, purchase or defeasance, the outstanding principal amount of such Covered Debt is less than $100,000,000, the applicable redemption, purchase, repurchase or defeasance date and (c) if such Covered Debt is not Eligible Subordinated Debt, the date on which the Company or the Guarantor issues Eligible Subordinated Debt.

“Replacement Capital Covenant” has the meaning specified in the introduction to this instrument.

“Replacement Capital Securities” means

(a) Common Units, Subordinated Units and Rights to acquire Units;

(b) Debt Exchangeable for Equity; and

(c) Qualifying Capital Securities.

“Repurchase Restriction” has the meaning specified in the definition of Alternative Payment Mechanism.

“Rights to acquire Units” includes any right to acquire Common Units or Subordinated Units, including any option or right to acquire Common Units or Subordinated Units pursuant to a unit purchase plan or employee benefit plan.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Securities” has the meaning specified in Recital B.

“Stepdown Date” means June 1, 2017.

“Subordinated Indenture” has the meaning specified in Recital A.

“Subordinated Notes” has the meaning specified in Recital A.

“Subordinated Units” means limited partnership interests of a member of the Company Group that rank pari passu with or junior to the Common Units of the issuer thereof provided that such interests are perpetual, with no prepayment obligation on the part of the issuer thereof, whether at the election of the holder or otherwise.

“Subsidiary” means, at any time, any Person the units, shares of stock, or other ownership interests of which having ordinary voting power to elect a majority of the board of directors or other managers of such Person are at the time owned, or the management or policies of which are otherwise at the time controlled, directly or indirectly through one or more intermediaries (including other Subsidiaries) or both, by another Person.

“Supplemental Indenture” means the Eighteenth Supplemental Indenture, dated as of [          ] [  ], 2009, to the Subordinated Indenture.

“Termination Date” has the meaning specified in Section 4(a).

“Units” means Common Units and/or Subordinated Units, as applicable.

Enterprise Products Operating LLC

Unconditionally Guaranteed by
Enterprise Products Partners L.P.

OFFERS TO EXCHANGE
ALL OUTSTANDING NOTES OF TEPPCO PARTNERS, L.P.
AND SOLICITATIONS OF CONSENTS TO AMEND
THE RELATED INDENTURES

PROSPECTUS

The Exchange Agent for the Exchange Offers and the Consent Solicitations is:

Global Bondholder Services Corporation

By Facsimile (Eligible Institutions Only): (212) 430-3775 Attention: Corporate Actions For Information or Confirmation by Telephone: (212) 430-3774	By Mail or Hand: 65 Broadway — Suite 723 New York, New York 10006 Attention: Corporate Actions

Any questions or requests for assistance may be directed to the Dealer Managers at the addresses and telephone numbers set forth below. Requests for additional copies of this Prospectus and the Letter of Transmittal may be directed to the Information Agent. Beneficial owners may also contact their custodian for assistance concerning the Exchange Offers and the Consent Solicitations.

The Information Agent for the Exchange Offers and the Consent Solicitations is:

Global Bondholder Services Corporation
65 Broadway — Suite 723
New York, New York 10006
Attn: Corporate Actions
Bank and Brokers Call Collect: (212) 430-3774
All Others, Please Call Toll-Free: (866) 470-3700

The Dealer Managers for the Exchange Offers and the Consent Solicitations are:

Citigroup Global Markets Inc. Liability Management Group 390 Greenwich Street, 4th Floor New York. New York 10013 Toll-Free: (800) 558-3745	J.P. Morgan Securities Inc. 270 Park Avenue New York. New York 10017 Collect: (212) 834-4802 Toll-Free: (866) 834-4666

Part II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever. Enterprise’s partnership agreement provides that Enterprise will indemnify (i) Enterprise GP, (ii) any departing general partner, (iii) any person who is or was an affiliate of Enterprise GP or any departing general partner, (iv) any person who is or was a member, partner, officer director, employee, agent or trustee of Enterprise GP or any departing general partner or any affiliate of Enterprise GP or any departing general partner or (v) any person who is or was serving at the request of Enterprise GP or any departing general partner or any affiliate of any such person, any affiliate of Enterprise GP or any fiduciary or trustee of another person (each, a “Partnership Indemnitee”), to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including, without limitation, legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Partnership Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as a Partnership Indemnitee; provided that in each case the Partnership Indemnitee acted in good faith and in a manner that such Partnership Indemnitee reasonably believed to be in or not opposed to the best interests of Enterprise and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create an assumption that the Partnership Indemnitee acted in a manner contrary to that specified above. Any indemnification under these provisions will be only out of the assets of Enterprise, and Enterprise GP shall not be personally liable for, or have any obligation to contribute or lend funds or assets to Enterprise to enable it to effectuate, such indemnification. Enterprise is authorized to purchase (or to reimburse Enterprise GP or its affiliates for the cost of) insurance against liabilities asserted against and expenses incurred by such persons in connection with Enterprises’ activities, regardless of whether Enterprise would have the power to indemnify such person against such liabilities under the provisions described above.

Section 101.142 of the Texas Business Organizations Code provides that, subject to such standards and restrictions, if any, as are set forth in the company agreement, a Texas limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against all claims and demands whatsoever. Enterprise Products Operating LLC’s company agreement provides that EPO will indemnify (a) Enterprise Products OLPGP, Inc. and any person who is or was an affiliate of Enterprise Products OLPGP, (b) any person who is or was a member, director, officer, employee, agent or trustee of Enterprise or any member of EPO and the subsidiaries of EPO, (c) any person who is or was an officer, member, partner, director, employee, agent or trustee of Enterprise Products OLPGP or any affiliate of Enterprise Products OLPGP, or any affiliate of any such person and (d) any person who is or was serving at the request of Enterprise Products OLPGP or any such affiliate as a director, officer, employee, member, partner, agent, fiduciary or trustee of another person (each, an “Indemnitee”), to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including, without limitation, legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as a person of the type described in clauses (a)-(d) above; provided that in each case the Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in, or (in the case of a person other than Enterprise Products OLPGP) not opposed to, the best interests of EPO and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful; provided, further, no indemnification pursuant to these provisions shall be available to Enterprise Products OLPGP with respect to its obligations incurred pursuant to the Underwriting Agreement dated July 27, 1998, among the underwriters, Enterprise Products OLPGP and certain other parties (other than obligations incurred by Enterprise Products OLPGP on behalf of EPO or Enterprise). The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification under these provisions will be only out of the assets of EPO, it being agreed that Enterprise Products OLPGP shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to EPO to enable it to effectuate such indemnification. EPO is authorized to purchase (or to reimburse Enterprise Products OLPGP or its affiliates for the cost of) insurance against liabilities asserted against and expenses incurred by such persons in connection with EPO’s activities, regardless of whether EPO would have the power to indemnify such person against such liabilities under the provisions described above.

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreement of Enterprise GP provides for the indemnification of (i) present or former members of the Board of Directors of Enterprise GP or any committee thereof, (ii) present or former officers, employees, partners, agents or trustees of the Enterprise GP or (iii) persons serving at the request of Enterprise GP in another entity in a similar capacity as that referred to in the immediately preceding clauses (i) or (ii) (each, a “General Partner Indemnitee”) to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any such person may be involved, or is threatened to be involved, as a party or otherwise, by reason of such person’s status as a General Partner Indemnitee; provided, that in each case the General Partner Indemnitee acted in good faith and in a manner which such General Partner Indemnitee believed to be in, or not opposed to, the best interests of the Enterprise GP and, with respect to any criminal proceeding, had no reasonable cause to believe such General Partner Indemnitee’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the General Partner Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to these provisions shall be made only out of the assets of Enterprise GP. Enterprise GP is authorized to purchase and maintain insurance, on behalf of the members of its Board of Directors, its officers and such other persons as the Board of Directors may determine, against any liability that may be asserted against or expense that may be incurred by such person in connection with the activities of Enterprise GP, regardless of whether Enterprise GP would have the power to indemnify such person against such liability under the provisions of its limited liability company agreement.

Under Section 145 of the Delaware General Corporation Law, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys’ fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of being a director or officer of the corporation if it is determined that the director or officer acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article VI of Enterprise Products OLPGP’s bylaws provides that any person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of Enterprise Products OLPGP or is or was serving or has agreed to serve at the request of Enterprise Products OLPGP as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving or having agreed to serve as a director or officer, shall be indemnified and held harmless by Enterprise Products OLPGP to the fullest extent authorized by the Delaware General Corporation Law. Article VI further permits Enterprise Products OLPGP to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Enterprise Products

OLPGP, or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not Enterprise Products OLPGP would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling Enterprise, EPO, Enterprise GP or Enterprise Products OLPGP as set forth above, Enterprise, EPO, Enterprise GP and Enterprise Products OLPGP have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21.	Exhibits and Financial Statement Schedules

(a) Exhibits.

Reference is made to the Index to Exhibits following the signature pages hereto, which Index to Exhibits is hereby incorporated into this item.

(b) Financial Statement Schedule.

Not applicable.

(c) See Exhibit Index.

Item 22.	Undertakings

Each undersigned registrant hereby undertakes:

(1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(3) That every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4) To respond to requests for information that is incorporated by reference into this prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

(5) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on September 24, 2009.

ENTERPRISE PRODUCTS PARTNERS L.P.

By: Enterprise Products GP, LLC, its general partner

By:	/s/ Michael A. Creel
Name:     Michael A. Creel

Title:	Chief Executive Officer

ENTERPRISE PRODUCTS OPERATING LLC

By: Enterprise Products OLPGP, Inc., its sole manager

By:	/s/ Michael A. Creel
Name:     Michael A. Creel

Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael A. Creel, Richard H. Bachmann and W. Randall Fowler and each of them, any of whom may act without joinder of the others, his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title (within Enterprise Products GP, LLC)	Date

/s/ Dan L. Duncan Dan L. Duncan	Director and Chairman of the Board	September 24, 2009

/s/ Michael A. Creel Michael A. Creel	Director, President and Chief Executive Officer (Principal Executive Officer)	September 24, 2009

/s/ W. Randall Fowler W. Randall Fowler	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 24, 2009

/s/ Richard H. Bachmann Richard H. Bachmann	Director, Executive Vice President and Chief Legal Officer and Secretary	September 24, 2009

/s/ A.J. Teague A.J. Teague	Director, Executive Vice President and Chief Commercial Officer	September 24, 2009

/s/ Michael J. Knesek Michael J. Knesek	Senior Vice President, Controller and Principal Accounting Officer	September 24, 2009

/s/ Dr. Ralph S. Cunningham Dr. Ralph S. Cunningham	Director	September 24, 2009

/s/ E. William Barnett E. William Barnett	Director	September 24, 2009

/s/ Charles M. Rampacek Charles M. Rampacek	Director	September 24, 2009

/s/ Rex C. Ross Rex C. Ross	Director	September 24, 2009

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael A. Creel, Richard H. Bachmann and W. Randall Fowler and each of them, any of whom may act without joinder of the others, his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title (within Enterprise Products OLPGP, Inc.)	Date

/s/ Dan L. Duncan Dan L. Duncan	Director and Chairman of the Board	September 24, 2009

/s/ Michael A. Creel Michael A. Creel	Director, President and Chief Executive Officer (Principal Executive Officer)	September 24, 2009

/s/ W. Randall Fowler W. Randall Fowler	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 24, 2009

/s/ Richard H. Bachmann Richard H. Bachmann	Director, Executive Vice President, Chief Legal Officer and Secretary	September 24, 2009

/s/ Michael J. Knesek Michael J. Knesek	Senior Vice President, Controller and Principal Accounting Officer	September 24, 2009

INDEX TO EXHIBITS

Exhibit
Number	Exhibit*

2.1	Merger Agreement, dated as of December 15, 2003, by and among Enterprise Products Partners L.P., Enterprise Products GP, LLC, Enterprise Products Management LLC, GulfTerra Energy Partners, L.P. and GulfTerra Energy Company, L.L.C. (incorporated by reference to Exhibit 2.1 to Form 8-K filed December 15, 2003).
2.2	Amendment No. 1 to Merger Agreement, dated as of August 31, 2004, by and among Enterprise Products Partners L.P., Enterprise Products GP, LLC, Enterprise Products Management LLC, GulfTerra Energy Partners, L.P. and GulfTerra Energy Company, L.L.C. (incorporated by reference to Exhibit 2.1 to Form 8-K filed September 7, 2004).
2.3	Parent Company Agreement, dated as of December 15, 2003, by and among Enterprise Products Partners L.P., Enterprise Products GP, LLC, Enterprise Products GTM, LLC, El Paso Corporation, Sabine River Investors I, L.L.C., Sabine River Investors II, L.L.C., El Paso EPN Investments, L.L.C. and GulfTerra GP Holding Company (incorporated by reference to Exhibit 2.2 to Form 8-K filed December 15, 2003).
2.4	Amendment No. 1 to Parent Company Agreement, dated as of April 19, 2004, by and among Enterprise Products Partners L.P., Enterprise Products GP, LLC, Enterprise Products GTM, LLC, El Paso Corporation, Sabine River Investors I, L.L.C., Sabine River Investors II, L.L.C., El Paso EPN Investments, L.L.C. and GulfTerra GP Holding Company (incorporated by reference to Exhibit 2.1 to Form 8-K filed April 21, 2004).
2.5	Purchase and Sale Agreement (Gas Plants), dated as of December 15, 2003, by and between El Paso Corporation, El Paso Field Services Management, Inc., El Paso Transmission, L.L.C., El Paso Field Services Holding Company and Enterprise Products Operating L.P. (incorporated by reference to Exhibit 2.4 to Form 8-K filed December 15, 2003).
2.6	Agreement and Plan of Merger dated as of June 28, 2009 by and among Enterprise Products Partners L.P., Enterprise Products GP, LLC, Enterprise Sub B LLC, TEPPCO Partners, L.P. and Texas Eastern Products Pipeline Company, LLC (incorporated by reference to Exhibit 2.1 to Form 8-K filed June 29, 2009).
2.7	Agreement and Plan of Merger dated as of June 28, 2009 by and among Enterprise Products Partners L.P., Enterprise Products GP, LLC, Enterprise Sub A LLC, TEPPCO Partners, L.P. and Texas Eastern Products Pipeline Company, LLC (incorporated by reference to Exhibit 2.2 to Form 8-K filed June 29, 2009).
3.1	Certificate of Limited Partnership of Enterprise Products Partners L.P. (incorporated by reference to Exhibit 3.6 to Form 10-Q filed November 9, 2007).
3.2	Fifth Amended and Restated Agreement of Limited Partnership of Enterprise Products Partners L.P., dated effective as of August 8, 2005 (incorporated by reference to Exhibit 3.1 to Form 8-K filed August 10, 2005).
3.3	Amendment No. 1 to Fifth Amended and Restated Agreement of Limited Partnership of Enterprise Products Partners L.P. dated as of December 27, 2007 (incorporated by reference to Exhibit 3.1 to Form 8-K/A filed January 3, 2008).
3.4	Amendment No. 2 to Fifth Amended and Restated Agreement of Limited Partnership of Enterprise Products Partners L.P. dated as of April 14, 2008 (incorporated by reference to Exhibit 10.1 to Form 8-K filed April 16, 2008).
3.5	Amendment No. 3 to Fifth Amended and Restated Agreement of Limited Partnership of Enterprise Products Partners L.P. dated as of November 6, 2008 (incorporated by reference to Exhibit 3.5 to Form 10-Q filed on November 10, 2008).
3.6	Fifth Amended and Restated Limited Liability Company Agreement of Enterprise Products GP, LLC, dated as of November 7, 2007 (incorporated by reference to Exhibit 3.2 to Form 10-Q filed November 9, 2007).
3.7	First Amendment to Fifth Amended and Restated Limited Liability Company Agreement of Enterprise Products GP, LLC, dated as of November 6, 2008 (incorporated by reference to Exhibit 3.7 to Form 10-Q filed on November 10, 2008).
4.1	Indenture dated as of March 15, 2000, among Enterprise Products Operating L.P., as Issuer, Enterprise Products Partners L.P., as Guarantor, and First Union National Bank, as Trustee (incorporated by reference to Exhibit 4.1 to Form 8-K filed March 14, 2000).

Exhibit
Number	Exhibit*

4.2	First Supplemental Indenture dated as of January 22, 2003, among Enterprise Products Operating L.P., as Issuer, Enterprise Products Partners L.P., as Guarantor, and Wachovia Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.2 to Registration Statement on Form S-4, Reg. No. 333-102776, filed January 28, 2003).
4.3	Second Supplemental Indenture dated as of February 14, 2003, among Enterprise Products Operating L.P., as Issuer, Enterprise Products Partners L.P., as Guarantor, and Wachovia Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.3 to Form 10-K filed March 31, 2003).
4.4	Third Supplemental Indenture dated as of June 30, 2007, among Enterprise Products Operating L.P., as Original Issuer, Enterprise Products Partners L.P., as Parent Guarantor, Enterprise Products Operating LLC, as New Issuer, and U.S. Bank National Association, as successor Trustee (incorporated by reference to Exhibit 4.55 to Form 10-Q filed on August 8, 2007).
4.5	Amended and Restated Revolving Credit Agreement dated as of November 19, 2007 among Enterprise Products Operating LLC, the financial institutions party thereto as lenders, Wachovia Bank, National Association, as Administrative Agent, Issuing Bank and Swingline Lender, Citibank, N.A. and JPMorgan Chase Bank, as Co-Syndication Agents, and SunTrust Bank, Mizuho Corporate Bank, Ltd. and The Bank of Nova Scotia, as Co-Documentation Agents (incorporated by reference to Exhibit 10.1 to Form 8-K filed on November 20, 2007).
4.6	Amended and Restated Guaranty Agreement dated as of November 19, 2007 executed by Enterprise Products Partners L.P. in favor of Wachovia Bank, National Association, as Administrative Agent (incorporated by reference to Exhibit 10.2 to Form 8-K filed on November 20, 2007).
4.7	Indenture dated as of October 4, 2004, among Enterprise Products Operating L.P., as Issuer, Enterprise Products Partners L.P., as Parent Guarantor, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to Form 8-K filed on October 6, 2004).
4.8	First Supplemental Indenture dated as of October 4, 2004, among Enterprise Products Operating L.P., as Issuer, Enterprise Products Partners L.P., as Parent Guarantor, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.2 to Form 8-K filed on October 6, 2004).
4.9	Second Supplemental Indenture dated as of October 4, 2004, among Enterprise Products Operating L.P., as Issuer, Enterprise Products Partners L.P., as Parent Guarantor, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.3 to Form 8-K filed on October 6, 2004).
4.10	Third Supplemental Indenture dated as of October 4, 2004, among Enterprise Products Operating L.P., as Issuer, Enterprise Products Partners L.P., as Parent Guarantor, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.4 to Form 8-K filed on October 6, 2004).
4.11	Fourth Supplemental Indenture dated as of October 4, 2004, among Enterprise Products Operating L.P., as Issuer, Enterprise Products Partners L.P., as Parent Guarantor, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.5 to Form 8-K filed on October 6, 2004).
4.12	Fifth Supplemental Indenture dated as of March 2, 2005, among Enterprise Products Operating L.P., as Issuer, Enterprise Products Partners L.P., as Parent Guarantor, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.2 to Form 8-K filed on March 3, 2005).
4.13	Sixth Supplemental Indenture dated as of March 2, 2005, among Enterprise Products Operating L.P., as Issuer, Enterprise Products Partners L.P., as Parent Guarantor, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.3 to Form 8-K filed on March 3, 2005).
4.14	Seventh Supplemental Indenture dated as of June 1, 2005, among Enterprise Products Operating L.P., as Issuer, Enterprise Products Partners L.P., as Parent Guarantor, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.46 to Form 10-Q filed November 4, 2005).

Exhibit
Number	Exhibit*

4.15	Eighth Supplemental Indenture dated as of July 18, 2006, among Enterprise Products Operating L.P., as Issuer, Enterprise Products Partners L.P., as Parent Guarantor, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.2 to Form 8-K filed July 19, 2006).
4.16	Ninth Supplemental Indenture, dated as of May 24, 2007, by and among Enterprise Products Operating L.P., as Issuer, Enterprise Products Partners L.P., as Parent Guarantor, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed by Enterprise Products Partners L.P. on May 24, 2007).
4.17	Tenth Supplemental Indenture, dated as of June 30, 2007, by and among Enterprise Products Operating LLC, as Original Issuer, Enterprise Products Partners L.P., as Parent Guarantor, Enterprise Products Operating LLC, as New Issuer, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.54 to Form 10-Q filed August 8, 2007).
4.18	Eleventh Supplemental Indenture, dated as of September 4, 2007, by and among Enterprise Products Operating LLC, as Issuer, Enterprise Products Partners L.P., as Parent Guarantor, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.3 to Form 8-K filed on September 5, 2007).
4.19	Twelfth Supplemental Indenture, dated as of April 3, 2008, among Enterprise Products Operating LLC, as Issuer, Enterprise Products Partners L.P., as Parent Guarantor, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.3 to Form 8-K filed April 3, 2008).
4.20	Thirteenth Supplemental Indenture, dated as of April 3, 2008, among Enterprise Products Operating L.P., as Issuer, Enterprise Products Partners L.P., as Parent Guarantor, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.4 to Form 8-K filed April 3, 2008).
4.21	Fourteenth Supplemental Indenture, dated as of December 8, 2008, among Enterprise Products Operating LLC, as Issuer, Enterprise Products Partners L.P., as Parent Guarantor, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.3 to Form 8-K filed December 8, 2008).
4.22	Fifteenth Supplemental Indenture, dated as of June 10, 2009, among Enterprise Products Operating LLC, as Issuer, Enterprise Products Partners L.P., as Parent Guarantor, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.3 to Form 8-K filed June 10, 2009).
4.23	Global Note representing $350.0 million principal amount of 6.375% Series B Senior Notes due 2013 with attached Guarantee (incorporated by reference to Exhibit 4.3 to Registration Statement on Form S-4, Reg. No. 333-102776, filed January 28, 2003).
4.24	Global Note representing $499.2 million principal amount of 6.875% Series B Senior Notes due 2033 with attached Guarantee (incorporated by reference to Exhibit 4.5 to Form 10-K filed March 31, 2003).
4.25	Global Notes representing $450.0 million principal amount of 7.50% Senior Notes due 2011 (incorporated by reference to Exhibit 4.1 to Form 8-K filed January 25, 2001).
4.26	Global Note representing $500.0 million principal amount of 4.00% Series B Senior Notes due 2007 with attached Guarantee (incorporated by reference to Exhibit 4.14 to Form S-3 Registration Statement Reg. No. 333-123150 filed on March 4, 2005).
4.27	Global Note representing $500.0 million principal amount of 5.60% Series B Senior Notes due 2014 with attached Guarantee (incorporated by reference to Exhibit 4.17 to Form S-3 Registration Statement Reg. No. 333-123150 filed on March 4, 2005).
4.28	Global Note representing $150.0 million principal amount of 5.60% Series B Senior Notes due 2014 with attached Guarantee (incorporated by reference to Exhibit 4.18 to Form S-3 Registration Statement Reg. No. 333-123150 filed on March 4, 2005).
4.29	Global Note representing $350.0 million principal amount of 6.65% Series B Senior Notes due 2034 with attached Guarantee (incorporated by reference to Exhibit 4.19 to Form S-3 Registration Statement Reg. No. 333-123150 filed on March 4, 2005).
4.30	Global Note representing $500.0 million principal amount of 4.625% Series B Senior Notes due 2009 with attached Guarantee (incorporated by reference to Exhibit 4.27 to Form 10-K for the year ended December 31, 2004 filed on March 15, 2005).

Exhibit
Number		Exhibit*

4.31		Global Note representing $250.0 million principal amount of 5.00% Series B Senior Notes due 2015 with attached Guarantee (incorporated by reference to Exhibit 4.31 to Form 10-Q filed on November 4, 2005).
4.32		Global Note representing $250.0 million principal amount of 5.75% Series B Senior Notes due 2035 with attached Guarantee (incorporated by reference to Exhibit 4.32 to Form 10-Q filed on November 4, 2005).
4.33		Global Note representing $500.0 million principal amount of 4.95% Senior Notes due 2010 with attached Guarantee (incorporated by reference to Exhibit 4.47 to Form 10-Q filed November 4, 2005).
4.34		Form of Junior Subordinated Note, including Guarantee (incorporated by reference to Exhibit 4.2 to Form 8-K filed July 19, 2006).
4.35		Global Note representing $800.0 million principal amount of 6.30% Senior Notes due 2017 with attached Guarantee (incorporated by reference to Exhibit 4.38 to Form 10-Q filed November 9, 2007).
4.36		Form of Global Note representing $400.0 million principal amount of 5.65% Senior Notes due 2013 with attached Guarantee (incorporated by reference to Exhibit 4.3 to Form 8-K filed April 3, 2008).
4.37		Form of Global Note representing $700.0 million principal amount of 6.50% Senior Notes due 2019 with attached Guarantee (incorporated by reference to Exhibit 4.4 to Form 8-K filed April 3, 2008).
4.38		Form of Global Note representing $500.0 million principal amount of 9.75% Senior Notes due 2014 with attached Guarantee (incorporated by reference to Exhibit 4.3 to Form 8-K filed December 8, 2008).
4.39		Form of Global Note representing $500.0 million principal amount of 4.60% Senior Notes due 2012 with attached Guarantee (incorporated by reference to Exhibit 4.3 to Form 8-K filed June 10, 2009).
4.40		Replacement Capital Covenant, dated May 24, 2007, executed by Enterprise Products Operating L.P. and Enterprise Products Partners L.P. in favor of the covered debtholders described therein (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by Enterprise Products Partners L.P. on May 24, 2007).
4.41		First Amendment to Replacement Capital Covenant dated August 25, 2006, executed by Enterprise Products Operating L.P. in favor of the covered debtholders described therein (incorporated by reference to Exhibit 99.2 to Form 8-K filed August 25, 2006).
4	.42#	Form of Seventeenth Supplemental Indenture among Enterprise Products Operating LLC, as Issuer, Enterprise Products Partners L.P., as Parent Guarantor, and Wells Fargo Bank, National Association, as Trustee.
4	.43#	Form of Global Note representing $500.0 million principal amount of 7.625% Senior Notes due 2012 with attached Guarantee (included in Exhibit 4.42).
4	.44#	Form of Global Note representing $200.0 million principal amount of 6.125% Senior Notes due 2013 with attached Guarantee (included in Exhibit 4.42).
4	.45#	Form of Global Note representing $250.0 million principal amount of 5.90% Senior Notes due 2013 with attached Guarantee (included in Exhibit 4.42).
4	.46#	Form of Global Note representing $350.0 million principal amount of 6.65% Senior Notes due 2018 with attached Guarantee (included in Exhibit 4.42).
4	.47#	Form of Global Note representing $400.0 million principal amount of 7.55% Senior Notes due 2038 with attached Guarantee (included in Exhibit 4.42).
4	.48#	Form of Eighteenth Supplemental Indenture among Enterprise Products Operating LLC, as Issuer, Enterprise Products Partners L.P., as Parent Guarantor, and Wells Fargo Bank, National Association, as Trustee.
4	.49#	Form of Global Note representing $300.0 million principal amount of 7.00% fixed/floating rate junior subordinated notes due 2067 (included in Exhibit 4.48).
4	.50#	Form of Replacement Capital Covenant among Enterprise Products Operating LLC and Enterprise Products Partners L.P. in favor of the covered debtholders described therein (attached as Annex C to the prospectus forming a part of this registration statement).

Exhibit
Number		Exhibit*

5	.1#	Opinion of Andrews Kurth LLP as to the legality of the securities being registered.
8	.1#	Opinion of Andrews Kurth LLP as to certain tax matters.
10.1		Transportation Contract between Enterprise Products Operating L.P. and Enterprise Transportation Company dated June 1, 1998 (incorporated by reference to Exhibit 10.3 to Registration Statement Form S-1/A filed July 8, 1998).
10	.2***	Enterprise Products 1998 Long-Term Incentive Plan, amended and restated as of November 5, 2007 (incorporated by reference to Exhibit 10.1 to Form 10-Q filed November 9, 2007).
10	.3***	Form of Option Grant Award under Enterprise Products 1998 Long-Term Incentive Plan for awards issued after May 7, 2008 (incorporated by reference to Exhibit 10.4 to Form 10-Q filed May 12, 2008).
10.4		Amendment to Form of Option Grant Award under Enterprise Products 1998 Long-Term Incentive Plan for awards issued after April 10, 2007 but before May 7, 2008 (incorporated by reference to Exhibit 10.5 to Form 10-Q filed May 12, 2008).
10	.5***	Form of Restricted Unit Grant under the Enterprise Products 1998 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.3 to Form 10-Q filed November 9, 2007).
10	.6***	Agreement of Limited Partnership of EPE Unit L.P., dated August 23, 2005 (incorporated by reference to Exhibit 10.2 to Form 8-K filed by Enterprise GP Holdings L.P., Commission file no. 1-32610, on September 1, 2005).
10	.7***	First Amendment to Agreement of Limited Partnership of EPE Unit L.P. dated August 7, 2007 (incorporated by reference to Exhibit 10.3 to Form 10-Q filed by Duncan Energy Partners L.P. on August 8, 2007).
10	.8***	Second Amendment to Agreement of Limited Partnership of EPE Unit L.P. dated July 1, 2008 (incorporated by reference to Exhibit 10.1 to Form 8-K filed by Enterprise GP Holdings L.P. on July 7, 2008).
10	.9***	Agreement of Limited Partnership of EPE Unit L.P. dated December 3, 2006 (incorporated by reference to Exhibit 10.13 to Form 10-K filed on February 28, 2007).
10	.10***	First Amendment to Agreement of Limited Partnership of EPE Unit II, L.P. dated August 7, 2007 (incorporated by reference to Exhibit 10.4 to Form 10-Q filed by Duncan Energy Partners L.P. on August 8, 2007).
10	.11***	Second Amendment to Agreement of Limited Partnership of EPE Unit II, L.P. dated July 1, 2008 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by Enterprise GP Holdings L.P. on July 7, 2008).
10	.12***	Agreement of Limited Partnership of EPE Unit III, L.P. dated May 7, 2007 (incorporated by reference to Exhibit 10.6 to Form 8-K filed by Enterprise GP Holdings L.P. on May 10, 2007).
10	.13***	First Amendment to Agreement of Limited Partnership of EPE Unit III, L.P. dated August 7, 2007 (incorporated by reference to Exhibit 10.5 to Form 10-Q filed by Duncan Energy Partners L.P. on August 8, 2007).
10	.14***	Second Amendment to Agreement of Limited Partnership of EPE Unit III, L.P. dated July 1, 2008 (incorporated by reference to Exhibit 10.3 to the Current Report Form 8-K filed by Enterprise GP Holdings L.P. on July 7, 2008).
10.15		Agreement of Limited Partnership of EPE Unit L.P. dated February 20, 2008 (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on February 26, 2008).
10.16		Agreement of Limited Partnership of EPCO Unit L.P. dated November 13, 2008 (incorporated by reference to Exhibit 10.5 to the Form 8-K filed on November 18, 2008).
10	.17***	Enterprise Products Company 2005 EPE Long-Term Incentive Plan (amended and restated) (incorporated by reference to Exhibit 10.1 to Form 8-K filed by Enterprise GP Holdings L.P. on May 8, 2006).
10	.18***	Form of Restricted Unit Grant under the Enterprise Products Company 2005 EPE Long-Term Incentive Plan (incorporated by reference to Exhibit 10.29 to Amendment No. 3 to Form S-1 Registration Statement (Reg. No. 333-124320) filed by Enterprise GP Holdings L.P. on August 11, 2005).

Exhibit
Number		Exhibit*

10	.19***	Form of Phantom Unit Grant under the Enterprise Products Company 2005 EPE Long-Term Incentive Plan (incorporated by reference to Exhibit 10.30 to Amendment No. 3 to Form S-1 Registration Statement (Reg. No. 333-124320) filed by Enterprise GP Holdings L.P. on August 11, 2005).
10	.20***	Form of Unit Appreciation Right Grant (Enterprise Products GP, LLC Directors) based upon the Enterprise Products Company 2005 EPE Long-Term Incentive Plan (incorporated by reference to Exhibit 10.3 to Form 8-K filed by Enterprise GP Holdings L.P. on May 8, 2006).
10	.21***	Amended and Restated Enterprise Products 2008 Long-Term Incentive Plan (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-8 filed on May 6, 2008).
10	.22***	Form of Restricted Unit Grant under the Amended and Restated Enterprise Products 2008 Long-Term Incentive Plan (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-8 filed on May 6, 2008).
10	.23***	Form of Option Grant under the Amended and Restated Enterprise Products 2008 Long-Term Incentive Plan (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-8 filed on May 6, 2008).
10.24		Fifth Amended and Restated Administrative Services Agreement by and among EPCO, Inc., Enterprise GP Holdings L.P., EPE Holdings, LLC, Enterprise Products Partners L.P., Enterprise Products Operating LLC, Enterprise Products GP, LLC, Enterprise Products OLPGP, Inc., DEP Holdings, LLC, Duncan Energy Partners L.P., DEP Operating Partnership L.P., TEPPCO Partners, L.P., Texas Eastern Products Pipeline Company, LLC, TE Products Pipeline Company, LLC, TEPPCO Midstream Companies, LLC, TCTM, L.P. and TEPPCO GP, Inc. dated effective as of January 30, 2009 (incorporated by reference to Exhibit 10.1 to Form 8-K filed February 5, 2009).
10.25		Omnibus Agreement, dated as of February 5, 2007 by and among Enterprise Products Operating L.P., DEP Holdings, LLC, Duncan Energy Partners L.P., DEP OLPGP, LLC, DEP Operating Partnership, L.P., Enterprise Lou-Tex Propylene Pipeline L.P., Sabine Propylene Pipeline L.P., Acadian Gas, LLC, Mont Belvieu Caverns, LLC, South Texas NGL Pipelines, LLC (incorporated by reference to Exhibit 10.19 to Form 8-K filed by Duncan Energy Partners L.P. on February 5, 2007).
10.26		Amended and Restated Omnibus Agreement dated as of December 8, 2008 among Enterprise Products Operating LLC, DEP Holdings, LLC, Duncan Energy Partners L.P., DEP OLPGP, LLC, DEP Operating Partnership, L.P., Enterprise Lou-Tex Propylene Pipeline L.P., Sabine Propylene Pipeline L.P., Acadian Gas, LLC, Mont Belvieu Caverns, LLC, South Texas NGL Pipelines, LLC, Enterprise Holding III, L.L.C., Enterprise Texas Pipeline, LLC, Enterprise Intrastate, L.P. and Enterprise GC, LP (incorporated by reference to Exhibit 10.6 of Form 8-K filed by Duncan Energy Partners L.P. on December 8, 2008).
10.27		Contribution, Conveyance and Assumption Agreement dated as of February 5, 2007, by and among Enterprise Products Operating L.P., DEP Holdings, LLC, Duncan Energy Partners L.P., DEP OLPGP, LLC and DEP Operating Partnership, L.P. (incorporated by reference to Exhibit 10.1 to Form 8-K filed by Duncan Energy Partners L.P. on February 5, 2007).
10.28		Contribution, Conveyance and Assumption Agreement dated as of December 8, 2008 by and among Duncan Energy Partners L.P., DEP OLPGP, LLC, DEP Operating Partnership, L.P., Enterprise GTM Holdings L.P. and Enterprise Holding III, L.L.C. (incorporated by reference to Exhibit 10.2 of Form 8-K filed by Duncan Energy Partners L.P. on December 8, 2008).
10.29		Purchase and Sale Agreement dated as of December 8, 2008 by and among(a) Enterprise Products Operating LLC and Enterprise GTM Holdings L.P. as the Seller Parties and(b) Duncan Energy Partners L.P., DEP Holdings, LLC, DEP Operating Partnership, L.P. and DEP OLP GP, LLC as the Buyer Parties (incorporated by reference to Exhibit 10.1 of Form 8-K filed by Duncan Energy Partners L.P. on December 8, 2008).
10.30		Third Amended and Restated Agreement of Limited Partnership of Enterprise GC, L.P. dated as of December 8, 2008 (incorporated by reference to Exhibit 10.3 of Form 8-K filed by Duncan Energy Partners L.P. on December 8, 2008).
10.31		Fourth Amended and Restated Agreement of Limited Partnership of Enterprise Intrastate L.P. dated as of December 8, 2008 (incorporated by reference to Exhibit 10.4 of Form 8-K filed by Duncan Energy Partners L.P. on December 8, 2008).

Exhibit
Number		Exhibit*

10.32		Amended and Restated Company Agreement of Enterprise Texas Pipeline LLC dated as of December 8, 2008 (incorporated by reference to Exhibit 10.5 of Form 8-K filed by Duncan Energy Partners L.P. on December 8, 2008).
10.33		Unit Purchase Agreement, dated as of December 8, 2008, by and between Duncan Energy Partners L.P. and Enterprise Products Operating LLC (incorporated by reference to Exhibit 10.9 of Form 8-K filed by Duncan Energy Partners L.P. on December 8, 2008).
10.34		Agreement and Release, dated May 31, 2007, between EPCO, Inc. and Robert G. Phillips (incorporated by reference to Exhibit 10.3 to Form 10-Q filed on August 8, 2007).
10.35		Revolving Credit Agreement, dated as of January 5, 2007, among Duncan Energy Partners L.P., as borrower, Wachovia Bank, National Association, as Administrative Agent, The Bank of Nova Scotia and Citibank, N.A., as Co-Syndication Agents, JPMorgan Chase Bank, N.A. and Mizuho Corporate Bank, Ltd., as Co-Documentation Agents, and Wachovia Capital Markets, LLC, The Bank of Nova Scotia and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Book Runners (incorporated by reference to Exhibit 10.20 to Amendment No. 2 to Duncan Energy Partners L.P.’s Form S-1 Registration Statement (Reg. No. 333-138371) filed January 12, 2007).
10.36		First Amendment to Revolving Credit Agreement, dated as of June 30, 2007, among Duncan Energy Partners L.P., as borrower, Wachovia Bank, National Association, as Administrative Agent, The Bank of Nova Scotia and Citibank, N.A., as Co-Syndication Agents, JPMorgan Chase Bank, N.A. and Mizuho Corporate Bank, Ltd., as Co-Documentation Agents, and Wachovia Capital Markets, LLC, The Bank of Nova Scotia and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Book Runners (incorporated by reference to Exhibit 4.2 to Form 10-Q filed August 8, 2007 by Duncan Energy Partners).
10.37		Term Loan Credit Agreement dated as of November 12, 2008 among Enterprise Products Operating LLC, the financial institutions party thereto as lenders, Mizuho Corporate Bank, Ltd., as administrative agent, a lender and as sole lead arranger (incorporated by reference to Exhibit 10.1 to Form 8-K filed November 18, 2008).
10.38		Guaranty Agreement dated as of November 12, 2008 executed by Enterprise Products Partners L.P. in favor of Mizuho Corporate Bank, Ltd., as administrative agent (incorporated by reference to Exhibit 10.2 to Form 8-K filed November 18, 2008).
10.39		364-Day Revolving Credit Agreement dated as of November 17, 2008 among Enterprise Products Operating LLC, the financial institutions party thereto as lenders, The Royal Bank of Scotland plc, as administrative agent, and Barclays Bank plc, The Bank of Nova Scotia, DnB NOR Bank ASA and Wachovia Bank, National Association, as co-arrangers (incorporated by reference to Exhibit 10.3 to Form 8-K filed November 18, 2008).
10.40		Guaranty Agreement dated as of November 17, 2008 executed by Enterprise Products Partners L.P. in favor of The Royal Bank of Scotland plc, as administrative agent (incorporated by reference to Exhibit 10.4 to Form 8-K filed November 18, 2008).
10	.41*	Second Amended and Restated Limited Liability Company Agreement of Mont Belvieu Caverns, LLC, dated November 6, 2008 (incorporated by reference to Exhibit 10.4 to Form 10-Q filed by Duncan Energy Partners L.P. on November 10, 2008).
10.42		Term Loan Credit Agreement dated as of April 1, 2009 among Enterprise Products Operating LLC, the financial institutions party thereto as lenders, Mizuho Corporate Bank, Ltd., as administrative agent, a lender and as sole lead arranger (incorporated by reference to Exhibit 10.1 to Form 8-K filed April 2, 2009).
10.43		Guaranty Agreement dated as of April 1, 2009 executed by Enterprise Products Partners L.P. in favor of Mizuho Corporate Bank, Ltd., as administrative agent (incorporated by reference to Exhibit 10.2 to Form 8-K filed April 2, 2009).
10.44		Support Agreement dated as of June 28, 2009 among Enterprise Products Partners L.P., Enterprise GP Holdings L.P., DD Securities LLC, DFI GP Holdings, L.P., Duncan Family Interests Inc., Duncan Family Trust and Dan L. Duncan (incorporated by reference to Exhibit 10.1 to Form 8-K filed June 29, 2009).
10.45		Memorandum of Understanding dated June 28, 2009 (incorporated by reference to Exhibit 10.2 to Form 8-K filed June 29, 2009).

Exhibit
Number		Exhibit*

10.46		Stipulation and Agreement of Compromise, Settlement and Release, dated August 5, 2009 (incorporated by reference to Exhibit 10.3 to the Form 10-Q filed by TEPPCO Partners, L.P. on August 6, 2009).
10.47		Loan Agreement, dated August 5, 2009, by and between Enterprise Products Operating LLC, as Lender, and TEPPCO Partners, L.P., as Borrower (incorporated by reference to Exhibit 10.4 to the Form 10-Q filed by TEPPCO Partners, L.P. on August 6, 2009).
10.48		Limited Liability Company Agreement of Enterprise Products Operating LLC dated as of June 30, 2007 (incorporated by reference to Exhibit 3.3 to Form 10-Q filed on August 8, 2007).
10.49		Amended and Restated Agreement of Limited Partnership of Duncan Energy Partners L.P., dated February 5, 2007 (incorporated by reference to Exhibit 3.1 to Duncan Energy Partners L.P.’s Form 8-K filed February 5, 2007).
10.50		Amendment No. 1 to Amended and Restated Agreement of Limited Partnership of Duncan Energy Partners L.P. dated as of December 27, 2007 (incorporated by reference to Exhibit 3.1 to Duncan Energy Partners L.P.’s Form 8-K/A filed on January 3, 2008).
10.51		Amended and Restated Credit Agreement dated as of June 29, 2005, among Cameron Highway Oil Pipeline Company, the Lenders party thereto, and SunTrust Bank, as Administrative Agent and Collateral Agent (incorporated by reference to Exhibit 4.1 to Form 8-K filed on July 1, 2005).
10.52		Common Unit Purchase Agreement, dated as of September 3, 2009, by and between Enterprise Partners L.P. and EPCO Holdings, Inc. (incorporated by reference to Exhibit 10.1 to Form 8-K on September 4, 2009).
12	.1#	Statement of computation of ratio of earnings to combined fixed charges.
21	.1#	List of subsidiaries as of August 7, 2009.
23	.1#	Consent of Deloitte & Touche LLP.
23	.2#	Consent of Deloitte & Touche LLP.
23	.3#	Consent of Deloitte & Touche LLP.
23	.4#	Consent of Andrews Kurth LLP (contained in Exhibit 5.1 hereto).
23	.5#	Consent of Andrews Kurth LLP (contained in Exhibit 8.1 hereto).
24	.1#	Powers of Attorney (contained in the Signature Page hereto).
25	.1#	Statement of Eligibility and Qualification of Wells Fargo Bank, N.A. with respect to the 7.625% Senior Notes due 2012, the 6.125% Senior Notes due 2013, the 5.90% Senior Notes due 2013, the 6.65% Senior Notes due 2018 and the 7.55% Senior Notes due 2038.
25	.2#	Statement of Eligibility and Qualification of Wells Fargo Bank, N.A. with respect to the 7.000% Fixed/Floating Rate Junior Subordinated Notes due June 1, 2067.
99	.1#	Form of Letter of Transmittal and Consent.
99	.2#	Form of Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

*	With respect to any exhibits incorporated by reference to any Exchange Act filings, the Commission file numbers for Enterprise Products Partners L.P., Duncan Energy Partners L.P. and Enterprise GP Holdings L.P. are 1-14323, 1-33266 and 1-32610, respectively.

***	Identifies management contract and compensatory plan arrangements.

#	Filed with this registration statement.